                                                                     EXHIBIT 4.1


                            GREENPOINT CREDIT, LLC,

                         CONTRACT SELLER AND SERVICER,


                                      and


                        BANK ONE, NATIONAL ASSOCIATION,

                                    TRUSTEE


                        POOLING AND SERVICING AGREEMENT
                                (Series 2000-3)

                            Dated as of May 1, 2000


                 GreenPoint Manufactured Housing Contract Trust
                    Pass-Through Certificates, Series 2000-3
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                               TABLE OF CONTENTS
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ARTICLE I      DEFINITIONS............................................................................................     1
     Section 1.01 Terms...............................................................................................     1
     Section 1.02 Construction........................................................................................    33
ARTICLE II     CONVEYANCE OF CONTRACTS, REPRESENTATIONS AND WARRANTIES................................................    33
     Section 2.01 Conveyance of Contracts.............................................................................    33
     Section 2.02 Filing and Assignment, Name Change or Relocation....................................................    34
     Section 2.03 Acceptance by Trustee...............................................................................    35
     Section 2.04 Certificate Ratings.................................................................................    35
     Section 2.05 Representations and Warranties Regarding the Servicer...............................................    36
     Section 2.06 Covenants of the Contract Seller, Trustee and Servicer..............................................    37
     Section 2.07 Authentication and Delivery of Certificates.........................................................    37
     Section 2.08 Covenants of the Servicer...........................................................................    37
     Section 2.09 Covenants of the Contract Seller....................................................................    38
ARTICLE III    REPRESENTATIONS AND WARRANTIES BY THE CONTRACT SELLER..................................................    38
     Section 3.01 Representations and Warranties of the Contract Seller...............................................    38
     Section 3.02 Representations and Warranties Regarding Each Contract..............................................    39
     Section 3.03 Representations and Warranties Regarding the Contracts in the Aggregate.............................    43
     Section 3.04 Representations and Warranties Regarding the Contracts..............................................    44
     Section 3.05 Repurchases of Contracts or Substitution of Contracts for Breach of
             Representations and Warranties...........................................................................    44
     Section 3.06 General.............................................................................................    47
ARTICLE IV     ADMINISTRATION AND SERVICING OF CONTRACTS..............................................................    48
     Section 4.01 Responsibility for Contract Administration and Servicing............................................    48
     Section 4.02 Standard of Care....................................................................................    48
     Section 4.03 Records.............................................................................................    49
     Section 4.04 Inspection..........................................................................................    49
     Section 4.05 Establishment of and Deposits in Certificate Account................................................    49
     Section 4.06 Payment of Taxes....................................................................................    51
     Section 4.07 Enforcement.........................................................................................    51
     Section 4.08 Transfer of Certificate Account.....................................................................    52
     Section 4.09 Maintenance of Hazard Insurance Policies............................................................    52
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                               TABLE OF CONTENTS
                                  (continued)

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     Section 4.10 Fidelity Bond and Errors and Omissions Insurance....................................................    54
     Section 4.11 Collections under Hazard Insurance Policies, Consent to Transfers of Manufactured Homes,
               Assumption Agreements..................................................................................    54
     Section 4.12 Realization upon Defaulted Contracts................................................................    55
     Section 4.13 Costs and Expenses..................................................................................    55
     Section 4.14 Trustee to Cooperate................................................................................    56
     Section 4.15 Servicing and Other Compensation....................................................................    56
     Section 4.16 Custody of Contracts................................................................................    57
     Section 4.17 REMIC Compliance....................................................................................    59
     Section 4.18 Management of REO Property..........................................................................    63
     Section 4.19 Reports to the Securities and Exchange Commission...................................................    65
     Section 4.20 Annual Statement as to Compliance...................................................................    65
     Section 4.21 Annual Independent Public Accountants' Servicing Report.............................................    65
     Section 4.22 Retitling of Land Home Contracts....................................................................    66
     Section 4.23 Notice of Rating Change.............................................................................    66
ARTICLE V      PAYMENTS, MONTHLY ADVANCES AND MONTHLY REPORTS.........................................................    67
     Section 5.01 Monthly Advances by the Servicer....................................................................    67
     Section 5.02 Payments............................................................................................    68
     Section 5.03 Permitted Withdrawals from the Certificate Accounts.................................................    72
     Section 5.04 Monthly Reports.....................................................................................    73
     Section 5.05 Certificate of Servicing Officer....................................................................    78
     Section 5.06 Other Data..........................................................................................    78
     Section 5.07 Statements to Certificateholders....................................................................    78
     Section 5.08 Certificate Insurance Policy; Enhancement Payments; LOCs; Draw Amounts; Spread Account..............    79
ARTICLE VI     THE CERTIFICATES.......................................................................................    82
     Section 6.01 The Certificates....................................................................................    82
     Section 6.02 Certificate Register; Registration of Transfer and Exchange of Certificates.........................    83
     Section 6.03 Mutilated, Destroyed, Lost or Stolen Certificates...................................................    87
     Section 6.04 Persons Deemed Owners...............................................................................    87
     Section 6.05 Access to List of Certificateholders' Names and Addresses...........................................    88
     Section 6.06 Global Certificates.................................................................................    88
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                                       ii
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                               TABLE OF CONTENTS
                                  (continued)

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     Section 6.07 Notices to Depository...............................................................................    89
     Section 6.08 Definitive Certificates.............................................................................    89
ARTICLE VII    THE CONTRACT SELLER AND THE SERVICER...................................................................    90
     Section 7.01 Liabilities to Obligors.............................................................................    90
     Section 7.02 Servicer's Indemnities..............................................................................    90
     Section 7.03 Operation of Indemnities............................................................................    90
     Section 7.04 Merger or Consolidation of the Contract Seller or the Servicer......................................    90
     Section 7.05 Limitation on Liability of the Contract Seller, the Servicer and Others.............................    91
     Section 7.06 Assignment by Servicer..............................................................................    91
     Section 7.07 Successor to the Servicer...........................................................................    92
ARTICLE VIII   EVENTS OF DEFAULT......................................................................................    93
     Section 8.01 Events of Default...................................................................................    93
     Section 8.02 Waiver of Defaults..................................................................................    94
     Section 8.03 Trustee to Act, Appointment of Successor............................................................    94
     Section 8.04 Notification to Certificateholders..................................................................    95
     Section 8.05 Effect of Transfer..................................................................................    95
     Section 8.06 Transfer of the Account.............................................................................    95
     Section 8.07 Servicer Termination Events.........................................................................    96
ARTICLE IX     CONCERNING THE TRUSTEE.................................................................................    97
     Section 9.01 Duties of Trustee...................................................................................    97
     Section 9.02 Certain Matters Affecting the Trustee...............................................................    98
     Section 9.03 Trustee not Liable for Certificates or Contracts....................................................    99
     Section 9.04 Trustee May Own Certificates........................................................................    99
     Section 9.05 Servicer to Pay Fees and Expenses of Trustee, Paying Agent and
             Certificate of Administrator.............................................................................    99
     Section 9.06 Eligibility Requirements for Trustee................................................................   100
     Section 9.07 Resignation and Removal of the Trustee..............................................................   100
     Section 9.08 Successor Trustee...................................................................................   101
     Section 9.09 Merger or Consolidation of Trustee..................................................................   102
     Section 9.10 Appointment of Co-Trustee or Separate Trustee.......................................................   102
     Section 9.11 Appointment of Office or Agency.....................................................................   103
     Section 9.12 Certificate Administrator...........................................................................   103
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                               TABLE OF CONTENTS
                                  (continued)

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     Section 9.13 Appointment of Paying Agent.........................................................................    104
     Section 9.14 Determination of LIBOR; Auction Procedures..........................................................    104
ARTICLE X      TERMINATION............................................................................................    104
     Section 10.01 Termination........................................................................................    104
ARTICLE XI     MISCELLANEOUS PROVISIONS...............................................................................    109
     Section 11.01 Amendment..........................................................................................    109
     Section 11.02 Recordation of Agreement; Counterparts.............................................................    111
     Section 11.03 Governing Law......................................................................................    111
     Section 11.04 Calculations.......................................................................................    111
     Section 11.05 Notices............................................................................................    112
     Section 11.06 Severability of Provisions.........................................................................    113
     Section 11.07 Assignment.........................................................................................    113
     Section 11.08 Limitations on Rights of Certificateholders........................................................    113
     Section 11.09 Inspection and Audit Rights........................................................................    114
     Section 11.10 Certificates Nonassessable and Fully Paid..........................................................    114
     Section 11.11 Third Party Beneficiary; Extinguishment of Rights..................................................    114
     Section 11.12 Purchase Upon Conversion...........................................................................    115
     Section 11.13 Subservicer........................................................................................    115
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                                       iv

          This POOLING AND SERVICING AGREEMENT (Series 2000-3), dated as of May 1, 2000 (the "Agreement"), is executed by and between GreenPoint Credit, LLC, as the contract seller (in such capacity, the "Contract Seller") and the servicer (in such capacity together with its permitted successors, the "Servicer"), and Bank One, National Association, as trustee (together with its permitted successors in trust, the "Trustee").

          The Contract Seller and Servicer, have duly authorized the execution and delivery of this Agreement to provide for the issuance of GreenPoint Manufactured Housing Contract Trust, Pass-Through Certificates, Series 2000-3 (the "Certificates"). The Certificates issued hereunder shall be limited to the amount herein described. All covenants and agreements made by the Contract Seller herein are for the benefit and security of the Certificateholders. The Contract Seller is entering into this Agreement, and the Trustee is accepting the trusts created hereby for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

          In consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

Section 1.01    Terms.
                -----
     Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     Adverse REMIC Event:  As defined in Section 4.17(f) hereof.
     -------------------

     Advisor:  As defined in Section 10.01(b)(3) hereof.
     -------

     Affiliate:  As to any specified Person, any other Person controlling or
     ---------
controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" or "controlled" have meanings correlative to the foregoing.

     Aggregate Net Liquidation Losses:  With respect to the time of reference
     --------------------------------
thereto, the aggregate of the amounts by which (i) the outstanding principal balance of each Contract that during such time of reference had become a Liquidated Contract, plus accrued and unpaid interest thereon at the related Contract Rate to the Due Date for such Contract in the Collection Period in which such Contract became a Liquidated Contract exceeds (ii) the Net Liquidation Proceeds for such Contract.

     Agreement:  This Pooling and Servicing Agreement and any and all amendments
     ---------
or supplements hereto.

     Annual Servicing Rate:  1.00% per annum (or, in the case of a successor
     ---------------------
Servicer engaged at any time after GreenPoint is no longer the Servicer, the percentage agreed upon pursuant to Section 7.07).

     Assignment:  An individual assignment of a Mortgage, notice or transfer or
     ----------
equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale or transfer of the related Land Home Contract.

     Auction Agent:  The meaning assigned in the Auction Procedures.
     -------------

     Auction Agent Agreement:  The meaning assigned in the Auction Procedures.
     -----------------------

     Auction Agent Fee:  The meaning assigned in the Auction Agent Agreement.
     -----------------

     Auction Procedures:  The procedures set forth in Schedule I hereof by which
     ------------------
the Auction Rate is determined.

     Auction Rate:  The rate of interest per annum that results from
     ------------
implementation of the Auction Procedures and which is determined as described in
Section 2.1.1(c)(ii) of the Auction Procedures.

     Auction Termination Date:  As defined in Section 10.01(b) hereof.
     ------------------------

     Available Distribution Amount:  As to any Distribution Date and as to any
     -----------------------------
Group, the sum of (a) the amount on deposit or otherwise credited to the Certificate Account related to such Group as of the end of the Collection Period ending immediately prior to such Distribution Date, less the portion of such amount (i) permitted to be withdrawn by the Servicer in respect of such Group pursuant to Section 5.03 or (ii) constituting Excess Contract Payments for such Group, (b) the Monthly Advance for such Group for such Distribution Date actually made in respect of such Distribution Date and (c) with respect to the Group II Contracts, constituting the Class II A-2 Holdover Amount as of the immediately preceding Distribution Date.

     Average Sixty-Day Delinquency Ratio:  With respect to any Distribution
     -----------------------------------
Date, the arithmetic average of the Sixty-Day Delinquency Ratios for such Distribution Date and the two preceding Distribution Dates.

     Bank Agent:  The meaning assigned in the Insurance Agreement.
     ----------

     Broker Dealer Agreement:  The meaning assigned in the Auction Procedures.
     -----------------------

     Business Day:  Any day other than (i) a Saturday or a Sunday, or (ii) a day
     ------------
on which the New York Stock Exchange or banking institutions in the City of New York, New York, or the State of California or the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to be closed.

     Certificate:  Any of the GreenPoint Manufactured Housing Contract Trust
     -----------
Pass-Through Certificates, Series 2000-3.

     Certificate Account: The Group I Certificate Account and/or the Group II
     -------------------
Certificate Account, as applicable.

     Certificate Administrator:  The Person appointed by the Trustee from time
     -------------------------
to time pursuant to Section 9.12.

     Certificate Balance:  When used with respect to a single Class, the Class I
     -------------------
A Certificate Balance, Class I M-1 Certificate Balance, Class I M-2 Certificate Balance, Class I B-1 Certificate Balance, Class I B-2 Certificate Balance, Class II A-1 Certificate Balance or Class II A-2 Certificate Balance as applicable; and when used with respect to more than one Class of Certificates, the sum of the Class I A Certificate Balance, Class I M-1 Certificate Balance, Class I M-2 Certificate Balance, Class I B-1 Certificate Balance, Class I B-2 Certificate Balance, Class II A-1 Certificate Balance and Class II A-2 Certificate Balance, as applicable.

     Certificate Insurance Policy:  An unconditional and irrevocable certificate
     ----------------------------
insurance policy, in the form attached hereto as Exhibit H, to the Trustee for
                                                 -------
the benefit of the Class II A Certificateholders.

     Certificate of Interest Deficiency Demand:  The certificate, applicable to
     -----------------------------------------
the LOC Provider, delivered pursuant to Section 5.08(j) hereof and attached as Annex A to the Class I B-2 LOC.

     Certificate of P&I Deficiency Demand:  As defined in the Group II LOC.
     ------------------------------------

     Certificate of Principal Deficiency Demand:  The certificate, applicable to
     ------------------------------------------
the LOC Provider, delivered pursuant to Section 5.08(j) hereof and attached as Annex B to the Class I B-2 LOC.

     Certificate Owner:  With respect to a Global Certificate, the person that
     -----------------
is the beneficial owner of an interest in such Global Certificate.

     Certificate Register:  The register maintained pursuant to Section 6.02
     --------------------
hereof.

     Certificateholder or Holder:  The person in whose name a Certificate is
     -----------------    ------
registered in the Certificate Register (initially, Cede & Co., as nominee for the Depository, in the case of any Global Certificates), except that solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Contract Seller, the Servicer or any Affiliate of the Contract Seller or the Servicer shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained; provided, however, that if any such
                                       --------  -------
Person (including the Contract Seller) owns 100% of the Percentage Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision hereof that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder. The Trustee is entitled to rely conclusively on a certification of the Contract Seller, the Servicer or any Affiliate of the Contract Seller or the Servicer in determining which Certificates are registered in the name of an Affiliate of the Contract Seller or the Servicer.

     Class :  Any of the Class I A, Class I M-1, Class I M-2, Class I B-1, Class
     ------
I B-2, Class II A-1, Class II A-2 or Class R Certificates, as the case may be.

     Class A Certificates:  The Class I A Certificates, the Class II A-1
     --------------------
Certificates, and the Class II A-2 Certificates.

     Class A Pass-Through Rate: The Class I A Pass-Through Rate, Class II A-1
     -------------------------
Pass-Through Rate, and/or the Class II A-2 Pass-Through Rate, as applicable.

     Class I A Certificate:  Any one of the Certificates, executed and
     ---------------------
authenticated as provided herein, substantially in the form set forth in Exhibit B-1 and Exhibit C hereto.

     Class I A Certificate Balance:  At any time, the Initial Class I A
     -----------------------------
Certificate Balance minus the sum of all principal distributions previously made to the Class I A Certificateholders.

          Class I A Formula Principal Distribution Amount:  With respect to (i)
          -----------------------------------------------
a Distribution Date that is prior to the Cross-over Date, the Formula Principal Distribution Amount for the Group I Certificates, (ii) a Distribution Date as to which the Principal Distribution Tests are not satisfied, the Formula Principal Distribution Amount for the Group I Certificates and (iii) any other Distribution Date, the Class I A Percentage of the Formula Principal Distribution Amount for the Group I Certificates. For any Distribution Date, if the Class I A Formula Principal Distribution Amount exceeds the Class I A Certificate Balance less the Unpaid Class I A Principal Shortfall with respect to such Class and Distribution Date, then such excess shall be allocated to the Class I M-1 Formula Principal Distribution Amount.

     Class I A Distribution Amount:  As to any Distribution Date, the total
     -----------------------------
amount distributed to the Class I A Certificateholders pursuant to Section 5.02.

     Class I A Interest Distribution Amount:  As to any Distribution Date, an
     --------------------------------------
amount equal to the sum of (a) one month's interest at the Class I A Pass-Through Rate on the Class I A Certificate Balance as of such Distribution Date (after giving effect to the principal distributions on the previous Distribution
Date) and (b) any Class  I A Unpaid Interest Shortfall.

     Class I A Interest Shortfall:  As to any Distribution Date, any amount by
     ----------------------------
which the amount distributed to Holders of Class I A Certificates on such Distribution Date is less than the amount computed pursuant to clause (a) of the definition of "Class I A Interest Distribution Amount."

     Class I A Pass-Through Rate: The lesser of (a) 8.450% per annum and (b) the
     ---------------------------
Net Weighted Average Contract Rate on the Group I Contracts.

     Class I A Percentage:  With respect to any Distribution Date, the
     --------------------
percentage equivalent of a fraction (not to exceed one), the numerator of which is the Class I A Certificate Balance and the denominator of which is the sum of the Class I A Certificate Balance and the Class I M Adjusted Certificate Balance and Class I B Adjusted Certificate Balance, in each case determined as of the immediately preceding Distribution Date (or as of the Closing Date in the case of the first Distribution Date).

     Class I A Principal Shortfall:  With respect to any Distribution Date, the
     -----------------------------
excess of the Class I A Formula Principal Distribution Amount over the amount in respect of principal actually distributed to the Class I A Certificateholders on such Distribution Date.

     Class I A Unpaid Interest Shortfall:  As to any Distribution Date, the
     -----------------------------------
amount, if any, by which the aggregate of the Class I A Interest Shortfalls for prior Distribution Dates exceeds all prior distributions made pursuant to
Section 5.02 in respect of prior Class I A 1 Interest Shortfalls, plus accrued interest thereon (to the extent payment thereof is legally permissible) at the Class I A Pass-Through Rate on such amount with respect to such prior Distribution Dates.

     Class I B Adjusted Certificate Balance:  At any time, the sum of the Class
     --------------------------------------
I B-1 Adjusted Certificate Balance and the Class I B-2 Adjusted Certificate Balance.

     Class I B Certificate Balance:  As to any Distribution Date, the sum of the
     -----------------------------
Class I B-1 Certificate Balance and Class I B-2 Certificate Balance (before giving effect to the principal distributions on such Distribution Date).

     Class I B Certificates:  The Class I B-1 Certificates and the Class I B-2
     ----------------------
Certificates.

     Class I B Formula Principal Distribution Amount:  With respect to (i) a
     -----------------------------------------------
Distribution Date as of which the Class I A and Class I M Certificate Balances have not been reduced to zero and that is prior to the Cross-over Date, zero,
(ii) a Distribution Date as to which the Principal Distribution Tests are not satisfied and the Class I A and Class I M Certificate Balances have not been reduced to zero, zero, (iii) a Distribution Date as to which the Principal Distribution Tests are not satisfied and the Class I A and Class I M Certificate Balances have been reduced to zero, the Formula Principal Distribution Amount for the Group I Certificates and (iv) any other Distribution Date, the Class I B Percentage of the Formula Principal Distribution Amount for the Group I Certificates. On any Distribution Date, the Class I B Formula Principal Distribution Amount shall not exceed the applicable Class I B Certificate Balance less the applicable Unpaid Class I B Principal Shortfall with respect to such Class and such Distribution Date.

     Class I B Pass-Through Rate:  The Class I B-1 Pass-Through Rate or the
     ---------------------------
Class I B-2 Pass-Through Rate, as applicable.

     Class I B Percentage:  With respect to any Distribution Date, the
     --------------------
percentage equivalent of the fraction (which shall not be greater than one), the numerator of which is the aggregate of the Class I B-1 Adjusted Certificate Balance and the Class I B-2 Adjusted Certificate Balance and the denominator of which is the sum of the Class I A Certificate Balance, Class I M Adjusted Certificate Balance and Class I B Adjusted Certificate Balances, in each case determined as of the immediately preceding Distribution Date (or as of the Closing Date in the case of the first Distribution Date).

     Class I B-1 Adjusted Certificate Balance:  With respect to any Distribution
     ----------------------------------------
Date, the Class I B-1 Certificate Balance as of such Distribution Date minus the Class I B-1 Liquidation Loss Amount, if any.

     Class I B-1 Certificate:  Any one of the Certificates, executed and
     -----------------------
authenticated as provided herein, substantially in the form set forth in Exhibit
                                                                         -------
B-4 and Exhibit C hereto.
---     ---------

     Class I B-1 Certificate Balance:  At any time, the Initial Class I B-1
     -------------------------------
Certificate Balance minus the sum of all principal distributions previously made to the Class I B-1 Certificateholders.

     Class I B-1 Distribution Amount:  As to any Distribution Date, the total
     -------------------------------
amount distributed to the Class I B-1 Certificateholders pursuant to Section
5.02.

     Class I B-1 Interest Distribution Amount:  As to any Distribution Date, an
     ----------------------------------------
amount equal to the sum of (a) one month's interest at the Class I B-1 Pass-Through Rate on the Class I B-1 Adjusted Certificate Balance as of such Distribution Date (after giving effect to the principal distributions on the preceding Distribution Date) and (b) any Class I B-1 Unpaid Interest Shortfall.

     Class I B-1 Interest Shortfall:  As to any Distribution Date, any amount by
     ------------------------------
which the amount distributed to Holders of Class I B-1 Certificates on such Distribution Date is less than the amount computed pursuant to clause (a) of the definition of "Class I B-1 Interest Distribution Amount."

          Class I B-1 Liquidation Loss Amount:  With respect to any Distribution
          -----------------------------------
Date on or before the Distribution Date on which the Class I B-1 Adjusted Certificate Balance has been reduced to zero, the lesser of (i) the amount, if any, by which the sum of the Class I A, Class I M and Class I B-1 Certificate Balances exceeds the Group I Pool Scheduled Principal Balance and (ii) the Class I B-1 Certificate Balance, in each case after giving effect to all distributions of principal made on such Distribution Date.

     Class I B-1 Liquidation Loss Interest Amount:  With respect to any
     --------------------------------------------
Distribution Date, an amount equal to one month's interest at the Class I B-1 Pass-Through Rate on the Class I B-1 Liquidation Loss Amount, if any, for the immediately preceding Distribution Date.

     Class I B-1 Pass-Through Rate:  The lesser of (a) 9.25% per annum and (b)
     -----------------------------
the Net Weighted Average Contract Rate on the Group I Contracts.

     Class I B-1 Principal Shortfall:  With respect to any Distribution Date,
     -------------------------------
the excess, if any, of (A) the lesser of (i) the Class I B Formula Principal Distribution Amount for such Distribution Date and (ii) the Class I B-1 Adjusted Certificate Balance for such Distribution Date over (B) the amount in respect of principal actually distributed to the Class I B-1 Certificateholders on such Distribution Date.

     Class I B-1 Unpaid Interest Shortfall:  As to any Distribution Date, the
     -------------------------------------
amount, if any, by which the aggregate of the Class I B-1 Interest Shortfalls for prior Distribution Dates exceeds all prior distributions made pursuant to
Section 5.02 in respect of prior Class I B-1 Interest Shortfalls, plus accrued interest thereon (to the extent payment thereof is legally permissible) at the Class I B-1 Pass-Through Rate on such amount with respect to such prior Distribution Dates.

     Class I B-1 Unpaid Liquidation Loss Interest Shortfall:  With respect to
     ------------------------------------------------------
any Distribution Date, the amount, if any, by which the aggregate unreimbursed Class I B-1 Liquidation Loss Interest Amounts for one or more prior Distributions Dates exceeds the amount previously distributed to the Class I B-1 Certificateholders in respect of Class I B-1 Liquidation Loss Interest Amounts on one or more prior Distribution Dates.

     Class I B-2 Adjusted Certificate Balance:  With respect to any Distribution
     ----------------------------------------
Date, the Class I B-2 Certificate Balance as of such Distribution Date minus the Class I B-2 Liquidation Loss Amount, if any.

     Class I B-2 Certificate:  Any one of the Certificates, executed and
     -----------------------
authenticated as provided herein, substantially in the form set forth in Exhibit
                                                                         -------
B-5 and Exhibit C hereto.
---     ---------

     Class I B-2 Certificate Balance:  At any time, the Initial Class I B-2
     -------------------------------
Certificate Balance minus the sum of all principal distributions previously made to the Class I B-2 Certificateholders.

     Class I B-2 Distribution Amount:  As to any Distribution Date, the total
     -------------------------------
amount distributed to the Class I B-2 Certificateholders pursuant to Section
5.02.

     Class I B-2 Interest Distribution Amount:  As to any Distribution Date, an
     ----------------------------------------
amount equal to the sum of (a) one month's interest at the Class I B-2 Pass-Through Rate on the Class I B-2 Adjusted Certificate Balance as of such Distribution Date (after giving effect to the principal distributions on the preceding Distribution Date) and (b) any Class I B-2 Unpaid Interest Shortfall.

     Class I B-2 Interest Shortfall:  As to any Distribution Date, any amount by
     ------------------------------
which the amount distributed to Holders of Class I B-2 Certificates on such Distribution Date is less than the amount computed pursuant to clause (a) of the definition of "Class I B-2 Interest Distribution Amount."

     Class I B-2 Liquidation Loss Amount:  With respect to any Distribution Date
     -----------------------------------
on or before the Distribution Date on which the Class I B-2 Adjusted Certificate Balance has been reduced to zero, the lesser of (i) the amount, if any, by which the sum of the Class I A, Class I M and Class I B Certificate Balances exceeds the Group I Pool Scheduled Principal Balance and (ii) the Class I B-2 Certificate Balance, in each case after giving effect to all distributions of principal made on such Distribution Date.

     Class I B-2 Liquidation Loss Interest Amount:  With respect to any
     --------------------------------------------
Distribution Date, an amount equal to one month's interest at the Class I B-2 Pass-Through Rate on the Class I B-2 Liquidation Loss Amount, if any, for the immediately preceding Distribution Date.

     Class I B-2 LOC:  The unconditional and irrevocable letter of credit from
     ---------------
the LOC Provider to the Trustee for the benefit of the Class I B-2 Certificateholders, in the form attached hereto as Exhibit M-1.

     Class I B-2 Pass-Through Rate:  The lesser of (a) 9.25% per annum and (b)
     -----------------------------
the Net Weighted Average Contract Rate on the Group I Contracts.

     Class I B-2 Principal Shortfall:  With respect to any Distribution Date on
     -------------------------------
which the Class I B-2 Certificates are entitled to distributions of principal, the excess, if any, of the Class I B Formula Principal Distribution Amount for such Distribution Date over the amount in respect of principal actually distributed to the Class I B-2 Certificateholders on such Distribution Date.

     Class I B-2 Unpaid Interest Shortfall:  As to any Distribution Date, the
     -------------------------------------
amount, if any, by which the aggregate of the Class I B-2 Interest Shortfalls for prior Distribution Dates exceeds all prior distributions made pursuant to
Section 5.02 in respect of prior Class I B-2 Interest Shortfalls, plus accrued interest thereon (to the extent payment thereof is legally permissible) at the Class I B-2 Pass-Through Rate on such amount with respect to such prior Distribution Dates.

     Class I B-2 Unpaid Liquidation Loss Interest Shortfall:  With respect to
     ------------------------------------------------------
any Distribution Date, the amount, if any, by which the aggregate unreimbursed Class I B-2 Liquidation Loss Interest Amounts for one or more prior Distributions Dates exceeds the amount previously distributed to the Class I B-2 Certificateholders in respect of Class I B-2 Liquidation Loss Interest Amounts on one or more prior Distribution Dates.

     Class I M Adjusted Certificate Balance:  At any time, the sum of the Class
     --------------------------------------
I M-1 Adjusted Certificate Balance and the Class I M-2 Adjusted Certificate Balance.

     Class I M Certificate Balance:  As to any Distribution Date, the sum of the
     -----------------------------
Class I M-1 Certificate Balance and Class I M-2 Certificate Balance (before giving effect to the principal distributions on such Distribution Date).

     Class I M Certificates:  The Class I M-1 Certificates and the Class I M-2
     ----------------------
Certificates.

     Class I M-1 Adjusted Certificate Balance:  With respect to any Distribution
     ----------------------------------------
Date, the Class I M-1 Certificate Balance as of such Distribution Date minus the Class I M-1 Liquidation Loss Amount, if any.

     Class I M-1 Certificate:  Any one of the Certificates, executed and
     -----------------------
authenticated as provided herein, substantially in the form set forth in Exhibit
                                                                         -------
B-2 and Exhibit C hereto.
---     ---------

     Class I M-1 Certificate Balance:  At any time, the Initial Class I M-1
     -------------------------------
Certificate Balance minus the sum of all principal distributions previously made to the Class I M-1 Certificateholders.

     Class I M-1 Distribution Amount:  As to any Distribution Date, the total
     -------------------------------
amount distributed to the Class I M-1 Certificateholders pursuant to Section
5.02.

     Class I M-1 Formula Principal Distribution Amount:  With respect to (i) a
     -------------------------------------------------
Distribution Date as of which the Class I A Certificate Balance has not been reduced to zero and that is prior to the Cross-over Date, zero, (ii) a Distribution Date as to which the Principal Distribution Tests are not satisfied and the Class I A Certificate Balance has not been reduced to zero, zero, (iii) a Distribution Date as to which the Principal Distribution Tests are not satisfied and the Class I A Certificate Balance has been reduced to zero, the Formula Principal Distribution Amount for the Group I Certificates and (iv) any other Distribution Date, the Class I M-1 Percentage of the Formula Principal Distribution Amount for the Group I Certificates. On any Distribution Date, if the Class I M-1 Formula Principal Distribution Amount for the Group I Certificates exceeds the Class I M-1 Certificate Balance less the Unpaid Class I M Principal Shortfall with respect to such Class and Distribution Date, then such excess shall be allocated to the Class I M-2 Formula Principal Distribution Amount.

     Class I M-1 Interest Distribution Amount:  As to any Distribution Date, an
     ----------------------------------------
amount equal to the sum of (a) one month's interest at the Class I M-1 Pass-Through Rate on the Class I M-1 Adjusted Certificate Balance as of such Distribution Date (after giving effect to the principal distributions on the preceding Distribution Date) and (b) any Class I M-1 Unpaid Interest Shortfall.

     Class I M-1 Interest Shortfall:  As to any Distribution Date, any amount by
     ------------------------------
which the amount distributed to Holders of Class I M-1 Certificates on such Distribution Date is less than the amount computed pursuant to clause (a) of the definition of "Class I M-1 Interest Distribution Amount."

     Class I M-1 Liquidation Loss Amount:  With respect to any Distribution Date
     -----------------------------------
on or after the Distribution Date on which the Class I M-2 Adjusted Certificate Balance has been reduced to zero, the lesser of (i) the amount, if any, by which the sum of the Class A and Class I M-1 Certificate Balances exceeds the Group I Pool Scheduled Principal Balance and (ii) the Class I M-1 Certificate Balance, in each case after giving effect to all distributions of principal made on such Distribution Date.

     Class I M-1 Liquidation Loss Interest Amount:  With respect to any
     --------------------------------------------
Distribution Date, an amount equal to one month's interest at the Class I M-1 Pass-Through Rate on the Class I M-1 Liquidation Loss Amount, if any, for the immediately preceding Distribution Date.

     Class I M-1 Pass-Through Rate:  The lesser of (a) 9.010% per annum and (b)
     -----------------------------
the Net Weighted Average Contract Rate on the Group I Contracts.

     Class I M-1 Percentage:  With respect to any Distribution Date, the
     ----------------------
percentage derived from the fraction (which shall not be greater than one) the numerator of which is the Class I M-1 Adjusted Certificate Balance and the denominator of which is the sum of the Class I A Certificate Balance, the Class I M Adjusted Certificate Balance and the Class I B Adjusted Certificate Balance, in each case as of the immediately preceding Distribution Date (or as of the Closing Date in the case of the first Distribution Date).

     Class I M-1 Principal Shortfall:  With respect to any Distribution Date,
     -------------------------------
the excess, if any, of the Class I M-1 Formula Principal Distribution Amount over the amount in respect of principal actually distributed to the Class I M-1 Certificateholders on such Distribution Date.

     Class I M-1 Unpaid Interest Shortfall:  As to any Distribution Date, the
     -------------------------------------
amount, if any, by which the aggregate of the Class I M-1 Interest Shortfalls for prior Distribution Dates exceeds all prior distributions made pursuant to
Section 5.02 in respect of prior Class I M-1 Interest Shortfalls, plus accrued interest thereon (to the extent payment thereof is legally permissible) at the Class I M-1 Pass-Through Rate on such amount with respect to such prior Distribution Dates.

     Class I M-1 Unpaid Liquidation Loss Interest Shortfall:  With respect to
     ------------------------------------------------------
any Distribution Date, the amount, if any, by which the aggregate unreimbursed Class I M-1 Liquidation Loss Interest Amounts for one or more prior Distributions Dates exceeds the amount previously distributed to the Class I M-1 Certificateholders in respect of Class I M-1 Liquidation Loss Interest Amounts on one or more prior Distribution Dates.

     Class I M-2 Adjusted Certificate Balance:  With respect to any Distribution
     ----------------------------------------
Date, the Class I M-2 Certificate Balance as of such Distribution Date minus the Class I M-2 Liquidation Loss Amount, if any.

     Class I M-2 Certificates:  Any one of the Certificates, executed and
     ------------------------
authenticated as provided herein, substantially in the form set forth in Exhibit
                                                                         -------
B-3 and Exhibit C hereto.
---     ---------

     Class I M-2 Certificate Balance:  At any time, the Initial Class I M-2
     -------------------------------
Certificate Balance minus the sum of all principal distributions previously made to the Class I M-2 Certificateholders.

     Class I M-2 Distribution Amount:  As to any Distribution Date, the total
     -------------------------------
amount distributed to the Class I M-2 Certificateholders pursuant to Section
5.02.

     Class I M-2 Formula Principal Distribution Amount:  With respect to (i) a
     ---------------------------------------------------
Distribution Date as of which the Class I A and Class I M-1 Certificate Balances have not been reduced to zero and that is prior to the Cross-over Date, zero, (ii) a Distribution Date as to which the Principal Distribution Tests are not satisfied and the Class I A and Class I M-1 Certificate Balances have not been reduced to zero, zero, (iii) a Distribution Date as to which the Principal Distribution Tests are not satisfied and the Class I A and Class I M-1 Certificate Balance have been reduced to zero, the Formula Principal Distribution Amount for the Group I Certificates and (iv) any other Distribution Date, the Class I M-2 Percentage of the Formula Principal Distribution Amount for the Group I Certificates. On any Distribution Date, if the Class I M-2 Unpaid Shortfall exceeds the Class I M-2 Certificate Balance less the Unpaid Class I M-2 Formula Principal Distribution Amount with respect to such Class and Distribution Date, then such excess shall be allocated to the Class I B Formula Principal Distribution Amount.

     Class I M-2 Interest Distribution Amount:  As to any Distribution Date, an
     ----------------------------------------
amount equal to the sum of (a) one month's interest at the Class I M-2 Pass-Through Rate on the Class I M-2 Adjusted Certificate Balance as of such Distribution Date (after giving effect to the principal distributions on the preceding Distribution Date) and (b) any Class I M-2 Unpaid Interest Shortfall.

     Class I M-2 Interest Shortfall:  As to any Distribution Date, any amount by
     ------------------------------
which the amount distributed to Holders of Class I M-2 Certificates on such Distribution Date is less than the amount computed pursuant to clause (a) of the definition of "Class I M-2 Interest Distribution Amount."

          Class I M-2 Liquidation Loss Amount:  With respect to any Distribution
          -----------------------------------
Date on or after the Distribution Date on which the Class I B Adjusted Certificate Principal has been reduced to zero, the lesser of (i) the amount, if any, by which the sum of the Class I A, Class I M-1 and Class I M-2 Certificate Balances exceeds the Group I Pool Scheduled Principal Balance and (ii) the Class I M-2 Certificate Balance, in each case after giving effect to all distributions of principal made on such Distribution Date.

     Class I M-2 Liquidation Loss Interest Amount:  With respect to any
     --------------------------------------------
Distribution Date, an amount equal to one month's interest at the Class I M-2 Pass-Through Rate on the Class I M-2 Liquidation Loss Amount, if any, for the immediately preceding Distribution Date.

     Class I M-2 Pass-Through Rate:  The lesser of (a) 9.250% per annum and (b)
     -----------------------------
the Net Weighted Average Contract Rate on the Group I Contracts.

          Class I M-2 Percentage:  With respect to any Distribution Date, the
          ----------------------
percentage derived from the fraction (which shall not be greater than one) the numerator of which is the Class I M-2 Adjusted Certificate Balance and the denominator of which is the sum of the Class I A Certificate Balance, the Class I M Adjusted Certificate Balance and Class I B Adjusted Certificate Balance, in each case as of the immediately preceding Distribution Date (or as of the Closing Date in the case of the first Distribution Date).

     Class I M-2 Principal Shortfall:  With respect to any Distribution Date,
     -------------------------------
the excess, if any, of the Class I M-2 Formula Principal Distribution Amount over the amount in respect of principal actually distributed to the Class I M-2 Certificateholders on such Distribution Date.

     Class I M-2 Unpaid Interest Shortfall:  As to any Distribution Date, the
     -------------------------------------
amount, if any, by which the aggregate of the Class I M-2 Interest Shortfalls for prior Distribution Dates exceeds all prior distributions made pursuant to
Section 5.02 in respect of prior Class I M Interest Shortfalls, plus accrued interest thereon (to the extent payment thereof is legally permissible) at the Class I M-2 Pass-Through Rate on such amount with respect to such prior Distribution Dates.

     Class I M-2 Unpaid Liquidation Loss Interest Shortfall:  With respect to
     ------------------------------------------------------
any Distribution Date, the amount, if any, by which the aggregate unreimbursed Class I M-2 Liquidation Loss Interest Amounts for one or more prior Distributions Dates exceeds the amount previously distributed to the Class I M-2 Certificateholders in respect of Class I M-2 Liquidation Loss Interest Amounts on one or more prior Distribution Dates.

     Class  II A Certificate Balance:  On any date, the sum of the Class II A-1
     -------------------------------
Certificate Balance and the Class II A-2 Certificate Balance.

     Class II A-1 Certificate:  Any one of the Certificates, executed and
     ------------------------
authenticated as provided herein, substantially in the form set forth in Exhibit
                                                                         -------
B-6 and Exhibit C hereto.
---     ---------

     Class II A-1 Certificate Balance:  At any time, the Initial Class II A-1
     --------------------------------
Certificate Balance minus the sum of all principal distributions previously made to the Class II A-1 Certificateholders

     Class II A-1 Distribution Amount:  As to any Distribution Date, the total
     --------------------------------
amount distributed to the Class II A-1 Certificateholders pursuant to Section 5.02.

     Class II A-1 Formula Rate:  A per annum rate equal to the sum of (a) LIBOR
     -------------------------
and (b) 0.27%.

     Class II A-1 Interest Distribution Amount:  As to any Distribution Date, an
     -----------------------------------------
amount equal to the sum of (a) interest accrued during the related Interest Accrual Period at the Class II A-1 Pass-Through Rate on the Class II A-1 Certificate Balance as of such Distribution Date (after giving effect to the principal distributions on the preceding Distribution Date) and (b) any Class II A-1 Unpaid Interest Shortfall.

     Class II A-1 Interest Shortfall:  As to any Distribution Date, any amount
     -------------------------------
by which the amount distributed to Holders of Class II A-1 Certificates on such Distribution Date is less than the amount computed pursuant to clause (a) of the definition of "Class II A-1 Interest Distribution Amount."

     Class II A-1 Net Funds Cap Carryover Amount:  As of the First Distribution
     -------------------------------------------
Date, zero. On each subsequent Distribution Date, the sum of (A) if on such Distribution Date, the Class II A-1 Pass-Through Rate is based upon the Net Weighted Average Contract Rate on the Group II Contracts, the excess of (i) the lesser of (a) the product of (x) the Weighted Average Maximum Cap on the Group II Contracts and (y) the Class II A-1 Certificate Balance and (b) the amount of interest the Class II A-1 Certificates would otherwise be entitled to receive on such Distribution

Date had such rate been calculated at the Class II A-1 Formula Rate for such Distribution Date over (ii) the amount of interest payable on the Class II A-1 Certificates at the Net Weighted Average Contract Rate on the Group II Contracts for such Distribution Date and (B) the Class II A-1 Net Funds Cap Carryover Amount, together with accrued interest thereon at the Class II A-1 Pass-Through Rate in effect on such Distribution Date, for all previous Distribution Dates not previously distributed pursuant to clause 5.02(a)(B)(vi).

     Class II A-1 Pass-Through Rate:  The lesser of (a) the Class II A-1 Formula
     ------------------------------
Rate and (b) the Net Weighted Average Contract Rate on the Group II Contracts.

     Class II A-1 Unpaid Interest Shortfall:  As to any Distribution Date, the
     --------------------------------------
amount, if any, by which the aggregate of the Class II A-1 Interest Shortfalls for prior Distribution Dates exceeds all prior distributions made pursuant to
Section 5.02 in respect of prior Class II A-1 Interest Shortfalls, plus accrued interest thereon (to the extent payment thereof is legally permissible) at the Class II A-1 Pass-Through Rate on such amount with respect to such prior Distribution Dates.

     Class II A-2 Certificate:  Any one of the Certificates, executed and
     ------------------------
authenticated as provided herein, substantially in the form set forth in Exhibit
                                                                         -------
B-7 and Exhibit C hereto.
---     ---------

     Class II A-2 Certificate Balance:  At any time, the Initial Class II A-2
     --------------------------------
Certificate Balance minus the sum of all principal distributions previously made to the Class II A-2 Certificateholders.

     Class II A-2 Distribution Amount:  As to any Distribution Date, the total
     --------------------------------
amount distributed to the Class II A-2 Certificateholders pursuant to Section 5.02.

     Class II A-2 Formula Rate:  With respect to the First Distribution Date,
     -------------------------
6.599% per annum. With respect to all subsequent Distribution Dates, the Auction Rate established for such Distribution Date as determined pursuant to the Auction Procedures.

     Class II A-2 Holdover Amount:  On (i) the first Distribution Date on which
     ----------------------------
the Class II A-2 Certificateholders receive distributions of principal pursuant to Section 5.02(a)(B)(ii) hereof, zero, (ii) on each subsequent Distribution Date on which the Class II A-2 Certificateholders receive distributions of principal pursuant to Section 5.02(a)(B)(ii) hereof but prior to the Class II A-2 Pro Rata Date, an amount equal to the lesser of (i) $24,999.99 and (ii) the portion of the Formula Principal Distribution Amount required to be applied as a principal payment on the Class II A-2 Certificates that exceeds $25,000 or an integral multiple of $25,000 and (iii) on each Distribution Date on and after the Class II A-2 Pro Rata Date, zero.

     Class II A-2 Interest Distribution Amount:  As to any Distribution Date, an
     -----------------------------------------
amount equal to the sum of (a) interest accrued during the related Interest Accrual Period at the Class II A-2 Pass-Through Rate on the Class II A-2 Certificate Balance as of such Distribution Date (after giving effect to the principal distributions on the preceding Distribution Date) and (b) any Class II A-2 Unpaid Interest Shortfall.

     Class II A-2 Interest Shortfall:  As to any Distribution Date, any amount
     -------------------------------
by which the amount distributed to Holders of Class II A-2 Certificates on such Distribution Date is less than the amount computed pursuant to clause (a) of the definition of "Class II A-2 Interest Distribution Amount."

     Class II A-2 Net Funds Cap Carryover Amount:  As of the First Distribution
     -------------------------------------------
Date, zero. On each subsequent Distribution Date, the sum of (A) if on such Distribution Date, the Class II A-2 Pass-Through Rate is based upon the Net Weighted Average Contract Rate on the Group II Contracts, the excess of (i) the lesser of (a) the product of (i) the Weighted Average Maximum Cap on the Group II Contracts and (ii) the Class II A-2 Certificate Balance and (b) the amount of interest the Class II A-2 Certificates would otherwise be entitled to receive on such Distribution Date had such rate been calculated at the Class II A-2 Formula Rate for such Distribution Date over (ii) the amount of interest payable on the Class II A-2 Certificates at the Net Weighted Average Contract Rate on the Group II Contracts for such Distribution Date and (B) the Class II A-2 Net Funds Cap Carryover Amount, together with accrued interest thereon at Class II A-2 Pass-Through Rate in effect on such Distribution Date, for all previous Distribution Dates not previously distributed pursuant to clause 5.02(a)(B)(vi).

     Class II A-2 Pass-Through Rate:  The lesser of (a) the Class II A-2 Formula
     ------------------------------
Rate and (b) the Net Weighted Average Contract Rate on the Group II Contracts.

     Class II A-2 Pro Rata Date:  The date, if any, upon which the Class II A-2
     --------------------------
Certificates are no longer held in book-entry form or the Certificate Balance of each outstanding Class II A-2 Certificate is less than $25,000.

     Class II A-2 Unpaid Interest Shortfall:  As to any Distribution Date, the
     --------------------------------------
amount, if any, by which the aggregate of the Class II A-2 Interest Shortfalls for prior Distribution Dates exceeds all prior distributions made pursuant to
Section 5.02 in respect of prior Class II A-2 Interest Shortfalls, plus accrued interest thereon (to the extent payment thereof is legally permissible) at the Class II A-2 Pass-Through Rate on such amount with respect to such prior Distribution Dates.

     Class R Certificate:  Any one of the Certificates, executed and
     -------------------
authenticated as provided herein, substantially in the form set forth in Exhibit
                                                                         -------
D hereto.
-

     Closing Date:  May 18, 2000.
     ------------

     Code:  The Internal Revenue Code of 1986, including any successor or
     ----
amendatory provisions.

     Collected Scheduled Payments: :  With respect to any Group and as to any
     ----------------------------
Distribution Date, (a) the amount on deposit in the Certificate Account for such Group as of the end of the related Collection Period, less (b) the sum of (i) the aggregate of all Partial Prepayments collected with respect to such Group during such Collection Period, (ii) the aggregate of all payments collected with respect to such Group during such Collection Period on Contracts that were prepaid in full during such Collection Period (less the aggregate of the Scheduled Payments due on such Contracts that were delinquent as of the beginning of such Collection Period and recovered out of such collections),
(iii) the aggregate of the Net Liquidation Proceeds collected with respect to such Group in respect of all Contracts that became Liquidated Contracts during such Collection Period (less the aggregate of Scheduled Payments due on such Contracts that were delinquent at the beginning of such Collection Period and recovered out of such collections and less any Repossession Profits collected during such Collection Period), (iv) the aggregate of the Repurchase Prices of all Contracts in such Group that were repurchased by the Contract Seller pursuant to Section 3.05 (less the aggregate of Scheduled Payments due on such Contracts that were delinquent at the beginning of such Collection Period and recovered out of such collections), (v) the amounts permitted to be withdrawn by the Servicer from the applicable Certificate Account pursuant to clauses (i),
(ii), (iii), (iv), (v) and (vii) of Section 5.03, and (vi) amounts representing Excess Contract Payments relating to such Group.

     Collection Period:  With respect to the Group I Certificates and Class II
     -----------------
A-1 Certificates and any Distribution Date, the calendar month preceding the month of that Distribution Date; and with respect to the Class II A-2 Certificates and any Distribution Date, the second preceding calendar month before the month of that Distribution Date.

     Computer Tape:  The computer tape generated by the Servicer on behalf of
     -------------
the Contract Seller which provides information relating to the Contracts sold by the Contract Seller, and includes the master file and the history file.

     Contract:  Any one of the manufactured housing installment sale contracts
     --------
or installment loan agreements, including any Land Home Contracts, described in the Contract Schedule and constituting part of the corpus of the Trust Fund, which Contracts are to be sold and assigned by the Contract Seller to the Trustee and which are the subject of this Agreement. The Contracts include all related security interests and any and all rights to receive payments which are due pursuant thereto from and after the Cut-Off Date, but exclude any rights to receive payments which were due pursuant thereto prior to the Cut-Off Date.

     Contract File:  As to each Contract other than a Land Home Contract, (a)
     -------------
the original copy of the Contract, (b) the original title document issued to the Contract Seller or BankAmerica Housing Services as secured lender or agent therefor for the related Manufactured Home, unless the laws of the jurisdiction in which the related Manufactured Home is located do not provide for the issuance of any title documents for manufactured housing to secured lenders, (c) evidence of one or more of the following types of perfection of the security interest in favor of the Contract Seller or BankAmerica Housing Services as secured lender or agent therefor in the related Manufactured Home granted by such Contract, as appropriate: (1) notation of such security interest on the title document, (2) a financing statement meeting the requirements of the UCC, with evidence of filing in the appropriate offices indicated thereon, or (3) such other evidence of perfection of a security interest in a manufactured housing unit as is customary in such jurisdiction, (d) the assignment of the Contract from the manufactured housing dealer to the Contract Seller or BankAmerica Housing Services, if any, including any intervening assignments, and
(e) any extension, modification or waiver agreement(s).

     Contract Pool:  The pool of Contracts held in the Trust Fund.
     -------------

     Contract Rate:  With respect to each Contract, the per annum rate of
     -------------
interest borne by such Contract, as set forth in such Contract.

     Contract Schedule:  The Group I Contract Schedule and the Group II Contract
     -----------------
Schedule.

     Contract Seller:  GreenPoint.
     ---------------

     Corporate Trust Office:  The principal corporate trust office of the
     ----------------------
Trustee at which, at any particular time, its corporate trust business shall be administered, which office at the date of execution of this Agreement is located at 1 Bank One Plaza, 9th Floor, Suite IL1-0126, Chicago, Illinois 60670-0126,
Attention: Global Corporate Trust Services, except that for purposes of

Section 9.11, such term shall mean the office or agency of the Trustee in the Borough of Manhattan, the City of New York, which office at the date hereof is located at 14 Wall Street, Eighth Floor, New York, New York 10005.

     Cross-over Date:  The later of (a) the Distribution Date occurring in June
     ---------------
2004 or (b) the first Distribution Date on which the percentage equivalent of a fraction (which shall not be greater than 1) the numerator of which is the sum of the Class I M Adjusted Certificate Balance, the Class I B Adjusted Certificate Balance and the denominator of which is the Group I Pool Scheduled Principal Balance, equals or exceeds 1.5 times the percentage equivalent of a fraction (which shall not be greater than 1) the numerator of which is the sum of the Initial Class I M-1 Certificate Balance, the Initial Class I M-2 Certificate Balance, the Initial Class I B-1 Certificate Balance and the Initial Class I B-2 Certificate Balance, and the denominator of which is the Cut-Off Date Group I Pool Balance.

Cumulative Realized
-------------------
Loss Test:  With respect to any Distribution Date and the Group I Contracts, the
---------
following:

          (i) if such Distribution Date occurs between May 1, 2004 and April 30, 2005, the Cumulative Realized Loss Test will be satisfied if Cumulative Realized Losses as of such Distribution Date are less than or equal to 7.5% of the Cut-Off Date Pool Principal Balance;

          (ii) if such Distribution Date occurs between May 1, 2005 and April 30, 2006, the Cumulative Realized Loss Test will be satisfied if Cumulative Realized Losses as of such Distribution Date are less than or equal to 8.5% of the Cut-Off Date Pool Principal Balance;

          (iii) if such Distribution Date occurs between May 1, 2006 and April 30, 2007, the Cumulative Realized Loss Test will be satisfied if Cumulative Realized Losses as of such Distribution Date are less than or equal to 9.5% of the Cut-off Date Pool Principal Balance;

          (iv) if such Distribution Date occurs on or after May 1, 2007, the Cumulative Realized Loss Test will be satisfied if Cumulative Realized Losses as of such Distribution Date are less than or equal to 11.0% of the Cut-off Date Pool Principal Balance.

     Cumulative Realized Losses:  As to any Distribution Date and each Group,
     --------------------------
the Aggregate Net Liquidation Losses for the period from the Cut-Off Date through the end of the Collection Period preceding the month of such Distribution Date.

     Current Realized Loss Ratio:  As to any Distribution Date and each Group,
     ---------------------------
the annualized percentage equivalent of the fraction, the numerator of which is the sum of the Aggregate Net Liquidation Losses for such Group for the three preceding Collection Periods related to such Distribution Date and the denominator of which is the arithmetic average of the Group I Pool Scheduled Balance or Group II Pool Scheduled Balance, as applicable, for such Distribution Date and the preceding two Distribution Dates.

     Cut-Off Date:  With respect to each Contract, the later of the close of
     ------------
business (i) on April 30, 2000 and (ii) the date of origination of the such Contract.

     Cut-Off Date Pool Principal Balance:  $719,166,228.92.
     -----------------------------------

     Cut-Off Date Group I Pool Balance:  $438,509,311.22.
     ---------------------------------

     Cut-Off Date Group II Pool Balance:  $280,656,917.60.
     ----------------------------------

     Deficiency:  With respect to any Contract that is a Liquidated Contract,
     ----------
the amount by which (i) the outstanding principal balance of such Contract, plus accrued and unpaid interest thereon at the related Contract Rate to the Due Date for such Contract in the Collection Period in which such Contract became a Liquidated Contract exceeds (ii) the Net Liquidation Proceeds for such Contract.

     Deficiency Amount:  With respect to any Contract, the amount, if any, that
     -----------------
the Servicer collects directly from the Obligor with respect to any Deficiency.

     Deficiency Event:  On any Distribution Date as to which, after the
     ----------------
application of funds pursuant to Section 5.02(a)(B), the sum of the Group II Pool Scheduled Principal Balance and the amount on deposit in respect of the Class II A-2 Holdover Amount in the Group II Certificate Account is less than the Class II A Certificate Balance.

     Deficiency Percentage: 35%.
     ---------------------

     Definitive Certificates:  As defined in Section 6.08.
     -----------------------

     Denomination:  With respect to each Regular Certificate, the amount set
     ------------
forth on the face thereof as the "Initial Principal Balance of this Certificate." With respect to each Class R Certificate, the Percentage Interest appearing on the face thereof.

     Depository:  The initial Depository shall be The Depository Trust Company,
     ----------
the nominee of which is Cede & Co., or any other organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository shall initially be the registered Holder of the Global Certificates. The Depository shall at all times be a "clearing corporation" as defined in the Uniform Commercial Code of the State of New York.

     Depository Agreement:  The agreement among the Contract Seller, the Trustee
     --------------------
and the initial Depository, dated as of the Closing Date, substantially in the form of Exhibit I.
        ---------

     Depository Participant:  A broker, dealer, bank or other financial
     ----------------------
institution or other person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     Determination Date:  With respect to any Distribution Date, the third
     ------------------
Business Day prior to the Group I Certificates' Distribution Date.

     Disqualified Organization:  Any organization defined as a "disqualified
     -------------------------
organization" under Section 860E(e)(5) of the Code and any of the following:
(i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) any "electing large partnership" within the meaning of Section 775 of the Code and (vi) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R Certificate by such Person may cause the Trust Fund, or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

     Distribution Date: (A) With respect to (i) payment distributions to be made
     -----------------
to the Holders of the Group I Certificates and the Class II A-1 Certificateholders pursuant to Section 5.02(a) hereof, the deposit of amounts to the Special Account pursuant to Section 5.02(a)(B)(iii) hereof, the deposit into the Group II Certificate Account pursuant to Section 5.02(a)(A)(xiii), the deposit into the Group I Certificate Account pursuant to Section 5.02(a)(B)(viii), the statement to be delivered to the Holders of the Group I Certificates and the Class II A-1 Certificateholders pursuant to Section 5.07 hereof and the determination of the Interest Accrual Period for the Class II A-1 Certificates, the 20th day of each calendar month after the initial issuance of the Group I Certificates and Class II A-1 Certificates, or if such 20th day is not a Business Day, the next succeeding Business Day, commencing in June 2000, and (ii) payment distributions to be made to the Class II A-2 or Class R Certificateholders pursuant to Section 5.02(a) hereof, payments to be made to the Auction Agent pursuant to Section 5.02(a)(B)(vii) hereof, the statement to be delivered to the Class II A-2 Certificateholders pursuant to Section 5.07 hereof and the determination of the Interest Accrual Period for the Class II A-2 Certificates, the 8th day of each calendar month after the initial issuance of the Class II A-2 Certificates or if such 8th day is not a Business Day, the next succeeding Business Day, commencing in July, 2000 and (B) for all other purposes hereunder, the 20th day of each calendar month commencing in June, 2000, or if such day is not a Business Day, the next succeeding Business Day, and ending on the last day of the month in which the Class I A Certificate Balance, Class I M-1 Certificate Balance, Class I M-2 Certificate Balance, Class I B-1 Certificate Balance, Class I B-2 Certificate Balance and Class II A-1 Certificate Balance has been reduced to zero, and the 8th day of each calendar month thereafter, or if such 8th day is not a Business Day, the next succeeding Business Day.

     Draw Amount:  With respect to the Class I B-2 LOC and any Distribution
     -----------
Date, the lesser of (i) the Class I B-2 LOC Undrawn Amount and (ii) the amount by which the aggregate amount distributable to the Class I B-2 Certificateholders pursuant to Sections 5.02(a)(A)(x) and (xi) exceeds the Available Distribution Amount allocable to the Class I B-2 Certificateholders plus any amounts available from the Group II Certificate Account pursuant to
Section 5.02(a)(B)(viii). With respect to the Group II LOC and any Distribution Date, the lesser of (i) the Group II Undrawn Amount and (ii) the amount by which
(1) the aggregate amount distributable to the Class II A Certificateholders pursuant to Sections 5.02(B)(a)(i), (ii) and (iii) exceeds (2) the aggregate Available Distribution Amount allocable to the Group II Certificates plus any amounts available from the Group I Certificate Account pursuant to Section 5.02(a)(A)(xiii).

     Due Date:  The day of the month on which each Scheduled Payment is due on a
     --------
Contract, exclusive of any days of grace.

     Eligible Account:  An account that is one of the following (i) an account
     ----------------
maintained with a FDIC-insured depository institution which is subject to examination by federal or state authorities and the commercial paper of which has a rating of P-1 from Moody's (if rated by Moody's), A-1+ from S&P and F-1 from Fitch or the long-term deposits or long-term unsecured senior debt obligations of which are in one of the two highest rating categories of Moody's, S&P and Fitch, or maintained with a depository institution that is otherwise acceptable to each Rating Agency (as evidenced by a letter from each Rating Agency to such effect), (ii) a trust account maintained with the Trustee or, if the Certificate Administrator is not the Trustee, with the Certificate Administrator, in which the funds are either held uninvested or invested solely in Eligible Investments, or (iii) an account that is otherwise acceptable to the Rating Agencies, as evidenced by a letter from each Rating Agency, without a reduction or withdrawal of the rating of the Certificates.

     Eligible Investments:  One or more of the following in the order of
     --------------------
priority specified herein:

(a) any common trust fund, collective investment trust or money market fund acceptable to Fitch and rated Aaa by Moody's and AAAg or AAAm by S&P; and
(b) other obligations or securities that are acceptable to each Rating Agency as an Eligible Investment hereunder and will not result in a reduction in or withdrawal of the then current rating or ratings of the Certificates, as evidenced by a letter to such effect from each Rating Agency;

provided, however, that no investments in "interest only" stripped obligations shall qualify as an Eligible Investment pursuant to this definition.

     Eligible Substitute Contract:  As to any Replaced Contract for which such
     ----------------------------
Eligible Substitute Contract is being substituted pursuant to Section 3.05(b), a Contract that (a) as of the date of its substitution, satisfies all of the representations and warranties (which, except when expressly stated to be as of origination, shall be deemed to be determined as of the date of its substitution rather than as of the Cut-Off Date or the Closing Date) in Section 3.02 and does not cause any of the representations and warranties in Section 3.03, after giving effect to such substitution, to be incorrect, (b) after giving effect to the Scheduled Payment due in the month of such substitution, has a Scheduled Principal Balance that is not greater than the Scheduled Principal Balance of such Replaced Contract, (c) has a Contract Rate that is at least equal to the Contract Rate of such Replaced Contract, (d) has a remaining term to scheduled maturity that is not greater than the remaining term to scheduled maturity of the Replaced Contract, and (e) has not been delinquent for more than 31 days as to any Scheduled Payment due within twelve months of the date of its substitution. In addition, an Eligible Substitute Contract which is a Land Home Contract may only be used to replace a Replaced Contract which was a Land Home Contract.

     Enhancement Payment:  As to any Distribution Date and the immediately
     -------------------
preceding Collection Period, the amount by which the aggregate amount distributable to the Class II A Certificateholders pursuant to Sections 5.02(a)(B)(i) and (ii) exceeds the sum of (x) the aggregate Available Distribution Amount allocable to the Group II Certificates plus any amounts available from the Group I Certificate Account pursuant to Section 5.02(a)(A)(xiii) and (y) any Draw Amounts received by the Trustee with respect to the Group II LOC two Business Days prior to such Distribution Date in respect of Section 5.02(a)(B)(i), (ii) and (iii).

     ERISA:  The Employee Retirement Income Security Act of 1974, as amended.
     -----

     ERISA Restricted Certificate:  Any Class I M, Class I B or Class R
     ----------------------------
Certificate.

     Event of Default:  Any one of the Events of Default described in Section
     ----------------
8.01 hereof.

     Excess Contract Payment:  With respect to any Contract, any portion of a
     -----------------------
payment of principal and interest on such Contract, that (a) is in excess of the Scheduled Payment (or is an integral multiple thereof and has not been identified by the Obligor as a Principal Prepayment), (b) is not a Principal Prepayment and (c) is not part of the Liquidation Proceeds of such Contract or the Repurchase Price of such Contract paid pursuant to Section 3.05.

     Extension Fee:  Any extension fee paid by the Obligor on a Contract.
     -------------

     FDIC:  The Federal Deposit Insurance Corporation, or any successor thereto.
     ----

     FHLMC:  The Federal Home Loan Mortgage Corporation, a corporate
     -----
instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

     Fidelity Bond:  A fidelity bond to be maintained by the Servicer pursuant
     -------------
to Section 4.10.

     First Distribution Date: With respect to the Group I Certificates and the
     -----------------------
Class II A-1 Certificates, June 20, 2000, and with respect to the Class II A-2 Certificates, July 10, 2000.

     Fitch:  Fitch IBCA, Inc., or any successor thereto.
     -----

     FNMA:  The Federal National Mortgage Association, a federally chartered and
     ----
privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

     Formula Principal Distribution Amount:  As to any Distribution Date and as
     -------------------------------------
to any Group, an amount equal to the sum of (a) the Total Regular Principal Amount for such Group for such Distribution Date, (b) with respect to the Group II Certificates, any previously undistributed shortfalls in the distribution of the Total Regular Principal Amount for such Group in respect of prior Distribution Dates and (c) with respect to the Class II A-2 Certificates, the Class II A-2 Holdover Amount as of the immediately preceding Distribution Date.

     Fractional Interest:  As to any Certificate, the product of (a) the
     -------------------
Percentage Interest evidenced by such Certificate multiplied by (b) the amount derived from dividing the Certificate Balance of the Class represented by such Certificate by the aggregate Certificate Balances of each Class.

     Funding Event:  As defined in the Insurance Agreement.
     -------------

     Funding Event Demand:  As defined in the Insurance Agreement.
     --------------------

     Global Certificate:  Any Certificate registered in the name of the
     ------------------
Depository or its nominee, ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such Depository and as described in Section 6.06). On the Closing Date, only the Class R Certificates will not be Global Certificates.

     GreenPoint:  GreenPoint Credit, LLC, a Delaware limited liability company,
     ----------
its successors or assigns.

     GreenPoint Bank:  GreenPoint Bank, a New York state savings bank, and its
     ---------------
permitted successors and assigns.

     Gross Margin: With respect to each Group II Contract that has a variable
     ------------
Contract Rate, the percentage set forth as such on the Group II Contract
Schedule.

     Group:  The Group I Contracts or the Group II Contracts, as applicable.
     -----

     Group I Available Funds Shortfall:  With respect to any Distribution Date,
     ---------------------------------
the amount, if any, by which the Available Distribution Amount for the Group I Contracts is less than the amount required to be distributed to the Group I Certificates on such Distribution Date pursuant to Section 5.02(a)(A)(i) through
(xi).

     Group I Certificate Account:  The separate Eligible Account created and
     ---------------------------
initially maintained by the Trustee pursuant to Section 4.05 in the name of the Trustee for the benefit of the Holders of the Group I Certificates. Funds in the Group I Certificate Account shall be held in trust for the aforementioned Certificateholders for the uses and purposes set forth in this Agreement.

     Group I Certificates:  The Class I A Certificates, Class I M Certificates
     --------------------
and Class I B Certificates.

     Group I Contract Schedule:  The list identifying each Contract, as amended
     -------------------------
from time to time, constituting part of the corpus of the Trust Fund, which list is attached hereto as Exhibit A-1 and which (a) identifies each Contract by contract number and name and address of the Obligor, and (b) sets forth as to each Contract (i) the Scheduled Principal Balance as of the Cut-Off Date, (ii) the amount of each monthly payment due from the Obligor, (iii) the Contract Rate, and (iv) the maturity date.

     Group I Contracts:  The Contracts listed on Exhibit A-1 hereto.
     -----------------

     Group I Pool Scheduled Principal Balance:  As to any Distribution Date, the
     ----------------------------------------
Cut-Off Date Group I Pool Balance less the aggregate of the Total Regular Principal Amounts for the Group I Contracts for all prior Distribution Dates.

     Group II Available Funds Shortfall:  With respect to any Distribution Date,
     ----------------------------------
the amount, if any, by which the Available Distribution Amount for the Group II Contracts, prior to giving effect to any related Enhancement Payment, for such Distribution Date is less than the amount required to be distributed to the Group II Certificates on such Distribution Date pursuant to Section 5.02(a)(B)(i), (ii), (iv) and (v).

     Group II Certificate Account:  The separate Eligible Account created and
     ----------------------------
initially maintained by the Trustee pursuant to Section 4.05 in the name of the Trustee for the benefit of the Holders of the Group II Certificates. Funds in the Group II Certificate Account shall be held in trust for the aforementioned Certificateholders for the uses and purposes set forth in this Agreement.

     Group II Certificates:  The Class II A-1 Certificates and Class II A-2
     ---------------------
Certificates.

     Group II Contract Schedule:  The list identifying each Contract, as amended
     --------------------------
from time to time, constituting part of the corpus of the Trust Fund, which list is attached hereto as Exhibit A-2 and which (a) identifies each Contract by contract number and name and address of the Obligor, and (b) sets forth as to each Contract (i) the Scheduled Principal Balance as of the Cut-Off Date, (ii) the amount of each monthly payment due from the Obligor, (iii) the Contract Rate, (iv) the maturity date, (v) the maximum cap and (vi) the minimum cap.

     Group II Contracts:  The Contracts listed on Exhibit A-2 hereto.
     ------------------

     Group II LOC:  The unconditional and irrevocable letter of credit from
     ------------
GreenPoint Bank to the Trustee for the benefit of the Class II A
Certificateholders and the Insurer, in the form attached as an Exhibit M-2 hereto.

     Group II Pool Scheduled Principal Balance:  As to any Distribution Date,
     -----------------------------------------
the Cut-Off Date Group II Pool Balance less the aggregate of the Total Regular Principal Amounts for the Group II Contracts for all prior Distribution Dates.

     Group II Subservicer:  As defined in Section 11.13.
     --------------------

     Group II Subservicer Agreement: As defined in Section 11.13.
     ------------------------------

     Hazard Insurance Policy:  With respect to each Contract, the policy of fire
     -----------------------
and extended coverage insurance (and federal flood insurance, if applicable) required to be maintained for the related Manufactured Home, as provided in
Section 4.09 (which may be a blanket insurance policy maintained by the Servicer in accordance with the terms and conditions of Section 4.09).

     Independent Contractor:  Either (i) any Person (other than the Servicer or
     ----------------------
the Trustee) that would be an "independent contractor" with respect to the Trust Fund within the meaning of Section 856(d)(3) of the Code if the Trust Fund were a real estate investment trust (except that the ownership test set forth in that Section shall be considered to be met by any Person that owns, directly or indirectly, 35 percent or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Trustee or the Trust Fund, delivered to the Trustee), so long as the Trust Fund does not receive or derive any income from such person and provided that the relationship between such Person and the Trust Fund is at arm's length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or (ii) any other Person (including the Servicer and the Trustee) upon receipt by the Trustee of an Opinion of Counsel, which shall be at no expense to the Trustee or the Trust Fund, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code).

     Index:  With respect to each Group II Contract that has not converted its
     -----
Contract Rate from a variable rate to a fixed rate, the per annum rate equal to
(i) the monthly average yield on

U.S. Treasury securities adjusted to a constant maturity of one year (as compiled by the U.S. Treasury Department), in accordance with the terms of the related Contract or (ii) Twelve-Month LIBOR in effect with respect to such Contract.

     Initial Class I A Certificate Balance:  As set forth in Section 6.01.
     -------------------------------------

     Initial Class I B-1 Certificate Balance:  As set forth in Section 6.01.
     ---------------------------------------

     Initial Class I B-2 Certificate Balance:  As set forth in Section 6.01.
     ---------------------------------------

     Initial Class I M-1 Certificate Balance:  As set forth in Section 6.01.
     ---------------------------------------

     Initial Class I M-2 Certificate Balance:  As set forth in Section 6.01.
     ---------------------------------------

     Initial Class I B-1 Certificate Balance:  As set forth in Section 6.01.
     ---------------------------------------

     Initial Class I B-2 Certificate Balance:  As set forth in Section 6.01.
     ---------------------------------------

     Initial Class II A-1 Certificate Balance:  As set forth in Section 6.01.
     ----------------------------------------

     Initial Class II A-2 Certificate Balance:  As set forth in Section 6.01.
     ----------------------------------------

     Insurance Agreement:  The Master Insurance and Reimbursement Agreement,
     -------------------
dated as of the Closing Date, among GreenPoint, GreenPoint Bank, the Trustee and the Insurer, as amended, modified and supplemented from time to time in accordance with its terms.

     Insurer:  MBIA Insurance Corporation and its successors and assigns.
     -------

     Insurer Default:  The failure by the Insurer to make a payment under the
     ---------------
Certificate Insurance Policy in accordance with its terms.

     Interest Accrual Period: (i) With respect to any Distribution Date and the
     -----------------------
Group I Certificates, the calendar month preceding such Distribution Date, (ii) with respect to any Distribution Date other than the First Distribution Date and the Group II Certificates, the one month period beginning on the Distribution Date in the month preceding the month in which such Distribution Date occurs and ending on the day preceding such Distribution Date, and (iii) with respect to the First Distribution Date and the Group II Certificates, the period commencing on the Closing Date and ending on the First Distribution Date.

     Land Home Contract:  A Contract that is secured by a Mortgage on real
     ------------------
estate on which the related Manufactured Home is situated (as well as by such related Manufactured Home).

     Land Home Contract File:  As to each Land Home Contract, (a) the original
     -----------------------
copy of the Land Home Contract, (b) the original related Mortgage with evidence of recording thereon (or, if the original Mortgage has not yet been returned by the applicable recording office, a copy thereof, certified by such recording office, which will be replaced by the original Mortgage when it is so returned) and any title document for the related Manufactured Home, (c) the assignment of the Land Home Contract from the originator (if other than the Contract Seller) to the Contract Seller, (d) if such Land Home Contract was originated by the Contract Seller, an endorsement of such Land Home Contract by the Contract Seller, and (e) any extension, modification or waiver agreement(s).

     Late Payment Fees:  Any late payment fees (including any not sufficient
     -----------------
funds fees) paid by Obligors on Contracts after all sums received have been allocated first to regular installments due or overdue and all such installments are then paid in full.

     Latest Due Date:  The latest date on which any Contract matures.
     ---------------

     LIBOR:  As of any LIBOR Determination Date and the Class II A-1
     -----
Certificates, the rate for deposits in United States dollars for a period equal to the relevant Interest Accrual Period (commencing on the first day of such Interest Accrual Period) which appears on the Telerate Screen Page 3750 as of 11:00 a.m. London time, on such date. If such rate does not appear on Telerate Screen Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a period equal to the relevant Interest Accrual Period (commencing on the first day of such Interest Accrual Period) and as quoted to the Trustee by such Reference Banks. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted to major banks in New York City, selected by the Servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period equal to the relevant Interest Accrual Period (commencing on the first day of such Interest Accrual Period).

     LIBOR Determination Date:  With respect to any Interest Accrual Period for
     ------------------------
the Class II A-1 Certificates, the second London business day preceding the commencement of such Interest Accrual Period. For purposes of determining LIBOR, a "London business day" is any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

     Liquidated Contract:  Any defaulted Contract as to which the Servicer has
     -------------------
determined that all amounts (other than amounts in respect of any Deficiency) which it expects to recover from or on account of such Contract have been recovered; provided that any defaulted Contract in respect of which the related
           --------
Manufactured Home and, in the case of Land Home Contracts, Mortgaged Property, has been realized upon and liquidated and the proceeds of such disposition have been received shall be deemed to be a Liquidated Contract.

     Liquidation Expenses:  All reasonable out-of-pocket expenses (exclusive of
     --------------------
overhead expenses) which are incurred by the Servicer in connection with the liquidation of any defaulted Contract, on or prior to the date on which the related Manufactured Home, and, in the case of Land Home Contracts, Mortgaged Property, is liquidated, including legal fees and expenses, any unreimbursed amount expended by the Servicer pursuant to Sections 4.06, 4.07, 4.09 or 4.13 (to the extent such amount is reimbursable under the terms of Sections 4.06, 4.07, 4.09 or 4.13, as the case may be) with respect to such Contract, and any unreimbursed expenditures for property taxes or other taxes or charges or for property restoration or preservation that are related to such liquidation.

     Liquidation Proceeds:  Cash (including insurance proceeds other than those
     --------------------
applied to the restoration of the related Manufactured Home or Mortgaged Property or released to the related Obligor in accordance with the normal servicing procedures of the Servicer, but excluding Deficiency Amounts) received in connection with the liquidation of defaulted Contracts, whether through repossession or otherwise.

     Loan-To-Value Ratio:  The fraction, expressed as a percentage, the
     -------------------
numerator of which is the original principal balance of the related Contract and the denominator of which is the Original Value of the related Manufactured Home.

     LOC:  The Class I B-2 LOC or the Group II LOC, as applicable.
     ---

     LOC Default:  The failure by the LOC Provider to make a required payment
     -----------
under the related LOC in accordance with its terms.

     LOC Provider:  GreenPoint Bank.
     ------------

     Majority In Interest:  As to any Class of Regular Certificates, the Holders
     --------------------
of Certificates of such Class evidencing, in the aggregate, at least 51% of the Percentage Interests evidenced by all Certificates of such Class.

     Manufactured Home:  A unit of manufactured housing which meets the
     -----------------
requirements of Section 25(e)(10) of the Code, securing the indebtedness of the Obligor under the related Contract.

     Market Agent:  The meaning assigned in the Auction Procedures.
     ------------

     Maximum Cap: With respect to each Group II Contract, the amount set forth
     -----------
on the Group II Contract Schedule pursuant to clause (v) of the definition thereof.

     Minimum Termination Amount:  As of any time after the Pool Scheduled
     --------------------------
Principal Balance is less than 10% of the Cut-Off Date Pool Principal Balance, whether in the case of a Termination Auction or a purchase of Contracts by the Servicer or the Residual Interest Holder pursuant to Section 10.01(a)(ii) hereof, an amount equal to the sum of (a) the aggregate Certificate Balances of all of the Certificates, (b) any shortfall in interest due to Certificateholders in respect of prior Distribution Dates, and (c) one month's interest on Certificate Balance of each Class of Certificates at the applicable Pass-Through Rate.

     Monthly Advance:  As to any Distribution Date and any Group, the lesser of
     ---------------
(1) (a) the amount, if any, by which (i) the Scheduled Amount for such Group exceeds (ii) the Collected Scheduled Payments for such Group, less (b) the amount of any Scheduled Payment on a Contract in such Group due during the related Collection Period which the Servicer has determined would be a Nonrecoverable Advance if an advance in respect of such Scheduled Payment were made and (2) the amount by which the Available Distribution Amount (exclusive of the Monthly Advance component thereof) for such Group for such Distribution Date is less than the sum of (A) with respect to the Group I Contracts, the sum of
(a) the Total Regular Principal Amount for the Group I Contracts and (b) the aggregate of the Class I A Interest Distribution Amount, Class I M-1 Interest Distribution Amount, Class I M-2 Interest Distribution Amount, Class I B-1 Interest Distribution Amount and Class I B-2 Interest Distribution Amount and
(B) with respect to the Group II Contracts, the sum of (a) the Total Regular Principal

Amount for the Group II Contracts and (b) the aggregate of the Class II A-1 Interest Distribution Amount and Class II A-2 Interest Distribution Amount, provided, however, that with respect to the first Distribution Date, the Monthly Advance shall equal the amount, if any, determined pursuant to clause (2) above.

     Monthly Advance Reimbursement Amount:  Any amount received or deemed to be
     ------------------------------------
received by the Servicer pursuant to Section 5.01(b) or (c) in reimbursement of a Monthly Advance made out of its own funds.

     Monthly Report:  The monthly report described in Section 5.04.
     --------------

     Monthly Servicing Fee:  As of any Distribution Date, an amount equal to
     ---------------------
one-twelfth of 1.00% per annum (or, in the case of a successor Servicer engaged at any time after GreenPoint is no longer the Servicer, the percentage agreed upon pursuant to Section 7.07) of the Pool Scheduled Principal Balance for such Distribution Date.

     Monthly Servicing Fee Subordination Event:  As to any Distribution Date and
     -----------------------------------------
so long as GreenPoint is acting as the Servicer, a Monthly Servicing Fee Subordination Event shall exist if the Three-Month Average Class II A-2 Pass-Through Rate exceeds Three-Month Average LIBOR by at least 0.50% per annum.

     Moody's:  Moody's Investors Service, Inc. or any successor thereto.
     -------

     Mortgage:  The mortgage, deed of trust, security deed or similar evidence
     --------
of lien, creating a first lien on an estate in fee simple in the real property securing a Land Home Contract.

     Mortgaged Property:  The property subject to the lien of a Mortgage.
     ------------------

     Net Contract Rate:  With respect to any (i) Group I Contract, the rate of
     -----------------
interest per annum borne by such Contract on the first day of the related Collection Period minus the Annual Servicing Rate and (ii) Group II Contract and the first twelve Distribution Dates, the rate of interest per annum borne by such Contract on the first day of the related Collection Period minus the Annual Servicing Rate and for each Distribution Date thereafter, the rate of interest per annum borne by such Contract on the first day of the related Collection Period minus the sum of (a) the Annual Servicing Rate and (b) 0.50%.

     Net Funds Cap Carryover Amount:  The Class II A-1 Net Funds Cap Carryover
     ------------------------------
Amount and/or the Class II A-2 Net Funds Cap Carryover Amount, as applicable.

     Net Liquidation Proceeds:  As to any Liquidated Contract, Liquidation
     ------------------------
Proceeds net of the sum of (i) Liquidation Expenses, (ii) all accrued and unpaid interest thereon through the date the related Contract becomes a Liquidated Contract and (iii) any amount required to be paid to the Obligor or any other Person with an interest in the Manufactured Home or Mortgaged Property that is senior to the interest of the Trust Fund.

     Net Weighted Average Contract Rate:  As to any Distribution Date and each
     ----------------------------------
Group, the weighted average of the Net Contract Rates of all of the Contracts in such Group as of the first day of the related Collection Period, weighted on the basis of the Scheduled Principal Balances of the Contracts in such Group on the first day of the related Collection Period.

     Non-United States Person:  Any Person other than a United States Person.
     ------------------------

     Nonrecoverable Advance:  Any advance made or proposed to be made pursuant
     ----------------------
to Section 4.06, Section 4.09 or Section 5.01 which the Servicer believes, in its good faith judgment, is not, or if made would not be, ultimately recoverable from late payments, Liquidation Proceeds or otherwise. In determining whether an advance is or will be nonrecoverable, the Servicer need not take into account that it might receive any amounts in a deficiency judgment. The determination by the Servicer that any advance is, or if made would constitute, a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Trustee and stating the reasons for such determination.

     Notice of Rating:  A notice by the Servicer substantially in the form of
     ----------------
Exhibit L hereto.
---------

     Obligor:  Each Person who is indebted under a Contract or who has acquired
     -------
a Manufactured Home subject to a Contract.

     Officer's Certificate:  A certificate (i) signed by the Chairman of the
     ---------------------
Board, the Vice Chairman of the Board, the President, a Vice President (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Contract Seller or the Servicer (or any other officer customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with a particular subject) or (ii) if provided for in this Agreement, signed by a Servicing Officer and delivered to the Contract Seller and the Trustee, as the case may be, as required by this Agreement.

     Opinion of Counsel:  A written opinion of counsel, who may be the in-house
     ------------------
counsel for the Contract Seller or the Servicer, reasonably acceptable to the Trustee and the Contract Seller, as the case may be.

     Optional Termination Date:  The date upon which the Pool Scheduled
     -------------------------
Principal Balance is less than 10% of the Cut-Off Date Pool Principal Balance.

     Original Value:  With respect to any Manufactured Home that was new at the
     --------------
time the related Contract was originated, the retail stated cash sale price of such Manufactured Home, plus taxes and, to the extent financed under such Contract, closing fees paid to third parties, insurance and prepaid finance charges. With respect to any Manufactured Home that was used at the time the related Contract was originated, the total delivered sales price of such Manufactured Home, plus taxes and, to the extent financed under such Contract, closing fees paid to third parties, insurance and prepaid finance charges.

     Outstanding:  With respect to any Contract as to the time of reference
     -----------
thereto, a Contract that has not been fully prepaid, has not become a Liquidated Contract, and has not been repurchased pursuant to Section 3.05 prior to such time of reference.

     Outstanding Amount Advanced:  As to any Distribution Date, the aggregate of
     ---------------------------
all Monthly Advances made by the Servicer out of its own funds pursuant to
Section 5.01 less the aggregate of all Monthly Advance Reimbursement Amounts actually received by the Servicer prior to such Distribution Date.

     Ownership Interest:  Any legal or beneficial, direct or indirect, ownership
     ------------------
or other interest.

     Partial Prepayment:  Any Principal Prepayment other than a Principal
     ------------------
Prepayment in Full.

     Paying Agent:  Any paying agent appointed pursuant to Section 9.13.
     ------------

     Percentage Interest:  As to any Certificate (other than a Class R
     -------------------
Certificate) of any Class, the percentage interest evidenced thereby in distributions required to be made on the Certificates of such Class, such percentage interest being equal to the percentage obtained by dividing the original denomination of such Certificate by the aggregate of the original denominations of all of the Certificates of such Class; and as to a Class R Certificate, the percentage set forth on the face thereof.

     Permitted Transferee:  Any Person other than (i) a Disqualified
     --------------------
Organization or (ii) a Non-United States Person.

     Person:  Any individual, corporation, partnership, joint venture, limited
     ------
liability company, association, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

     Pool Scheduled Principal Balance:  As to any Distribution Date, the sum of
     --------------------------------
the Scheduled Principal Balances of all Contracts at the end of the related Collection Period.

     Principal Distribution Tests:  With respect to the Group I Certificates, a
     ----------------------------
test that will be satisfied with respect to any Distribution Date, if (i) the Average Sixty-Day Delinquency Ratio with respect to the Group I Contracts is less than or equal to 6.0%, (ii) the Current Realized Loss Ratio for the Group I Contracts is less than or equal to 3.50%, and (iii) the Cumulative Realized Loss Test is satisfied.

     Principal Prepayment:  (i) Subject to clause (ii) of this definition, with
     --------------------
respect to any Contract, any payment or any portion thereof or other recovery on such Contract (other than a Liquidated Contract or a Contract repurchased pursuant to Section 3.05) that exceeds the amount necessary to bring such Contract current as of any Due Date unless (A) the related Obligor has notified or confirmed with the Servicer that such payment is to be applied as Scheduled Payments for future Due Dates or (B) the amount of such excess payment is approximately equal (subject to a variance of plus or minus 10%) to the amount of the Scheduled Payment on the next Due Date; (ii) notwithstanding the provisions of the preceding clause (i), if any payment or any portion thereof or other recovery on a Contract (other than a Liquidated Contract or a Contract repurchased pursuant to Section 3.05) is sufficient to pay the outstanding principal balance of such Contract, all accrued and unpaid interest at the Contract Rate to the payment date and, at the option of the Servicer, all other outstanding amounts owing on such Contract, the portion of the payments or recoveries on such Contract during such Collection Period that is equal to the Scheduled Principal Balance of such Contract after giving effect to the scheduled payment on such Contract due in such Collection Period; and (iii) any cash deposit made with respect to a Contract pursuant to Section 3.05.

     Principal Prepayment in Full:  Any Principal Prepayment specified in clause
     ----------------------------
(ii) of the definition of the term "Principal Prepayment."

     Private Certificate:  Any Class R Certificate.
     -------------------

     Rating Agency:  Any of S&P, Moody's or Fitch.
     -------------

     Record Date: With respect to the Group I Certificates and any Distribution
     -----------
Date, the close of business on the last Business Day of the month preceding such Distribution Date. With respect to the Group II Certificates and the First Distribution Date, the Closing Date and with respect to any Distribution Date thereafter, the close of business on the day preceding such Distribution Date.

     Reference Banks:  The leading banks selected by the Trustee with respect to
     ---------------
the Class II A-1 Certificates and the Auction Agent with respect to the Class II A-2 Certificates, which are engaged in transactions in Eurodollar deposits in the London interbank market.

     Regular Certificates:  Any one of the Class A, Class I M or Class I B
     --------------------
Certificates.

     REMIC:  A "real estate mortgage investment conduit" within the meaning of
     -----
Section 860D of the Code.

     REMIC Administrator:  The Holder of the Class R Certificate on the Closing
     -------------------
Date, or any successor thereto meeting the requirements set forth in Section
4.17 (c).

     REMIC Provisions:  Provisions of the federal income tax law relating to
     ----------------
real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

     REO Account:  As defined in Section 4.17.
     -----------

     REO Property:  As defined in Section 4.17.
     ------------

     Replaced Contract:  A Contract as to which the Contract Seller has a
     -----------------
Repurchase Obligation and which, at the Contract Seller's option, is replaced in the Trust Fund by an Eligible Substitute Contract pursuant to Section 3.05.

     Repossession Profits:  As to any Distribution Date, the excess, if any, of
     --------------------
Net Liquidation Proceeds in respect of each Contract that became a Liquidated Contract during the related Collection Period over the sum of the remaining principal balance of such Contract prior to any write down thereof plus accrued and unpaid interest at the related Contract Rate on the remaining principal balance thereof from the Due Date to which interest was last paid by the Obligor to the Due Date in the month in which such Contract became a Liquidated Contract.

     Repurchase Obligation:  The obligation of the Contract Seller, set forth in
     ---------------------
Section 3.05, to repurchase the related Contracts as to which there exists an uncured breach of a representation or warranty contained in Sections 3.02 or 3.03.

     Repurchase Price:  With respect to any Contract required to be repurchased
     ----------------
hereunder, an amount equal to the remaining principal amount outstanding on such Contract as of the beginning of the month of repurchase plus accrued interest from the Due Date with respect to which the Obligor last made a payment to the Due Date in the Collection Period in which such Contract is repurchased.

     Responsible Officer:  When used with respect to the Trustee, the Paying
     -------------------
Agent or the Certificate Administrator, the chairman or vice chairman of the board of directors, the chairman or vice chairman of any executive committee of the board of directors, the president, any vice president, any assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller, or any other officer customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     S&P:  Standard & Poor's Ratings Services, a division of The McGraw-Hill
     ---
Companies, Inc., or any successor thereto.

     Scheduled Amount:  As to any Distribution Date, the amount equal to the
     ----------------
aggregate of the Scheduled Payments that were due during the related Collection Period in respect of Contracts that were Outstanding immediately following such Collection Period or whose last Scheduled Payment was due during such Collection Period.

     Scheduled Payment:  As to any Distribution Date and each Contract, the
     -----------------
amount equal to the Scheduled Payment that was due during the related Collection Period in respect of each such Contract that was Outstanding immediately following such Collection Period or whose last scheduled payment was due during such Collection Period.

     Scheduled Principal Balance:  As to any Contract and any Distribution Date,
     ---------------------------
the principal balance of such Contract as of the Due Date in the related Collection Period (or, with respect to the First Distribution Date, as of the Cut-Off Date) as specified in the amortization schedule for such Contract at the time relating thereto, after giving effect to all previous Partial Prepayments, all previous scheduled principal payments (whether or not paid), to the scheduled payment of principal due on such Due Date and to all non-cash reductions to the related Contract during such Collection Period whether by bankruptcy or other similar proceeding or other adjustment by the Servicer in the normal course of business of its servicing activities.

     Securities Act:  The Securities Act of 1933, as amended.
     --------------

     Senior Monthly Servicing Fee: As to any Distribution Date and the Group II
     ----------------------------
Contracts, that portion of the Monthly Servicing Fee with respect to the Group II Contracts in excess of the Subordinated Monthly Servicing Fee.

     Servicer:  GreenPoint, or its successors in interest or any successor
     --------
Servicer under this Agreement as provided by Section 7.06 or 7.07.

     Servicer Deficiency Amount:  With respect to any Distribution Date, the
     --------------------------
product of the Deficiency Percentage and the aggregate of the Deficiency Amounts received during the immediately preceding Collection Period.

     Servicer Termination Events:  As defined in Section 8.07.
     ---------------------------

     Servicing File:  All documents, records, and other items maintained by the
     --------------
Servicer with respect to a Contract and not included in the corresponding Contract File or the Land Home Contract File, as applicable, including the credit application, credit reports and verifications, appraisals, tax and insurance records, payment records, insurance claim records, correspondence, and all historical computerized data files.

     Servicing Officer:  Any officer of the Servicer involved in, or responsible
     -----------------
for, the administration and servicing of the Contracts whose name appears on a list of servicing officers furnished to the Trustee by the Servicer, as such list may from time to time be amended.

     Sixty-Day Delinquency Ratio:  As to any Distribution Date and each Group,
     ---------------------------
the percentage equivalent of the fraction, the numerator of which is the aggregate of the outstanding principal balances (as of the end of the preceding Collection Period) of all Contracts (including Contracts in respect of which the related Manufactured Home has been repossessed but not yet liquidated) as to which a Scheduled Payment thereon (without giving effect to any adjustments thereto by reason of a bankruptcy or similar proceeding of the Obligor or any extension or modification granted to such Obligor) is delinquent 60 days or more as of the end of such Collection Period and the denominator of which is the Group I Pool Scheduled Principal Balance or Group II Pool Scheduled Principal Balance, as applicable, for such Distribution Date.

     Special Account:  The account established and maintained pursuant to the
     ---------------
Insurance Agreement, which will not be an asset of the Trust Fund or the REMIC.

     Special Account Deposit Amount:  As defined in the Insurance Agreement.
     ------------------------------

     Spread Account:  The account established and maintained pursuant to Section
     --------------
5.08(h) hereof.

     Stated Amount:  With respect to the Class I B-2 LOC and any Distribution
     -------------
Date, $31,792,311 plus all accrued and unpaid interest on the Class I B-2 Certificates. With respect to the Group II LOC, the amount defined in the Group II LOC.

     Startup Day:  As defined in Section 4.17(b) hereof.
     -----------

     Subordinated Monthly Servicing Fee:  As to any Distribution Date on which
     ----------------------------------
there exists a Monthly Servicing Fee Subordination Event, one-twelfth the Subordination Margin times the Group II Pool Scheduled Principal Balance.

     Subordination Margin:  As to any Distribution Date on which there exists a
     --------------------
Monthly Servicing Fee Subordination Event, the amount, expressed as a per annum rate not to exceed 0.50% per annum, by which the Three-Month Average Class II A-2 Pass-Through Rate exceeds the sum of Three-Month Average LIBOR and 0.50%.

     Tax: As defined in Section 4.17(g) hereof.
     ---

     Tax Matters Person:  The person designated as "tax matters person" in the
     ------------------
manner provided under Treasury Regulation Section 1.860F-4(d) and Section 6231 of the Code. Initially, this person shall be the REMIC Administrator.

     Telerate Screen Page 3750:  The display page so designated on the Bridge
     -------------------------
Telerate Capital Markets Report, or such other page as may replace page 3750 on such service for the purpose of displaying London interbank offered rates of major banks.

     Termination Auction: As defined in Section 10.01(b) hereof.
     -------------------

     Termination Auction Procedures: As defined in Section 10.01(b) hereof.
     ------------------------------

     Three-Month Average Class II A-2 Pass-Through Rate:  As to any Distribution
     --------------------------------------------------
Date on which there exists a Monthly Servicing Fee Subordination Event, the arithmetic mean of the Class II A-2 Pass-Through Rate for such Distribution Date and each of the two immediately preceding Distribution Dates, expressed as a per annum rate.

     Three-Month Average LIBOR:  As to any Distribution Date on which there
     -------------------------
exists a Monthly Servicing Fee Subordination Event, the arithmetic mean of LIBOR for the Auction Date related to such Distribution Date and each of the two immediately preceding Auction Dates, expressed as a per annum rate.

     Total Regular Principal Amount:  As to any Distribution Date and as to any
     ------------------------------
Group, an amount equal to the sum (without duplication) of (a) all scheduled payments of principal due on each outstanding Contract in such Group during the immediately preceding Collection Period, (b) all Partial Prepayments on the Contracts in such Group received during the immediately preceding Collection Period, (c) the Scheduled Principal Balance of each Contract in such Group for which a Principal Prepayment in Full was received during the immediately preceding Collection Period, (d) the Scheduled Principal Balance of each Contract in such Group that became a Liquidated Contract during the immediately preceding Collection Period, (e) the Scheduled Principal Balance of each Contract in such Group that was repurchased during the immediately preceding Collection Period pursuant to Section 3.05, and (f) all non-cash reductions to the Scheduled Principal Balance of each Contract in such Group during the immediately preceding Collection Period whether by bankruptcy or other similar proceeding or other adjustment by the Servicer in the normal course of business of its servicing activities.

     Transfer:  Any direct or indirect transfer or sale of any Ownership
     --------
Interest in a Class R Certificate.

     Transferee:  Any Person who is acquiring by Transfer any Ownership Interest
     ----------
in a Class R Certificate.

     Trustee:  Bank One, National Association, or its successors or assigns or
     -------
any successor under this Agreement.

     Trust Fund:  The corpus of the trust created by this Agreement, to the
     ----------
extent described herein, consisting of the Contracts (including the security interest created thereby), including all rights to receive payments on the Contracts due on or after the Cut-Off Date, such assets as shall from time to time be identified as deposited in the applicable Certificate Account, such assets as shall from time to time be identified as deposited in the Spread Account, each Manufactured Home and Mortgaged Property which secured a Contract (which has not been repurchased pursuant to Section 3.05) and which has been acquired in realizing upon such Contract, the Repurchase Obligation, the Certificate Insurance Policy, each LOC and the proceeds of the Hazard Insurance Policies.

     Twelve-Month LIBOR:  The average of interbank rates for one year U.S.
     ------------------
dollar denominated deposits in the London market based on the quotation of major banks listed as the "1-Year London Interbank Offered Rates Index" found in the Wall Street Journal, Money & Investing section, under the "Money Rates" table.

     UCC:  The Uniform Commercial Code, as in effect in the relevant
     ---
jurisdiction.

     Undrawn Amount:  With respect to any Distribution Date and each LOC,
     --------------
the Stated Amount for such LOC, less all Draw Amounts in respect of such LOC from prior Distribution Dates, plus, with respect to the Group II LOC, amounts reimbursed to such LOC pursuant to Section 5.02(a)(B) hereof (or with respect to any Distribution Date after a Funding Event has occurred, the amount of the Funding Event Demand that is initially deposited into the Spread Account, less all Draw Amounts from the Distribution Dates occurring after a Funding Event has occurred, plus amounts reimbursed to the Spread Account pursuant to Section 5.02 hereof).

     United States Person:  A citizen or resident of the United States, a
     --------------------
corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia (other than a partnership not treated as a United States person under any applicable Treasury Regulations), or an estate or trust whose income is subject to United States federal income tax regardless of the source of income.

     Unpaid Class I A Principal Shortfall:  With respect to any
     ------------------------------------
Distribution Date, the amount, if any, by which the aggregate unreimbursed Class I A Principal Shortfalls for one or more prior Distribution Dates exceeds the amount previously distributed to the Class I A Certificateholders in respect of Class I A Principal Shortfalls on one or more prior Distribution Dates.

     Unpaid Class I B-1 Principal Shortfall:  With respect to any
     ---------------------------------------
Distribution Date, the amount, if any, by which the aggregate Class I B-1 Principal Shortfalls for one or more prior Distribution Dates exceeds the amount previously distributed to the Class I B-1 Certificateholders in respect of Class I B-1 Principal Shortfalls on one or more prior Distribution Dates.

     Unpaid Class I B-2 Principal Shortfall:  With respect to any
     ---------------------------------------
Distribution Date, the amount, if any, by which the aggregate Class I B-2 Principal Shortfalls for one or more prior Distribution Dates exceeds the amount previously distributed to the Class I B-2 Certificateholders in respect of Class I B-2 Principal Shortfalls on one or more prior Distribution Dates.

     Unpaid Class I M-1 Principal Shortfall:  With respect to any
     --------------------------------------
Distribution Date, the amount, if any, by which the aggregate Class I M-1 Principal Shortfalls for one or more prior Distribution Dates exceeds the amount previously distributed to the Class I M-1 Certificateholders in respect of Class I M-1 Principal Shortfalls on one or more prior Distribution Dates.

     Unpaid Class I M-2 Principal Shortfall:  With respect to any
     --------------------------------------
Distribution Date, the amount, if any, by which the aggregate Class I M-2 Principal Shortfalls for one or more prior Distribution Dates exceeds the amount previously distributed to the Class I M-2 Certificateholders in respect of Class I M-2 Principal Shortfalls on one or more prior Distribution Dates.

          Voting Rights:  The portion of the voting rights of all of the
          -------------
Certificates that is allocated to any Certificate. As of any date of determination, 99% of the Voting Rights shall be allocated among Holders of the Regular Certificates in proportion to the Certificate Balances of their respective Certificates on such date and 1% of the Voting Rights shall be allocated among Holders of the Class R Certificates, in each case allocated among the Certificates of each such Class in accordance with their respective Percentage Interests.

          Weighted Average Maximum Cap:  With respect to any Distribution Date
          ----------------------------
and the Group II Contracts, an amount equal to the weighted average of the Maximum Caps of the Group II Contracts on such Distribution Date (or with respect to any Group II Contract that had its Contract Rate convert from a variable rate to a fixed rate, the appropriate fixed rate) multiplied by a fraction the numerator of which is the actual number of days elapsed in the related Interest Accrual Period and the denominator of which is 360.

Section 1.02    Construction.
                ------------

     Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural and the part the whole and "or" has the inclusive meaning sometimes represented by the phrase "and/or." The words "include" or "including" shall be deemed followed by the phrase "without limitation." The words "hereof," "herein," "hereunder" and similar terms in this Agreement refer to the Agreement as a whole and not to any particular provision of this Agreement. The Section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection, Schedule, Appendix and Exhibit references are to this Agreement unless otherwise specified. The date as of which this Agreement is dated has been assigned solely for purposes of identification, and does not signify the date as of which assets are transferred, securities are issued, or any other actions are taken hereunder, and the parties specifically acknowledge and agree that the conveyance of the Contracts pursuant to Section 2.01 and the delivery of the Certificates pursuant to Section 2.07 have occurred on and are effective as of the Closing Date.

                                  ARTICLE II

            CONVEYANCE OF CONTRACTS, REPRESENTATIONS AND WARRANTIES

Section 2.01    Conveyance of Contracts.
                -----------------------
     (a) GreenPoint, as Contract Seller, concurrently with the execution and delivery hereof, does hereby transfer, sell, assign, set over and otherwise convey to the Trustee without recourse (i) all of its right, title and interest, whether now owned or hereafter acquired, in, to and under the Contracts listed on the Contract Schedule, as amended from time to time, (including the security interests created thereby), including all principal of and interest due on or with respect to such Contracts on or after the Cut-Off Date (other than payments of principal and interest due on such Contracts before the Cut-Off Date), (ii) all of the rights under all Hazard Insurance Policies relating to the Manufactured Homes securing such Contracts for the benefit of the creditors under such Contracts, (iii) all documents contained in the Contract Files and in the Land Home Contract Files with respect to the related Contracts, and (iv) all proceeds of any of the foregoing. The Trust shall be deemed to consist of two sub-trusts, one with respect to each Group.

     The ownership of each Contract and the contents of the related Contract File or Land Home Contract File, as applicable, and Servicing File are vested in the Trustee. The Servicer hereby disclaims any and all right, title and other ownership interest in and to the Contracts (including the security interests created thereby). The contents of each Contract File and, except as provided in
Section 4.16(e) and/or 4.16(f), the contents of each Land Home Contract File, as applicable, and Servicing File are and shall be held by the Servicer for the benefit of the Trustee as the owner thereof (it being understood that the Servicer's possession of the contents of each Contract File or Land Home Contract File, as applicable, and Servicing File so retained is for the sole purpose of servicing the related Contract, and such retention and possession by the Servicer is in a custodial capacity only). Neither the Contract Seller nor the Servicer shall take any action inconsistent with the Trustee's ownership of the Contracts, and the Contract Seller and the Servicer shall promptly indicate to all inquiring parties that the Contracts have been sold, transferred, assigned, set over and conveyed to the Trustee and shall not claim any ownership interest in the Contracts.

     (b) Although the parties intend that the conveyance of the Contract Seller's right, title and interest in and to the Contracts pursuant to this Agreement shall constitute a purchase and sale and not a loan, if such conveyances are deemed to be a loan, the parties intend that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The parties also intend and agree that GreenPoint shall be deemed to have granted to the Trustee, and GreenPoint does hereby grant to the Trustee, a perfected first-priority security interest in (i) all of its right, title and interest, whether now owned or hereafter acquired, in and to the Contracts listed on the Contract Schedule, as amended from time to time (including the security interests created thereby), including all principal of and interest due on or with respect to such Contracts on or after the Cut-Off Date (other than payments of principal and interest due on such Contracts before the Cut-Off Date), (ii) all of the rights under all Hazard Insurance Policies relating to the Manufactured Homes securing such Contracts for the benefit of the creditors under such Contracts, (iii) all documents contained in the Contract Files and in the Land Home Contract Files with respect to the related Contracts, and (iv) all proceeds of any of the foregoing. The parties intend and agree that this Agreement shall constitute a security agreement under applicable law. If the trust created by this Agreement terminates prior to the satisfaction of the claims of any Person under any Certificates, the security interests created hereby shall continue in full force and effect and the Trustee shall be deemed to be the collateral agent for the benefit of such Person.

Section 2.02    Filing and Assignment, Name Change or Relocation.
                ------------------------------------------------
     (a) On or prior to the Closing Date, the Servicer shall cause to be filed in the office of the Secretary of State of California a UCC-1 financing statement signed by GreenPoint describing the related Contracts as collateral and naming GreenPoint as debtor and the Trustee as secured party.

     From time to time, the Servicer shall take and cause to be taken such actions and execute such documents as are necessary to perfect and protect the Certificateholders' interests in the Contracts and their proceeds and the Manufactured Homes and the Mortgaged Properties against all other Persons, including the filing of financing statements, amendments thereto and continuation statements, the execution of transfer instruments and the making of notations on or taking possession of all records or documents of title; provided, however, that GreenPoint, so long as it is the Servicer, shall not be
--------  -------
required to cause notations to be made on any document of
title relating to any Manufactured Home or to execute any transfer instrument relating to any Manufactured Home (other than a notation or a transfer instrument necessary to show the Contract Seller as the lienholder or legal title holder) or, except as provided in Section 4.22, to file documents in real property records with respect to a Manufactured Home or related Contract, absent notice from the Trustee or the Contract Seller or actual knowledge that such Manufactured Home that does not secure a Land Home Contract has become real property under applicable state law; and further provided, that the Servicer
                                         ------- --------
shall have no obligation pursuant to this sentence with respect to any failure to maintain a first-priority perfected security interest which results from a breach of any representation or warranty in Section 3.02(j) or (u) as to the Trustee's security interest in a Manufactured Home, except to enforce the Contract Seller's obligations in respect thereof in Section 3.05. The Trustee and the Contract Seller agree to take whatever action is necessary to enable the Servicer to fulfill its obligations as set forth in this Section 2.02(a).

     (b) The Servicer agrees to pay all reasonable costs and disbursements in connection with its duties specified in this Section 2.02.

Section 2.03    Acceptance by Trustee.
                ---------------------
     (a) The Trustee hereby acknowledges conveyance of the Contracts to the Trustee and declares that the Trustee, directly or through a custodian (which shall be the Servicer pursuant to Section 4.16, except as provided under Section 4.16(f)), holds and will hold such Contract Files in trust for the use and benefit of all present and future Certificateholders. The Trustee hereby certifies (without any independent investigation) that it has no notice or knowledge of (i) any adverse claim, lien or encumbrance with respect to any Contract, (ii) any Contract being overdue or dishonored, (iii) any evidence on the face of any Contract of any security interest therein adverse to the Trustee's interest, or (iv) any defense against or claim against any Contract by the Obligor or by any other party. The Trustee also hereby certifies that its books and records will reflect it as the legal owner of the Contracts. Nothing in this Agreement shall be construed to constitute acceptance by the Trustee of any liability or obligation of the Contract Seller, whether on any Contract, to any Obligor, or otherwise.

     (b) The Trustee hereby acknowledges delivery of the Certificate Insurance Policy and the LOCs to the Trustee and declares that the Trustee holds and will hold the (i) Certificate Insurance Policy and the Group II LOC in trust for the use and benefit of all present and future Class II A Certificateholders and the Insurer and (ii) the Class I B-2 LOC in trust for the use and benefit of all present and future Class I B-2 Certificateholders.

Section 2.04    Certificate Ratings.
                -------------------

     On the Closing Date, the Trustee shall authenticate and deliver the Certificates upon instructions from the Contract Seller pursuant to Section 2.07 and the receipt of the following documents:

     (a) a letter from each Rating Agency confirming that the Class II A Certificates have been assigned the rating of "AAA" by S&P and a rating of "Aaa" by Moody's and that the Class I A Certificates have been assigned the rating of "AAA" by S&P and Fitch, the Class I M-1 Certificates have been assigned the rating of "AA" by S&P and Fitch, that the Class I M-2 Certificates have been assigned the rating of at least "A" by S&P and Fitch, that the Class I B-1

Certificates have been assigned the rating of "BBB" by S&P and Fitch; and that the Class I B-2 Certificates have been assigned the rating of at least "BBB" by S&P and Fitch.

     (b) an Officer's Certificate from the Servicer to the effect that the Servicer has deposited the dollar amount specified in such Officer's Certificate into the related Certificate Account and that such dollar amount is an estimate of all amounts received on the Contracts from and including the Cut-Off Date up to and including the Closing Date;

     (c)  the Certificate Insurance Policy;

     (d)  an executed Auction Agent Agreement and Broker Dealer Agreement; and

     (e)  each LOC.

     Notwithstanding anything in this Agreement to the contrary, the Servicer shall deposit into the applicable Certificate Account all amounts in respect of the Contracts received on or after May 1, 2000 (other than amounts due on a Due Date occurring prior to May 1, 2000) or otherwise required to be deposited in the applicable Certificate Account by other provisions of this Agreement pursuant to Section 4.05.

Section 2.05    Representations and Warranties Regarding the Servicer.
                -----------------------------------------------------
     The Servicer makes the following representations and warranties to the Trustee and the Certificateholders:

     (a)  Organization and Good Standing.  The Servicer is a limited liability
          ------------------------------
company, duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Servicer has the power to own its assets and to transact the respective business in which it is currently engaged. The Servicer is duly qualified to do business as a foreign limited liability company and is in good standing in each jurisdiction in which its type of organization and the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on its business, properties, assets, or condition (financial or other).

     (b)  Authorization; Binding Obligations.  The Servicer has the power and
          ----------------------------------
authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under the Agreement, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Servicer enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

     (c)  No Consent Required. The Servicer is not required to obtain the
          -------------------
consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement or in connection with the transaction of its business, except such as have been obtained or where the failure to obtain any such consent, license, approval or authorization, or to make any registration or declaration does not materially adversely affect the interests of the Trust Fund or the interests of the Certificateholders therein.

     (d)  No Violations.  The execution, delivery and performance of this
          -------------
Agreement by the Servicer will not violate any provision of any existing law or regulation or any order or decree of any court applicable to the Servicer or the charter or bylaws of the Servicer, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Servicer is a party or by which the Servicer is bound except where such violation or breach does not materially adversely affect the interests of the Trust Fund or the interests of the Certificateholders therein.

     (e)  Litigation.  No litigation or administrative proceeding of or before
          ----------
any court, tribunal or governmental body is currently pending, or, to the knowledge of the Servicer, threatened, against the Servicer or any of its properties or with respect to this Agreement or the Certificates which, if adversely determined, would in the opinion of the Servicer have a material adverse effect on the transactions contemplated by this Agreement.

     Within 60 days of the earlier of discovery by the Servicer or receipt of notice by the Servicer of the breach of any representation, warranty or covenant of the Servicer set forth in this Section 2.05 which materially and adversely affects the interests of the Certificateholders in any Contract, the Servicer shall cure such breach in all material respects.

Section 2.06    Covenants of the Contract Seller, Trustee and Servicer.
                ------------------------------------------------------

     Upon discovery by any of the Contract Seller, the Servicer or the Trustee of a breach of any of the representations, warranties and covenants set forth in
Article III hereof which materially and adversely affects the value of the Contracts or the interests of the Certificateholders in the Contracts (or which materially and adversely affects the value of or the interest of the Certificateholders in the related Contract in the case of a representation, warranty or covenant set forth in Article III hereof and relating to a particular Contract), the party discovering such breach shall give prompt written notice to the other parties. The cure of such breach or the repurchase or substitution for any affected Contract shall be done in accordance with
Section 3.05.

Section 2.07    Authentication and Delivery of Certificates.
                -------------------------------------------

     The Trustee acknowledges the transfer and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, has executed, authenticated and delivered to or upon the order of the Contract Seller, the Certificates in authorized denominations evidencing the entire ownership of the Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates.

Section 2.08    Covenants of the Servicer.
                -------------------------

     The Servicer hereby covenants to the Contract Seller and the Trustee that no written information, certificate of an officer, statement furnished in writing or written report delivered to the Contract Seller, any Affiliate of the Contract Seller or the Trustee and prepared by the Servicer pursuant to this Agreement will contain any untrue statement of a material fact or omit to state a material fact necessary to make the information, certificate, statement or report not misleading.

Section 2.09   Covenants of the Contract Seller.
               --------------------------------

     During the term of this Agreement, the Contract Seller will not change its name, identity or structure or relocate its chief executive office without first giving written notice to the Trustee and the Insurer. If any change in the Contract Seller's name, identity or structure or the relocation of its chief executive office would make any financing or continuation statement or notice of lien filed under this Agreement seriously misleading within the meaning of applicable provisions of the UCC or any title statute, the Contract Seller, no later than five days after the effective date of such change, shall file such amendments as may be required to preserve and protect the Certificateholders' interests in the Contracts and proceeds thereof and in the Manufactured Homes and the Mortgaged Properties.

                                  ARTICLE III

             REPRESENTATIONS AND WARRANTIES BY THE CONTRACT SELLER

Section 3.01    Representations and Warranties of the Contract Seller.
                -----------------------------------------------------
     The Contract Seller makes the following representations and warranties to the Trustee as of the Closing Date:

     (a)  Organization and Good Standing; Licensing.  It is a limited liability
          -----------------------------------------
company, duly organized, validly existing and in good standing under the laws of the State of Delaware, and it has the power to own its assets and to transact the business in which it is currently engaged. It is duly qualified to do business as a foreign limited liability company and is in good standing in each jurisdiction in which its type of organization and the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on its business, properties, assets, or condition (financial or other). It was properly licensed in each jurisdiction at the time of purchase or origination of each Contract originated or purchased on an individual basis by it in such jurisdiction to the extent required by the laws of such jurisdiction as applied to the purchase or origination and servicing of such Contract, except where the failure to be so licensed does not materially adversely affect the interests of the Trust Fund or the Certificateholders in and to such Contract.

     (b)  Authorization; Binding Obligations.  It has the power and authority to
          ----------------------------------
make, execute, deliver and perform this Agreement and all of the transactions contemplated under this Agreement, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Contract Seller enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

     (c)  No Consent Required.  It is not required to obtain the consent of any
          -------------------
other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except such as have been obtained or where the failure to obtain any such consent, license, approval or authorization, or to make any registration or declaration does not materially adversely affect the interests of the Trust Fund or the interests of the Certificateholders therein.

     (d)  No Violations.  The execution, delivery and performance of this
          -------------
Agreement by the Contract Seller will not violate any provision of any existing law or regulation or any order or decree of any court applicable to the Contract Seller or the charter or bylaws of the Contract Seller, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Contract Seller is a party or by which the Contract Seller is bound except where such violation or breach does not materially adversely affect the interests of the Trust Fund or the interests of the Certificateholders therein.

     (e)  Litigation.  No litigation or administrative proceeding of or before
          ----------
any court, tribunal or governmental body is currently pending or, to its knowledge, threatened, against it or any of its properties or with respect to this Agreement or the Certificates which, if adversely determined, would in the opinion of the Contract Seller have a material adverse effect on the transactions contemplated by this Agreement.

     (f)  Chief Executive Office.  Its chief executive office is in California.
          ----------------------

Section 3.02    Representations and Warranties Regarding Each Contract.
                ------------------------------------------------------

     The Contracts listed on the Contract Schedule have been sold by GreenPoint in its capacity as Contract Seller to the Trust Fund on the date of execution and delivery hereof. As a condition of the purchase by the Trust Fund, the Contract Seller represents and warrants to the Trustee as of the Closing Date (except as otherwise expressly stated):

     (a)  Payments.  As of the Cut-Off Date, no Contract was more than 59 days
          --------
delinquent.

     (b)  No Waivers. The terms of the Contract have not been waived, altered or
          ----------
modified in any respect, except by instruments or documents identified in the Contract File or the Land Home Contract File, as applicable.

     (c)  Binding Obligation.  The Contract is the legal, valid and binding
          ------------------
obligation of the Obligor thereunder and is enforceable in accordance with its terms, except as such enforceability may be limited by laws affecting the enforcement of creditors' rights generally and by general principles of equity.

     (d)  No Defenses.  The Contract is not subject to any right of rescission,
          -----------
setoff, counterclaim or defense, including the defense of usury, and the operation of any of the terms of the Contract or the exercise of any right thereunder will not render the Contract unenforceable in whole or in part or subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and no such right of rescission, setoff, counterclaim or defense has been asserted with respect thereto.

     (e)  Insurance.  The Manufactured Home securing the Contract is covered by
          ---------
a Hazard Insurance Policy in the amount required by Section 4.09. All premiums due as of the Closing Date on such insurance have been paid in full to the applicable providers of such insurance.

     (f)  Origination.  To the knowledge of the Contract Seller, the Contract
          -----------
was either (i) originated by a manufactured housing dealer acting in the regular course of its business, and purchased on an individual basis by the Contract Seller in the ordinary course of business, (ii) originated by the Contract Seller in the ordinary course of business, or (iii) purchased from Bank of America, FSB, which had originated such Contracts in the ordinary course of its business.

     (g)  Lawful Assignment.  The Contract was not originated in and is not
          -----------------
subject to the laws of any jurisdiction whose laws would make the transfer of such Contract from the Contract Seller to the Trust Fund under this Agreement unlawful.

     (h)  Compliance with Law.  All requirements of any federal, state or local
          --------------------
law, including usury, truth-in-lending and equal credit opportunity laws and lender licensing laws, applicable to the Contract have been complied with.

     (i)  Contract in Force.  The Contract has not been satisfied or
          -----------------
subordinated in whole or in part or rescinded, the Manufactured Home securing the Contract has not been released from the lien of the Contract in whole or in part and, in the case of a Land Home Contract, the related Mortgaged Property has not been released from the related Mortgage.

     (j)  Valid Security Interest.  The Contract, other than any Land Home
          -----------------------
Contract, creates a valid, subsisting and enforceable (except as may be limited by laws affecting creditors' rights generally) first-priority security interest in favor of GreenPoint as secured lender, or agent thereof, in the Manufactured Home covered thereby; such security interest has been assigned by the Contract Seller as secured lender to the Trustee in accordance with the terms herein and; the Trustee has a valid and perfected first-priority security interest in such Manufactured Home. Each Mortgage is a valid first lien in favor of GreenPoint on real property securing the amount owed by the Obligor under the related Land Home Contract subject only to (a) the lien of current real property taxes and assessments, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally in the area wherein the property subject to the Mortgage is located or specifically reflected in the appraisal obtained in connection with the origination of the related Land Home and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage. The Contract Seller has assigned all of its right, title and interest in such Land Home Contract and related Mortgage, including the security interest in the Manufactured Home covered thereby, to the Trustee. The Trustee has and will have a valid and perfected and enforceable (except as may be limited by laws affecting creditors' rights generally and by general principles of equity) first priority security interest in such Land Home Contract.

     (k)  Capacity of Parties.  All parties to the Contract had capacity to
          -------------------
execute the Contract.

     (l)  Good Title.  It purchased the Contract for value and took possession
          ----------
thereof, without knowledge that the Contract was subject to any security interest. It has not sold, assigned or pledged the Contract to any Person other than the Trust Fund, and prior to the transfer of the Contract by the Contract Seller to the Trust Fund, it had good and marketable title thereto free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest and was the sole owner thereof with full right to transfer the Contract to the Trust Fund.

     (m)  No Defaults.  As of the Cut-Off Date, there was no default, breach,
          -----------
violation or event permitting acceleration existing under the Contract and to its knowledge, no event which, with notice and the expiration of any grace or cure period, would constitute such a default, breach, violation or event permitting acceleration under such Contract (except payment delinquencies permitted by clause (a) above). The Contract Seller has not waived any such default, breach, violation or event permitting acceleration.

     (n)  No Liens.  As of the Closing Date, there are, to its knowledge, no
          --------
liens or claims which have been filed for work, labor or materials affecting the Manufactured Home or any related Mortgaged Property securing the Contract which are or may be liens prior to, or equal or coordinate with, the lien of the Contract.

     (o)  Installments. Such Contract provides for monthly payments of principal
          ------------
and interest which fully amortize the loan over its term. Each Group II Contract that has converted to a fixed rate of interest and each Group I Contract has a fixed Contract Rate and each Contract that has not converted to a fixed rate of interest has a Contract Rate that after an initial period is calculated based upon the Index plus the Gross Margin. The scheduled monthly payment allocable to interest on each Contract is calculated on the basis that each scheduled monthly payment is applied on its Due Date, regardless of when it is actually made.

     (p)  Enforceability.  The Contract contains customary and enforceable
          --------------
(except as may be limited by laws affecting creditors' rights generally and by general principles of equity) provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the collateral of the benefits of the security.

     (q)  Contract Schedule.  The information set forth in the Contract Schedule
          -----------------
is true and correct.

     (r)  One Original.  There is only one original executed Contract. Such
          ------------
original Contract is in the custody of the Servicer on the Closing Date.

     (s)  Loan-to-Value Ratio.  At the time of its origination, such Contract
          -------------------
had a Loan-to-Value Ratio (rounded to the nearest 1%) not greater than 100%.

     (t)  Not Real Estate. With respect to each Contract other than a Land Home
          ---------------
Contract, the related Manufactured Home is personal property and is not considered or classified as part of the real estate on which it is located under the laws of the jurisdiction in which it is located and was personal property and was not considered or classified as part of the real estate on which it was located under the laws of the jurisdiction in which it was located at the time the related Contract was executed by the parties thereto, and with respect to each Contract, including Land Home Contracts, the related Manufactured Home is, to the Contract Seller's knowledge, free of damage (including earthquake or hurricane damage) and in good repair.

     (u)  Notation of Security Interest. With respect to each Contract other
          -----------------------------
than a Land Home Contract, if the related Manufactured Home is located in a state in which notation of a security interest on the title document is required or permitted to perfect such security interest, the title document shows, or, if a new or replacement title document with respect to such Manufactured Home is being applied for, such title document will be issued within 180 days and will show, GreenPoint or BankAmerica Housing Services as the holder of a first-priority security interest in such Manufactured Home. If the related Manufactured Home is located in a state in which the filing of a financing statement or the making of a fixture filing under the UCC is required to perfect a security interest in manufactured housing, such filings have been duly made and show GreenPoint or BankAmerica Housing Services as the secured party. If the related Manufactured Home secures a Land Home Contract, such Manufactured Home and the related Mortgaged Property is subject to a Mortgage properly filed in the appropriate public recording office or such Mortgage will be properly filed in the appropriate public recording office within 180 days, naming GreenPoint as mortgagee. In either case, the Trustee has the same rights as the secured party of record would have (if such secured party were still the owner of the Contract) against all Persons (including the Contract Seller and any trustee in bankruptcy of GreenPoint or BankAmerica Housing Services) claiming an interest in such Manufactured Home. Assuming consummation of the transactions contemplated herein the Trustee has the same rights as the secured party of record would have (if such secured party were still the owner of the Contract) against all Persons claiming an interest in such Manufactured Home and, if applicable, such Mortgaged Property.

     (v)  Secondary Mortgage Market Enhancement Act.  The related Manufactured
          -----------------------------------------
Home is a "manufactured home" within the meaning of 42 United States Code,
Section 5402(6). With respect to the Contracts originated by Bank of America, FSB, Bank of America, FSB meets the requirements of Section 3(a)(41)(A)(ii) of the Securities Exchange Act of 1934, as amended. As of the Cut-Off Date, the Contract Seller was approved for insurance by the Secretary of Housing and Urban Development pursuant to Section 2 of the National Housing Act.

     (w)  Qualified Mortgage for REMIC.  Each Contract is secured by a "single
          ----------------------------
family residence" within the meaning of Section 25(e)(10) of the Code. The fair market value of the Manufactured Home securing each Contract was at least equal to 80% of the adjusted issue price of the Contract at either (i) the time the Contract was originated (determined pursuant to the REMIC Provisions) or (ii) the time the Contract is transferred to the Trust Fund. Each Contract is a "qualified mortgage" under Section 860G(a)(3) of the Code.

     (x)  Stamping of Contracts.  Within 60 days of the Closing Date, each
          ---------------------
original Contract will have been stamped with the following legend: "This Contract has been assigned to Bank One, National Association, as Trustee under the Pooling and Servicing Agreement dated as of May 1, 2000 (between such Trustee and GreenPoint Credit, LLC) or to any successor Trustee thereunder."

     (y)  Actuarial/Simple Interest Contracts. Except for $629,083.77 aggregate
          -----------------------------------
principal amount of the Contracts on the Cut-Off Date which are simple interest Contracts, each Contract is an actuarial manufactured housing installment loan agreement or a manufactured housing installment sales contract.

     (z)  Land Home Contracts.  No Contract other than a Land Home Contract is
          -------------------
secured, or intended to be secured, in whole or in part by the lien of a mortgage or deed of trust creating a first lien or an estate in fee simple in the real property. No Contract other than a Land Home Contract has financed any amounts in respect of real property.

     (aa) Life Insurance Policies.  No Group II Contract had a prepaid single-
          -----------------------
premium credit life insurance policies associated therewith.

     (bb) High Cost Mortgages.  No Group II Contract is subject to the
          -------------------
requirements in the Home Ownership and Equity Protection Act of 1994 that apply to "high cost" mortgages.

     (cc) Prepayment Penalties.  No Contract provides for prepayment penalties.
          --------------------

     (dd) Minimum and Maximum Contract Rate. As of the Cut-Off Date, the Group I
          ---------------------------------
Contract with the lowest Contract Rate has a Contract Rate of 6.75% and the Group I Contract with the highest Contract Rate has a Contract Rate of 19.00% and the Group II Contract with the lowest Contract Rate has a Contract Rate of 6.75% and the Group II Contract with the highest Contract Rate has a Contract Rate of 16.50%.

Section 3.03    Representations and Warranties Regarding the Contracts in the
                -------------------------------------------------------------
Aggregate.
---------

     The Contract Seller represents and warrants as of the Closing Date that:

     (a)  Amounts.  The aggregate principal amounts payable by Obligors under
          -------
the Contracts as of the Cut-Off Date (including scheduled principal payments due on or after the Cut-Off Date but paid prior to the Cut-Off Date) equal or exceed the Cut-Off Date Pool Principal Balance. The percentage (by outstanding principal balance as of the Cut-Off Date) of the Group I Contracts having a Net Contract Rate that is less than the Class I A Pass-Through Rate is approximately 7.21%. The percentage (by outstanding principal balance as of the Cut-Off Date) of the Group I Contracts having a Net Contract Rate that is less than the Class I M-1 Pass-Through Rate is approximately 19.65%. The percentage (by outstanding principal balance as of the Cut-Off Date) of the Group I Contracts having a Net Contract Rate that is less than the Class I M-2 Pass-Through Rate is approximately 19.65%. The percentage (by outstanding principal balance as of the Cut-Off Date) of the Group I Contracts having a Net Contract Rate that is less than the Class I B-1 Pass-Through Rate is approximately 19.65%. The percentage (by outstanding principal balance as of the Cut-Off Date) of the Group I Contracts having a Net Contract Rate that is less than the Class I B-2 Pass-Through Rate is approximately 19.65%.

     (b)  Characteristics.  The Group I Contracts have the following
          ---------------
characteristics as of the Cut-Off Date: (i) Group I Contracts representing approximately 74.70% of the Contracts by remaining principal balance are attributable to loans for purchases of new Manufactured Homes, and approximately 25.30% by remaining principal balance thereof is attributable to loans for purchases of used Manufactured Homes; (ii) not more than approximately 11.02% of the Group I Contracts by remaining principal balance as of the Cut-Off Date are secured by Manufactured Homes located in any one state, not more than 1.00% of the Group I Contracts by remaining principal balance are secured by Manufactured Homes located in an area with the same zip code, not more than 1.00% of the Group I Contracts by remaining principal balance are secured by Manufactured Homes located in the same manufactured housing park; (iii) no Group I Contract has a remaining maturity of more than 362 months; (iv) no Group I Contract was originated before October 1980; (v) the final scheduled payment date on the Group I Contract with the latest maturity is in May 2030, and (v) approximately 25.20% of the Group I Contracts by remaining principal balance are secured, or intended to be secured, in whole or in part by a Land Home Contract. The Group II Contracts have the following characteristics as of the Cut-Off Date: (i) Group II Contracts representing approximately 88.40% of the Contracts by remaining principal balance are attributable to loans for purchases of new Manufactured Homes, and approximately 11.60% by remaining principal balance thereof is attributable to loans for purchases of used Manufactured Homes; (ii) not more than approximately 10.41% of the Group

II Contracts by remaining principal balance as of the Cut-Off Date are secured by Manufactured Homes located in any one state, not more than 1.00% of the Group II Contracts by remaining principal balance are secured by Manufactured Homes located in an area with the same zip code, not more than 1.00% of the Group II Contracts by remaining principal balance are secured by Manufactured Homes located in the same manufactured housing park; (iii) no Group II Contract has a remaining maturity of more than 360 months; (iv) no Group II Contract was originated before October 1998; (v) the final scheduled payment date on the Group II Contract with the latest maturity is in May 2030, (vi) approximately 12.7% of the Group II Contracts by remaining principal balance are secured, or intended to be secured, in whole or in part by a Land Home Contract, and (vii) approximately 99.8% by aggregate of the remaining principal balances of the Group II Contracts as of the Cut-Off Date have an Index based upon Twelve-Month LIBOR.

     (c)  Computer Tape.  The Computer Tape made available by the Servicer as of
          -------------
the close of business on May 15, 2000 was accurate as of its date and includes a description of the same Contracts that are described in the Contract Schedule.

     (d)  Marking Records.  Within 7 days following the Closing Date, the
          ---------------
Contract Seller will have caused the portions of the electronic master record of its manufactured housing installment sales contracts and installment loan agreements relating to the Contracts sold by it as of the Closing Date to be clearly and unambiguously marked to indicate that such Contracts constitute part of the Trust Fund and are owned by the Trust Fund in accordance with the terms of the trust created hereunder.

     (e)  No Adverse Selection.  Except to ensure compliance with the
          --------------------
representations and warranties made in Sections 3.02 and 3.03, no selection procedures have been intentionally employed to achieve an adverse effect on the interests of the Certificateholders, the Insurer or either LOC Provider in selecting the Contracts.

Section 3.04    Representations and Warranties Regarding the Contracts.
                ------------------------------------------------------

     The Contract Seller represents and warrants that:

     (a)  Possession.  Immediately prior to the Closing Date, the Servicer will
          ----------
have possession of each original Contract and the related Contract File or Land Home Contract File, as applicable (except for any certificate of title or Mortgage that has not yet been returned from the appropriate public recording office). There are and there will be no custodial agreements in effect materially and adversely affecting the right of the Contract Seller to make, or to cause to be made, any delivery required hereunder.

     (b)  Bulk Transfer Laws.  The transfer, assignment and conveyance of the
          ------------------
Contracts, the Contract Files and the Land Home Contract Files by the Contract Seller to the Trust Fund as contemplated by this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

Section 3.05    Repurchases of Contracts or Substitution of Contracts for Breach
                ----------------------------------------------------------------
of Representations and Warranties.
---------------------------------

     (a) The Contract Seller shall either (i) repurchase a Contract sold by it to the Trust Fund at such Contract's Repurchase Price, or (ii) if the Contract Seller is able to satisfy the conditions of Section 3.05(b), remove such Contract from the Trust Fund and substitute therefor an Eligible Substitute Contract in accordance with and subject to the limitations of Section 3.05(b), in each case within 90 days after the Contract Seller becomes aware, or receives written notice from the Servicer or the Trustee, of a breach of a representation or warranty of the Contract Seller set forth in Section 3.02 or 3.03 of this Agreement that materially adversely affects the Trust Fund's interest in such Contract, unless such breach has been cured; provided, however, that with respect to any Contract incorrectly
       --------  -------
described on the Contract Schedule with respect to remaining principal balance, which the Contract Seller would otherwise be required to repurchase pursuant to this Section 3.05, the Contract Seller may, in lieu of repurchasing such Contract, deposit in the applicable Certificate Account not later than one Business Day after such Determination Date cash in an amount sufficient to cure such deficiency or discrepancy; and further provided, that with respect to a
                                    ------- --------
breach of a representation or warranty relating to the Contracts in the aggregate and not to any particular Contract, the Contract Seller may select Contracts to repurchase or substitute for such that, had such Contracts not been included as part of the Contract Pool and after giving effect to such substitution, if any, there would have been no breach of such representation or warranty; and further provided, that in connection with any Contract that the
              ------- --------
Contract Seller is required to repurchase or substitute due to a breach of representation or warranty set forth in Section 3.03, the Contract Seller shall at its own expense deliver to the Trustee an opinion of counsel to the effect that the repurchase of such Contract will not cause the Trust Fund to fail to qualify as a REMIC at any time any Certificate is outstanding under then applicable REMIC Provisions, be deemed a contribution to the Trust Fund after the Startup Day or cause any "prohibited transaction," in each case, that will result in the imposition of a tax under the applicable REMIC Provisions. It is understood and agreed that the obligation of the Contract Seller to repurchase or substitute for any Contract sold by it as to which a breach of a representation or warranty set forth in Section 3.02 or 3.03 of this Agreement has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Certificateholders, the Trust Fund or the Trustee; provided, however, that the Contract Seller shall defend and indemnify the
--------  ------
Trustee, the Certificate Administrator, the Trust Fund and the Certificateholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or suffered by any of them as a result of third-party claims arising out of any breach of a representation or warranty set forth in Section 3.02(c), (d), (g), (h) or (w) of this Agreement. Notwithstanding any other provision of this Agreement, the obligation of the Contract Seller under this
Section 3.05 shall not terminate upon an Event of Default.

          Notwithstanding any other provision of this Agreement to the contrary, any amount received on or recovered with respect to repurchased Contracts or Replaced Contracts during or after the month of repurchase shall be the property of the Contract Seller and need not be deposited in the applicable Certificate Account.

          Notwithstanding the foregoing, the Contract Seller shall not deposit cash into the Certificate Account pursuant to this Section 3.05 after the three-month period beginning on the Closing Date unless it shall first have obtained an Opinion of Counsel to the effect that such deposit will not give rise to any tax under Section 86OF(a) (1) of the Code or Section 86OG(d) of the Code. Any such deposit shall not be invested.

          The Trustee shall have no obligation to pay any taxes pursuant to this
Section 3.05, other than from moneys provided to it by the Contract Seller or from moneys held therefor pursuant to Section 4.17. The Trustee shall be deemed conclusively to have complied with this Section 3.05 if it follows the directions of the Contract Seller required to be provided in the preceding paragraph. Upon the repurchase of any Contract by the Contract Seller, the Trustee shall delete such Contract from the Contract Schedule.

          For reasons of administrative convenience in servicing of the Contracts, notwithstanding the above provisions of this Section 3.05(a), the Contract Seller shall not be required to repurchase or substitute for any Contract relating to a Manufactured Home located in any jurisdiction on account of a breach of the representation or warranty contained in Section 3.02(j) or
(u) of this Agreement solely on the basis of failure by the Contract Seller to cause notations to be made on any document of title relating to any such Manufactured Home or to execute any transfer instrument (including any UCC-3 assignments) relating to any such Manufactured Home (other than a notation or a transfer instrument necessary to show the Contract Seller as lienholder or legal title holder) unless (i) a court of competent jurisdiction has adjudged that, because of such failure, the Trustee does not have a perfected first-priority security interest in such related Manufactured Home, or (ii) (A) the Servicer has received written advice of counsel to the effect that a court of competent jurisdiction has held that, solely because of a substantially similar failure on the part of a pledgor or assignor of manufactured housing contracts (who has perfected the assignment or pledge of such contracts), a perfected first-priority security interest was not created in favor of the pledgee or assignee (as the case may be) in a related manufactured home which is located in such jurisdiction and which is subject to the same laws regarding the perfection of security interests therein as apply to Manufactured Homes located in such jurisdiction, and (B) the Servicer shall not have completed all appropriate remedial action with respect to such Manufactured Home within 90 days after receipt of such written advice. Any such advice shall be from counsel selected by the Servicer on a nondiscriminatory basis from among the counsel used by the Servicer in its general business in the jurisdiction in question. The Servicer shall have no obligation on an ongoing basis to seek any advice with respect to the matters described in clause (ii) above. However, the Servicer shall seek advice with respect to such matters whenever information comes to the attention of its general counsel which causes such general counsel to determine that a holding of the type described in clause (ii)(A) might exist. If any counsel selected by the Servicer informs the Servicer that no holding of the type described in clause (ii)(A) exists, such advice shall be conclusive and binding on the parties with respect to the applicable date and jurisdiction.

     (b) On or prior to the date that is the second anniversary of the Closing Date, the Contract Seller, at its election, may substitute a Contract for any Contract that it is otherwise obligated to repurchase pursuant to Section 3.05(a) (such Contract being referred to as the "Replaced Contract") upon satisfaction of the following conditions:

          (i) the Contract to be substituted for the Replaced Contract is an Eligible Substitute Contract and the Contract Seller delivers an Officer's Certificate, substantially in the form of Exhibit E, to the Trustee
                                               ---------
     certifying that such Contract is an Eligible Substitute Contract, describing in reasonable detail how such Contract satisfies the definition of the term "Eligible Substitute Contract" (as to satisfaction of representations and warranties, such description shall be that such Contract satisfies such representations and warranties) and certifying that the Contract File or the Land Home Contract File, as applicable, for such Contract is in the possession of the Servicer;

          (ii) the Contract Seller shall have delivered to the Trustee evidence of filing with the appropriate office in California of a UCC-1 financing statement executed by the

     Contract Seller as debtor and naming the Trustee as secured party and listing such Contract as collateral;

          (iii) the Contract Seller shall have delivered to the Trustee an Opinion of Counsel (a) to the effect that the substitution of such Contract for such Replaced Contract will not cause the Trust Fund to fail to qualify as a REMIC at any time any Certificate is outstanding under then applicable REMIC Provisions, be deemed a contribution to the Trust Fund after the Startup Day or cause any "prohibited transaction," in each case, that will result in the imposition of a tax under the applicable REMIC Provisions, and (b) to the effect that, except as to Land Home Contracts, no filing or other action other than the filing of financing statements on Form UCC-1 with the Secretary of State of the State of California, naming the Contract Seller as debtor and the Trustee as secured party as required by Section 3.05(a) of this Agreement and the filing of continuation statements as required by Section 2.02(a) is necessary to perfect as against third parties the conveyance of the substitute Contract by the Contract Seller to the Trustee; and

          (iv) if the Scheduled Principal Balance of such Replaced Contract is greater than the Scheduled Principal Balance of such Contract, the Contract Seller shall have deposited in the applicable Certificate Account the amount of such excess (which amount shall be deemed a Principal Prepayment on such Contract) and shall have included in the Officer's Certificate required by clause (i) above a certification that such deposit has been made.

          Upon satisfaction of such conditions, the Trustee shall add such Contract to, and delete such Replaced Contract from, the Contract Schedule (or cause such addition and deletion to be accomplished). Such substitution shall be effected prior to the first Determination Date that occurs more than 90 days after the Contract Seller becomes aware or receives written notice from the Servicer or the Trustee, of the breach referred to in Section 3.05(a).

     (c) Promptly after the repurchase referred to in Section 3.05(a) or the substitution referred to in Section 3.05(b), the Trustee shall execute such documents as are presented to it by the Contract Seller and are reasonably necessary to reconvey the repurchased Contract or Replaced Contract, as the case may be, to the Contract Seller.

     (d) Notwithstanding anything in this Section 3.05 to the contrary, in the event any Opinion of Counsel referred to in this Section 3.05 indicates that a repurchase or substitution, as the case may be, of a Contract will result in the imposition of a tax under the applicable REMIC Provisions with respect to "prohibited transactions," or deemed a contribution to the REMIC after the "start-up day," the Contract Seller shall not be required to repurchase or substitute the Contract to which such Opinion of Counsel relates unless and until the Servicer has determined there is an actual or imminent default with respect thereto or that the defect or breach giving rise to the repurchase or substitution obligation adversely affects the enforceability of such Contract.


Section 3.06    General.
                -------
     (a) It is understood and agreed that the representations and warranties in this Article III hereof shall remain operative and in full force and effect, shall survive the transfer and conveyance of the Contracts by the Contract Seller to the Trustee and shall inure to the benefit of the Trustee.

     (b) Any cause of action against the Contract Seller relating to or arising out of the breach of any of its representations and warranties made in this
Article III shall accrue as to any Contract upon (i) discovery of such breach by the Contract Seller or notice thereof by the Trustee or Servicer to the Contract Seller, (ii) failure by the Contract Seller to cure such breach, and (iii) demand upon the Contract Seller by the Trustee for all amounts payable in respect of such Contract under this Agreement.

                                  ARTICLE IV

                   ADMINISTRATION AND SERVICING OF CONTRACTS

Section 4.01    Responsibility for Contract Administration and Servicing.
                --------------------------------------------------------

     GreenPoint hereby agrees to act as Servicer under this Agreement. The Certificateholders by their acceptance of the Certificates consent to GreenPoint acting as Servicer. The Servicer shall service and administer the Contracts and, subject to the terms of this Agreement, shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such servicing and administration. Subject to Section 4.02, without limiting the generality of the foregoing, the Servicer hereby is authorized and empowered, when the Servicer believes it appropriate in its best judgment, to execute and deliver, on behalf of the Certificateholders and the Trust Fund or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Contracts, with respect to the Manufactured Homes and with respect to the Mortgaged Property. The Trustee shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to service and administer the Contracts. The relationship of the Servicer (and of any successor to the Servicer as Servicer under this Agreement) to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent of the Trustee.

Section 4.02    Standard of Care.
                ----------------

     In managing, administering, servicing and making collections on the Contracts pursuant to this Agreement, the Servicer will, consistent with the terms of this Agreement and applicable law, act with reasonable care, using that degree of skill and care that it exercises with respect to similar manufactured housing contracts owned and/or serviced by it, but in no event using a degree of skill and care that is lower than that used generally in the servicing industry for such manufactured housing contracts; provided, however, that notwithstanding
                                         --------  -------
the foregoing, the Servicer shall not release or waive the right to collect the unpaid balance on any Contract except if default or foreclosure on such Contract has occurred or in the reasonable judgment of the Servicer is imminent and such waiver or release is in the best interest of the Trust, in the reasonable judgement of the Servicer. Notwithstanding anything to the contrary contained in this Agreement, no provision of this Agreement shall be construed so as to require the Servicer to take any action or fail to take any action in respect of a Contract which action or failure violates applicable law.

Section 4.03    Records.
                -------

     The Servicer, during the period it is Servicer hereunder, shall maintain such books of account and other records as will enable the Trustee (if the Trustee so elects in its discretion) to determine the status of each Contract. Without limiting the generality of the preceding sentence, the Servicer shall keep such records in respect of Liquidation Expenses as will enable the Trustee (if the Trustee so elects in its discretion) to determine that the correct amount of Net Liquidation Proceeds in respect of a Liquidated Contract has been deposited in the applicable Certificate Account.

Section 4.04    Inspection.
                ----------
     (a) At all times during the term hereof, the Servicer shall afford the Trustee and its authorized agents reasonable access during normal business hours to the Servicer's records relating to the Contracts and will cause its personnel to assist in any examination of such records by the Trustee or any of its authorized agents. The examination referred to in this Section 4.04 will be conducted in a manner which does not interfere unreasonably with the Servicer's normal operations or customer or employee relations. Without otherwise limiting the scope of the examination which the Trustee may make, the Trustee or its authorized agents, using generally accepted audit procedures, may in their discretion verify the status of each Contract and review the records relating thereto for conformity to Monthly Reports prepared pursuant to Article V and compliance with the standards represented to exist as to each Contract in this Agreement.

     (b) At all times during the term hereof, the Servicer shall keep available a copy of the Contract Schedule at its principal executive office for inspection by Certificate Owners.

Section 4.05    Establishment of and Deposits in Certificate Account.
                ----------------------------------------------------

     On or before the Closing Date, the Trustee shall have established, and thereafter shall maintain, (i) the Group I Certificate Account, which is an Eligible Account, in the form of a segregated trust account titled "GreenPoint Manufactured Housing Contract Trust, Pass-Through Certificates, Series 2000-3, Group I Certificate Account in trust for the Trustee as trustee for the benefit of the Group I Certificateholders" and (ii) the Group II Certificate Account, which is an Eligible Account, in the form of a segregated trust account titled "GreenPoint Manufactured Housing Contract Trust, Pass-Through Certificates, Series 2000-3, Group II Certificate Account in trust for the Trustee as trustee for the benefit of the Group II Certificateholders." As of the Closing Date, each Certificate Account shall be a segregated trust account established at Bank One, National Association and shall be invested in One Group Institutional Money Market Fund (as long as such fund is an Eligible Investment) or other similar Eligible Investment selected by the Trustee. Eligible Investments shall mature or, in the case of a money market fund, be redeemed not later than the Business Day immediately preceding the Distribution Date next following the date of such investment (except that, if such Eligible Investment is an obligation of the institution that maintains the Certificate Accounts, then such Eligible Investments shall mature or, in the case of a money market fund, be redeemed not later than such Distribution Date), and shall not be sold or disposed of prior to its maturity. All such Eligible Investments shall be made in the name of the Trustee, as trustee for the benefit of the Certificateholders. Without limiting the generality of the foregoing, the Trustee shall select obligations for the investment of the Certificate Accounts from among the investments specified in clauses (a) and (b) of the definition of "Eligible Investments." The Trustee shall select such Eligible

Investments, which shall mature as provided above, in such manner as to achieve the following objectives in the order stated: (1) preservation of principal values; and (2) maximization of income.

     All net income and gain realized from any such investments, to the extent provided by this Agreement, shall be added to the applicable Certificate Account.

     The Servicer shall deposit as promptly as practicable (but not later than the close of business of the second Business Day) following receipt thereof:

          (1) All amounts received from Obligors with respect to principal of and interest on the Group I Contracts (including Excess Contract Payments relating to the Group I Contracts) into the Group I Certificate Account and all amounts received from Obligors with respect to principal of and interest on the Group II Contracts (including Excess Contract Payments relating to the Group II Contracts) into the Group II Certificate Account ;

          (2) All Net Liquidation Proceeds relating to the Group I Contracts into the Group I Certificate Account and all Net Liquidation Proceeds relating to the Group II Contracts into the Group II Certificate Account;

          (3) All amounts required to be deposited by the Contract Seller pursuant to Sections 3.05(a) and (b) relating to the Group I Contracts into the Group I Certificate Account and all amounts required to be deposited by the Contract Seller pursuant to Sections 3.05(a) and (b) relating to the Group II Contracts into the Group II Certificate Account;

          (4) All Monthly Advances pursuant to Section 5.01 relating to the Group I Contracts into the Group I Certificate Account and all Monthly Advances pursuant to Section 5.01 relating to the Group II Contracts into the Group II Certificate Account;

          (5)  Any proceeds of Hazard Insurance Policies pursuant to Section
     4.11 and any amounts in respect of indemnification pursuant to Section 7.03 into the applicable Certificate Account;

          (6) All amounts required to be withdrawn from an REO Account and deposited in the Group I Certificate Account in accordance with Section 4.17) relating to the Group I Contracts into the Group I Certificate Account and all amounts required to be withdrawn from an REO Account and deposited in the Group II Certificate Account in accordance with Section 4.17) relating to the Group II Contracts into the Group II Certificate Account;

          (7) All Deficiency Amounts relating to the Group I Contracts into the Group I Certificate Account and all Deficiency Amounts relating to the Group II Contracts into the Group II Certificate Account;

          (8) All amounts received from the Special Account in respect of a Group II Available Funds Shortfall into the Group II Certificate Account; and

          (9) All amounts received from the Holders of the Class R Certificates pursuant to Section 11.12(i) hereof into the Group II Certificate Account.

     The Trustee shall cause the LOC Provider to deposit in the applicable Certificate Account all Draw Amounts pursuant to Section 5.08. The Trustee shall cause the Insurer to deposit in the Group II Certificate Account all Enhancement Payments made pursuant to Section 5.08.

Section 4.06    Payment of Taxes.
                ----------------

     If the Servicer becomes aware of the nonpayment by an Obligor of a real or personal property tax or other tax or charge which may result in a lien upon a Manufactured Home or Mortgaged Property prior to, or equal to or coordinate with, the lien of the related Contract, the Servicer, consistent with Section 4.02, shall take action, including the advancing, but only to the extent that the Servicer deems, in its sole judgement, such advance recoverable, of such taxes or charges to avoid the attachment of any such lien. If the Servicer shall have paid any such real or personal property tax or other tax or charge directly on behalf of an Obligor, the Servicer may separately add such amount to the Obligor's obligation as provided by the Contract, but, for the purposes of this Agreement, may not add such amount to the remaining principal balance of the Contract. If the Servicer shall have repossessed a Manufactured Home or Mortgaged Property on behalf of the Certificateholders and the Trustee, the Servicer shall advance, but only to the extent that the Servicer, in its sole judgment, deems such advance recoverable, the amount of any such tax or charge arising during the time such Manufactured Home is in the Servicer's possession or title to the Mortgaged Property is in the name of the Servicer (or any Person acting on behalf of the Servicer), unless the Servicer is contesting in good faith such tax or charge or the validity of the claimed lien on such Manufactured Home or Mortgaged Property. If the Obligor does not reimburse the Servicer for payment of such taxes or charges pursuant to this Section 4.06 and the related Contract is liquidated after a default, the Servicer shall be reimbursed for its payment of such taxes or charges out of the related Liquidation Proceeds. If Liquidation Proceeds are insufficient to reimburse the Servicer for any such premiums, the amount of such insufficiency shall constitute, and be reimbursable to the Servicer as, a Nonrecoverable Advance.

Section 4.07    Enforcement.
                -----------
     (a) The Servicer, consistent with Section 4.02, shall act with respect to the Contracts in such manner as will maximize the receipt of principal and interest on such Contracts.

     (b) The Servicer shall sue to enforce or collect upon Contracts and, where permitted by applicable law, may, in its sole judgment, sue to collect any Deficiency at its own expense, in its own name, if possible, or as agent for the Trustee in its own name, if possible, or as agent for the Trust Fund. If the Servicer elects to commence a legal proceeding to enforce a Contract, the act of commencement shall be deemed to be an automatic assignment of the Contract to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce a Contract on the ground that it is not a real party in interest or a holder entitled to enforce the Contract, the Trustee on behalf of the Certificateholders shall, at the Servicer's expense, take such steps as the Servicer deems necessary to enforce the Contract, including bringing suit in its name or the names of the Certificateholders. If there has been a recovery of attorneys' fees in favor of the Servicer or the Trust Fund in an action involving the enforcement of a Contract, the Servicer shall be reimbursed out of such recovery for its out-of-pocket attorney's fees and expenses incurred in such enforcement action.

     (c) The Servicer shall exercise any rights of recourse against third persons that exist with respect to any Contract in accordance with Section 4.02. In exercising recourse rights, the Servicer is authorized on the Trustee's behalf to reassign the Contract or to resell the related Manufactured Home and, if applicable, the Mortgaged Property, to the Person against whom recourse exists at the price set forth in the document creating the recourse.

     (d) The Servicer may grant to the Obligor on any Contract any rebate, refund or adjustment out of the applicable Certificate Account that is required because of an overpayment in connection with the partial prepayment or prepayment in full of the Contract or otherwise. The Servicer may rescind, cancel or make material modifications of the terms of any Contract (including modifying the amounts and due dates of scheduled monthly payments); provided
                                                                    --------
that, unless required by applicable law or to bring Contracts into conformity with the representations and warranties contained in Article III, the Servicer will not permit any rescission or cancellation of any Contract or any material modification of a Contract other than in connection with a default or an imminent default on such Contract unless the Servicer obtains an Opinion of Counsel to the effect that such modification will not cause the Trust Fund to fail to qualify as a REMIC or result in the imposition of taxes on the Trust Fund under the REMIC Provisions. Notwithstanding the foregoing, the Servicer may, without an Opinion of Counsel, make a one-time modification to the Contract Rate with respect to any Contract by an amount equal to the lesser of (i) 5% of such Contract Rate and (ii) 0.50% provided, however, that the aggregate Scheduled Principal Balance of the Contracts so modified shall in no event exceed 10% of the Cut-Off Date Pool Principal Balance.

Section 4.08    Transfer of Certificate Account.
                -------------------------------

     The Trustee may transfer the Certificate Account to a different depository institution from time to time, so long as the Certificate Account remains an Eligible Account. The Trustee shall give notice of any transfer of the Certificate Account to each Rating Agency prior to such transfer.

Section 4.09    Maintenance of Hazard Insurance Policies.
                ----------------------------------------
     (a) Except as otherwise provided in subsection (b) of this Section 4.09, the Servicer shall cause to be maintained with respect to each Contract one or more Hazard Insurance Policies which provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue such policies in the state in which the Manufactured Home is located, and in an amount which is not less than the maximum insurable value of such Manufactured Home or the principal balance of the related Contract, whichever is less; provided that such
                                                              --------
Hazard Insurance Policies may provide for customary deductible amounts, and further provided that the amount of coverage provided by each Hazard Insurance
------- --------
Policy shall be sufficient to avoid the application of any co-insurance clause contained therein. If a Manufactured Home is located within a federally designated special flood hazard area, the Servicer shall, to the extent required by applicable law or regulation, also cause flood insurance to be maintained, which coverage shall be at least equal to the minimum amount specified in the preceding sentence or such lesser amount as may be available under the federal flood insurance program. Each Hazard Insurance Policy caused to be maintained by the Servicer shall contain a standard loss payee clause in favor of the Servicer and its successors and assigns. If any Obligor is in default in the payment of premiums on its Hazard Insurance Policy or Policies, the Servicer shall advance such premiums out of its own funds (but only to the extent that it deems, in its sole judgment, that such advances are recoverable), and may add separately such premium to the Obligor's obligation as provided by the Contract, but may not add such premium to the remaining principal balance of the Contract for purposes of this Agreement. If the Obligor does not reimburse the Servicer for payment of such premiums and the related Contract is liquidated after a default, the Servicer shall be reimbursed for its payment of such premiums out of the related Liquidation Proceeds.

     (b) The Servicer may, in lieu of causing individual Hazard Insurance Policies to be maintained with respect to each Manufactured Home pursuant to subsection (a) of this Section 4.09, and shall, to the extent that the related Contract does not require the Obligor to maintain a Hazard Insurance Policy with respect to the related Manufactured Home, maintain one or more blanket insurance policies covering losses as provided in subsection (a) of this Section 4.09 resulting from the absence or insufficiency of individual Hazard Insurance Policies. Any such blanket policy shall be substantially in the form that is the industry standard for blanket insurance policies issued to cover Manufactured Homes and in the amount sufficient to cover all losses on the Contracts. The Servicer shall pay, out of its own funds, the premium for such policy on the basis described therein and shall deposit in the applicable Certificate Account, on the Business Day next preceding the Determination Date following the Collection Period in which the insurance proceeds from claims in respect of any Contracts under such blanket policy are or should have been received, the deductible amount with respect to such claims. The Servicer shall not, however, be required to deposit any deductible amount with respect to claims under individual Hazard Insurance Policies maintained pursuant to subsection (a) of this Section 4.09.

     (c) If the Servicer shall have repossessed a Manufactured Home on behalf of the Trustee, the Servicer shall either (i) maintain at its expense, but only to the extent that it deems, in its sole judgment, such expense recoverable, a Hazard Insurance Policy with respect to such Manufactured Home, except that the Servicer shall be responsible for depositing any deductible amount with respect to all claims under individual Hazard Insurance Policies, or (ii) indemnify, to the extent that the Servicer should have maintained such Hazard Insurance Policy pursuant to subclause (i) of this clause (c), the Trust Fund against any damage to such Manufactured Home prior to resale or other disposition that would have been covered by such Hazard Insurance Policy.

     (d) Any cost incurred by the Servicer in maintaining any of the foregoing insurance, for the purpose of calculating monthly distributions to Certificateholders, shall not be added to the amount owing under the Contract, notwithstanding that the terms of the Contract so permit. Except as provided in the final sentence of this paragraph, the Servicer shall not be entitled to reimbursement from the Contract Seller, the Trustee or the Certificateholders for such costs. Such costs (other than the cost of the blanket policy) shall only be recovered out of later payments by the Obligor for such premiums or, if the related Contract is liquidated after a default, out of the related Liquidation Proceeds. If Liquidation Proceeds are insufficient to reimburse the Servicer for any such premiums, the amount of such insufficiency shall constitute, and be reimbursable to the Servicer as, a Nonrecoverable Advance.

Section 4.10    Fidelity Bond and Errors and Omissions Insurance.
                ------------------------------------------------

     The Servicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage with responsible companies acceptable to FNMA and FHLMC, on all officers, employees or other persons acting in any capacity with regard to the Contracts to handle funds, money, documents and papers relating to the Contracts. Any such fidelity bond and errors and omissions insurance shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. No provision of this Section 4.10 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be in an amount as is customary for servicers that service a portfolio of manufactured housing installment sales contracts of $100 million or more and that are generally acceptable as servicers to institutional investors. On or before April 1 of every year, the Servicer shall cause to be delivered to the Trustee a certified true copy of such fidelity bond and insurance policy and a statement from the surety and the insurer that such fidelity bond or insurance policy shall in no event be terminated or materially modified without 30 days' prior written notice to the Trustee.

Section 4.11    Collections under Hazard Insurance Policies, Consent to
                -------------------------------------------------------
Transfers of Manufactured Homes, Assumption Agreements.
------------------------------------------------------

     (a) In connection with its activities as administrator and Servicer of the Contracts, the Servicer agrees to present, on behalf of itself, the Trustee and the Certificateholders, claims to the insurer under any Hazard Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Hazard Insurance Policies or any blanket policies obtained pursuant to Section 4.09(b) (except that the Servicer shall not be required to make any advances that the Servicer believes, in its sole judgment, would become a nonrecoverable advance). Any amounts collected by the Servicer under any such Hazard Insurance Policies shall be deposited in the applicable Certificate Account pursuant to Section 4.05, except to the extent they are applied to the restoration of the related Manufactured Home or released to the related Obligor in accordance with the normal servicing procedures of the Servicer.

     (b) In connection with any transfer of ownership of a Manufactured Home and, if applicable, the related Mortgaged Property, by an Obligor to a Person, the Servicer shall consent to any such transfer and permit the assumption by such Person of the Contract related to such Manufactured Home, provided that (i)
                                                               --------
such Person, in the judgment of the Servicer, meets the Servicer's underwriting standards then in effect, (ii) such Person enters into an assumption agreement,
(iii) the Servicer determines that permitting such assumption by such Person will not materially increase the risk of nonpayment of such Contract and (iv) such action will not adversely affect or jeopardize any coverage under any insurance policy required by this Agreement. In the event the Servicer determines that the conditions of the proviso of the preceding sentence have not been fulfilled, then the Servicer shall withhold its consent to any such transfer, but only to the extent permitted under the Contract and applicable law and governmental regulations and only to the extent that such action will not adversely affect or jeopardize any coverage under any insurance policy required by this Agreement. In connection with any such assumption, the rate of interest borne by, and all other material terms of, the related Contract shall not be changed.

     (c) In any case in which a Manufactured Home or Mortgaged Property is to be conveyed to a Person by an Obligor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Contract in accordance with Section 4.11(b) or Section 4.07(d), upon the closing of such conveyance, the Servicer shall cause the originals of the assumption agreement, the release (if any), or the modification or supplement to the Contract to be deposited with the Contract File or the Land Home Contract File, as applicable, for such Contract. Any fee collected by the Servicer for entering into an assumption or substitution of liability agreement with respect to such Contract will be retained by the Servicer as additional servicing compensation.

Section 4.12    Realization upon Defaulted Contracts.
                ------------------------------------

     Subject to applicable law, the Servicer shall repossess, foreclose upon or otherwise comparably convert the ownership of Manufactured Homes and Mortgaged Property securing all Contracts that come into default and which the Servicer believes in its good faith business judgment will not be brought current. Subject to Section 4.17, the Servicer shall manage, conserve and protect such Manufactured Homes and Mortgaged Property for the purposes of their prompt disposition and sale, and shall dispose of such Manufactured Homes and Mortgaged Property on such terms and conditions as it deems in the best interests of the Certificateholders. If the Servicer has actual knowledge that a Mortgaged Property is affected by hazardous waste, then the Servicer shall not cause the Trust Fund to acquire title to such Mortgaged Property in a foreclosure or similar proceeding. For purposes of the preceding sentence, the Servicer shall not be deemed to have actual knowledge that a Mortgaged Property is affected by hazardous waste unless it shall have received written notice that hazardous waste is present on such property and such written notice has been made a part of the Land Home Contract File with respect to the related Contract. In connection with such activities, the Servicer shall follow such practices and procedures as are consistent with Section 4.02.

Section 4.13    Costs and Expenses.
                ------------------

     Except as otherwise expressly provided herein, all costs and expenses incurred by the Servicer in carrying out its duties under this Agreement, including all fees and expenses incurred in connection with the enforcement of Contracts (including enforcement of defaulted Contracts and repossessions of Manufactured Homes and Mortgaged Property securing such Contracts), shall be paid by the Servicer, and the Servicer shall not be entitled to reimbursement hereunder, except to the extent such reimbursement is specifically provided for in this Agreement. Notwithstanding the foregoing, the Servicer shall be reimbursed out of the Liquidation Proceeds of a defaulted Contract for Liquidation Expenses incurred by it in realizing upon the related Manufactured Home and Mortgaged Property, including, but not limited to: (i) costs of refurbishing and securing such Manufactured Home; (ii) transportation expenses incurred in moving the Manufactured Home; (iii) reasonable legal fees and expenses of outside counsel; and (iv) sales commissions paid to Persons that are not Affiliates of the Servicer. The Servicer shall not incur any Liquidation Expenses unless it determines in its good faith business judgment that incurring such expenses will increase the Net Liquidation Proceeds from such Manufactured Home and Mortgaged Property and that the Servicer will be reimbursed for such Liquidation Expenses.

Section 4.14    Trustee to Cooperate.
                --------------------
     (a) Upon payment in full of any Contract, the Servicer will notify the Trustee on the next Distribution Date by a certificate of a Servicing Officer (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the applicable Certificate Account pursuant to Section 4.05 have been deposited). The Servicer is authorized to execute an instrument in satisfaction of such Contract and to do such other acts and execute such other documents as the Servicer deems necessary to discharge the Obligor thereunder and eliminate the security interest in the Manufactured Home. The Servicer shall determine when a Contract has been paid in full. To the extent insufficient payments are received on a Contract mistakenly determined by the Servicer to be prepaid or paid in full and satisfied, the shortfall shall be paid by the Servicer out of its own funds by deposit into the applicable Certificate Account.

     (b) From time to time as appropriate for servicing and foreclosure in connection with any Land Home Contract, the Trustee shall, upon written request of a Servicing Officer and delivery to the Trustee of a receipt signed by such Servicing Officer, cause the original Land Home Contract and the related Land Home Contract File to be released to the Servicer and shall execute such documents as the Servicer shall deem necessary to the prosecution of any such proceedings. The Trustee shall stamp the face of each such Land Home Contract to be released to the Servicer with a notation that the Land Home Contract has been assigned to the Trustee.

     (c) The Servicer's receipt of a Land Home Contract and/or Land Home Contract File shall obligate the Servicer to return the original Land Home Contract and the related Land Home Contract File to the Trustee, or any person acting on behalf of the trustee, when its need by the Servicer has ceased unless the Contract shall be liquidated, repurchased or replaced as described in
Section 3.05.

     (d) Upon request of a Servicing Officer, the Trustee shall, at the expense of the Servicer, perform such acts as are reasonably requested by the Servicer (including the execution of documents) and otherwise cooperate with the Servicer in the enforcement of rights and remedies with respect to Contracts.

Section 4.15    Servicing and Other Compensation.
                --------------------------------

     The Servicer, as compensation for its activities hereunder including the payment of fees and expenses of the Trustee, the Certificate Administrator and the Paying Agent pursuant to Section 9.05, shall be entitled to receive on each Distribution Date the Monthly Servicing Fee and Repossession Profits pursuant to
Section 5.03.

     Additional servicing compensation in the form of Servicer Deficiency Amounts, Late Payment Fees or Extension Fees and any transfer of equity or assumption fees shall be retained by the Servicer. The Servicer shall not be reimbursed for its costs and expenses in servicing the Contracts except as otherwise expressly provided herein.

     No transfer, sale, pledge or other disposition of the Servicer's right to receive all or any portion of the Monthly Servicing Fee shall be made, and any such attempted transfer, sale, pledge or other disposition shall be void, unless such transfer is made to a successor Servicer in connection with the assumption by such successor Servicer of the duties hereunder pursuant to

Section 7.07 and all (and not a portion) of the Monthly Servicing Fee is transferred to such successor Servicer.

Section 4.16    Custody of Contracts.
                --------------------
     (a) Subject to the terms and conditions of this Section 4.16, the Servicer agrees to act as custodian of the Contract Files (other than the Land Home Contract Files) for the benefit of the Certificateholders and the Trust Fund. The Certificateholders by their acceptance of the Certificates, consent to the Servicer acting as custodian, and the Servicer agrees to maintain the Contract Files (other than the Land Home Contract Files) as custodian therefor.

     (b) The Servicer agrees to maintain the related Contract Files (other than the Land Home Contract Files) at its offices where they are presently maintained, or at such other offices of the Servicer in the State of California as shall from time to time be identified to the Trustee by ten days' prior written notice. The Servicer may temporarily move individual Contract Files, Land Home Contract Files or, in each case, any portion thereof without notice as necessary to conduct collection and other servicing activities in accordance with its customary practices and procedures.

     (c) As custodian, the Servicer shall have and perform the following powers and duties:

          (i) hold the Contract Files (other than the Land Home Contract Files) on behalf of the Certificateholders and the Trustee, maintain accurate records pertaining to each Contract to enable it to comply with the terms and conditions of this Agreement, maintain a current inventory thereof and conduct annual physical inspections of Contract Files held by it under this Agreement;

          (ii) implement policies and procedures in writing and signed by a Servicing Officer, with respect to persons authorized to have access to the Contract Files on the Servicer's premises and the receipting for Contract Files taken from their storage area by an employee of the Servicer for purposes of servicing or any other purposes; and

          (iii) attend to all details in connection with maintaining custody of the Contract Files on behalf of the Certificateholders and the Trustee.

     (d) In performing its duties under this Section 4.16, the Servicer agrees to act in accordance with the standard of care set forth in Section 4.02. The Servicer shall promptly report to the Trustee any failure by it to hold the Contract Files as herein provided, and shall promptly take appropriate action to remedy any such failure. In acting as custodian of the Contract Files, the Servicer further agrees not to assert any beneficial ownership interests in the Contracts, or the Contract Files. The Servicer agrees to indemnify the Certificateholders and the Trustee for any and all liabilities, obligations, losses, damages, payments, costs or expenses of any kind whatsoever which may be imposed on, incurred or asserted against the Certificateholders and the Trustee as the result of any act or omission by the Servicer relating to the maintenance and custody of the Contract Files; provided, however, that the Servicer will not
                                   --------  -------
be liable for any portion of any such amount resulting from the negligence or willful misconduct of any other Person.

     (e) Not later than 60 days from the Closing Date, the Contract Seller shall deliver, or cause to be delivered, to the Trustee the following:

          (i)    the Land Home Contract Files;

          (ii)   the original Land Home Contracts endorsed as provided in
     Section 3.02(x) (which endorsement may be manual or facsimile signature) on behalf of the Contract Seller; and

          (iii) Assignments from the Contract Seller to the Trustee, which Assignments shall be in form and substance for recording, but shall not be recorded except as required by Section 4.22 below;

Notwithstanding anything to the contrary contained in this Section 4.16(e), in those instances where the public recording office retains the original Mortgage, the Assignment of the Mortgage or the intervening Assignments of the Mortgage after it has been recorded, the Contract Seller shall be deemed to have satisfied its obligations hereunder upon delivery to the Trustee of a copy of such Mortgage, such Assignment or Assignments of Mortgage certified by the public recording office to be a true copy of the recorded original thereof.

     Within 90 days following the Closing Date, the Trustee shall review each Land Home Contract File to determine that all required documents set forth in each item of the first paragraph of this Section 4.16(e) have been executed and received and that such documents relate to the Land Home Contracts identified on the Contract Schedule. For purposes of this determination, the Trustee may rely on the purported due execution and genuineness of any signature thereon. If within such 90 day period the Trustee finds that any document constituting a part of a Land Home Contract File was not executed, defective or received or is unrelated to the Land Home Contracts identified in the Contract Schedule (in this Section 4.16(e), a "defect"), the Trustee shall promptly upon the conclusion of its review notify the Servicer and the Servicer shall notify the Contract Seller. The Contract Seller shall have a period of 90 days from receipt of such notice within which to correct or cure any such defect after the Contract Seller has been notified of such. If the Contract Seller cannot correct or cure any such defect with respect to a Land Home Contract within such 90 day period, it shall comply with the provisions of Section 3.05 hereof.

     If recordation of any Assignment is required hereunder, the original of each such recorded Assignment shall be delivered to the Trustee within 10 days following the date on which it is returned to the Contract Seller by the office with which such Assignment was filed for recordation. Upon receipt by the Trustee of the recorded Assignment, such recorded Assignment shall become part of the Land Home Contract File.

     (f)  Custodial Arrangements.  The Trustee may appoint a custodian who is
          ----------------------
acceptable to the Servicer and the Contract Seller and who, upon execution of a custodial agreement, shall maintain possession of the Land Home Contract Files, together with assignments in recordable form, or such part of them as the Trustee shall direct, as agent of the Trustee pursuant to the terms of such custodial agreement. The appointment of such custodian shall not relieve the Trustee of its obligations hereunder. The Trustee will notify the Rating Agencies upon the appointment of any custodian.

     The Trustee shall keep the Servicer apprised at all times after the Closing Date of the location of the Land Home Contract Files. The Trustee shall take all steps that are reasonably necessary or appropriate in order to facilitate the Servicer's access to the Land Home Contract Files during normal business hours of the Trustee or any custodian and shall cooperate fully with the Servicer in securing such access.

Section 4.17    REMIC Compliance.
                ----------------

     (a) The REMIC Administrator shall make an election to treat the Trust Fund as a REMIC under the Code and, if necessary, under applicable state law. Such election will be made on Form 1066 or other appropriate federal tax or information return (including Form 8811) or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. For the purposes of the REMIC election in respect of the Trust Fund, each of the Class A Certificates, Class I M Certificates and Class I B Certificates shall be designated as the "regular interests" and the Class R Certificates shall be designated as the sole class of "residual interests" in the REMIC. The REMIC Administrator and the Trustee shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code) in the REMIC other than the Certificates.

     (b) The Closing Date is hereby designated as the "startup day" (the "Startup Date") of the Trust Fund within the meaning of Section 860G(a)(9) of the Code.

     (c) The REMIC Administrator shall at all times hold a Class R Certificate representing a 0.01% Percentage Interest of all Class R Certificates and shall be designated as "the tax matters person" with respect to the REMIC in the manner provided under Treasury Regulations section 1.860F-4(d) and temporary Treasury Regulations section 301.6231(a)(7)-1T. The REMIC Administrator, as tax matters person, shall (i) act on behalf of the REMIC in relation to any tax matter or controversy involving the Trust Fund and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The legal expenses, including without limitation attorneys' or accountants' fees, and costs of any such proceeding and any liability resulting therefrom shall be expenses of the Trust Fund and the REMIC Administrator shall be entitled to reimbursement therefor out of amounts attributable to the Contracts on deposit in the applicable Certificate Account provided by Section 5.03 unless such legal expenses and costs are incurred by reason of the REMIC Administrator's willful misfeasance, bad faith or gross negligence. If the REMIC Administrator is not the Servicer hereunder, the REMIC Administrator shall continue its duties as tax matters person and shall be paid reasonable compensation not to exceed $3,000 per year by the Servicer hereunder for so acting as the REMIC Administrator.

     (d) The REMIC Administrator shall prepare or cause to be prepared all of the tax returns that it determines are required with respect to the REMIC created hereunder and deliver such tax returns in a timely manner to the Trustee and the Trustee shall sign and file such tax returns in a timely manner. The expenses of preparing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor. The REMIC Administrator agrees to indemnify and hold harmless the Trustee with respect to any tax liability arising from the Trustee's signing of tax returns that contain errors or omissions. The Trustee and Servicer shall promptly provide the REMIC Administrator with such information as the REMIC Administrator may from time to time request for the purpose of enabling the REMIC Administrator to prepare tax returns.

     (e) The REMIC Administrator shall provide (i) to any transferor of a Class R Certificate such information as is necessary for the application of any tax relating to the transfer of a Class R Certificate to any Person who is not a Permitted Transferee, (ii) to the Trustee and the Trustee shall forward to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of the REMIC.

     (f) The REMIC Administrator and the Servicer shall take such actions and shall cause the REMIC created hereunder to take such actions as are reasonably within the REMIC Administrator's or the Servicer's control and the scope of its duties more specifically set forth herein as shall be necessary or desirable to maintain the status thereof as a REMIC under the REMIC Provisions (and the Trustee shall assist the Servicer and the REMIC Administrator, to the extent reasonably requested by the Servicer and the REMIC Administrator to do so). The REMIC Administrator and the Servicer shall not knowingly or intentionally take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action reasonably within their respective control that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860(G)(d) of the Code) (either such event, in the absence of an Opinion of Counsel or the indemnification referred to in this sentence, an "Adverse REMIC Event") unless the REMIC Administrator or the Servicer, as applicable, has received an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and the REMIC Administrator or the Servicer, as applicable, determines that taking such action is in the best interest of the Trust Fund and the Certificateholders, at the expense of the Trust Fund, but in no event at the expense of the REMIC Administrator, the Contract Seller, the Servicer or the Trustee) to the effect that the contemplated action will not, with respect to the REMIC created hereunder, endanger such status or, unless the REMIC Administrator determines in its sole discretion to indemnify the Trust Fund against the imposition of such a tax, result in the imposition of such a tax. Wherever in this Agreement a contemplated action may not be taken because the timing of such action might result in the imposition of a tax on the Trust Fund, or may only be taken pursuant to an Opinion of Counsel that such action would not impose a tax on the Trust Fund, such action may nonetheless be taken provided that the indemnity given in the preceding sentence with respect to any taxes that might be imposed on the Trust Fund has been given and that all other preconditions to the taking of such action have been satisfied. The Trustee shall not take or fail to take any action (whether or not authorized hereunder) as to which the REMIC Administrator or the Servicer, as applicable, has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to the REMIC or its assets, or causing the REMIC to take any action, which is not expressly permitted under the terms of this Agreement, the Trustee will consult with the REMIC Administrator or the Servicer, as applicable, or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to the REMIC, and the Trustee shall not take any such action or cause the REMIC to take any such action as to which the REMIC Administrator or the Servicer, as applicable, has advised it in writing that an Adverse

REMIC Event could occur. The REMIC Administrator or the Servicer, as applicable, may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the expense of the REMIC Administrator or the Servicer. At all times as may be required by the Code, the Servicer will to the extent within its control and the scope of its duties more specifically set forth herein, maintain substantially all of the assets of the REMIC as "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

     (g) In the event that any tax, including interest, penalties, additional amounts or additions to tax (a "Tax"), is imposed on the Trust Fund, such Tax shall be charged against amounts otherwise required to be distributed to the Holders of the Class R Certificates. The Trustee is hereby authorized to retain, or cause the Paying Agent to retain, from amounts otherwise required to be distributed to the Holders of the Class R Certificates sufficient funds to pay or provide for the payment of, and to actually pay, or cause the Paying Agent to pay, such Tax as is legally owed by the Trust Fund (but such authorization shall not prevent the Servicer from contesting any such Tax in appropriate proceedings, and withholding payment of such Tax, if permitted by law, pending the outcome of such proceedings). To the extent that sufficient amounts cannot be so retained to pay or provide for the payment of any tax imposed on gain realized from any prohibited transaction (as defined in the REMIC Provisions), the Trustee is hereby authorized to and shall segregate, into a separate non-interest-bearing account, the net income from such prohibited transactions and pay, or cause the Paying Agent to pay, such Tax. In the event any (i) amounts initially retained from amounts required to be distributed to the Holders of the Class R Certificates and (ii) income so segregated and applied towards the payment of such Tax shall not be sufficient to pay such Tax in its entirety, the amount of the shortfall shall be paid from funds in the Certificate Account notwithstanding anything to the contrary contained herein. To the extent any such segregated income or funds from the Certificate Account are paid to the Internal Revenue Service, the Trustee shall retain, or cause to be retained, an amount equal to the amount of such income or funds so paid from future amounts otherwise required to be distributed to the Holders of the Class R Certificates and shall deposit such retained amounts in the Certificate Account for distribution to the Holders of the Regular Certificates.

     (h) The Trustee and the Servicer shall, for federal income tax purposes, maintain books and records with respect to the REMIC on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

     (i) Following the Startup Day, neither the Servicer nor the Trustee shall accept any contributions of assets to the REMIC unless (subject to Section 4.17(f)) the Servicer and the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contributions) to the effect that the inclusion of such assets in the REMIC will not cause the REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject the REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

     (j) Neither the Servicer nor the Trustee shall (subject to Section 4.17(f)) enter into any arrangement by which the REMIC will receive a fee or other compensation for services nor permit the REMIC to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

     (k) Solely for the purposes of Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" by which the Certificate Balance of each Class of Certificates representing a regular interest in the REMIC would be reduced to zero is the sixth Distribution Date following the latest scheduled maturity of any Contract.

     (l) Within 30 days after the Closing Date, the REMIC Administrator shall prepare and file with the Internal Revenue Service Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations" for the REMIC.

     (m) Neither the Trustee nor the Servicer shall sell, dispose of or substitute for any of the Contracts (except in connection with (i) the default, imminent default or foreclosure of a Contract, including but not limited to, the acquisition or sale of a Manufactured Home or a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of the REMIC, (iii) the termination of the REMIC pursuant to Article X of this Agreement or (iv) a purchase of Contracts pursuant to Article III of this Agreement) nor acquire any assets for the REMIC, nor sell or dispose of any investments in the Certificate Accounts for gain nor accept any contributions to the REMIC after the Closing Date unless it has received an Opinion of Counsel that such sale, disposition, substitution or acquisition will not (a) affect adversely the status of the REMIC as a REMIC or (b) unless the REMIC Administrator has determined in its sole discretion to indemnify the Trust Fund against such tax, cause the REMIC to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

     (n) Each Holder of a Class R Certificate, by purchasing such Class R Certificate, agrees to give the Servicer written notice that it is a "pass-through interest holder" within the meaning of Temporary Treasury Regulations
Section 1.67-3T(a)(2)(i)(A) immediately upon becoming the Holder of such Class R Certificate, if it is, or is holding such Class R Certificate on behalf of, a "pass-through interest holder." The Special Account and amounts distributed thereto pursuant to Section 5.02(a) hereof shall not be an asset of the REMIC or the Trust Fund. The Class R Certificateholder shall be the owner of the Special Account for federal income tax purposes and shall be responsible for all taxes payable with respect to distributions thereto.

     (o) In the event that any Manufactured Home or Mortgaged Property is acquired in a repossession (an "REO Property"), the Servicer shall sell any REO Property within three years of its acquisition by the Trust Fund, unless (i) at least 60 days before such three-year period would otherwise expire, the Servicer applies for an extension of such three-year period pursuant to Sections 856(e)(3) and 860G(a)(8)(A) of the Code, in which case the Servicer shall sell such REO Property within the applicable extension period or (ii) at the request of the Servicer, the Trustee seeks, and subsequently receives, an Opinion of Counsel, addressed to the Trustee and the Servicer, to the effect that the holding by the Trust Fund of such REO Property subsequent to three years after its acquisition will not result in the imposition of taxes on "prohibited transactions" of the Trust Fund as defined in Section 860F of the Code or cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding. The Servicer shall manage, conserve, protect and operate each REO Property solely for the purpose of its prompt disposition and sale in a manner that does not cause any such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the REMIC of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions. In connection with its efforts to sell such REO Property, the Servicer shall either itself or through an agent selected by the Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Certificateholders, rent the same, or any part thereof, as the Servicer deems to be in the best interest of the Servicer and the Certificateholders for the period prior to the sale of such REO Property.

     (p) The Servicer shall segregate and hold all funds collected and received in connection with the operation of any REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to each REO Property an account held in trust for the Trustee for the benefit of the Certificateholders (each, an "REO Account"), which shall be an Eligible Account and the funds therein shall be invested in Eligible Investments that will mature not later than the Business Day preceding the applicable Determination Date. The Servicer shall be entitled to retain or withdraw any interest income paid on funds deposited in each REO Account by the depository.

     (q) The Servicer shall deposit, or cause to be deposited, on a daily basis in each REO Account all revenues received with respect to operation of the related REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Property. On or before each Determination Date, the Servicer shall withdraw from each REO Account and deliver to the Trustee for deposit into the applicable Certificate Account the income from the REO Property on deposit in the REO Account, net of its reasonable fees and expenses.

     (r) The disposition of REO Property shall be carried out by the Servicer at such price and upon such terms and conditions as the Servicer shall deem necessary or advisable, as shall be normal and usual in its general servicing activities.

     (s) The proceeds from the disposition of any REO Property, net of any reimbursement to the Servicer as provided herein, shall be deposited in the REO Account and shall be deposited in the applicable Certificate Account when the related Contract becomes a Liquidated Contract.

Section 4.18    Management of REO Property.
                --------------------------

     (a) If the Trustee acquires any REO Property pursuant to Section 4.17, the Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection therewith as are consistent with the manner in which the Servicer manages and operates similar property owned by the Servicer or any of its Affiliates, all on such terms and for such period as the Servicer deems to be in the best interests of Certificateholders, and, consistent therewith, shall withdraw from the REO Account, to the extent of amounts on deposit therein with respect to such REO Property, funds necessary for the proper operation, management and maintenance of such REO Property, including:

         (i) all insurance premiums due and payable in respect to such REO Property;

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

         (ii) all real estate taxes and assessments in respect to such REO Property that may result in the imposition of a lien thereon; and

         (iii)   all costs and expenses necessary to maintain such REO Property.

     To the extent that amounts on deposit in the REO Account in respect of any REO Property are insufficient for the purposes set forth in (i)-(iii) above with respect to such REO Property, the Servicer shall advance from its own funds such amount as is necessary for such purposes if, but only if, the Servicer would make such advances if the Servicer owned such REO Property and if in the Servicer's judgment, the payment of such amounts will be recoverable from the operation or sale of such REO Property.

     (b) Notwithstanding the foregoing, the Servicer shall not:

         (i) authorize or permit any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Contract became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

         (ii) directly operate, or allow any other Person to directly operate, any REO Property on any date more than 90 days after its date of acquisition;

unless, in any such case, the Servicer has requested and received an Opinion of Counsel to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at any time that it is held by the Trust Fund, in which case the Servicer may take such actions as are specified in such Opinion of Counsel.

     (c) The Servicer may contract with any Independent Contractor for the operation and management of any REO Property, provided that:

         (i) the terms and conditions of any such contract may not be inconsistent herewith;

         (ii) any such contract shall require, or shall be administered to require, that (A) the Independent Contractor pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed in subsection (a) hereof, (B) hold all related revenues in a segregated account, which shall be an Eligible Account, and (C) remit all related revenues collected (net of such costs and expenses and any fees retained by such Independent Contractor) to the Servicer on a monthly or more frequent basis;

         (iii) none of the provisions of this Section 4.18(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Servicer of any of its duties and obligations to the Trustee on behalf of Certificateholders with respect to the operation and management of any such REO Property; and

         (iv) the Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

     The Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. The Servicer shall be entitled to pay all fees owed to any such Independent Contractor out of the REO Account pursuant to Section 4.17.

     (d) Subject to Section 4.18(b), the Servicer shall itself be entitled to operate and manage any foreclosure property and, in such event, shall be entitled to pay itself a monthly management fee in accordance with Section 4.17; provided that the amount of such management fee shall not exceed the amount
--------
customarily charged for the operation and management of similar property in the locality of such REO Property by property managers other than the Servicer or its Affiliates.

Section 4.19    Reports to the Securities and Exchange Commission.
                -------------------------------------------------

     The Servicer shall use reasonable efforts to assist the Contract Seller in obtaining any information maintained by it in the ordinary course of performing its duties hereunder that is necessary for the Contract Seller, on behalf of the Trust Fund, to cause to be filed with the Securities and Exchange Commission any periodic reports required to be filed under the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

Section 4.20    Annual Statement as to Compliance.
                ---------------------------------

     The Servicer will deliver to the Contract Seller, the Trustee and each Rating Agency on or before April 1 of each year, commencing in 2001, an Officer's Certificate (i) stating that a review of the activities of the Servicer during the preceding calendar year and of performance under this Agreement has been made under such officer's supervision, and (ii) stating that to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

Section 4.21    Annual Independent Public Accountants' Servicing Report.
                -------------------------------------------------------

     On or before April 1 of each year, commencing in 2001, the Servicer, at its expense, shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Contract Seller, the Trustee and each Rating Agency to the effect that such firm has examined certain documents and records relating to the servicing of the Contracts under this Agreement and, at the option of the Servicer, manufactured housing installment sale contracts and installment loan agreements under pooling and servicing agreements substantially similar to this Agreement with regard to servicing procedures (such statement to have attached thereto a schedule setting forth the pooling and servicing agreements covered thereby, including this Agreement) and that, on the basis of such examination conducted substantially in compliance with this Agreement or such agreements, as the case may be, and generally accepted auditing standards, such servicing has been conducted substantially in compliance with this Agreement or such pooling and servicing agreements, as the case may be, except for such exceptions as such firm believes to be immaterial and such other exceptions or errors in records that may be set forth in such statement. For purposes of such statement, such firm may assume conclusively that all pooling and servicing agreements among the Contract Seller, the Servicer and the Trustee relating to certificates evidencing an interest in actuarial and or simple interest manufactured housing contracts are substantially similar to one another, except for any such pooling and servicing agreement which by its terms specifically states otherwise.

Section 4.22    Retitling of Land Home Contracts.
                --------------------------------

     (a) If the Contract Seller or the Servicer receives actual notice or knowledge that GreenPoint Bank, the parent of the Contract Seller, is no longer assigned a long-term senior debt rating from (i) Moody's of Baa3 or higher and from S&P of BBB or higher while the Group II Certificates are outstanding or
(ii) S&P and Fitch of BBB (or, in the case of Fitch, investment grade by Duff and Phelps) or higher while the Group I Certificates are outstanding, the Servicer shall promptly provide notice to the Trustee that GreenPoint Bank no longer has such rating. If at any time during the term of this Agreement the Trustee receives written notice from the Servicer or the Contract Seller that GreenPoint Bank does not have a long-term senior debt rating from (i) Moody's of Baa3 or higher and from S&P of BBB or higher while the Group II Certificates are outstanding or (ii) S&P and Fitch of BBB (or, in the case of Fitch, investment grade by Duff and Phelps) or higher while the Group I Certificates are outstanding, or if the Trustee otherwise becomes aware that the Contract Seller is no longer assigned such rating, the Trustee, at the Contract Seller's expense, shall file promptly in the appropriate recording offices the assignments to the Trustee on behalf of the Trust Fund of each Mortgage securing a Land Home Contract with respect to Group I or Group II, as applicable.

     (b) If at any time GreenPoint Bank does not own, directly or indirectly, at least 51% of the membership interests of GreenPoint, GreenPoint shall promptly provide notice to the Trustee that GreenPoint Bank no longer has such ownership interest. If at any time during the term of this Agreement the Trustee receives written notice from GreenPoint that GreenPoint Bank does not own, directly or indirectly, at least 51% of the membership interests of GreenPoint, or if the Trustee otherwise becomes aware that GreenPoint Bank no longer has such ownership interest, the Trustee, at the Contract Seller's expense, shall file promptly in the appropriate recording offices the assignments to the Trustee on behalf of the Trust Fund of each Mortgage securing a Land Home Contract.

Section 4.23    Notice of Rating Change.
                -----------------------

          In the event that the Class II A-2 Certificates are not rated "AAA" by S&P and "Aaa" by Moody's, respectively, on the Closing Date, the Servicer shall give written notice to the Auction Agent of the initial ratings on the Class II A-2 Certificates by S&P and Moody's substantially in the form of the Notice of Ratings. If there is a change in any of the ratings of the Certificates at any time, the Servicer shall give written notice to the Auction Agent or if the Class II A-2 Certificates are no longer maintained in Book-Entry Form by the Depository, to the Trustee, substantially in the form of the Notice of Ratings within three (3) Business Days of its receipt of notice of such change, but not later than the close of business on the Business Day immediately preceding an Auction Date (as defined in Schedule I) if the Servicer has received written notice of such change in a rating or ratings prior to 12:00 noon on such Business Day, and the Auction Agent or the Trustee, as applicable, shall take into account such change in rating or ratings for purposes hereof and any Auction, so long as such Notice of Ratings is received by the Auction Agent or Trustee no later than the close of business on such Business Day.

                                   ARTICLE V

                 PAYMENTS, MONTHLY ADVANCES AND MONTHLY REPORTS

Section 5.01    Monthly Advances by the Servicer.
                --------------------------------

     (a) By the close of business on the day prior to each Distribution Date, the Servicer shall (i) cause to be deposited, out of its own funds, (a) in the Group I Certificate Account the Monthly Advance for the Group I Contracts for the related Distribution Date and (b) in the Group II Certificate Account the Monthly Advance for the Group II Contracts for the related Distribution Date,
(ii) direct the Trustee to apply all or a portion of the Excess Contract Payments in the Group I Certificate Account or Group II Certificate Account, as applicable, to make the Monthly Advance for the Group I Contracts or Group II Contracts, respectively, or (iii) do any combination of clauses (i) and (ii) to make such Monthly Advance. To the extent that an Excess Contract Payment (or any portion thereof) that has been applied pursuant to clause (ii) or (iii) is required for application as to all or a portion of a Scheduled Payment due on the related Contract, the Servicer shall deposit, out of its own funds, the amount of such Excess Contract Payment (or the portion thereof required for such Scheduled Payment) into the applicable Certificate Account on the immediately succeeding Due Date, and the amount so deposited will become part of the Outstanding Amount Advanced.

     (b) The Servicer shall reimburse itself for the Outstanding Amount Advanced with respect to a Group out of (i) collections of delinquent payments of principal and interest on Contracts with respect to such Group as to which the Servicer previously made a Monthly Advance, (ii) available funds in the applicable Certificate Account attributable to Excess Contract Payments or (iii) any combination of clauses (i) and (ii) above.

     (c) If the Servicer determines that any advance made pursuant to Section 5.01(a) has become a Nonrecoverable Advance and at the time of such determination there exists an Outstanding Amount Advanced, then the Servicer shall reimburse itself out of funds in the applicable Certificate Account for the amount of such Nonrecoverable Advance for the next succeeding Distribution
Date) by withdrawing such amount pursuant to Section 5.03(v), but not in excess of such Outstanding Amount Advanced with respect to the related Group. If a Contract becomes a Liquidated Contract and at such time there exists an Outstanding Amount Advanced with respect to the related Group, then the Servicer shall reimburse itself out of funds in the applicable Certificate Account for the portion of Monthly Advances equal to the aggregate of delinquent Scheduled Payments on such Contract to the Due Date in the Collection Period in which such Contract became a Liquidated Contract, but not in excess of such Outstanding Amount Advanced. Notwithstanding any other provision of this Agreement, under no circumstances shall the Servicer be required to make a Monthly Advance that the Servicer determines if made would be a Nonrecoverable Advance.

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

Section 5.02    Payments.
                --------
     (a) (A) On each Distribution Date, the Trustee shall withdraw from the Group I Certificate Account an amount equal to the sum of the Available Distribution Amount for the Group I Certificates, and amounts received pursuant to clause 5.02 (a)(B)(viii) for such Distribution Date and, with respect to clauses (x) and (xi) below, the Draw Amount relating to the Class I B-2 LOC, if any, and from the Special Account pursuant to the terms of the Insurance Agreement and apply such amount, in the following order of priority, to the distribution of:

         (i) to the Class I A Certificateholders, the Class I A Interest Distribution Amount;

         (ii) to the Class I M-1 Certificateholders, the Class I M-1 Interest Distribution Amount;;

         (iii) to the Class I M-2 Certificateholders, the Class I M-2 Interest Distribution Amount;

         (iv) to the Class I B-1 Certificateholders, the Class I B-1 Interest Distribution Amount;

         (v) to the Class I A Certificateholders, an amount equal to any Unpaid Class I A Principal Shortfall;

         (vi) to the Class I A Certificates, the Class I A Formula Principal Distribution Amount, until the Class I A Certificate Principal Balance has been reduced to zero;

         (vii) to the Class I M-1 Certificateholders, an amount equal to the sum of: (A) the Class I M-1 Liquidation Loss Interest Amount, (B) the Class I M-1 Unpaid Liquidation Loss Interest Shortfall, together with interest thereon, to the extent legally permissible, at the Class I M-1 Pass-Through Rate, (C) the Unpaid Class I M-1 Principal Shortfall, if any; and (D) an amount equal to the Class I M-1 Formula Principal Distribution Amount until the Class I M-1 Certificate Balance is reduced to zero;

         (viii) to the Class I M-2 Certificateholders, an amount equal to the sum of: (A) the Class I M-2 Liquidation Loss Interest Amount, (B) the Class I M-2 Unpaid Liquidation Loss Interest Shortfall, together with interest thereon, to the extent legally permissible, at the Class I M-2 Pass-Through Rate, (C) the Unpaid Class I M-2 Principal Shortfall, if any, and (D) an amount equal to the Class I M-2 Formula Principal Distribution Amount, until the Class I M-2 Certificate Balance has been reduced to zero;

         (ix) to the Class I B-1 Certificateholders, an amount equal to the sum of: (A) the Class I B-1 Liquidation Loss Interest Amount, (B) the Class I B-1 Unpaid Liquidation Loss Interest Shortfall, together with interest thereon, to the extent legally permissible, at the Class I B-1 Pass-Through Rate, (C) the Unpaid Class I B-1 Principal Shortfall, if any, and (D) the Class I B Formula Principal Distribution Amount, until the Class I B-1 Certificate Balance has been reduced to zero;

         (x) to the Class I B-2 Certificateholders, the Class I B-2 Interest Distribution Amount;

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

         (xi) to the Class I B-2 Certificateholders, an amount equal to the sum of: (A) the Class I B-2 Liquidation Loss Interest Amount, (B) the Class I B-2 Unpaid Liquidation Loss Interest Shortfall, together with interest thereon, to the extent legally permissible, at the Class I B-2 Pass-Through Rate, (C) the Unpaid Class I B-2 Principal Shortfall, if any; and (D) the Class I B Formula Principal Distribution Amount, until the Class I B-2 Certificate Balance has been reduced to zero;

         (xii) to the LOC Provider, an amount equal to any unreimbursed Draw Amounts on the Class I B-2 LOC;

         (xiii) to the Group II Certificate Account to fund any Group II Available Funds Shortfall;

         (xiv) to the Servicer, an amount equal to any amounts owing on such Distribution Date in respect of any unpaid Senior Monthly Servicing Fee or the Subordinated Monthly Servicing Fee due and unpaid in respect of the Group II Contracts; and

         (xv) to the Class R Certificateholders, any remaining Available Distribution Amount in respect of the Group I Certificates.

     (B) On each Distribution Date, the Trustee shall withdraw from the Group II Certificate Account an amount equal to the sum of the Available Distribution Amount for the Group II Certificates, the Enhancement Payment, if any, the Draw Amount under the Group II LOC, if any, and any amounts received pursuant to clause 5.02 (a)(A)(xiii) for such Distribution Date and apply such amount (provided that any amount representing a Draw Amount shall only be used with respect to items (i), (ii) and (iii) below and any amount representing an Enhancement Payment shall only be used with respect to items (i) and (ii) below), in the following order of priority, to the distribution of:

         (i) to the Class II A-1 Certificateholders and the Class II A-2 Certificateholders, the Class II A-1 Interest Distribution Amount and the Class II A-2 Interest Distribution Amount, respectively; provided that if
                                                              --------
     the Available Distribution Amount plus amounts available from the Group I Certificate Account pursuant to Section 5.02(a)(A)(xiii), together with any Draw Amount and any Enhancement Payment, is insufficient to make the full distributions of interest referred to in this clause (i), the Available Distribution Amount plus amounts available form the Group I Certificate Account pursuant to Section 5.02(a)(A)(xiii), together with any Draw Amount and any Enhancement Payment, shall be distributed on such Classes of Certificates pro rata based on such full amounts allocable to such Classes;

         (ii) to the Class II A Certificateholders, the Formula Principal Distribution Amount for the Group II Certificates (less, with respect to the Class II A-2 Certificateholders, the Class II A-2 Holdover Amount for such Distribution Date) in the following order of priority:

                (A) to the Class II A-1 Certificateholders until the Class II A-1 Certificate Balance is reduced to zero; and

                (B) to the Class II A-2 Certificateholders until the Class II A-2 Certificate Balance is reduced to zero;

         (iii) to the Special Account, the Special Account Deposit Amount required to be deposited therein pursuant to the Insurance Agreement;

         (iv) to the Servicer, any Subordinated Monthly Servicing Fee for such Distribution Date and any unpaid Subordinated Monthly Servicing Fees in respect of prior Distribution Dates;

         (v) to the LOC Provider (or if a Funding Event has occurred, to the Spread Account), an amount equal to any unreimbursed Draw Amounts;

         (vi) to the Class II A-1 Certificateholders and the Class II A-2 Certificateholders, the Class II A-1 Net Funds Cap Carryover Amount and Class II A-2 Net Funds Cap Carryover Amount, respectively, provided that if
                                                                --------
     the Available Distribution Amount plus any funds received pursuant to
     Section 5.02(a)(A)(xiii) for the Group II Certificates is insufficient to make the full distributions of the Net Funds Cap Carryover Amounts referred to in this clause (vi), the Available Distribution Amount plus any funds received pursuant to Section 5.02(a)(A)(xiii) for the Group II Certificates shall be distributed on such Classes of Certificates pro rata based on such full amounts allocable to such Classes;

         (vii) to the Auction Agent, certain amounts that may be required to be paid pursuant to the Auction Agent Agreement;

         (viii) to the Group I Certificate Account to fund any Group I Available Funds Shortfall;

         (ix) to the Servicer, an amount equal to any amounts owing on such Distribution Date in respect of any unpaid Monthly Servicing Fee due and unpaid in respect of the Group I Contracts;

         (x) to the Class R Certificateholders, any remaining Available Distribution Amount in respect of the Group II Certificates.

     In addition, notwithstanding the prioritization of the distribution of the Formula Principal Distribution Amount to the Holders of the Class II A Certificates pursuant to clause (B)(ii) above, on a Distribution Date, if any, in respect of which a Deficiency Event is in effect, the portion of the Formula Principal Distribution Amount for such Distribution Date that would otherwise be distributed sequentially to the Class II A-1 and Class II A-2 Certificateholders pursuant to clause (B)(ii) above will instead be distributed to the Class II A-1 and Class II A-2 Certificateholders pro rata based upon the Certificate Balance of each such Class immediately prior to such Distribution Date until the Certificate Balances of the Class II A-1 and Class II A-2 Certificates have been reduced to zero (but distributions among the Class II A-2 Certificates shall be made in accordance with the terms of Section 5.02(e) hereof).

Such distributions to the Class I A Certificateholders, Class I M-1 Certificateholders, Class I M-2 Certificateholders, Class I B-1 Certificateholders , Class I B-2 Certificateholders, Class II A-1 Certificateholders and Class II A-2 Certificateholders shall be made such that the Trustee shall distribute (a) to each Class I A Certificateholder as of the preceding Record Date an amount equal to the product of the aggregate Percentage Interest evidenced by such Certificateholder's Class I A Certificates and the Class I A Distribution Amount for such Distribution Date, (b) to each Class I M-1 Certificateholder as of the preceding Record Date an amount equal to the product of the aggregate Percentage Interest evidenced by such Certificateholder's Class I M-1 Certificates and the Class I M-1 Distribution Amount for such Distribution Date, (c) to each Class I M-2 Certificateholder as of the preceding Record Date an amount equal to the product of the aggregate Percentage Interest evidenced by such Certificateholder's Class I M-2 Certificates and the Class I M-2 Distribution Amount for such Distribution Date,
(d) to each Class I B-1 Certificateholder as of the preceding Record Date an amount equal to the product of the aggregate Percentage Interest evidenced by such Certificateholder's Class I B-1 Certificates and the Class I B-1 Distribution Amount for such Distribution Date, (e) to each Class I B-2 Certificateholder as of the preceding Record Date an amount equal to the product of the aggregate Percentage Interest evidenced by such Certificateholder's Class I B-2 Certificates and the Class I B-2 Distribution Amount for such Distribution Date, (f) to each Class II A-1 Certificateholder as of the preceding Record Date an amount equal to the product of the aggregate Percentage Interest evidenced by such Certificateholder's Class II A-1 Certificates and the Class II A-1 Distribution Amount for such Distribution Date, and (g) subject to Section 5.02(e) hereof with respect to the payments of principal, to each Class II A-2 Certificateholder as of the preceding Record Date an amount equal to the product of the aggregate Percentage Interest evidenced by such Certificateholder's Class II A-2 Certificates and the Class II A-2 Distribution Amount for such Distribution Date. The Trustee shall pay each Certificateholder of record by check mailed to such Certificateholder at the address for such Certificateholder appearing on the Certificate Register; provided that if such Certificateholder
                                       --------
holds Certificates evidencing a Percentage Interest aggregating 10% or more with respect to such Class and has given the Trustee appropriate written instructions at least 10 days prior to the related Distribution Date (which instructions, until revised, shall remain operative for all Distribution Dates thereafter), the Trustee shall pay such Certificateholder by wire transfer of funds. If on any Determination Date the Servicer determines that there are no Contracts outstanding and no other funds or assets in the Trust Fund other than the funds in each Certificate Account, the Servicer promptly shall notify the LOC Provider, the Insurer and the Trustee and instruct the Trustee to send the final distribution notice to each Certificateholder and make provision for the final distribution in accordance with Section 10.01(c). Final payment of any Certificate shall be made only upon presentation of such Certificate at the office or agency of the Certificate Registrar.

     (b) On each Distribution Date, the Trustee shall withdraw from the related Certificate Account (solely out of the Available Distribution Amount for such Distribution Date from such Certificate Account after giving effect to all distributions to be prior to 5.02(A)(a)(xv) and 5.02(a)(B)(x), as applicable) and distribute the amount specified in Section 5.02(a)(A)(xv) and 5.02(a)(B)(x) for such Distribution Date to the Class R Certificateholders by wire transfer of immediately available funds. Such distribution shall be made by a means that is mutually acceptable to the Trustee and the Class R Certificateholders.

     (c) Each distribution with respect to a Global Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Global

Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the Certificates. Neither the Trustee, the Certificate Registrar, the Contract Seller nor the Servicer shall have any responsibility therefor. To the extent applicable and not contrary to the rules of the Depository, the Trustee shall comply with the provisions of the forms of the Certificates as set forth in Exhibit B-1, Exhibit B-2, Exhibit B-3, Exhibit
                                 -----------  -----------  -----------  -------
B-4, Exhibit B-5, Exhibit B-6, Exhibit B-7 and Exhibit C (reverse of
---  -----------  -----------  -----------     ---------
Certificates) hereto.

     (d) None of the Servicer, Contract Seller, Trustee, Holders of the Regular Certificates or, except and only to the extent set forth in the Insurance Agreement, the Class R Certificateholders shall have any right to any amounts on deposit in the Special Account.

     (e) On each Distribution Date prior to the Class II A-2 Pro Rata Date, principal payments will be made to the Class II A-2 Certificates only in amounts equal to $25,000 and integral multiples in excess thereof. On each Distribution Date, the Class II A-2 Holdover Amount, if any, for such Distribution Date will be retained in the Certificate Account. The amount being distributed to Holders of the Class II A-2 Certificates as principal will be allocated to the specific Certificates of such Class which are selected prior to the related Distribution Date by lot or such other manner as may be determined by the Depository, a Depository Participant or the Trustee , which distributions, prior to the Class II A-2 Pro Rata Date, will be made only in allocations equal to $25,000 and integral multiples of $25,000 in excess thereof. On each Distribution Date on and after the Class II A-2 Pro Rata Date, distributions will be made pro rata to the Holders of the Class II A-2 Certificates pursuant to Section 5.02(a) based on their respective Percentage Interests. Any amounts on deposit in the Certificate Account representing the Class II A-2 Holdover Amount, shall only be applied to payments of principal on the Class II A-2 Certificates until the Certificate Balance of the Class II A-2 Certificates has been reduced to zero.

Section 5.03    Permitted Withdrawals from the Certificate Accounts.
                ---------------------------------------------------

     The Servicer may, from time to time as provided herein, make withdrawals from the applicable Certificate Account of amounts deposited therein pursuant to
Section 4.05 that are attributable to the related Contracts for the following purposes:

         (i) to pay to the Contract Seller with respect to each Contract sold by it or property acquired in respect thereof that has been repurchased or replaced pursuant to Section 3.05, all amounts received thereon that are specified in such Section to be property of the Contract Seller;

         (ii) to reimburse itself for the payment of taxes or charges out of Liquidation Proceeds (to the extent not previously retained from such Liquidation Proceeds prior to their deposit) or out of payments expressly made by the related Obligor to reimburse the Servicer for such taxes or charges, as permitted by Section 4.06;

         (iii) to pay to itself the Monthly Servicing Fee with respect to the Group I Contracts and the Senior Monthly Servicing Fee with respect to the Group II Contracts and Servicer Deficiency Amounts and Repossession Profits, if any;

         (iv) to reimburse itself or a previous Servicer out of Liquidation Proceeds (to the extent not previously retained from Liquidation Proceeds prior to their deposit in the applicable Certificate Account) in respect of a Manufactured Home and out of payments by the related Obligor (to the extent of payments expressly made by the Obligor to reimburse the Servicer for insurance premiums) for expenses incurred by it in respect of such Manufactured Home that are specified as being reimbursable to it pursuant to Section 4.07, 4.09, 4.13 or 4.18 or to a previous Servicer under Section 7.07;

         (v) to reimburse itself for any Nonrecoverable Advances and for Monthly Advances in respect of Liquidated Contracts, in each case, in accordance with Section 5.01(c);

         (vi) from the Group I Certificate Account after the Class I A Certificate Balance, Class I B-1 Certificate Balance, Class I B-2 Certificate Balance, Class I M-1 Certificate Balance and Class I M-2 Certificate Balance have been reduced to zero and all amounts owing to the LOC Provider in respect of the Class I B-2 LOC have been reimbursed, to reimburse the Servicer and the REMIC Administrator, pro rata, for expenses incurred and reimbursable to the Servicer pursuant to Section 7.05 and to the REMIC Administrator pursuant to Section 4.17(c) and from the Group II Certificate Account after the Class II A-1 Certificate Balance and Class II A-2 Certificate Balance have been reduced to zero and all amounts owing to the Special Account have been deposited and all amounts owing the LOC Provider in respect of the Group II LOC and the Insurer have been reimbursed, to reimburse the Servicer and the REMIC Administrator, pro rata, for expenses incurred and reimbursable to the Servicer pursuant to
     Section 7.05 and to the REMIC Administrator pursuant to Section 4.17(c);
     and

         (vii) to withdraw any amount deposited in the applicable Certificate Account that was not required to be deposited therein (including any collections on the Contracts that, pursuant to Section 2.01(a), are not part of the Trust Fund and amounts permitted to be withdrawn pursuant to
     Section 11.12(ii) hereof).

          Since, in connection with withdrawals pursuant to clauses (i), (ii) and (iv) of this Section 5.03, the Servicer's entitlement thereto is limited to collections or other recoveries on the related Contract, the Servicer shall keep and maintain separate accounting, on a Contract by Contract basis, for the purpose of justifying any withdrawal from the Certificate Accounts pursuant to such clauses.

Section 5.04    Monthly Reports.
                ---------------

     At least two Business Days prior to each Distribution Date, the Servicer shall cause the Trustee, the LOC Provider, the Insurer, the Rating Agencies, the Contract Seller and the Certificate Administrator to receive a Monthly Report, which report shall include the following information with respect to the immediately following Distribution Date:

     (a) the Class I A Distribution Amount for such Distribution Date;

     (b) the amount of principal to be distributed to the Class I A Certificateholders, separately stating the contribution thereto from each of the amounts specified in clause (a) of the definition of Formula Principal Distribution Amount and the amount of Unpaid Class I A Principal Shortfall distributed to such Class;

     (c) the amount of interest to be distributed to Class I A
Certificateholders on such Distribution Date (separately identifying any Class I A Unpaid Interest Shortfall included in such distribution);

     (d) the remaining Class I A Certificate Balance after giving effect to the payment of principal to be made on such Distribution Date (on which interest will be calculated on the next succeeding Distribution Date);

     (e) the Class II A-1 Distribution Amount for such Distribution Date;

     (f) the amount of principal to be distributed to the Class II A-1 Certificateholders, separately stating the contribution thereto from each of the amounts specified in clauses (a) through (c) inclusive, of the definition of Formula Principal Amount and the amount of Unpaid Class II A-1 Principal Shortfall distributed to such Class;

     (g) the amount of interest to be distributed to Class II A-1
Certificateholders on such Distribution Date (separately identifying any Class II A-1 Unpaid Interest Shortfall included in such distribution);

     (h) the remaining Class II A-1 Certificate Balance after giving effect to the payment of principal to be made on such Distribution Date (on which interest will be calculated on the next succeeding Distribution Date);

     (i) the Class II A-2 Distribution Amount for such Distribution Date;

     (j) the amount of principal to be distributed to the Class II A-2 Certificateholders, separately stating the contribution thereto from each of the amounts specified in clauses (a) through (c) inclusive, of the definition of Formula Principal Amount and the amount of Unpaid Class II A-2 Principal Shortfall distributed to such Class;

     (k) the amount of interest to be distributed to Class II A-2
Certificateholders on such Distribution Date (separately identifying any Class II A-2 Unpaid Interest Shortfall included in such distribution);

     (l) the remaining Class II A-2 Certificate Balance after giving effect to the payment of principal to be made on such Distribution Date (on which interest will be calculated on the next succeeding Distribution Date);

     (m) the Class I M-1 Distribution Amount for such Distribution Date;

     (n) the amount of principal to be distributed to the Class I M-1 Certificateholders, separately stating the contribution thereto from each of the amounts specified in clause (a) through (c) of the definition of Formula Principal Distribution Amount;

     (o) the amount of Unpaid Class I M-1 Principal Shortfall distributed to such Class, the aggregate amount of any Class I M-1 Liquidation Loss Amount, the Class I M-1 Liquidation Loss Interest Amount, the Class I M-1 Unpaid Liquidation Loss Interest Shortfall Amount, and the Class I M-1 Principal Shortfall Amount;

     (p) the amount of interest to be distributed to Class I M-1
Certificateholders on such Distribution Date (separately identifying any Class I M-1 Unpaid Interest Shortfall included in such distribution);

     (q) the remaining Class I M-1 Certificate Balance and the Class I M-1 Adjusted Certificate Balance after giving effect to the payment of principal to be made on such Distribution Date (on which interest will be calculated on the next succeeding Distribution Date);

     (r) the Class I M-2 Distribution Amount for such Distribution Date;

     (s) the amount of principal to be distributed to the Class I M-2 Certificateholders, separately stating the contribution thereto from each of the amounts specified in clause (a) of the definition of Formula Principal Distribution Amount;

     (t) the amount of Unpaid Class I M-2 Principal Shortfall distributed to such Class, the aggregate amount of any Class I M-2 Liquidation Loss Amount, the Class I M-2 Liquidation Loss Interest Amount, the Class I M-2 Unpaid Liquidation Loss Interest Shortfall Amount, and the Class I M-2 Principal Shortfall Amount;

     (u) the amount of interest to be distributed to Class I M-2
Certificateholders on such Distribution Date (separately identifying any Class I M-2 Unpaid Interest Shortfall included in such distribution);

     (v) the remaining Class I M-2 Certificate Balance and the Class I M-2 Adjusted Certificate Balance after giving effect to the payment of principal to be made on such Distribution Date (on which interest will be calculated on the next succeeding Distribution Date);

     (w) the Class I B-1 Distribution Amount for such Distribution Date;

     (x) the amount of principal to be distributed to the Class I B-1 Certificateholders, separately stating the contribution thereto from each of the amounts specified in clause (a) of the definition of Formula Principal Distribution Amount;

     (y) the amount of Unpaid Class I B-1 Principal Shortfall distributed to such Class, the aggregate amount of any Class I B-1 Liquidation Loss Amount, the Class I B-1 Liquidation Loss Interest Amount, the Class I B-1 Unpaid Liquidation Loss Interest Shortfall Amount, and the Class I B-1 Principal Shortfall Amount;

     (z) the amount of interest to be distributed to Class I B-1
Certificateholders on such Distribution Date (separately identifying any Class I B-1 Unpaid Interest Shortfall included in such distribution);

     (aa) the remaining Class I B-1 Certificate Balance and the Class I B-1 Adjusted Certificate Balance after giving effect to the payment of principal to be made on such Distribution Date (on which interest will be calculated on the next succeeding Distribution Date);

     (bb) the Class I B-2 Distribution Amount for such Distribution Date;

     (cc) the amount of principal to be distributed to the Class I B-2 Certificateholders, separately stating the contribution thereto from each of the amounts specified in clause (a) of the definition of Formula Principal Amount;

     (dd) the amount of Unpaid Class I B-2 Principal Shortfall distributed to such Class, the aggregate amount of any Class I B-2 Liquidation Loss Amount, the Class I B-2 Liquidation Loss Interest Amount, the Class I B-2 Unpaid Liquidation Loss Interest Shortfall Amount, and the Class I B-2 Principal Shortfall Amount;

     (ee) the amount of interest to be distributed to Class I B-2
Certificateholders on such Distribution Date (separately identifying any Class I B-2 Unpaid Interest Shortfall included in such distribution);

     (ff) the remaining Class I B-2 Certificate Balance and the Class I B-2 Adjusted Certificate Balance after giving effect to the payment of principal to be made on such Distribution Date (on which interest will be calculated on the next succeeding Distribution Date);

     (gg) LIBOR, the Class I A Pass-Through Rate, the Class II A-1 Pass-Through Rate, the Class II A-2 Pass-Through Rate, the Class I M-1 Pass-Through Rate, the Class I M-2 Pass-Through Rate, the Class I B-1 Pass-Through Rate and the Class I B-2 Pass-Through Rate;

     (hh) with respect to the Group I Contracts, the Monthly Servicing Fee, with respect to the Group II Contracts, the Senior Monthly Servicing Fee and the Subordinated Monthly Servicing Fee payable on such Distribution Date and the aggregate amount of any Subordinated Monthly Servicing Fees remaining unpaid as of such Distribution Date, the amount of any reimbursement to the Servicer pursuant to Section 7.05, and any Late Payment Fees, Extension Fees and assumption fees paid during the prior Collection Period, and the amount of any other fees payable out of the Trust Fund;

     (ii) the Total Regular Principal Amount for the Group I Certificates and the Total Regular Principal Amount for the Group II Certificates, separately stating the contribution thereto from each of the amounts specified in clauses
(a) through (f);

     (jj) the Class II A-2 Holdover Amount;

     (kk) the amount deposited into the Group II Certificate Account pursuant to
Section 5.02(a)(A)(xiii) and the amount deposited into the Group I Certificate Account pursuant to Section 5.02(a)(B)(viii);

     (ll) the number of and aggregate remaining principal balance of Contracts with payments delinquent 31 to 59, 60 to 89, and 90 or more days, respectively;

     (mm) the number of Contracts that were repurchased or replaced by the Contract Seller in accordance with Section 3.05 during the prior Collection Period, identifying such Contracts and (i) the Repurchase Price of such Contracts and (ii) the amount, if any, paid by the Contract Seller due to the differences, if any, between the remaining principal balances of the replaced Contracts and the Eligible Substitute Contracts;

     (nn) the aggregate principal balances of all Contracts that are not Liquidated Contracts and in respect of which the related Manufactured Homes have been repossessed or foreclosed upon;

     (oo) the Enhancement Payment, the Draw Amount under each LOC, if any, on such Distribution Date and the Undrawn Amount for each LOC;

     (pp) the amount of any Monthly Advance and the Outstanding Amount Advanced with respect to such Distribution Date;

     (qq) the amount, if any, deposited into the Special Account for such Distribution Date and the amount, if any, to be distributed to the Class R Certificateholders;

     (rr) the Net Weighted Average Contract Rate for each Group for the Collection Period immediately preceding the month of such Distribution Date and the Net Weighted Average Contract Rate for each Group for the Collection Period occurring in the month in which such Distribution Date occurs;

     (ss) the number of Manufactured Homes currently held by the Servicer due to repossessions and the aggregate principal balance of the related defaulted Contracts;

     (tt) the Pool Principal Balance, expressed as a percentage of the Cut-Off Date Pool Scheduled Principal Balance, the Group I Pool Scheduled Principal Balance and the Group II Pool Scheduled Principal Balance;

     (uu) the aggregate of the Deficiency Amounts and Servicer Deficiency Amounts received for the preceding Collection Period;

     (vv) amounts paid to the Class II A-1 Certificateholders on such Distribution Date in respect of the Class II A-1 Net Funds Carryover Amount and amounts paid to the Class II A-2 Certificateholders on such Distribution Date in respect of the Class II A-2 Net Funds Carryover Amount;

     (ww) any additional items required to be set forth in the Monthly Report pursuant to the Insurance Agreement;

     (xx) the Cumulative Realized Losses and the Current Realized Loss Ratio; each as of such Distribution Date;

     (yy) the Stated Amount under each LOC as of such Distribution Date, amounts owed to the LOC Provider for previous draws under each LOC and whether either LOC has been replaced, modified or cancelled;

     (zz) the existence of any Servicing Fee Subordination Event; and

     (aaa) the existence of any Servicer Termination Event.

     Copies of all Monthly Reports shall be provided by the Servicer to each Rating Agency. Neither the Trustee nor the Certificate Administrator shall be under any duty to recalculate or verify the information provided to it by the Servicer. The Servicer shall deliver a written notice to the Trustee not later than three Business Days next preceding a Distribution Date if it cannot provide the Trustee and the Certificate Administrator with a Monthly Report for such Distribution Date. In addition, if the Servicer receives a notice from the LOC Provider to the effect that the rating of the LOC Provider by Moody's and S&P with respect to the Group II LOC or the ratings by S&P and Fitch with respect to the Class I B-2 LOC has been reduced, suspended or withdrawn, the Servicer will notify the Trustee, the Insurer and each Rating Agency of its receipt of such notice within two Business Days of receipt thereof.

Section 5.05    Certificate of Servicing Officer.

     Each Monthly Report pursuant to Section 5.04 shall be accompanied by a certificate of a Servicing Officer substantially in the form of Exhibit F,
                                                                ---------
certifying the accuracy of the Monthly Report and that such officer is not aware of the occurrence of an Event of Default or of an event that, with notice or lapse of time or both, would become an Event of Default, or if such officer is aware that such an event has occurred and is continuing, specifying the event and its status.

Section 5.06    Other Data.
                ----------

     In addition, the Servicer, at the request of the Trustee or the Certificate Administrator, shall furnish the Trustee or the Certificate Administrator (as the case may be) such underlying data as may reasonably be requested.

Section 5.07    Statements to Certificateholders.
                --------------------------------

     Concurrently with each distribution to Certificateholders pursuant to this
Article V, the Trustee shall make available at its website the Monthly Report prepared by the Servicer together with the following information prepared by the
Servicer:

         (1) the amount of fees and expenses payable out of the Trust Fund for such Collection Period;

         (2) the percentage obtained by dividing the aggregate Certificate Balances with respect to each Class (after giving effect to the distributions on the Certificates made on such Distribution Date) by the aggregate Initial Certificate Balances with respect to each Class;

         (3) such other customary factual information as is available to the Servicer as the Servicer deems necessary and can obtain reasonably from its existing data base to enable Certificateholders to prepare their tax returns.

     In the case of information furnished with respect to a dollar amount, the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination. The Trustee will make the report referred to in this (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders and other parties to the Agreement via the Trustee's internet website, which is presently located at www.abs.bankone.com. Persons that are unable to use the above website are entitled to have a paper copy mailed to them via First Class mail by calling the Trustee at (1-800) 524-9472. The Trustee shall have the right to change the way the report referred to in this Section is distributed in order to make such distribution more convenient and/or more accessible to the above parties and to the Certificateholders. The Trustee shall provide timely and adequate notification to all above parties and to the Certificateholders regarding any such change.

     Within a reasonable period of time after the end of each calendar year, subject to the next sentence, but in no event later than 90 days after the end of such year, the Servicer shall prepare and furnish to the Trustee, the Paying Agent and the Certificate Administrator, and the Trustee, promptly upon receipt, shall furnish or cause the Paying Agent to furnish to each Person who at any time during the calendar year was the Holder of a Certificate, a statement containing the information set forth in clauses (b) and (c) of Section 5.04, in the case of Class I A Certificateholders, (f) and (g) of Section 5.04, in the case of Class II A-1 Certificateholders, (j) and (k) of Section 5.04, in the case of Class II A-2 Certificateholders, (n) and (o) of Section 5.04, in the case of Class I M-1 Certificateholders, (r) and (s) of Section 5.04, in the case of Class I M-2 Certificateholders, (v) and (x) of Section 5.04, in the case of Class I B-1 Certificateholders, (aa) and (cc) of Section 5.04, in the case of Class I B-2 Certificateholders, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Servicer pursuant to any requirements of the Code as from time to time in force. On each Distribution Date, the Servicer shall forward or cause to be forwarded by mail to each Holder of a Class R Certificate, a copy of the Monthly Report for such Distribution Date. The Servicer shall also forward or cause to be forwarded by mail to each Holder of a Class R Certificate, a statement setting forth such information as the Servicer deems necessary or appropriate.

     Within a reasonable period of time after the end of each calendar year, the Servicer shall furnish or cause to be furnished to each Person who at any time during the calendar year was a Holder of a Class R Certificate a statement containing the applicable distribution information provided pursuant to this
Section 5.07 aggregated for such calendar year or applicable portion thereof during which such Person was a Holder of a Class R Certificate. Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Servicer pursuant to any requirements of the Code. A Certificate Owner holding Certificates of a Class representing in the aggregate at least 5% of the Percentage Interests of such Class shall, upon written request to the Trustee certifying its beneficial ownership of such Certificates, be entitled to receive copies of all reports provided by the Trustee. Copies of all reports provided by the Trustee to the Certificateholders shall also be provided to each Rating Agency.

Section 5.08    Certificate Insurance Policy; Enhancement Payments; LOCs; Draw
                --------------------------------------------------------------
Amounts; Spread Account.
-----------------------

     (a) The parties hereto acknowledge that the Insurer has provided the Certificate Insurance Policy in order to provide the Class II A Certificateholders with a source of funds to enhance the likelihood of the receipt by such Certificateholders on each Distribution Date of the aggregate amount distributable pursuant to Section 5.02(a)(B)(i)-(ii) with respect to such Distribution Date to the extent that the amount drawn on the Group II LOC pursuant to clause (d) below is insufficient, to the extent that the LOC Provider has not deposited the Draw Amount (or a Draw Amount that is sufficient to cover the full amount distributable pursuant to Section 5.02(a)(B)(i)-(ii)) into the Certificate Account at least two Business Days prior to the related Distribution Date, or to the extent there is an LOC Default or the Group II LOC is no longer outstanding.

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

     (b) Upon receipt of a Monthly Report from the Servicer that shows an Enhancement Payment and in all events two Business Days prior to the Distribution Date, the Trustee shall make a claim to the Insurer on the Certificate Insurance Policy pursuant to a Notice of Payment (and deliver a copy of such Notice of Payment to the Bank Agent pursuant to the Certificate Insurance Policy) directing the Insurer to make payment by wire transfer to the Group II Certificate Account.

     (c) If, in respect of any Distribution Date, the Trustee is holding in the Group II Certificate Account all or part of any Enhancement Payment for such Distribution Date, then the Trustee shall distribute to the Certificateholders pursuant to Section 5.02(a)(B)(i)-(ii) such Enhancement Payment together with the Available Distribution Amount, any Draw Amounts with respect to the Group II LOC and any amounts received from the Group I Certificate Account pursuant to
Section 5.02(a)(A)(xiii).

     (d) The parties hereto acknowledge that the LOC Provider has provided the Group II LOC to provide the Class II A Certificateholders and the Insurer with a source of funds to enhance the likelihood of the receipt by such Certificateholders and the Insurer on each Distribution Date of the aggregate amount distributable pursuant to Section 5.02(a)(B)(i) (ii), and (iii) with respect to such Distribution Date.

     (e) Upon receipt of a Monthly Report from the Servicer that shows a Draw Amount under the Group II LOC and in all events two Business Days prior to the Distribution Date (as calculated by the Servicer), the Trustee shall draw under the Group II LOC pursuant to a Certificate of P&I Deficiency Demand (and deliver a copy of a Certificate of P&I Deficiency Demand to the LOC Provider pursuant to the terms of the LOC), directing the LOC Provider to make payment by wire transfer to the Group II Certificate Account (or if a Funding Event has occurred, withdraw an amount equal to the Draw Amount from the Spread Account and deposit such amount in the Group II Certificate Account). Within two Business Days upon receipt by the Trustee of a Funding Event Demand from the Servicer or the Insurer, the Trustee shall deliver a copy of such Funding Event Demand to the LOC Provider pursuant to the terms of the Group II LOC directing the LOC Provider to make payment by wire transfer in an amount equal to the Undrawn Amount under the Group II LOC into the Spread Account.

     (f) If, in respect of any Distribution Date, the Trustee is holding in the Group II Certificate Account all or part of any Draw Amounts under the Group II LOC for such Distribution Date, then the Trustee shall distribute to the Certificateholders or the Insurer, the applicable Draw Amounts together with the Available Distribution Amount, including any amounts received from the Group I Certificate Account pursuant to Section 5.02(a)(A)(xiii), pursuant to Sections 5.02(a)(B)(i), (ii) and (iii).

     (g) The Insurer and the LOC Provider may, without the consent of the Trustee, the Contract Seller, the Servicer or the Certificateholders, reduce the Stated Amount under the Group II LOC, substitute or replace the Group II LOC, change the terms of the Group II LOC or cancel the Group II LOC upon written notice to the Trustee. Upon such written notice, the Trustee will cooperate with the Insurer and the LOC Provider in accordance with the written instructions on which it may conclusively rely.

     (h) Prior to any Distribution Date on which a Funding Event Demand is to be made, the Trustee shall have established, and thereafter shall maintain, a Spread Account, which is an

Eligible Account, in the form of a segregated trust account titled "GreenPoint Manufactured Housing Contract Trust, Class II A Pass-Through Certificates, Series 2000-3, Spread Account in trust for the Trustee as trustee for the benefit of the Certificateholders and the Insurer." The Spread Account shall be a segregated trust account established at Bank One, National Association and shall be invested in Eligible Investments selected by the Trustee. Eligible Investments shall mature or, in the case of a money market fund, be redeemed not later than the Business Day immediately preceding the Distribution Date next following the date of such investment (except that, if such Eligible Investment is an obligation of the institution that maintains the Spread Account, then such Eligible Investments shall mature or, in the case of a money market fund, be redeemed not later than such Distribution Date), and shall not be sold or disposed of prior to its maturity. All such Eligible Investments shall be made in the name of the Trustee, as trustee for the benefit of the Certificateholders and the Insurer. Without limiting the generality of the foregoing, the Trustee shall select obligations for the investment of the Spread Account from among the investments specified in clauses (a) and (b) of the definition of "Eligible Investments." The Trustee shall select such Eligible Investments, which shall mature as provided above, in such manner as to achieve the following objectives in the order stated: (1) preservation of principal values; and (2) maximization of income.

     All net income and gain realized from any such investments, to the extent provided by this Agreement, shall be considered part of the Spread Account. The taxpayer identification number associated with the Spread Account shall be that of GreenPoint Bank and GreenPoint Bank will report for Federal, state and local income tax purposes, the income, if any, represented by the Spread Account. On any Distribution Date, to the extent that amounts on deposit in the Spread Account exceed the Stated Amount for the Group II LOC, such excess shall be withdrawn by the Trustee and released to the LOC Provider.

     On each Distribution Date following a Funding Event, amounts on deposit in the Spread Account pursuant to Section 5.08(h) hereof and Section 6.03 of the Insurance Agreement, shall be applied in the following order of priority: first, for deposit to the Group II Certificate Account pursuant to Section 4.05, any Draw Amounts relating to the Group II LOC, and second, for deposit to the Special Account, any Special Account Deposit Amounts (after giving effect to any Available Distribution Amounts for the Group II Certificates). Upon the termination of this Agreement, any amounts remaining on deposit in the Spread Account shall be deposited to the Special Account for application in accordance with the Insurance Agreement.

     The Insurer and the LOC Provider may, without the consent of the Trustee, the Contract Seller, the Servicer or the Certificateholders, reduce in whole or in part amounts on deposit in the Spread Account at any time the upon written notice to the Trustee. Upon such written notice, the Trustee will cooperate with the Insurer and the LOC Provider in accordance with the written instructions on which it may conclusively rely.

     To the extent that this Agreement is terminated prior to the termination of the Special Account, the Trustee shall withdraw amounts on deposit in the Spread Account and deposit such amounts into the Special Account. To the extent that no amounts are required to be deposited into the Special Account and there are amounts on deposit in the Spread Account upon the termination of this Agreement, the Trustee shall withdraw such amounts and remit them to the LOC Provider.

     (i) The parties hereto acknowledge that the LOC Provider has provided the Class I B-2 LOC to provide the Class I B-2 Certificateholders with a source of funds to enhance the likelihood of the receipt by such Certificateholders on each Distribution Date of the aggregate amount distributable pursuant to Section 5.02(a)(A)(x) and (xi) with respect to such Distribution Date.

     (j) Upon receipt of a Monthly Report from the Servicer that shows a Draw Amount under the Class I B-2 LOC (as calculated by the Servicer), the Trustee shall draw under the Class I B-2 LOC pursuant to a Certificate of Interest Deficiency Demand and/or Certificate of Principal Deficiency Demand, as applicable, (and deliver a copy of such Certificate to the LOC Provider pursuant to the terms of the Class I B-2 LOC), in each case directing the LOC Provider to make payment by wire transfer to the Group I Certificate Account.

     (k) If, in respect of any Distribution Date, the Trustee is holding in the Group I Certificate Account all or part of any Draw Amounts under the Class I B-2 LOC for such Distribution Date, then the Trustee shall distribute to the Class I B-2 Certificateholders the applicable Draw Amounts together with the Available Distribution Amount pursuant to Section 5.02(a)(A).

     (l) Notwithstanding the foregoing, no Enhancement Payments made under the Certificate Insurance Policy or Draw Amounts made under the Group II LOC shall be used to pay amounts owing under this Agreement to any of the Holders of the Group I Certificates and no Draw Amounts under the Class I B-2 LOC shall be used to pay any amounts owing under this Agreement to any Certificateholder other than the Class I B-2 Certificateholders.

                                  ARTICLE VI

                               THE CERTIFICATES

Section 6.01    The Certificates.
                ----------------

     The Certificates shall be substantially in the forms attached hereto as Exhibit B-1, Exhibit B-2, Exhibit B-3, Exhibit B-4, Exhibit B-5, Exhibit B-6,
-----------  ------------ -----------  -----------  -----------  -----------
Exhibit B-7, Exhibit C and Exhibit D.  The Class A, Class I M and Class I B
-----------  ---------     ---------
Certificates shall be issuable in registered form, in the minimum dollar denominations, integral dollar multiples in excess thereof (except that one Certificate in each Class may be issued in a different amount which must be in excess of the applicable minimum dollar denomination) and aggregate dollar denominations per Class as set forth in the following table:

                                        Integral
                                       Multiples in
                    Minimum             Excess of         Latest Scheduled           Initial Certificate
  Class           Denomination           Minimum          Distribution Date                 Balance
  -----           ------------         ------------       -----------------          -------------------
I A                 $50,000               $1                  June 2031                  $337,652,000
I M-1               $50,000               $1                  June 2031                  $ 25,214,000
I M-2               $50,000               $1                  June 2031                  $ 19,733,000
I B-1               $50,000               $1                  February 2021              $ 24,118,000
I B-2               $50,000               $1                  June 2031                  $ 31,792,311
II A-1              $50,000               $1                  December 2021              $155,656,917
II A-2              $25,000               $25,000             June 2031                  $125,000,000

     The Class R Certificate shall initially be issued with no principal balance.

     The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such authentication and delivery. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form set forth as attached hereto executed by the Trustee by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. On the Closing Date, the Trustee shall authenticate the Certificates to be issued at the written direction of the Contract Seller or any Affiliate thereof.

     The Contract Seller shall provide, or cause to be provided, to the Trustee on a continuous basis, an adequate inventory of Certificates to facilitate transfers.

Section 6.02    Certificate Register; Registration of Transfer and Exchange of
                --------------------------------------------------------------
Certificates.
------------

     (a) The Trustee shall maintain, or cause to be maintained, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections
(b) and (c) below and to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. Upon surrender for registration of transfer of any Certificate, the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and of like aggregate Percentage Interest.

     At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Trustee. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate, and deliver the Certificates that the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder thereof or his attorney duly authorized in writing.

     No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates may be required.

     All Certificates surrendered for registration of transfer or exchange shall be canceled and subsequently destroyed by the Trustee in accordance with the Trustee's customary procedures.

     (b) No transfer of an ERISA Restricted Certificate will be made unless the Trustee has received either (i) an Opinion of Counsel, at no expense to the Trustee, the Contract Seller, the LOC Provider, the Insurer or the Servicer, acceptable to and in form and substance satisfactory to the Trustee, the Contract Seller, the Insurer and the Servicer with respect to the permissibility of such transfer under ERISA and Section 4975 of the Code and stating, among other things, that the transferee's acquisition of such ERISA Restricted Certificate will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and will not subject the Servicer, the Contract Seller or the Trustee to any obligation or liability in addition to those undertaken in this Agreement or (ii) a representation letter from the transferee, substantially in the form of paragraph 5 of Exhibit G (as to the Class R Certificates) or Exhibit J (as to the Class I M or Class I B Certificates). Notwithstanding the foregoing, an Opinion of Counsel or representation letter will not be required with respect to the transfer of any Class I M Certificate or Class I B Certificate to the Depository, or for any subsequent transfer of any interest in a Class I M Certificate or Class I B Certificate for so long as such Certificate is a Global Certificate (each such Class I M Certificate or Class I B Certificate, a "Global ERISA Restricted Certificate"). Any transferee of a Global ERISA Restricted Certificate will be deemed to have represented by virtue of its purchase or holding of such Certificate (or interest therein) that either (a) such transferee is not an employee benefit plan or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code, or any Person (including an investment manager, a named fiduciary or a trustee of any such plan) who is using "plan assets" of any such plan to effect such acquisition (each, a "Plan Investor") or (b) (i) such transferee is an insurance company, (ii) the source of funds used to purchase or hold such Certificate (or interest therein) is an "insurance company general account" (as defined in U.S. Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60, and (iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied (each entity that satisfies this clause (b), a "Complying Insurance Company"). If any Class I M or Class I B Certificate (or any interest therein) is acquired or held in violation of the provisions of clause (ii) of the first sentence of this Section 6.02(b) or clause (b) of the third sentence of this Section 6.02(b), then the last preceding transferee that either (i) is not a Plan Investor or (ii) is a Complying Insurance Company shall be restored, to the extent permitted by law, to all rights and obligations as Certificateholder thereof retroactive to the date of such transfer of such Class I M or Class I B Certificate. Any purported Certificateholder whose acquisition or holding of any Global ERISA Restricted Certificate (or interest therein) was effected in violation of the restrictions in this Section 6.02(b) shall indemnify and hold harmless the Trustee, the Contract Seller, the Servicer, and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding. The Trustee shall be under no liability to any Person for making any payments due on any Certificate to such preceding transferee that is not a Plan Investor or a Complying Insurance Company. No transfer of the Class R Certificates will be made without the consent of the Insurer and, unless all Group II Contracts have been converted to a fixed rate, without notification to the Rating Agencies.

     (c) (i) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Servicer and the Trustee or its designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause (iii)(B) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

         (A) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

         (B) In connection with any proposed Transfer of any Ownership Interest in a Class R Certificate, the Trustee shall require delivery to it, and shall not register the Transfer of any Class R Certificate until its receipt of, (I) an affidavit in the form attached hereto as Exhibit G-1 (a "Transfer Affidavit") from the proposed Transferee, representing and warranting, among other things, that it is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Class R Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this
     Section 6.02(c) and agrees to be bound by them, and (II) a certificate, in the form attached hereto as Exhibit G-2, from the Holder wishing to transfer the Class R Certificate, representing and warranting, among other things, that no purpose of the proposed Transfer is to impede the assessment or collection of tax.

         (C) Notwithstanding the delivery of a Transfer Affidavit by a proposed Transferee under clause (B) above, if a Responsible Officer of the Trustee who is assigned to this Agreement has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected.

         (D) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (x) to require a Transfer Affidavit from any other Person to whom such Person attempts to transfer its Ownership Interest in a Class R Certificate and (y) not to transfer its Ownership Interest unless it provides a certificate to the Trustee in the form attached hereto as Exhibit G-2.

         (E) Each Person holding or acquiring an Ownership Interest in a Class R Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of Temporary Treasury Regulations
     Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Class R Certificate, if it is, or is holding an Ownership Interest in a Class R Certificate on behalf of, a "pass-through interest holder."

          (ii) The Trustee will register the Transfer of any Class R Certificate only if it shall have received the Transfer Affidavit and a certificate of the Holder requesting such transfer in the form attached hereto as Exhibit G-2. Transfers of the Class R Certificates to Non-United States Persons and Disqualified Organizations (as defined in Section 860E(e)(5) of the
Code) are prohibited.

          (iii) (A) If any Disqualified Organization shall become a holder of a Class R Certificate, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. If a Non-United States Person shall become a holder of a Class R Certificate, then the last preceding United States Person shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such transfer of such Class R Certificate. If a transfer of a Class R Certificate is disregarded pursuant to the provisions of Treasury Regulations Section 1.860E-1 or Section 1.860G-3, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by this Section 6.02(c) or for making any payments due on such Certificate to the holder thereof or for taking any other action with respect to such holder under the provisions of this Agreement.

                 (B) If any purported Transferee shall become a Holder of a Class R Certificate in violation of the restrictions in this Section 6.02(c) and to the extent that the retroactive restoration of the rights of the Holder of such Class R Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Servicer shall have the right, without notice to the holder or any prior holder of such Class R Certificate, to sell such Class R Certificate to a purchaser selected by the Servicer on such terms as the Servicer may choose. Such purported Transferee shall promptly endorse and deliver each Class R Certificate in accordance with the instructions of the Servicer. Such purchaser may be the Servicer itself or any Affiliate of the Servicer. The proceeds of such sale, net of the commissions (which may include commissions payable to the Servicer or its Affiliates), expenses and taxes due, if any, will be remitted by the Servicer to such purported Transferee. The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Servicer, and the Servicer shall not be liable to any Person having an Ownership Interest in a Class R Certificate as a result of its exercise of such discretion.

          (iv) The Servicer, on behalf of the Trustee, shall use its reasonable efforts to make available, upon written request from the Trustee, all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Class R Certificate to any Person who is a Disqualified Organization, including the information regarding "excess inclusions" of such Class R Certificates required to be provided to the Internal Revenue Service and certain Persons as described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5), and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Class R Certificate having as among its record holders at any time any Person who is a Disqualified Organization. Reasonable compensation for providing such information may be required by the Servicer from such Person.

          (v) The provisions of this Section 6.02(c) set forth prior to this clause (v) may be modified, added to or eliminated pursuant to Section 11.01, provided that there shall have also been delivered to the Trustee the following:

                 (A) written notification from each Rating Agency to the effect that the modification, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings, if any, of any Class of the Regular Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency; and

                 (B) a certificate of the Servicer stating that the Servicer has received an Opinion of Counsel, in form and substance satisfactory to the Servicer, to the effect that such modification, addition to or absence of such provisions will not cause Trust Fund to cease to qualify as a REMIC and will not cause (x) the Trust Fund to be subject to an entity-level tax caused by the Transfer of any Class R Certificate to a Person that is a Disqualified Organization or (y) a Certificateholder or another Person to be subject to a REMIC-related tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee.

     (d) The preparation and delivery of all certificates and opinions referred to above in this Section 6.02 shall not be an expense of the Trust Fund, the Trustee, the Contract Seller or the Servicer.

Section 6.03    Mutilated, Destroyed, Lost or Stolen Certificates.
                -------------------------------------------------

     If (a) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and of the ownership thereof and (b) there is delivered to the Trustee and the Certificate Administrator, if any, such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a protected purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 6.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any replacement Certificate issued pursuant to this Section 6.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time. All Certificates surrendered to the Trustee under the terms of this Section 6.03 shall be canceled and destroyed by the Trustee in accordance with its standard procedures without liability on its part.

Section 6.04    Persons Deemed Owners.
                ---------------------

     The Servicer, the Trustee and any agent of the Servicer or the Trustee may treat the person in whose name any Certificate is registered as the owner of such Certificate for the

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

purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the Servicer, the Trustee nor any agent of the Servicer or the Trustee shall be affected by any notice to the contrary.

Section 6.05    Access to List of Certificateholders' Names and Addresses.
                ---------------------------------------------------------

     If three or more Certificateholders (a) request such information in writing from the Trustee, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication that such Certificateholders propose to transmit or if the Contract Seller or Servicer shall request such information in writing from the Trustee, then the Trustee shall, within ten Business Days after the receipt of such request, provide the Contract Seller, the Servicer or such Certificateholders at such recipients' expense the most recent list of the Certificateholders of the Trust Fund held by the Trustee, if any. The Contract Seller and every Certificateholder, by receiving and holding a Certificate, agree that the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

Section 6.06    Global Certificates.
                -------------------

     The Regular Certificates, upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Global Certificates, to be delivered to the Depository by or on behalf of the Contract Seller. Such Global Certificates shall initially be registered on the Certificate Register in the name of the Depository or its nominee, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in such Certificates, except as provided in Section
6.08. Unless and until definitive, fully registered Certificates ("Definitive Certificates") have been issued to the Certificate Owners of such Certificates pursuant to Section 6.08:

     (a) the provisions of this Section shall be in full force and effect;

     (b) the Contract Seller, the Servicer and the Trustee may treat the Depository and the Depository Participants for all purposes as the authorized representative of the respective Certificate Owners of such Certificates and, in the case of distributions, with the Depository as the authorized representative of the Depository Participants and the Certificate Owners;

     (c) registration of the Global Certificates may not be transferred by the Trustee except to another Depository;

     (d) the rights of the respective Certificate Owners of such Certificates shall be exercised only through the Depository and the Depository Participants and shall be limited to those established by law and agreements between the Owners of such Certificates and the Depository and/or the Depository Participants. Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued with respect to the Class A, Class I M and Class I B Certificates pursuant to Section 6.08, the Depository will make book-entry transfers among the Depository Participants and receive and transmit distributions of principal and interest on the related Certificates to such Depository Participants;

     (e) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants;

     (f) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants; and

     (g) to the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control.

     For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Certificateholders evidencing a specified percentage of the Certificate Balance of a Class of Certificates, such direction or consent may be given by Certificate Owners (acting through the Depository and the Depository Participants) owning Global Certificates evidencing the requisite percentage of the Certificate Balance or the requisite Percentage Interests.

Section 6.07    Notices to Depository.
                ---------------------

     Whenever any notice or other communication is required to be given to Certificateholders of any Class with respect to which Global Certificates have been issued, unless and until Definitive Certificates shall have been issued to the related Certificate Owners, the Trustee shall give all such notices and communications to the Depository.

Section 6.08    Definitive Certificates.
                -----------------------

     If, after Global Certificates have been issued with respect to the Class A, Class I M and Class I B Certificates, (a) the Servicer advises the Trustee that the Depository is no longer willing or able to discharge properly its responsibilities under the Depository Agreement with respect to such Certificates and the Trustee or the Servicer is unable to locate a qualified successor, (b) the Servicer, at its sole option, advises the Trustee that it elects to terminate the book-entry system with respect to such Certificates through the Depository or (c) after the occurrence and continuation of an Event of Default, Certificate Owners of such Global Certificates having not less than 51% of the Voting Rights evidenced by the related Class advise the Trustee and the Depository in writing through the Depository Participants that the continuation of a book-entry system with respect to such Certificates through the Depository (or its successor) is no longer in the best interests of the Certificate Owners with respect to such Certificates, then the Trustee shall notify all Certificate Owners of such Class of Certificates, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates for such Class to Certificate Owners requesting the same. The Servicer shall provide the Trustee with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon surrender to the Trustee of any such Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall authenticate and deliver such Definitive Certificates. Neither the Contract Seller, the Servicer nor the Trustee shall be liable for any delay in delivery of such instructions and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of such Definitive Certificates, all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of such Definitive Certificates as Certificateholders hereunder.

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

                                  ARTICLE VII

                     THE CONTRACT SELLER AND THE SERVICER

Section 7.01    Liabilities to Obligors.
                -----------------------

     No liability to any Obligor under any of the Contracts arising out of any act or omission to act of the Servicer in servicing the Contracts prior to the Closing Date is intended to be assumed by the Contract Seller, the Trustee, the Certificate Administrator or the Certificateholders under or as a result of this Agreement and the transactions contemplated hereby and, to the maximum extent permitted and valid under mandatory provisions of law, the Contract Seller, the Trustee, the Certificate Administrator and the Certificateholders expressly disclaim such assumption.

Section 7.02    Servicer's Indemnities.
                ----------------------

     The Servicer shall defend and indemnify the Trust Fund, the Trustee, the Certificate Administrator, the Certificate Registrar, the Paying Agent, the Contract Seller and the Certificateholders against any and all costs, expenses, losses, damages, claims or liabilities, including reasonable fees and expenses of counsel and expenses of litigation, arising from third party claims or actions (including penalties or fees imposed by any governmental or regulatory body or agency) in respect of any action taken by the Servicer with respect to any Contract or Manufactured Home constituting a failure by the Servicer to perform its obligations under this Agreement. This indemnity shall survive any Event of Default (but a Servicer's obligations under this Section 7.02 shall not relate to any actions of any subsequent Servicer after an Event of Default) and any payment of the amount owing under, or any repurchase by the Contract Seller of, any such Contract.

Section 7.03    Operation of Indemnities.
                ------------------------

     Indemnification under this Article VII shall include reasonable fees and expenses of counsel and expenses of litigation. Any amounts received by the Trustee from the Servicer pursuant to this Article VII shall be deposited in the applicable Certificate Account pursuant to Section 4.05. If the Servicer has made any indemnity payments to the Trustee pursuant to this Article VII and the Trustee thereafter collects any of such amounts from others, the Trustee will repay such amounts collected to the Servicer, together with any interest collected thereon.

Section 7.04    Merger or Consolidation of the Contract Seller or the Servicer.
                --------------------------------------------------------------

     The Contract Seller and the Servicer will each keep in full effect their existence, rights and franchises as a Delaware limited liability company, and will obtain and preserve its qualification to do business as a limited liability company in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Contracts and to perform its duties under this Agreement.

     Any Person into which the Contract Seller or the Servicer may be merged or consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which the Contract Seller or the Servicer shall be a party, or any Person succeeding to the business of the Contract Seller or the Servicer, shall be the successor of the Contract Seller or the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving
                          --------  -------
Person to the Servicer shall satisfy the requirements of Section 7.07 with respect to the qualifications of a successor to the Servicer. The Contract Seller and the Servicer shall promptly notify each Rating Agency and the Insurer of any such merger to which it is a party.

Section 7.05    Limitation on Liability of the Contract Seller, the Servicer and
                ----------------------------------------------------------------
Others.
------

     Neither the Contract Seller, the Servicer nor any of their members, shareholders, directors, officers, employees or agents shall be under any liability to the Trustee or the Certificateholders for any errors in judgment or any action taken or for refraining from the taking of any action, pursuant to this Agreement; provided, however, that this provision shall not protect the
                --------  -------
Contract Seller or any such Person against any liability that would otherwise be imposed by reason of its willful misconduct, or gross negligence; provided,
                                                                  --------
further that this provision shall not protect the Servicer or any such Person
-------
against any liability that would otherwise be imposed by reason of its willful misconduct or gross negligence. The Contract Seller, the Servicer and any of their members, shareholders, directors, officers, employees or agents may rely on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Contract Seller nor the Servicer shall be under any obligation to appear in, prosecute or defend any legal action which arises under this Agreement (other than in connection with the enforcement by the Servicer of any Contract in accordance with this Agreement) and which in its opinion may involve it in any expenses or liability;

provided, however, that the Servicer may in its discretion undertake any such
--------  -------
other legal action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the legal expenses and costs of such other legal action and any liability resulting therefrom shall be expenses, costs and liabilities payable from the Certificate Account, and the Servicer shall be entitled to be reimbursed therefor out of the Certificate Account as provided by Section 5.03.

Section 7.06    Assignment by Servicer.
                ----------------------

     Notwithstanding any provision to the contrary in this Agreement without the consent of the Trustee or any Certificateholder, the Servicer may, with the consent of each of the Insurer and the LOC Provider (provided that if an Insurer Default or LOC Default, as applicable, has occurred and is continuing, no consent of the Insurer or the LOC Provider, as applicable, needs to be obtained), which consent shall not be unreasonably withheld, assign its rights and delegate its duties and obligations under this Agreement; provided that the
                                                              --------
Person shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under this Agreement; and further provided that each Rating Agency's rating of any Class of
               ------- --------
the Certificates in effect immediately prior to such assignment and delegation will not be withdrawn or reduced as a result of such assignment and delegation, as evidenced by a letter from each Rating Agency. In the case of any such assignment and delegation, the Servicer shall be released from its obligations under this Agreement, except that the Servicer shall remain liable for all liabilities and obligations incurred by it as Servicer hereunder prior to the satisfaction of the conditions to such assignment and in such delegation.

Section 7.07    Successor to the Servicer.
                -------------------------

     In connection with the termination of the Servicer's responsibilities and duties under this Agreement pursuant to Section 8.01, the Trustee shall (i) succeed to and assume all of the Servicer's responsibilities, rights, duties and obligations under this Agreement (except the duty to pay and indemnify the Trustee pursuant to Section 9.05 hereof), or (ii) with the consent of the Contract Seller, the Insurer and the LOC Provider (provided that if an Insurer Default or an LOC Default has occurred and is continuing, no consent of the Insurer or the LOC Provider, as applicable, needs to be obtained), which consent shall not be unreasonably withheld, appoint a successor which shall have a net worth of not less than $50,000,000 and shall have serviced for at least one year prior to such appointment a portfolio of not less than $100,000,000 principal balance of manufactured housing installment sale contracts or installment loans and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement prior to the termination of the Servicer's responsibilities, duties and liabilities under this Agreement (except that the duty to pay and indemnify the Trustee pursuant to Section 9.05 hereof shall be subject to negotiation at the time of such appointment). If the Trustee has become the successor to the Servicer in accordance with this Section 7.07, the Trustee may, if it shall be unwilling to continue to so act, or shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, a successor satisfying the requirements set out in clause (ii) above. In connection with any appointment of a successor Servicer, the Trustee may make such arrangements for the compensation of such successor out of payments on Contracts as it and such successor shall agree or such court shall determine; provided, however, that the
                                                     --------  -------
Monthly Servicing Fee shall not be in excess of a monthly amount equal to 1/12th of the product of 1% and the Pool Principal Balance for the Distribution Date in respect of which such compensation is being paid without the consent of all of the Certificateholders and notice to each Rating Agency. If the Servicer's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to Section 7.06 or 8.01, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, shall cooperate with the Trustee and any successor Servicer in effecting the termination of the Servicer's responsibilities and rights hereunder, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The assignment by a Servicer pursuant to Section 7.06 or removal of Servicer pursuant to Section 8.01 shall not become effective until a successor shall be appointed pursuant to this
Section 7.07 and shall in no event relieve the Contract Seller of liability pursuant to Section 3.05 for breach of the representations and warranties made pursuant to Section 3.02 or 3.03. The Servicer being terminated pursuant to
Section 8.01 or Section 7.06 shall bear all costs of a transfer of servicing therefrom, including but not limited to those of the Trustee reasonably allocable to specific employees and overhead, legal fees and expenses, and costs of amending the Agreement, if necessary.

     Any successor appointed as provided herein shall execute, acknowledge and deliver to the Servicer and to the Trustee an instrument accepting such appointment, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement and the Certificates. Any assignment by or termination of the Servicer pursuant to Section 7.06 or 8.01 or the termination of this Agreement pursuant to Section
10.01 shall not affect any claims that the Trustee may have against the Servicer arising prior to any such termination or resignation.

     The Servicer shall timely deliver to the successor the funds in the Certificate Accounts and REO Account and all Contract Files, Land Home Contract Files and related documents and statements held by it hereunder and the Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as reasonably may be required to more fully and definitely vest and confirm in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer. Without limitation, the Trustee is authorized and empowered to execute and deliver on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments (including transfer instruments in respect of certificates of title and financing statements relating to the Manufactured Homes), and to do any and all acts or things necessary or appropriate to effect the purposes of such notice of termination.

     Upon a successor's acceptance of appointment as such, the Trustee shall notify in writing the Certificateholders and each Rating Agency of such appointment.

                                 ARTICLE VIII

                               EVENTS OF DEFAULT

Section 8.01    Events of Default.
                -----------------
     In case one or more of the following Events of Default shall occur and be continuing, that is to say:

     (a) any failure by the Servicer to make any deposit or payment, or to remit to the Trustee any payment, required to be made under the terms of this Agreement which continues unremedied for a period of five days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or to the Servicer and the Trustee by the Holders of Certificates evidencing Fractional Interests aggregating not less than 25%; or

     (b) failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in this Agreement, including the failure to deliver a Monthly Report, which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or to the Servicer, the Trustee and the Contract Seller by the Holders of Certificates evidencing Fractional Interests aggregating not less than 25%; or

     (c) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or appointing a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

     (d) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of the Servicer's property; or

     (e) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations or take any corporate action in furtherance of the foregoing;

then, and in each and every such case, so long as such Event of Default shall not have been cured or waived, the Trustee may with the consent of the Insurer (which consent shall not be unreasonably withheld; provided that if an Insurer Default has occurred and is continuing, no consent of the Insurer needs to be obtained) and with the consent of the LOC Provider (which consent shall not be unreasonably withheld, provided that if an LOC Default has occurred and is continuing, no consent of the LOC Provider needs to be obtained), and, the Trustee shall at the written direction of the Holders of Certificates (for purposes of such direction, the Insurer shall direct on behalf of the Class II A Certificates so long as no Insurer Default has occurred and is continuing) evidencing Fractional Interests aggregating not less than 51% by notice in writing to the Servicer, terminate all the rights and obligations of the Servicer under this Agreement and with respect to the Contracts and the proceeds thereof, except any responsibility for its acts or omissions during its tenure as Servicer hereunder. The Trustee shall send a copy of a notice of any Event of Default to each Rating Agency, the Insurer, the LOC Provider and the Contract Seller. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Contracts or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 7.07. Upon the occurrence of an Event of Default which shall not have been remedied, the Trustee may also pursue whatever rights it may have at law or in equity to damages, including injunctive relief and specific performance. The Trustee will have no obligation to take any action or institute, conduct or defend any litigation under this Agreement at the request, order or direction of any of the Certificateholders, the Insurer or the LOC Provider unless such Certificateholders, the Insurer or the LOC Provider have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which the Trustee may incur.

Section 8.02    Waiver of Defaults.
                ------------------

     The Holders of Certificates evidencing Fractional Interests aggregating not less than 25% may waive (for purposes of such waiver, the Insurer shall direct on behalf of the Class II A Certificates so long as no Insurer Default has occurred and is continuing) any default by the Servicer in the performance of its obligations hereunder and its consequences, except that a default in the making of any required remittance to the Trustee for distribution on any of the Certificates may be waived only by the affected Certificateholders. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

Section 8.03    Trustee to Act, Appointment of Successor.
                ----------------------------------------

     On and after the time the Servicer receives a notice of termination pursuant to Section 8.01 or 8.07, the Trustee or its appointed agent shall be the successor in all respects to the Servicer as provided in Section 7.07 hereof. Notwithstanding the above, or anything in Section 7.07 to the contrary, the Trustee, if it becomes Servicer pursuant to this Section, shall have no responsibility or obligation (i) to repurchase or substitute any Contract, (ii) for any representation or warranty of the Servicer hereunder, and (iii) for any act or omission of either a predecessor or successor Servicer other than the Trustee. The Trustee may conduct any activity required of it as Servicer hereunder through an Affiliate or through an agent. Neither the Trustee nor any other successor Servicer shall be deemed to be in default hereunder due to any act or omission of a predecessor Servicer, including but not limited to failure to timely deliver to the Trustee any Monthly Report, any funds required to be deposited to the Trust Fund, or any breach of its duty to cooperate with a transfer of servicing as required by Section 7.07.

Section 8.04    Notification to Certificateholders.
                ----------------------------------
     (a) Upon any such termination pursuant to Section 8.01 or 8.07, the Trustee shall give prompt written notice thereof to the Contract Seller, the Certificateholders at their respective addresses appearing in the Certificate Register and to each Rating Agency.

     (b) Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Holders of Certificates notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

Section 8.05    Effect of Transfer.
                ------------------
     (a) After a transfer of servicing duties to a successor Servicer pursuant to Section 7.04, 7.06, 7.07, 8.01 or 8.07, the Trustee or the successor Servicer may notify Obligors to make payments that are due under the Contracts after the effective date of the transfer of servicing duties directly to the successor Servicer.

     (b) After the transfer of servicing duties to a successor Servicer pursuant to Section 7.04, 7.06, 7.07, 8.01 or 8.07, the replaced Servicer shall have no further obligations with respect to the management, administration, servicing or collection of the Contracts, but in the case of a transfer pursuant to Section 7.07, 8.01 or 8.07 shall remain liable for any liability arising from the replaced Servicer's actions hereunder and shall remain entitled to any compensation due the replaced Servicer that had already accrued prior to such transfer.

     (c) A transfer of servicing duties to a successor Servicer shall not affect the rights and duties of the parties hereunder (including but not limited to the indemnities of the Servicer pursuant to Article VII), other than those relating to the management, administration, servicing or collection of the Contracts.

Section 8.06    Transfer of the Account.
                -----------------------

     Notwithstanding the provisions of Section 8.01 or 8.07, if the Certificate Account shall be maintained with the Servicer or an Affiliate of the Servicer and an Event of Default shall occur and be continuing, the Servicer, after five days' written notice from the Trustee, or in any event within ten days after the occurrence of the Event of Default, shall establish a new account, which shall be an Eligible Account, conforming with the requirements of this Agreement, at the trust department of the Trustee or with a depository institution other than the Servicer or an Affiliate of the Servicer, and shall promptly transfer all funds in the Certificate Account to such new Certificate Account, which shall thereafter be deemed the Certificate Account for the purposes hereof.

Section 8.07  Servicer Termination Events.
              ---------------------------
     If one or more of the following Servicer Termination Events shall occur and be continuing with respect to a Distribution Date:

     (a) the Current Realized Loss Ratio as of any Distribution Date exceeds 3.5%; or

     (b) the Cumulative Realized Losses as of such Distribution Date exceed (a) if such Distribution Date is from and including June 2000 and up to and including May 2004, 9.00% of the Cut-Off Date Group II Pool Balance, (b) if such Distribution Date is from and including June 2004 and up to and including May 2005, 11.00% of the Cut-Off Date Group II Pool Balance,
        (c) if such Distribution Date is from and including June 2005 and up to and including March 2006, 12.50% of the Cut-Off Date Group II Pool Balance, (d) if such Distribution Date is from and including June 2006 and up to and including May 2007, 13.50% of the Cut-Off Date Group II Pool Balance, and (e) if such Distribution Date is on or after June 2007, 15.50% of the Cut-Off Date Group II Pool Balance; or

     (c) GreenPoint Bank no longer directly or indirectly owns 100% of GreenPoint; or

     (d) GreenPoint sells a substantial portion of its manufactured housing servicing operations without the prior written consent of the Insurer; or

     (e) the Servicer contracts with a subservicer to service the Contracts without the prior written consent of the Insurer; or

     (f) GreenPoint Bank fails to maintain the capital standards established for "well capitalized" institutions under the prompt corrective action regulations issued pursuant to the Federal Deposit Insurance Corporation Improvement Act of 1991, as amended; or

     (g) GreenPoint Bank or any of its Affiliates (a) fail to pay any principal of or premium or any interest on its debt which is outstanding in the principal amount of at least $1,000,000 when due, subject to the applicable grace period, if any, specified in the agreement or other instrument relating to such debt and (b) if the effect of such event is to accelerate the maturity and repayment of such debt before the stated maturity thereof;

     then, in each and every such case, and so long as no Insurer Default has occurred and is continuing, the Insurer may review the operations of the Servicer and, in its sole discretion remove the Servicer. Upon such removal the provisions of Sections 8.03, 8.04, 8.05 and 8.06 shall apply. Neither the Trustee nor the Certificateholders shall be able to remove the Servicer if a Servicer Termination Event has occurred.

                                  ARTICLE IX

                             CONCERNING THE TRUSTEE

Section 9.01    Duties of Trustee.
                -----------------

     The Trustee, prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are set forth specifically in this Agreement. In case an Event of Default has occurred of which a Responsible Officer has knowledge (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs, unless it is acting as Servicer pursuant to Section 8.03 in which case it will use the same degree of care and skill as the Servicer.

     The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are required specifically to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement.

     No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:
                    --------  -------

            (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may rely conclusively, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

            (ii) The Trustee shall not be liable personally for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (iii) The Trustee shall not be liable personally with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the LOC Provider, the Insurer or Holders of Certificates evidencing Fractional Interests aggregating not less than 25% as to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement.

     None of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties as Trustee hereunder or in the exercise of any of its rights or powers if there is reasonable ground for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     The Trustee shall have no liability for any loss on any Eligible Investment except and only to the extent that it is an obligor thereon.

Section 9.02    Certain Matters Affecting the Trustee.
                -------------------------------------
     Except as otherwise provided in Section 9.01:

     (a) The Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (b) The Trustee may consult with counsel, and any written advice of its counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

     (c) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, the Insurer or the LOC Provider pursuant to the provisions of this Agreement, unless such Certificateholders, the Insurer or the LOC Provider shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

     (d) The Trustee shall not be liable personally for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

     (e) Prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the computations, facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, any Monthly Report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by the Holders of Certificates evidencing Fractional Interests aggregating not less than 25% (for purposes of such writing, the Insurer sha ll direct on behalf of the Class II A Certificates so long as no Insurer Default has occurred and is continuing); provided, however, that if the payment within a reasonable time to the Trustee
--------  -------
of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to such proceeding. The reasonable expense of every such examination shall be paid by the Servicer, if an Event of Default shall have occurred and is continuing, and otherwise by the Certificateholders requesting the investigation;

     (f) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, however, that any
           --------  -------

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

Affiliate of the Contract Seller may only perform ministerial or custodial duties hereunder as agent for the Trustee; and

     (g) The Trustee shall examine any directions, notices or other communications received from the Servicer, the Contract Seller, the Insurer, the LOC Provider or any Certificateholder (or agent thereof) to determine if such directions, notices or other communications appear on their face to have been made and to otherwise be in accordance with the requirements of this Agreement. As long as the Trustee has acted in good faith and has not been negligent in making determinations required by this Section 9.02(g), the Trustee may conclusively rely on such directions, notices or other communications and shall incur no liability hereunder for complying with, or assuming the truth of the statements contained in, any such direction, notice or other communication.

Section 9.03    Trustee not Liable for Certificates or Contracts.
                ------------------------------------------------

     The recitals contained herein and in the Certificates (other than the authentication of the Certificates) shall be taken as the statements of the Contract Seller or the Servicer, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations or warranties as to the validity or sufficiency of this Agreement, of the Certificates (except that the Certificates shall be duly and validly authenticated by it) or of any Contract or related document. The Trustee shall not be accountable for the use or application by the Contract Seller or the Servicer of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Contract Seller or the Servicer in respect of the Contracts or deposited in or withdrawn from the Certificate Account by the Servicer.

Section 9.04    Trustee May Own Certificates.
                ----------------------------

     The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates and may transact business with the other parties hereto with the same rights it would have if it were not Trustee.

Section 9.05    Servicer to Pay Fees and Expenses of Trustee, Paying Agent and
                --------------------------------------------------------------
Certificate of Administrator.
----------------------------

     The Servicer covenants and agrees to pay, from its own funds, to the Trustee, the Paying Agent and the Certificate Administrator from time to time, and the Trustee, the Paying Agent and the Certificate Administrator shall each be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and the Servicer will pay (out of its own funds) or reimburse the Trustee, the Paying Agent and the Certificate Administrator, to the extent requested by the Trustee, the Paying Agent or the Certificate Administrator, as the case may be, for all reasonable expenses, disbursements and advances incurred or made by the Trustee, the Paying Agent or the Certificate Administrator, as the case may be, in accordance with any of the provisions of this Agreement, and the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ, and the expenses incurred by the Trustee in connection with the appointment of an office or agency pursuant to Section 9.11, except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Servicer also covenants and agrees to indemnify (out of its own funds) the Trustee, the Paying Agent and the Certificate Administrator for, and to hold each of them harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Trustee, the Paying Agent or the Certificate Administrator, as the case may be, arising out of or in connection with the acceptance or administration of this trust and its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The covenants in this
Section 9.05 shall be for the benefit of the Trustee, the Paying Agent and the Certificate Administrator in their respective capacities as Trustee, Certificate Administrator, Paying Agent and Certificate Registrar hereunder, and shall survive the termination of this Agreement.

Section 9.06    Eligibility Requirements for Trustee.
                ------------------------------------

     There shall at all times be a Trustee hereunder which shall be qualified to maintain an Eligible Account and shall be either (a) Bank One, National Association ("Bank One") or any other Person into which Bank One is merged or consolidated or to which substantially all of the properties and assets of Bank One are transferred as an entirety, provided that such other Person has accepted
                                    --------
appointment as Trustee under this Agreement in accordance with this Article IX, and further provided that such entity is not an Affiliate of the Contract
    ------- --------
Seller, the Insurer or the LOC Provider, is authorized to exercise corporate trust powers under the laws of the United States of America, any State thereof or the District of Columbia and has all necessary trust powers to perform its obligations hereunder, or (b) a corporation or banking association organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, and subject to supervision or examination by Federal or State authority, and which is not an Affiliate of the Contract Seller, the Insurer or the LOC Provider;

further provided that either (i) such entity has long-term debt rated at least
------- --------
A3 by Moody's, BBB by S&P or the equivalent by any nationally recognized statistical rating organization, or (ii) each Rating Agency provides a letter to the effect that such appointment will not affect the then current ratings of the Certificates. If the corporation or banking association referred to in clause
(b) of the previous sentence publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 9.06, the combined capital and surplus of such corporation or banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In addition, the Trustee shall maintain an office in New York.
If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 9.06, it shall resign immediately in the manner and with the effect hereinafter specified in this Article IX.

Section 9.07    Resignation and Removal of the Trustee.
                --------------------------------------

     The Trustee at any time may resign and be discharged from the trusts hereby created by giving written notice thereof to the Contract Seller, the Servicer, the Insurer, the LOC Provider and each Rating Agency. Upon receiving such notice of resignation, the Contract Seller, with the consent of the LOC Provider, which consent shall not be unreasonably withheld (provided that if an LOC Default has occurred and is continuing, no such consent needs to be obtained from the LOC Provider) and the Insurer (provided that if an Insurer Default has occurred and is continuing, no such consent needs to be obtained from the Insurer) shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 9.06 and shall fail to resign after written request therefor by the Contract Seller, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Contract Seller may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee and the Certificateholders.

     The Holders of Certificates evidencing Fractional Interests aggregating not less than 50% may remove the Trustee at any time and appoint a successor trustee reasonably satisfactory to the LOC Provider (provided that if an LOC Default has occurred and is continuing, no such consent needs to be obtained from the LOC Provider) and the Insurer (provided that if an Insurer Default has occurred and is continuing, no such consent needs to be obtained from the Insurer) by written instrument or instruments, in triplicate, signed by such Certificateholders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Contract Seller, one complete set to the Trustee so removed and one complete set to the successor so appointed.

     Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 9.07 shall become effective upon acceptance of appointment by the successor trustee as provided in
Section 9.08.

Section 9.08    Successor Trustee.
                -----------------

     Any successor trustee appointed as provided in Section 9.07 shall execute, acknowledge and deliver to the Contract Seller and to its predecessor trustee, with a copy to the Servicer, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee and the appointment of such successor trustee shall become effective, and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall execute and deliver such instruments and do such other things as reasonably may be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations.

     No successor trustee shall accept appointment as provided in this Section
9.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 9.06.

     Upon acceptance of appointment by a successor trustee as provided in this
Section 9.08, the Servicer shall mail notice of the succession of such trustee hereunder to all Certificateholders at their addresses as shown in the Certificate Register, to the Contract Seller and each Rating

Agency. If the Servicer fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Servicer.

Section 9.09    Merger or Consolidation of Trustee.
                ----------------------------------

     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be eligible under the
                       --------
provisions of Section 9.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. Upon succession of a successor trustee as provided in this Section 9.09, the successor Trustee shall mail notice of the succession of such trustee hereunder to all Certificateholders at their addresses as shown in the Certificate Register, to the Servicer, the Contract Seller and each Rating Agency.

Section 9.10    Appointment of Co-Trustee or Separate Trustee.
                ---------------------------------------------

     Notwithstanding any other provisions hereof, at any time, for the purpose of (i) meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may be located at the time, or (ii) meeting any legal requirements with respect to the holding of the Contracts, the Contract Seller and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 9.10, such powers, duties, obligations, rights and trusts as the Contract Seller and the Trustee may consider necessary or desirable. If the Contract Seller shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone (or with the consent of the Contract Seller) shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 9.06 hereunder, and no notice to Certificateholders of the appointment of co-trustee(s) or separate trustee(s) shall be required under
Section 9.08 hereof.

     In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 9.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that, under any law of any jurisdiction in which any particular act or acts are to be performed or under any regulation applicable to any of the Contracts (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of

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

them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

     Any separate trustee or co-trustee may, at any time, appoint the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee. Nothing in this Section 9.10 shall relieve the Trustee of its duties, obligations or liabilities under this Agreement.

Section 9.11    Appointment of Office or Agency.
                -------------------------------

     The Trustee will appoint an office or agency in the City of New York where Certificates may be surrendered for registration of transfer or exchange. The Trustee initially designates First Chicago Trust Company of New York, located at 14 Wall Street, New York, New York, for such purpose. The Certificate Register will be kept in Chicago, Illinois at the offices of the Certificate Registrar located at the Corporate Trust Office and may be kept in an electronic form capable of printing out a hard copy of the Certificate Register. The Trustee will maintain an office at the address stated in Section 11.05 hereof where notices and demands to or upon the Trustee in respect of the Certificates may be served. The Trustee will give prompt written notice to Certificateholders of any change in the location of the Certificate Register or any such office or agency.

Section 9.12    Certificate Administrator.
                -------------------------

     The Trustee may, from time to time, appoint a Certificate Administrator for the purpose of performing, as the Trustee's agent, those duties hereunder that are specifically designated herein as performable by the Certificate Administrator; provided, however, that the Certificate Administrator shall at
               --------  -------
all times satisfy the eligibility requirements of a Trustee set forth in Section
9.06. As of the Closing Date, the Trustee shall be the Certificate Administrator unless and until the Trustee appoints a successor Certificate Administrator. In performing its duties hereunder, the Certificate Administrator (if not the Trustee) shall have the benefit of the provisions of this Agreement to the same extent that the Trustee would have the benefit of such provisions if the Trustee were itself performing such duties. The Certificate Administrator (including the Trustee solely in its capacity as Certificate Administrator) shall not have any fiduciary responsibility to the Contract Seller, the Servicer or the Certificateholders except when acting as Paying Agent. Additionally, the Certificate Administrator shall be entitled to rely upon all directions, calculations and other information received by the Contract Seller, the Trustee or the Servicer without any duty to independently verify such directions, calculations or other information.

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

Section 9.13    Appointment of Paying Agent.
                ---------------------------

     The Trustee may appoint a Paying Agent for the purpose of making distributions to Certificateholders pursuant to Section 5.02 and payments pursuant to 3.17 and 9.01(c). Any Paying Agent or its parent company so appointed either shall be a bank or trust company and shall have a rating acceptable to each Rating Agency. In the event of any such appointment, on or prior to each Distribution Date, the Trustee shall deposit or cause to be deposited with the Paying Agent, from amounts in the applicable Certificate Account, a sum sufficient to make the payments to Certificateholders in the amounts and in the manner provided for in Section 5.02, such sum to be held in trust for the benefit of the Certificateholders. The Trustee is hereby initially appointed as Paying Agent.

     In performing its duties hereunder, the Paying Agent shall have the benefit of the provisions of this Agreement to the same extent that the Trustee would have the benefit of such provisions if the Trustee were itself performing such duties. Additionally, the Paying Agent shall be entitled to rely upon all information received from the Servicer without any duty to independently verify or recalculate any such information.

     The Trustee shall cause the Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent is at all times acting as agent for the Trustee and such Paying Agent will hold all sums held by it for the payment to Certificateholders entitled thereto until such sums shall be paid to such Certificateholders.

Section 9.14    Determination of LIBOR; Auction Procedures.
                ------------------------------------------

     On each LIBOR Determination Date (or if such date is not a Business Day, on the next succeeding Business Day), the Trustee shall determine LIBOR for the following Interest Accrual Period in effect on such LIBOR Determination Date and shall inform the Servicer of such rate. The Trustee agrees to comply with the terms of the Auction Procedures as such terms relate to the Trustee.

                                   ARTICLE X

                                  TERMINATION

Section 10.01    Termination.
                 -----------
     (a) The respective obligations and responsibilities of the Contract Seller, the Servicer (except as to Section 9.05) and the Trustee shall terminate upon the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last Contract or the disposition of all property acquired upon repossession of any Contract and the remittance of all funds due hereunder; (ii) at the option of the Servicer, on any Distribution Date after the Optional Termination Date and subject to the prior consummation of the Termination Auction as contemplated pursuant to Section 10.01(b) below, upon the purchase by the Servicer of the Outstanding Contracts at a price equal to the greater of (a) the sum of (x) 100% of the Scheduled Principal Balance of each Contract (other than any Contract as to which the related Manufactured Home has been acquired and not yet disposed of and whose fair market value is included pursuant to clause (y) below) as of the final Distribution Date, and (y) the fair market

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

value of such acquired property (as determined by the Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to Section 10.01(c)(i)), and (b) the aggregate fair market value (as determined by the Servicer as of the close of business on such third Business Day) of all the assets in the Trust Fund, plus, in the case of both clause (a) and clause (b), an amount sufficient to pay any Class I A Unpaid Interest Shortfall, Class I M-1 Unpaid Interest Shortfall, Class I M-2 Unpaid Interest Shortfall, Class I B-1 Unpaid Interest Shortfall, Class I B-2 Unpaid Interest Shortfall, Class II A-1 Unpaid Interest Shortfall and Class II A-2 Unpaid Interest Shortfall and the remittance of all funds due hereunder; provided, however, that if any
                                       --------  -------
Enhancement Payment has been made and not yet reimbursed, the Servicer may only exercise this option with the consent of the Insurer; provided, further, that if
                                                      --------  -------
any Draw Amounts have been made and not yet reimbursed, the Servicer (or the Holders of the Class R Certificates, pursuant to the following sentence of this paragraph) may only exercise this option with the consent of the LOC Provider, provided, further, that the purchase price of such Contracts shall in no event
--------  -------
be less than the Minimum Termination Amount as of the Distribution Date on which the Servicer purchases such Contracts; (iii) the purchase of the Contracts by the Holders of the Class R Certificates as described below or (iv) the sale of all Contracts that remain outstanding, pursuant to a Termination Auction as contemplated by Section 10.01(b) below and the remittance of all funds due hereunder. If the Servicer does not exercise its option, the Holders of the Class R Certificates, on any Distribution Date after the Optional Termination Date and subject to the prior consummation of the Termination Auction as contemplated pursuant to Section 10.01(b) below, may purchase the Outstanding Contracts at a price equal to the greater of (a) the sum of (x) 100% of the Scheduled Principal Balance of each Contract (other than any Contract as to which the related Manufactured Home has been acquired and not yet disposed of and whose fair market value is included pursuant to clause (y) below) as of the final Distribution Date, and (y) the fair market value of such acquired property (as determined by the Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to Section 10.01(c)(i)), and (b) the aggregate fair market value (as determined by the Servicer as of the close of business on such third Business Day) of all the assets in the Trust Fund, plus, in the case of both clause (a) and clause (b), an amount sufficient to pay any Class I A Unpaid Interest Shortfall, Class I M-1 Unpaid Interest Shortfall, Class I M-2 Unpaid Interest Shortfall, Class I B-1 Unpaid Interest Shortfall, Class I B-2 Unpaid Interest Shortfall, Class II A-1 Unpaid Interest Shortfall and Class II A-2 Unpaid Interest Shortfall, any Enhancement Payments made by the Insurer but not yet reimbursed, any other amounts due and owing to the Insurer hereunder or pursuant to the Insurance Agreement and any Draw Amounts made by the LOC Provider but not yet reimbursed and the remittance of all funds due hereunder, provided, that the purchase price of such Contracts shall in no event
           --------
be less than the Minimum Termination Amount as of the Distribution Date on which the Holders of the Class R Certificates purchase such Contracts. Notwithstanding anything herein to the contrary, in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof; and provided
                                                                 --------
further that if the Trust Fund is dissolved prior to the termination of the
-------
Certificate Insurance Policy and/or either LOC, the Trustee shall retain possession of Certificate Insurance Policy and the related LOC, as applicable, as collateral agent for the benefit of the Certificateholders, and if any amount previously distributed in accordance with Section 5.02(a) is thereafter required to be paid under the Certificate Insurance Policy or the LOC, the Trustee as collateral agent shall make a claim under the Certificate Insurance Policy or the LOC for such amount in accordance with Section 5.08 and distribute such amount as required under the Certificate Insurance Policy or the LOC.

     (b)  Termination Auction.  The Servicer shall provide written notice to the
          -------------------
Trustee of the occurrence of the Distribution Date as of which the Pool Scheduled Principal Balance is less than 10% of the Cut-Off Date Pool Principal Balance within three Business Days following such Distribution Date. If neither the Servicer or the Class R Certificateholders exercises their option to purchase the Contracts pursuant to Section 10.01(a), the Trustee shall in accordance with the procedures and schedule set forth in Exhibit K hereto (the "Termination Auction Procedures"), make a commercially reasonable effort to sell at fair market value in a commercially reasonable manner and upon commercially reasonable terms but subject to the earlier purchase by the Servicer of the Outstanding Contracts as provided in Section 10.01(a) above, by conducting an auction (the "Termination Auction") of the Contracts remaining in the Trust Fund in order to effect a termination of the Trust Fund on a date selected by the Trustee (the "Auction Termination Date"), but in any case within ninety days following the Distribution Date as of which the Pool Scheduled Principal Balance is less than 10% of the Cut-Off Date Pool Principal Balance. The Contract Seller (if GreenPoint is not the Servicer) may, but shall not be required to, bid at the Termination Auction. The Trustee shall be entitled to retain counsel of its choice to represent it in the Termination Auction, and the fees and expenses of such counsel shall be paid by the Servicer. The Trustee shall sell and transfer the Contracts to the highest bidder therefor at the Termination Auction provided that:

            (1) the Termination Auction has been conducted in accordance with the Termination Auction Procedures;

            (2) the Trustee has received good faith bids for the Contracts from at least two prospective purchasers that are considered by the Trustee, in its sole discretion, to be competitive participants in the market for manufactured housing installment sale contracts; provided, that at least
                                                      --------
     one of such prospective purchasers shall not be an Affiliate of the Contract Seller;

            (3) a financial advisor selected by the Trustee, the fees of whom shall be an expense of the Servicer, as advisor to the Trustee (in such capacity, the "Advisor"), shall have advised the Trustee in writing that at least two of such bidders are participants in the market for manufactured housing retail installment sale contracts and are willing and able to purchase the Contracts (the Trustee may in its discretion select itself or an affiliate thereof as Advisor);

            (4) the highest bid in respect of the Contracts is not less than the aggregate fair market value of the Contracts (as determined by the Trustee in its sole discretion);

            (5) any bid submitted by the Contract Seller or any Affiliate of the Contract Seller shall be independently verified and represented in writing by a qualified independent third party evaluator (which may include the Advisor or an investment banking firm) selected by the Trustee and may only be considered if such evaluator determines that the bid reasonably represents the fair market value of the Contracts;

            (6) the highest bid would result in proceeds from the sale of the Contracts which will be at least equal to the Minimum Termination Amount plus any unreimbursed

     Enhancement Payment plus any other amounts due and owing to the Insurer hereunder or pursuant to the Insurance Agreement plus any unreimbursed Draw Amounts;

            (7) such sale and consequent termination of the Trust Fund must constitute a "qualified liquidation" of the Trust Fund under Section 860F of the Code, including the requirement that the proceeds of such qualified liquidation are credited or distributed to the holders of regular residual interests within 90 days from the date upon which the Trust Fund adopts a plan of complete liquidation (the Trustee may, in its discretion, require that the purchaser of such Contracts provide an Opinion of Counsel to that effect); and

            (8) the terms of the Termination Auction must be made available to all bidders and must stipulate that the Servicer be retained to service the Contracts on terms substantially similar to those in this Agreement.

     Provided that all of the conditions set forth in clauses (1) through (8) have been met, the Trustee shall sell and transfer the Contracts, without representation, warranty or recourse of any kind whatsoever, to such highest bidder in accordance with and upon completion of the Termination Auction Procedures. The Trustee shall deposit the purchase price for the Contracts in the applicable Certificate Account at least one Business Day prior to the fourth Distribution Date following the Optional Termination Date. The provisions of subsections (c) and (d) of this Section 10.01 also shall apply with respect to any Termination Auction. In the event that any of such conditions are not met or such highest bidder fails or refuses to comply with any of the Termination Auction Procedures, the Trustee shall decline to consummate such sale and transfer. In such case the Termination Auction shall be concluded and the Trustee shall be under no further duty to solicit bids for or otherwise to attempt to sell the Contracts.

     (c)  (i)   Notice of any termination, specifying the Distribution Date upon which all Certificateholders may surrender their Certificates to the Trustee for payment and cancellation, shall be given promptly by the Servicer by letter to the Certificateholders, the Insurer, the LOC Provider, the Trustee, the Contract Seller and each Rating Agency mailed no later than the 20th day of the month next preceding the month of such final distribution, specifying (i) the Distribution Date upon which final payment on the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated,
     (ii) the amount of any such final payment, and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. After giving such notice, the Trustee shall not register the transfer or exchange of any Certificates. If such notice is given in connection with the Servicer's election to purchase, the Servicer shall deposit in the applicable Certificate Account on the Business Day prior to the applicable Distribution Date the amount described in Section 10.01(a)(ii). The amount so deposited shall not be invested.

          (ii) Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed, from funds in the applicable Certificate Account, to Certificateholders, in proportion to their respective Percentage Interests, an amount equal to (a) as to the Class I A Certificates, the Class I A Certificate Balance together with the Class I A Unpaid Interest Shortfall and one month's interest at the Class I A Pass-

     Through Rate on the Class I A Certificate Balance, (b) as to the Class I M-1 Certificates, the Class I M-1 Certificate Balance together with the Class I M-1 Unpaid Interest Shortfall and one month's interest at the Class I M-1 Pass-Through Rate on the Class I M-1 Certificate Balance, (c) as to the Class I M-2 Certificates, the Class I M-2 Certificate Balance together with the Class I M-2 Unpaid Interest Shortfall and one month's interest at the Class I M-2 Pass-Through Rate on the Class I M-2 Certificate Balance, (d) as to the Class I B-1 Certificates, the Class I B-1 Certificate Balance together with the Class I B-1 Unpaid Interest Shortfall and one month's interest at the Class I B-1 Pass-Through Rate on the Class I B-1 Certificate Balance, (e) as to the Class I B-2 Certificates, the Class I B-2 Certificate Balance together with the Class I B-2 Unpaid Interest Shortfall and one month's interest at the Class I B-2 Pass-Through Rate on the Class I B-2 Certificates, (f) as to the Class II A-1 Certificates, the Class II A-1 Certificate Balance together with the Class II A-1 Unpaid Interest Shortfall and one month's interest at the Class II A-1 Pass-Through Rate on the Class II A-1 Certificates, (g) as to the Class II A-2 Certificates, the Class II A-2 Certificate Balance together with the Class II A-2 Unpaid Interest Shortfall and one month's interest at the Class II A-2 Pass-Through Rate on the Class II A-2 Certificates, (h) any unreimbursed Draw Amounts to the LOC Provider and (i) any unreimbursed Enhancement Payments to the Insurer.

          (iii) Upon such termination, any amounts remaining in the Certificate Account (other than amounts retained to meet claims) shall be paid to the Class R Certificateholders. Following such final deposit, the Servicer shall prepare and the Trustee shall execute all assignments, endorsements and other instruments necessary to effectuate such transfer. The distribution on the final Distribution Date shall be in lieu of the distribution otherwise required to be made on such Distribution Date in respect of the Certificates and the Class R Certificate.

     (d) If any Certificateholder does not surrender its Certificate for cancellation by the final Distribution Date specified in the written notice required in Section 10.01(c)(i), any amounts retained in the applicable Certificate Account that are owed to such Certificateholder shall be withdrawn from the applicable Certificate Account and held in an escrow account with the Trustee pending distribution pursuant to this Section 10.01(d). Any amounts so held shall not be invested. The Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within two years after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee shall so notify the Contract Seller and the Contract Seller may take appropriate steps, or may appoint an agent to take appropriate and reasonable steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of, and only to the extent of, the funds and other assets which remain in trust hereunder.

     Upon any termination pursuant to the exercise of the purchase option contained in Section 10.01(a)(ii), the consummation of a sale pursuant to a Termination Auction or otherwise, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee has received an Opinion of Counsel to the effect that the failure of the Trust Fund to comply with the requirements of this Section 10.01 will not (i) result in the imposition of taxes on "prohibited transactions" of the Trust Fund as described in Section 860F of the Code, (ii) cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding, or (iii) result in the imposition of taxes on contributions of additional assets to the Trust Fund under Section 860G(d) of the Code:

          (i) Within 90 days prior to the final Distribution Date set forth in the notice given by the Servicer or the Trustee under this Section 10.01, the Holders of the Class R Certificates shall adopt a plan of complete liquidation of the Trust Fund;

          (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the final Distribution Date, the Servicer as agent of the Trustee shall sell all of the assets of the Trust Fund to the purchaser thereof (which may be the Servicer) for cash (other than assets that will be converted to cash prior to the final Distribution Date); and

          (iii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the final Distribution Date, the Trustee shall credit or distribute all proceeds of the liquidation (plus the cash), less assets retained to meet claims, to the Certificateholders.

By its acceptance of a Class R Certificate, each Holder thereof hereby agrees to adopt such a plan of complete liquidation upon the written request of the Servicer and to take such other action in connection therewith as may be reasonably requested by the Contract Seller.

                                  ARTICLE XI

                            MISCELLANEOUS PROVISIONS

Section 11.01    Amendment.
                 ---------

     This Agreement may be amended from time to time by the Contract Seller, the Servicer and the Trustee, with the consent of the LOC Provider, which consent shall not be unreasonably withheld (provided that if an LOC Default has occurred and is continuing, no such consent needs to be obtained from the LOC Provider), with the consent of the Insurer, which consent shall not be unreasonably withheld (provided that if an Insurer Default has occurred and is continuing, no such consent needs to be obtained from the Insurer) without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein, (iii) to add to the duties or obligations of the Servicer, (iv) to obtain a rating from a nationally recognized rating agency or to maintain or improve the ratings of any Class of Certificates by each Rating Agency (it being understood that after obtaining ratings for the Certificates from Moody's, S&P and Fitch, none of the Trustee, the Contract Seller or the Servicer is obligated to obtain, maintain or improve any rating assigned to the Certificates) or (v) to make such other provisions with respect to matters or questions arising under this Agreement, as shall not be inconsistent with any other provisions herein; provided that such action shall
                                               --------
not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder. Notwithstanding the foregoing, without the consent of the Certificateholders, the Trustee, the Contract Seller, the Insurer, which consent shall not be unreasonably withheld (provided that if an Insurer Default has occurred and is continuing, no such consent needs to be obtained from the Insurer), the LOC Provider, which consent shall not be unreasonably withheld (provided that if an LOC Default has occurred and is continuing, no such consent needs to be obtained from the LOC Provider) and the Servicer may at any time and from time to time amend this Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of the Trust Fund as a REMIC under the Code or to avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Code that would be a claim against the Trust Fund at any time prior to the final redemption of the Certificates, provided that the Trustee has been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee, to the effect that such action is necessary or appropriate to maintain such qualification or to avoid or minimize the risk of the imposition of such a tax. Notwithstanding anything to the contrary in this Agreement, Section 5. 08 of this Agreement as it relates to the Group II LOC, and the definition of Group II LOC, LOC Provider with respect to the Group II LOC, Draw Amount with respect to the Group II LOC, Undrawn Amount with respect to the Group II LOC, Stated Amount with respect to the Group II LOC and LOC Default with respect to the Group II LOC may be amended, eliminated, cancelled, modified or changed in any way by mutual agreement between the Insurer and the LOC Provider without the consent of the Trustee, Certificateholders, the Contract Seller or the Servicer. Notwithstanding anything to the contrary in this Agreement, in the event that the Group II LOC is cancelled and all Draw Amounts have been reimbursed thereunder, any required consent of the LOC Provider with respect to the Group II LOC hereunder need not be obtained.

     This Agreement may also be amended from time to time by the Contract Seller, the Servicer and the Trustee with the consent of the LOC Provider, which consent shall not be unreasonably withheld (provided that if an LOC Default has occurred and is continuing, no such consent needs to be obtained from the LOC Provider) and the Insurer, which consent shall not be unreasonably withheld (provided that if an Insurer has occurred and is continuing, no such consent needs to be obtained from the Insurer) and with the consent of the Holders of a Majority In Interest of each Class of Regular Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall
                                --------  -------
(i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating 66% or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then outstanding.

     Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, which opinion shall be an expense of the party requesting such amendment but in any case shall not be an expense of the Trustee, to the effect that such amendment will not cause the imposition of any tax on the Trust Fund or the Certificateholders or cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding.

     Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder, the LOC Provider, the Insurer and each Rating Agency.

     It shall not be necessary for the consent of Certificateholders under this
Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

     Nothing in this Agreement shall require the Trustee to enter into an amendment without receiving an Opinion of Counsel, satisfactory to the Trustee that (i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with; and
(ii) either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this
Section 11.01.

     The Agreement may also be amended from time to time by the Insurer, without the consent of the Trustee, the Seller, the Servicer, or Certificateholders to reduce or eliminate the Subordinated Monthly Servicing Fee or modify, in a manner that is beneficial to the Servicer or Subservicer, or eliminate the definitions of Monthly Servicing Fee Subordination Event, Subordination Margin and Subordinated Servicing Event.

Section 11.02    Recordation of Agreement; Counterparts.
                 --------------------------------------

     This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Contracts are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at its expense.

     For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 11.03    Governing Law.
                 -------------

     THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF CALIFORNIA AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 11.04    Calculations.
                 ------------

     Except as otherwise provided in this Agreement, all Pass-Through Rate, interest rate and basis point calculations under this Agreement will be made with respect to the Group I Certificates on the basis of a 360-day year and twelve thirty-day months and with respect to the Group II Certificates on the basis of the actual number of days elapsed during the related Interest Accrual Period and a 360 day year and, in each case, will be carried out to at least three decimal places. Interest on the Regular Certificates with respect to a Distribution Date will accrue during the related Interest Accrual Period.

Section 11.05    Notices.
                 -------
     (a) The Trustee shall use its best efforts to promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

          1.  Any material change or amendment to this Agreement;

          2.  The occurrence of any Event of Default that has not been cured;

          3. The resignation or termination of the Servicer or the Trustee and the appointment of any successor or any assignment of this Agreement pursuant to
Section 7.06;

          4.  The repurchase or substitution of Contracts pursuant to Section
3.05;

          5.  The final payment to Certificateholders;

          6.  A sale of any Class R Certificate; and

          7. Any shortfalls arising from the failure of the Servicer to advance as required pursuant to Section 5.01 hereof.

     In addition, the Servicer shall promptly furnish to each Rating Agency copies of the following:

          1.  Each report to Certificateholders described in Section 5.07;

          2.  Each annual statement as to compliance described in Section 4.20;
and

          3. Each annual independent public accountants' servicing report described in Section 4.21.

     (b) All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Contract Seller and the Servicer: GreenPoint Credit LLC, 10089 Willow Creek Road, San Diego, California 92131, Attention: Manager, Investor Servicing (or such other address as may be hereafter furnished to the Contract Seller, the Insurer, the LOC Provider and the Trustee by the Servicer in writing), with copies to Howard Bluver, Esq., GreenPoint Bank, 90 Park Avenue, New York, New York 10016, (b) in the case of the Trustee, Bank One, National Association, 1 Bank One Plaza, Suite IL1-0126, Chicago, Illinois 60670-0126, Attention: Donna Fanning or such other address as the Trustee may hereafter furnish to the Contract Seller, the Insurer, the LOC Provider and the Servicer; (c) in the case of the LOC Provider: GreenPoint Bank, 90 Park Avenue, New York, New York 10016,
Attention: Howard Bluver, Esq. or such other address as such LOC Provider may hereafter furnish to the Contract Seller, the Trustee and the Servicer, (d) in the case of the Insurer, MBIA Insurance Corporation, 113 King Street, Armonk, New York 10504, Attention: Insured Portfolio Management, Structured Finance or such other address as the Insurer may hereafter furnish to the Contract Seller, the Trustee and the Servicer (e) in the case of the Rating Agencies, (i) Moody's Investors Service, Inc., Manufactured Housing Monitoring Department, 99 Church Street, New York, New York 10007, (ii) Fitch IBCA, Inc., One State Street Plaza, New York, New York and (iii) S&P, 55 Water Street, New York, New York 10041, (f) in the case of the Auction Agent, Bankers Trust Company, 4 Albany Street, New York, New York

10006, Attention: Corporate Trust and (g) in the case of the Market Agent, Salomon Smith Barney Inc., 388 Greenwich Street, New York, New York 10013,
Attention: General Counsel. Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

Section 11.06    Severability of Provisions.
                 --------------------------

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 11.07    Assignment.
                 ----------

     Notwithstanding anything to the contrary contained herein, except as provided pursuant to Sections 7.04 and 7.06, this Agreement may not be assigned by the Servicer without the prior written consent of the Trustee and the Contract Seller.

Section 11.08    Limitations on Rights of Certificateholders.
                 -------------------------------------------

     The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the Trust Fund, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.08, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 11.09    Inspection and Audit Rights.
                 ---------------------------

     The Servicer agrees that, on reasonable prior notice, it will permit any representative of the Contract Seller or the Trustee during the Servicer's normal business hours, to examine all the books of account, records, reports and other papers of the Servicer relating to the Contracts, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Contract Seller or the Trustee and to discuss its affairs, finances and accounts relating to the Contracts with its officers, employees and independent public accountants (and by this provision the Servicer hereby authorizes such accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any out-of-pocket expense incident to the exercise by the Contract Seller or the Trustee of any right under this Section 11.09 shall be borne by the party requesting such inspection; all other such expenses shall be borne by the Servicer.

Section 11.10    Certificates Nonassessable and Fully Paid.
                 -----------------------------------------

     It is the intention of the Contract Seller that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

Section 11.11  Third Party Beneficiary; Extinguishment of Rights.
               -------------------------------------------------

     The Insurer, the Market Agent and the LOC Provider shall be a third party beneficiary of this Agreement. The Insurer and the LOC Provider shall be entitled to bring a claim against the Contract Seller for its failure to perform its obligations under Section 3.05 or a claim against the Servicer for any failure by the Servicer to make Monthly Advances as required under Section 5.01 or any deposit or other payment required under this Agreement.

     In the event that the Group I Certificates are outstanding at the time that the Group II Certificates have been paid in full hereunder and all amounts owing the Insurer pursuant to the terms of the Insurance Agreement have been paid and the Certificate Insurance Policy has been terminated in accordance with its terms, all rights (including, but not limited to, voting, waiver, consent and Servicer removal rights) of the Insurer hereunder shall terminate.

     In the event that the Group II Certificates are outstanding at the time that the Group I Certificates have been paid in full hereunder and all amounts owing the LOC Provider with respect to the Class I B-2 LOC hereunder have been paid, all rights (including, but not limited to, voting, waiver, consent and Servicer removal rights) of the LOC Provider with respect to the Class I B-2 LOC hereunder shall terminate. In the event that the Group I Certificates are outstanding at the time that the Group II Certificates have been paid in full hereunder and all amounts owing the LOC Provider with respect to the Group II LOC hereunder have been paid, all rights (including, but not limited to, voting, waiver, consent and Servicer removal rights) of the LOC Provider with respect to the Group II LOC hereunder shall terminate.

Section 11.12    Purchase Upon Conversion.
                 ------------------------

     The Holders of the Class R Certificates, by their acceptance of such Certificates shall agree that with respect to each Group II Contract that converts from a variable Contract Rate to a fixed Contract Rate during any Collection Period pursuant to the terms of such Contract that they will:

          (i) Repurchase such Contracts not later than the 5th day following such Collection Period at a price equal to the Scheduled Principal Balance of such Contract on the date of such conversion, plus all accrued and unpaid interest thereon to such date of conversion. Amounts in respect of such price shall be delivered to the Servicer for deposit to the Group II Certificate Account.

          (ii) Any amounts received as payment in respect of any such Contract repurchased pursuant to clause (i) above after the date of repurchase (other than the amount referred to in clause (i) above), shall not be a part of the Trust Fund and shall be paid by the Servicer to the Holders of the Class R Certificates or, if such amounts have been deposited into the Group II Certificate Account, shall be withdrawn therefrom by the Servicer and paid by the Servicer to the Holders of the Class R Certificates.

     Promptly after the purchase referred to in this Section 11.12, the Trustee shall execute such documents as are presented to it by the Servicer on behalf of the Holder of the Class R Certificate and are reasonably necessary to convey the purchased Contract to the Holder of the Class R Certificate.

Section 11.13  Subservicer.
               -----------

     In the event that the Insurer does not remove the Servicer pursuant to the terms of Section 8.07 or the Trustee and/or the Certificateholders do not remove the Servicer pursuant to the terms of Section 8.01, the Insurer, in its sole discretion, may appoint a subservicer (the "Group II Subservicer") to act as a subservicer with respect to the Group II Contracts. Upon such appointment, the Group II Subservicer, Trustee and Servicer shall enter in an agreement (the "Group II Subservicing Agreement"). The Group II Subservicing Agreement shall be in a form and substance acceptable to the Insurer and the Insurer is authorized and empowered to execute and deliver on behalf of the Servicer such Group II Subservicing Agreement. The Servicer agrees to transfer all Contract Files with respect to the Group II Contracts and all other data and material necessary for the immediate servicing and collection of the Group II Contracts by the Group II Subservicer. If so instructed by the Insurer, the Group II Subservicing Agreement may provide that all of the Servicer's rights (including the Monthly Servicing Fee attributable to the Group II Contracts) and obligations with respect to the Group II Contracts shall vest in the Group II Subservicer. The Group II Subservicing Agreement will also provide an appropriate indemnity from the Group II Subservicer to the Servicer in the event that the Group II Subservicer's gross negligence, willful misconduct or bad faith result in any loss, expense or damage to the Servicer. The appointment of a Group II Subservicer shall not relieve the Servicer of its obligations hereunder.

     IN WITNESS WHEREOF, the GreenPoint and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                              BANK ONE, NATIONAL ASSOCIATION,
                              not in its individual capacity, but solely as Trustee



                              By:      /s/ Steven E. Charles
                                 ------------------------------------------
                                  Name:   Steven E. Charles
                                  Title:  Trust Officer

                              GREENPOINT CREDIT, LLC,
                              as Contract Seller and Servicer



                              By:      /s/ Charles O. Ryan
                                 -------------------------------------------
                                  Name:   Charles O. Ryan
                                  Title:  Vice President

STATE OF CALIFORNIA  )
                     )  ss.
COUNTY OF SAN DIEGO  )

     On May 17, 2000 before me, Trace A. Wherry-Phillips, Notary Public, personally appeared Charles O. Ryan, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged that he executed the same in his authorized capacity as Vice President of GreenPoint Credit, LLC and that by his signature on the instrument the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.

                              /s/ Trace A. Wherry-Phillips
                              -----------------------------
                              Notary Public


                              My Commission expires August 2, 2003
                                                   -----------------------------
[Notarial Seal]

STATE OF ILLINOIS  )
                   ) ss.
COUNTY OF COOK     )

     On this 18th day of May, 2000, before me, Maria C. Birrueta, a notary public in and for said State, appeared Steven E. Charles, personally known to me on the basis of satisfactory evidence to be a Trust Officer of Bank One, National Association, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of such national banking association, and acknowledged to me that such national banking association executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                              /s/ Maria Birrueta
                              ---------------------------------------------
                              Notary Public


                              My Commission expires  11/13/00
                                                   ------------------------
[Notarial Seal]

                                 EXHIBIT INDEX
                                 -------------

Schedule 1..................Auction Procedures

Exhibit A-1.................Group I Contract Schedule

Exhibit A-2.................Group II Contract Schedule

Exhibit B-1.................Form of Class I A Certificate

Exhibit B-2.................Form of Class I M-1 Certificate

Exhibit B-3.................Form of Class I M-2 Certificate

Exhibit B-4.................Form of Class I B-1 Certificate

Exhibit B-5.................Form of Class I B-2 Certificate

Exhibit B-6.................Form of Class II A-1 Certificate

Exhibit B-7.................Form of Class II A-2 Certificate

Exhibit C...................Form of Reverse of Certificates

Exhibit D...................Form of Class R Certificate

Exhibit E...................Form of Certificate Regarding Substitution of Eligible Substitute
                            Contract

Exhibit F...................Form of Certificate of Servicing Officer

Exhibit G-1.................Form of Transfer Affidavit

Exhibit G-2.................Form of Transferor Certificate for Class R Certificates

Exhibit H...................Form of Certificate Insurance Policy

Exhibit I...................Form of Depository Agreement

Exhibit J...................Form of ERISA Representations Letter

Exhibit K...................Termination Auction Procedures

Exhibit L...................Notice of Ratings

Exhibit M-1.................Form of Class I B-2 LOC

Exhibit M-2.................Form of Group II LOC

                                  SCHEDULE I

                               AUCTION PROCEDURES

Except as otherwise specified herein, or as the context may require, capitalized terms used but not otherwise defined herein have the meanings ascribed in the Pooling and Servicing Agreement dated as of May 1, 2000 relating to the GreenPoint Manufactured Housing Contract Trust Pass-Through Certificates Series 2000-3 (the "Pooling and Servicing Agreement") between Bank One, National Association, as trustee (the "Trustee") and GreenPoint Credit, LLC, as contract seller and servicer (in such capacities, the "Contract Seller" and "Servicer").

  Definitions.
  -----------

"All Hold Rate" means ninety percent (90%) of One-Month LIBOR.
 -------------

"Auction" means the implementation of the Auction Procedures on an Auction Date.
 -------

"Auction Agent" means Bankers Trust Company, a New York banking corporation, or
 -------------
any successor appointed under the Auction Agent Agreement.

"Auction Agent Fee" means the fee paid to the Auction Agent pursuant to the
 -----------------
Auction Agent Agreement.

"Auction Date" means the Business Day immediately preceding the first day of
 ------------
each Interest Accrual Period, commencing in July, 2000, other than:

  each Interest Accrual Period commencing after the ownership of the Class II A-2 Certificates is no longer maintained in Book-Entry Form by the Depository;

  each Interest Accrual Period commencing after and during the continuance of an Insurer Default; or

  each Interest Accrual Period commencing less than two Business Days after the cure or waiver of an Insurer Default.

Notwithstanding the foregoing, the Auction Date for one or more Interest Accrual Periods may be changed pursuant to the Auction Agent Agreement, as described herein.

"Auction Procedures" means the procedures set forth in Section 2.1.1 hereof by
 ------------------
which the Auction Rate is determined.

"Auction Rate" means the rate of interest per annum that results from
 ------------
implementation of the Auction Procedures and is determined as described in
Section 2.1.1(c)(ii) hereof.

"Authorized Denominations" means, with respect to the Class II A-2 Certificates,
 ------------------------
[$25,000] and integral multiples of [$25,000] in excess thereof.

                                 Schedule I-1

"Available Class II A-2 Certificates" has the meaning set forth in Section
 -----------------------------------
2.1.1(c)(i)(A) hereof.

"Bid" has the meaning set forth in Section 2.1.1(a)(i) hereof.
 ---

"Bid Auction Rate" has the meaning set forth in Section 2.1.1(c)(i) hereof.
 ----------------

"Bidder" has the meaning set forth in Section 2.1.1(a)(i) hereof.
 ------

"Book-Entry Form" or "Book-Entry System" means a form or system under which (i)
 ---------------      -----------------
the beneficial right to principal and interest may be transferred only through a book entry, (ii) physical securities in registered form are issued only to a Depository or its nominee as registered owner, with the securities "immobilized" to the custody of the Depository, and (iii) the book entry is the record that identifies the owners of beneficial interests in that principal and interest.

"Broker-Dealer" means Salomon Smith Barney Inc. or any other broker or dealer
 -------------
(each as defined in the Securities Exchange Act of 1934, as amended), commercial bank or other entity permitted by law to perform the functions required of a Broker-Dealer set forth in the Auction Procedures that (a) is a Participant (or an Affiliate of a Participant), has been appointed as such by the Servicer, with the consent of the Market Agent and (c) has entered into a Broker-Dealer Agreement that is in effect on the date of reference.

"Broker-Dealer Agreement" means each agreement among the Auction Agent, a
 -----------------------
Broker-Dealer and the Holder of the Class R Certificates, pursuant to which the Broker-Dealer agrees to participate in Auctions as set forth in the Auction Procedures, as from time to time amended or supplemented. Each Broker-Dealer Agreement shall be in substantially the form of the Broker-Dealer Agreement to be entered into as of the Closing Date, among the Auction Agent, Salomon Smith Barney Inc., as Broker-Dealer and GreenPoint Bank, as Holder of the Class R Certificates.

"Broker-Dealer Fee" means the fee paid to the Broker-Dealer pursuant to any
 -----------------
Broker-Dealer Agreement.

"Existing Certificateholder" means with respect to and for the purpose of
 --------------------------
dealing with the Auction Agent in connection with an Auction, (i) a Person who is a Broker-Dealer listed in the Existing Certificateholder Registry at the close of business on the Business Day immediately preceding such Auction and
(ii) a Person who is a beneficial owner of the Class II A-2 Certificates.

"Existing Certificateholder Registry" means the registry of Persons who are
 -----------------------------------
owners of the Class II A-2 Certificates, maintained by the Auction Agent as provided in the Auction Agent Agreement.

"Holder of the Class R Certificates" means the Holders of at least a majority
 ----------------------------------
Percentage Interest in the Class R Certificates.

"Hold Order" has the meaning set forth in Section 2.1.1(a)(i) hereof.
 ----------

                                 Schedule I-2

"Initial Auction Agent" means Bankers Trust Company, a New York banking
 ---------------------
corporation, its successors and assigns.

"Initial Auction Agent Agreement" means the Auction Agent Agreement dated as of
 -------------------------------
the Closing Date, among the Trustee, the Initial Auction Agent and the Holder of the Class R Certificates, including any amendment thereof or supplement thereto.

"Market Agent" means Salomon Smith Barney Inc., in such capacity hereunder, or
 ------------
any successor to it in such capacity hereunder.

"Maximum Auction Rate" means (A) One-Month LIBOR plus 1.00% (if the ratings
 --------------------
assigned by the Rating Agencies to the Class II A-2 Certificates are "AAA" and "Aaa"), (B) One-Month LIBOR plus 1.25% (if the ratings assigned by the Rating Agencies to the Class II A-2 Certificates are "AA" and "Aa2" or better, unless the requirements of (A) above are satisfied), (C) One-Month LIBOR plus 2.00% (if the ratings assigned by the Rating Agencies to the Class II A-2 Certificates are "A" and "A2" or better, unless the requirements of (A) or (B) above are satisfied) or (D) One-Month LIBOR plus 3.50% (if any one of the ratings assigned by the Rating Agencies to the Class II A-2 Certificates is less than "A" or "A2"). For purposes of the Auction Agent and the Auction Procedures, the ratings referred to in this definition shall be the last rating of which the Auction Agent has been given notice pursuant to the Pooling and Servicing Agreement and the Auction Agent Agreement.

"One-Month LIBOR" means, as of any LIBOR Determination Date, the rate for
 ---------------
deposits in United States dollars for a period equal to the relevant Interest Accrual Period (commencing on the first day of such Interest Accrual Period) which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a period equal to the relevant Interest Accrual Period (commencing on the first day of such Interest Accrual Period). The Auction Agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period equal to the relevant Interest Accrual Period (commencing on the first day of such Interest Accrual Period).

"Order" has the meaning set forth in Section 2.1.1(a)(i) hereof.
 -----

"Outstanding" means, as of the date of determination, all Class II A-2
 -----------
Certificates theretofore authenticated and delivered under the Pooling and Servicing Agreement except:

          (i) Class II A-2 Certificates theretofore cancelled by the Certificate Registrar or delivered to the Certificate Registrar for cancellation;

                                 Schedule I-3

          (ii) Class II A-2 Certificates or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Certificateholders thereof; and

          (iii) Class II A-2 Certificates in exchange for or in lieu of other Class II A-2 Certificates which have been authenticated and delivered pursuant to the Pooling and Servicing Agreement unless proof satisfactory to the Trustee is presented that any such Certificates are held by a bona fide purchaser.

"Participant" means a broker, dealer, bank, other financial institution or other
 -----------
Person for whom from time to time the Depository effects Book-Entry transfers and pledges of securities deposited with the Depository.

"Potential Certificateholder" means any Person (including an Existing
 ---------------------------
Certificateholder that is (i) a Broker-Dealer when dealing with the Auction Agent and (ii) a potential beneficial owner when dealing with a Broker-Dealer) who may be interested in acquiring Class II A-2 Certificates (or, in the case of an Existing Certificateholder thereof, an additional principal amount of Class II A-2 Certificates).

"Rate Adjustment Date" means the date on which a Class II A-2 Pass-Through Rate
 --------------------
is effective, and means, with respect to such Certificate, the date of commencement of each Interest Accrual Period.

"Rate Determination Date" means the Auction Date, or if no Auction Date is
 -----------------------
applicable, the Business Day immediately preceding the date of commencement of an Interest Accrual Period.

"Sell Order" has the meaning set forth in Section 2.1.1(a)(i) hereof.
 ----------

"Submission Deadline" means 1:00 p.m., eastern time, on any Auction Date or such
 -------------------
other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time.

"Submitted Bid" has the meaning set forth in Section 2.1.1(c)(i) hereof.
 -------------

"Submitted Hold Order" has the meaning set forth in Section 2.1.1(c)(i) hereof.
 --------------------

"Submitted Order" has the meaning set forth in Section 2.1.1(c)(i) hereof.
 ---------------

"Submitted Sell Order" has the meaning set forth in Section 2.1.1(c)(i) hereof.
 --------------------

"Substitute Auction Agent" means the Person with whom the Trustee enters into a
 ------------------------
Substitute Auction Agent Agreement.

"Substitute Auction Agent Agreement" means an auction agent agreement containing
 ----------------------------------
terms substantially similar to the terms of the Initial Auction Agent Agreement, whereby a Person having the qualifications required by Section 2.1.5 of these Auction Procedures agrees with the Trustee to perform the duties of the Auction Agent under this Agreement.

                                 Schedule I-4

"Sufficient Bids" has the meaning set forth in Section 2.1.1(c)(i) hereof.
 ---------------

  General Provisions.
  ------------------

The Class II A-2 Certificates shall bear interest at the Class II A-2 Pass-Through Rate. For each Interest Accrual Period, interest at the Class II A-2 Pass-Through Rate shall accrue daily and shall be computed for the actual number of days elapsed on the basis of a year consisting of 360 days.

Notwithstanding the foregoing:

  if the ownership of the Class II A-2 Certificates is no longer maintained in Book-Entry Form, the Class II A-2 Pass-Through Rate for any Interest Accrual Period commencing after the delivery of certificates representing such Certificates shall equal the lesser of (i) the Maximum Auction Rate and (ii) the Net Weighted Average Contract Rate of the Group II Contracts on the Business Day immediately preceding the first day of such subsequent Interest Accrual Period; or

  for each Interest Accrual Period commencing after the occurrence and during the continuance of an Insurer Default and for any Interest Accrual Period less than two Business Days after the cure of any Insurer Default, the Class II A-2 Pass-Through Rate for any such period shall equal the lesser of (i) the Maximum Auction Rate and (ii) the Net Weighted Average Contract Rate of the Group II Contracts on the Business Day immediately preceding the first day of such subsequent Interest Accrual Period.

The Auction Agent shall promptly give written notice to the Trustee and the Depository of the Class II A-2 Pass-Through Rate and either the Auction Rate or the Net Weighted Average Contract Rate of the Group II Contracts, as the case may be, when such rate is not the Class II A-2 Pass-Through Rate. The Trustee shall notify the Certificateholders of the Class II A-2 Pass-Through Rate applicable to the Class II A-2 Certificates for each Interest Accrual Period on the second Business Day of such Interest Accrual Period.

Notwithstanding any other provision of the Class II A-2 Certificates or the Pooling and Servicing Agreement, interest payable on the Class II A-2 Certificates for an Interest Accrual Period shall never exceed for such Interest Accrual Period the amount of interest payable at the Net Weighted Average Contract Rate of the Group II Contracts in effect for such Interest Accrual Period.

If the Auction Rate is greater than the Net Weighted Average Contract Rate of the Group II Contracts, then the Class II A-2 Pass-Through Rate for that Interest Accrual Period will be the Net Weighted Average Contract Rate of the Group II Contracts. If the Class II A-2 Pass-Through Rate for any Interest Accrual Period is the Net Weighted Average Contract Rate of the Group II Contracts, the Trustee shall determine the Net Funds Cap Carryover Amount, if any, with respect to such Certificates. The Net Funds Cap Carryover Amount shall bear interest calculated at a rate equal to the then applicable Class II A-2 Pass-Through Rate, without giving effect to the Net Weighted Average Contract Rate of the Group II Contracts from the Distribution Date for the Interest Accrual Period with respect to which the Net Funds Cap Carryover Amount was calculated, until paid. For purposes of the Pooling and Servicing


                                 Schedule I-5

Agreement, any reference to "principal" or "interest" herein shall not include within the meaning of such words Certificateholders' interest carryover or any interest accrued on any such Net Funds Cap Carryover Amount.


                               AUCTION PROCEDURES

  Class II  A-2 Pass-Through Rate.
  -------------------------------

  Determining the Class II A-2 Pass-Through Rate for the Class II A-2 Certificates.

By purchasing Class II A-2 Certificates, whether in an Auction or otherwise, each purchaser of the Class II A-2 Certificates, or its Broker-Dealer, must agree and shall be deemed by such purchase to have agreed (i) to participate in Auctions on the terms described herein, (ii) to have its beneficial ownership of the Class II A-2 Certificates maintained at all times in Book-Entry Form for the account of its Participant, which in turn will maintain records of such beneficial ownership and (iii) to authorize such Participant to disclose to the Auction Agent such information with respect to such beneficial ownership as the Auction Agent may request.

So long as the ownership of the Class II A-2 Certificates is maintained in Book-Entry Form, an Existing Certificateholder may sell, transfer or otherwise dispose of Class II A-2 Certificates only pursuant to a Bid or Sell Order placed in an Auction or otherwise sell, transfer or dispose of Class II A-2 Certificates through a Broker-Dealer, provided that, in the case of all transfers other than pursuant to Auctions, such Existing Certificateholder, its Broker-Dealer or its Participant advises the Auction Agent of such transfer. Auctions shall be conducted on each Auction Date, if there is an Auction Agent on such Auction Date, in the following manner:

  1.  Prior to the Submission Deadline on each Auction Date:

  each Existing Certificateholder may submit to a Broker-Dealer by telephone or otherwise any information as to:

  the principal amount of Outstanding Class II A-2 Certificates owned by such Existing Certificateholder which such Existing Certificateholder desires to continue to own without regard to the Class II A-2 Pass-Through Rate for the next succeeding Interest Accrual Period;

  the principal amount of Outstanding Class II A-2 Certificates owned by such Existing Certificateholder which such Existing Certificateholder offers to sell if the Class II A-2 Pass-Through Rate for the next succeeding Interest Accrual Period shall be less than the rate per annum specified by such Existing Certificateholder; and/or the principal amount of Outstanding Class II A-2 Certificates owned by such Existing Certificateholder which such Existing Certificateholder offers to sell without regard to the Class II A-2 Pass-Through Rate for the next succeeding Interest Accrual Period;

                                 Schedule I-6
               and

  one or more Broker-Dealers may contact Potential Certificateholders to determine the principal amount of Class II A-2 Certificates which each Potential Certificateholder offers to purchase, if the Class II A-2 Pass-Through Rate for the next succeeding Interest Accrual Period shall not be less than the rate per annum specified by such Potential Certificateholder.

The statement of an Existing Certificateholder or a Potential Certificateholder referred to in (A) or (B) of this paragraph (i) is herein referred to as an "Order," and each Existing Certificateholder and each Potential Certificateholder placing an Order is herein referred to as a "Bidder"; an Order described in clause (A)(1) is herein referred to as a "Hold Order"; an Order described in clauses (A)(2) and (B) is herein referred to as a "Bid"; and an Order described in clause (A)(3) is herein referred to as a "Sell Order."

  1. Subject to the provisions of Section 2.1.1(b) hereof, a Bid by an Existing Certificateholder shall constitute an irrevocable offer to sell:

  the principal amount of Outstanding Class II A-2 Certificates specified in such Bid if the Class II A-2 Pass-Through Rate determined as provided in this
Section 2.1.1 shall be less than the rate specified therein; or

  such principal amount, or a lesser principal amount of Outstanding Class II A-2 Certificates to be determined as set forth in Section 2.1.1 (d)(i)(D) hereof, if the Class II A-2 Pass-Through Rate determined as provided in this Section
2.1.1 shall be equal to the rate specified therein; or

  such principal amount, or a lesser principal amount of outstanding Class II A-2 Certificates to be determined as set forth in Section 2.1.1(d)(ii)(C) hereof, if the rate specified therein shall be higher than the Class II A-2 Pass-Through Rate and Sufficient Bids have not been made.

  Subject to the provisions of Section 2.1.1 (b) hereof, a Sell Order by an Existing Certificateholder shall constitute an irrevocable offer to sell:

  the principal amount of Outstanding Class II A-2 Certificates specified in such Sell Order; or

  such principal amount, or a lesser principal amount of Outstanding Class II A-2 Certificates set forth in Section 2.1.1(d)(ii)(C) hereof, if Sufficient Bids have not been made.

  Subject to the provisions of Section 2.1.1(b) hereof, a Bid by a Potential Certificateholder shall constitute an irrevocable offer to purchase:

  the principal amount of Outstanding Class II A-2 Certificates specified in such Bid if the Class II A-2 Pass-Through Rate determined as provided in this
Section 2.1.1 shall be higher than the rate specified in such Bid; or

                                 Schedule I-7
  such principal amount, or a lesser principal amount of Outstanding Class II A-2 Certificates set forth in Section 2.1.1(d)(i)(E) hereof, if the Class II A-2 Pass-Through Rate determined as provided in this Section 2.1.1 shall be equal to the rate specified in such Bid.

  1. Each Broker-Dealer shall submit in writing to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders obtained by such Broker-Dealer and shall specify with respect to each such Order:

  the name of the Bidder placing such Order;

  the aggregate principal amount of Class II A-2 Certificates that are the subject of such Order;

  to the extent that such Bidder is an Existing Certificateholder:

  the principal amount of Class II A-2 Certificates, if any, subject to any Hold Order placed by such Existing Certificateholder;

  the principal amount of Class II A-2 Certificates, if any, subject to any Bid placed by such Existing Certificateholder and the rate specified in such Bid; and

  the principal amount of Class II A-2 Certificates, if any, subject to any Sell Order placed by such Existing Certificateholder;

          and

  to the extent such Bidder is a Potential Certificateholder, the rate specified in such Potential Certificateholder's Bid.

  If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next higher one thousandth (.001) of one percent.

  If an Order or Orders covering all Outstanding Class II A-2 Certificates owned by an Existing Certificateholder is not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold Order to have been submitted on behalf of such Existing Certificateholder covering the principal amount of Outstanding Class II A-2 Certificates owned by such Existing Certificateholder and not subject to an Order submitted to the Auction Agent.

  Neither the Servicer, the Trustee nor the Auction Agent shall be responsible for any failure of a Broker-Dealer to submit an Order to the Auction Agent on behalf of any Existing Certificateholder or Potential Certificateholder.

  If any Existing Certificateholder submits through a Broker-Dealer to the Auction Agent one or more Orders covering in the aggregate more than the principal amount of Outstanding


                                 Schedule I-8

Class II A-2 Certificates owned by such Existing Certificateholder, such Orders shall be considered valid as follows and in the following order of priority:

  All Hold Orders shall be considered valid, but only up to the aggregate principal amount of Outstanding Class II A-2 Certificates owned by such Existing Certificateholder, and if the aggregate principal amount of Class II A-2 Certificates subject to such Hold Orders exceeds the aggregate principal amount of Class II A-2 Certificates owned by such Existing Certificateholder, the aggregate principal amount of Class II A-2 Certificates subject to each such Holder Order shall be reduced pro rata so that the aggregate principal amount of Class II A-2 Certificates subject to such Hold Order equals the aggregate principal amount of Outstanding Class II A-2 Certificates owned by such Existing Certificateholder.

  1. any Bid shall be considered valid up to an amount equal to the excess of the principal amount of Outstanding Class II A-2 Certificates owned by such Existing Certificateholder over the aggregate principal amount of Class II A-2 Certificates subject to any Hold Order referred to in clause (A) of this paragraph (v);

  subject to subclause (1) of this clause (B), if more than one Bid with the same rate is submitted on behalf of such Existing Certificateholder and the aggregate principal amount Outstanding Class II A-2 Certificates subject to such Bids is greater than such excess, such Bids shall be considered valid up to an amount equal to such excess;

  subject to subclauses (1) and (2) of this clause (B), if more than one Bid with different rates are submitted on behalf of such Existing Certificateholder, such Bids shall be considered valid first in the ascending order of their respective rates until the highest rate is reached at which such excess exists and then at such rate up to the amount of such excess; and

  in any such event, the amount of the Outstanding Class II A-2 Certificates, if any, subject to Bids not valid under this clause (B) shall be treated as the subject of a Bid by a Potential Certificateholder at the rate therein specified; and

  All Sell Orders shall be considered valid up to an amount equal to the excess of the principal amount of Outstanding Class II A-2 Certificates owned by such Existing Certificateholder over the aggregate principal amount of Class II A-2 Certificates subject to Hold Orders referred to in clause (A) of this paragraph
(v) and valid Bids referred to in clause (B) of this paragraph (v).

  If more than one Bid is submitted on behalf of any Potential
Certificateholder, each Bid submitted shall be a separate Bid with the rate and principal amount therein specified.

  An Existing Certificateholder that offers to purchase additional Class II A-2 Certificates is, for purposes of such offer, treated as a Potential Certificateholder.

  Any Bid or Sell Order submitted by an Existing Certificateholder covering an aggregate principal amount of Class II A-2 Certificates not equal to an Authorized Denomination shall be rejected and shall be deemed a Hold Order. Any Bid submitted by a Potential Certificateholder


                                 Schedule I-9
covering an aggregate principal amount of Class II A-2 Certificates not equal to an Authorized Denomination shall be rejected.

  Any Bid specifying a rate higher than the Maximum Auction Rate will (a) be treated as a Sell Order if submitted by an Existing Certificateholder and (b) not be accepted if submitted by a Potential Certificateholder.

  Any Order submitted in an Auction by a Broker-Dealer to the Auction Agent at the Submission Deadline on any Auction Date shall be irrevocable.

  1. Not earlier than the Submission Deadline on each Auction Date, the Auction Agent shall assemble all valid Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being herein referred to individually as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order," as the case may be, or as a "Submitted Order," and collectively as "Submitted Hold Orders," "Submitted Bids" or "Submitted Sell Orders," as the case may be, or as "Submitted Orders") and shall determine:

  the excess of the total principal amount of Outstanding Class II A-2 Certificates over the sum of the aggregate principal amount of Outstanding Class II A-2 Certificates subject to Submitted Hold Orders (such excess being herein referred to as the "Available Class II A-2 Certificates" of such Class), and from the Submitted Orders whether:

  the aggregate principal amount of Outstanding Class II A-2 Certificates subject to Submitted Bids by Potential Certificateholders specifying one or more rates equal to or lower than the Maximum Auction Rate;

                    exceeds or is equal to the sum of:

  the aggregate principal amount of Outstanding Class II A-2 Certificates subject to Submitted Bids by Existing Certificateholders specifying one or more rates higher than the Maximum Auction Rate; and

  the aggregate principal amount of Outstanding Class II A-2 Certificates subject to submitted Sell Orders;

(in the event such excess or such equality exists, other than because all of the Outstanding Class II A-2 Certificates are subject to Submitted Hold Orders, such Submitted Bids described in subclause (1) above shall be referred to collectively as "Sufficient Bids"); and

  if Sufficient Bids exist, the "Bid Auction Rate", which shall be the lowest rate specified in such Submitted Bids such that if:

  (x) each Submitted Bid from Existing Certificateholders specifying such lowest rate and (y) all other Submitted Bids from Existing Certificateholders specifying lower rates were


                                 Schedule I-10
rejected, thus entitling such Existing Certificateholders to continue to own the principal amount of Class II A-2 Certificates subject to such Submitted Bids; and

  (x) each such Submitted Bid from Potential Certificateholders specifying such lowest rate and (y) all other Submitted Bids from Potential Certificateholders specifying lower rates were accepted;

the result would be that such Existing Certificateholders described in subclause
(1) above would continue to own an aggregate principal amount of Outstanding Class II A-2 Certificates which, when added to the aggregate principal amount of Outstanding Class II A-2 Certificates to be purchased by such Potential Certificateholders described in subclause (2) above, would equal not less than the Available Class II A-2 Certificates.

  Promptly after the Auction Agent has made the determinations pursuant to
Section 2.1.1(c)(i) hereof, the Auction Agent shall advise the Trustee of the Net Weighted Average Contract Rate of the Group II Contracts (as provided by the Trustee pursuant to Section 2.1.3 hereof), the Maximum Auction Rate and the All Hold Rate and the components thereof on the Auction Date and, based on such determinations, the Auction Rate for the next succeeding Interest Accrual Period as follows:

  if Sufficient Bids exist, that the Auction Rate for the next succeeding Interest Accrual Period shall be equal to the Bid Auction Rate so determined;

  if Sufficient Bids do not exist (other than because all of the Outstanding Class II A-2 Certificates are subject to Submitted Hold Orders), that the Auction Rate for the next succeeding Interest Accrual Period shall be equal to the Maximum Auction Rate;

  if all Outstanding Class II A-2 Certificates are subject to Submitted Hold Orders, that the Auction Rate for the next succeeding Interest Accrual Period shall be equal to the All Hold Rate; or

  if a scheduled Auction is not being held for any reason, the Auction Rate for the next succeeding Interest Accrual Period shall be equal to the Maximum Auction Rate.

  Promptly after the Auction Agent has determined the Auction Rate, the Auction Agent shall determine and advise the Trustee of the applicable Class II A-2 Pass-Through Rate, which rate shall be the lesser of (a) the Auction Rate and
(b) the Net Weighted Average Contract Rate of the Group II Contracts.

  Existing Certificateholders shall continue to own the principal amount of Class II A-2 Certificates that are subject to Submitted Hold Orders. If the Net Weighted Average Contract Rate of the Group II Contracts is equal to or greater than the Bid Auction Rate and if Sufficient Bids have been received by the Auction Agent, the Bid Auction Rate will be the Class II A-2 Pass-Through Rate, and Submitted Bids and Submitted Sell Orders will be accepted or rejected and the Auction Agent will take such other action as described below in subparagraph
(i).


                                 Schedule I-11

  If the Net Weighted Average Contract Rate of the Group II Contracts is less than the Auction Rate, the Net Weighted Average Contract Rate of the Group II Contracts will be the Class II A-2 Pass-Through Rate. If the Auction Agent has not received Sufficient Bids (other than because all of the Outstanding Class II A-2 Certificates of such Class are subject to Submitted Hold Orders), the Class II A-2 Pass-Through Rate will be the lesser of the Maximum Auction Rate and the Net Weighted Average Contract Rate of the Group II Contracts. In any of the cases described above, Submitted Orders will be accepted or rejected and the Auction Agent will take such other action as described below in subparagraph
(ii).

  if Sufficient Bids have been made and the Net Weighted Average Contract Rate of the Group II Contracts is equal to or greater than the Bid Auction Rate (in which case the Class II A-2 Pass-Through Rate shall be the Bid Auction Rate), all Submitted Sell Orders shall be accepted and, subject to the provisions of paragraphs (iv) and (v) of this Section 2.1.1(d), Submitted Bids shall be accepted or rejected as follows in the following order of priority, and all other Submitted Bids shall be rejected:

  Existing Certificateholders' Submitted Bids specifying any rate that is higher than the Class II A-2 Pass-Through Rate shall be accepted, thus requiring each such Existing Certificateholder to sell to aggregate principal amount of Class II A-2 Certificates subject to such Submitted Bids;

  Existing Certificateholders' Submitted Bids specifying any rate that is lower than the Class II A-2 Pass-Through Rate shall be rejected, thus entitling each such Existing Certificateholder to continue to own the aggregate principal amount of Class II A-2 Certificates subject to such Submitted Bids;

  Potential Certificateholders' Submitted Bids specifying any rate that is lower than the Class II A-2 Pass-Through Rate shall be accepted;

  Each Existing Certificateholders' Submitted Bid specifying a rate that is equal to the Class II A-2 Pass-Through Rate shall be rejected, thus entitling such Existing Certificateholder to continue to own the aggregate principal amount of Class II A-2 Certificates subject to such Submitted Bid, unless the aggregate principal amount of Outstanding Class II A-2 Certificates subject to all such Submitted Bids shall be greater than the principal amount of Class II A-2 Certificates (the "remaining principal amount") equal to the excess of the Available Class II A-2 Certificates over the aggregate principal amount of Class II A-2 Certificates of such Class subject to Submitted Bids described in clauses
(B) and (C) of this Section 2.1.1(d)(i), in which event such Submitted Bid of such Existing Certificateholder shall be rejected in part, and such Existing Certificateholder shall be entitled to continue to own the principal amount of such Class II A-2 Certificates subject to such Submitted Bid, but only in an amount equal to the aggregate principal amount of Class II A-2 Certificates obtained by multiplying the remaining principal amount by a fraction, the numerator of which shall be the principal amount of Outstanding Class II A-2 Certificates owned by such Existing Certificateholder subject to such Submitted Bid and the denominator of which shall be the sum of the principal amount of Outstanding Class II A-2

                                 Schedule I-12

Certificates subject to such Submitted Bids made by all such Existing Certificateholders that specified a rate equal to the Class II A-2 Pass-Through Rate; and

  Each Potential Certificateholder's Submitted Bid specifying a rate that is equal to the Class II A-2 Pass-Through Rate shall be accepted, but only in an amount equal to the principal amount of Class II A-2 Certificates obtained by multiplying the excess of the aggregate principal amount of Available Class II A-2 Certificates over the aggregate principal amount of Class II A-2 Certificates of such Class subject to Submitted Bids described in clauses (B),
(C) and (D) of this Section 2.1.1 (d)(i) by a fraction the numerator of which shall be the aggregate principal amount of Outstanding Class II A-2 Certificates subject to such Submitted Bid and the denominator of which shall be the sum of the principal amount of Outstanding Class II A-2 Certificates subject to Submitted Bids made by all such Potential Certificateholders that specified a rate equal to the Class II A-2 Pass-Through Rate.

  If Sufficient Bids have not been made (other than because all of the Outstanding Class II A-2 Certificates of the applicable Class are subject to submitted Hold Orders), or if the Net Weighted Average Contract Rate of the Group II Contracts is less than the Bid Auction Rate (in which case the Class II A-2 Pass-Through Rate shall be the Net Weighted Average Contract Rate of the Group II Contracts), Submitted Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

  Existing Certificateholders' Submitted Bids specifying any rate that is equal to or lower than the Class II A-2 Pass-Through Rate shall be rejected, thus entitling such Existing Certificateholders to continue to own the aggregate principal amount of Class II A-2 Certificates subject to such Submitted Bids;

  Potential Certificateholders' Submitted Bids specifying (1) any rate that is equal to or lower than the Class II A-2 Pass-Through Rate shall be accepted and
(2) any rate that is higher than the Class II A-2 Pass-Through Rate shall be rejected; and

  Each Existing Certificateholder's Submitted Bid specifying any rate that is higher than the Class II A-2 Pass-Through Rate and the Submitted Sell Order of each Existing Certificateholder shall be accepted, thus entitling each Existing Certificateholder that submitted any such Submitted Bid or Submitted Sell Order to sell the Class II A-2 Certificates subject to such Submitted Bid or Submitted Sell Order, but in both cases only in an amount equal to the aggregate principal amount of Class II A-2 Certificates obtained by multiplying the aggregate principal amount of Class II A-2 Certificates subject to Submitted Bids described in clause (B) of this Section 2.1.1 (d)(ii) by a fraction the numerator of which shall be the aggregate principal amount of Outstanding Class II A-2 Certificates owned by such Existing Certificateholder subject to such submitted Bid or Submitted Sell Order and the denominator of which shall be the aggregate principal amount of Outstanding Class II A-2 Certificates subject to all such Submitted Bids and Submitted Sell Orders.

  If all Outstanding Class II A-2 Certificates are subject to Submitted Hold Orders, all Submitted Bids shall be rejected.

                                 Schedule I-13

  If, as a result of the procedures described in paragraph (i) or (ii) of this
Section 2.1.1(d), any Existing Certificateholder would be entitled or required to sell, or any Potential Certificateholder would be entitled or required to purchase, a principal amount of Class II A-2 Certificates that is not equal to an Authorized Denomination, the Auction Agent shall, in such manner as in its sole discretion it shall determine, round up or down the principal amount of Class II A-2 Certificates to be purchased or sold by any Existing Certificateholder or Potential Certificateholder so that the principal amount of Class II A-2 Certificates purchased or sold by each Existing Certificateholder or Potential Certificateholder shall be equal to an Authorized Denomination or an integral multiple of $25,000 in excess thereof.

  If, as a result of the procedures described in paragraph (ii) of this Section 2.1.1(d), any Potential Certificateholder would be entitled or required to purchase less than an Authorized Denomination of Class II A-2 Certificates, the Auction Agent shall, in such manner as in its sole discretion it shall determine, allocate Class II A-2 Certificates for purchase among Potential Certificateholders so that only Class II A-2 Certificates in Authorized Denominations or integral multiples of $25,000 in excess thereof are purchased by any Potential Certificateholder, even if such allocation results in one or more of such Potential Certificateholders not purchasing any Class II A-2 Certificates.

  Based on the result of each Auction, the Auction Agent shall determine the aggregate principal amount of Class II A-2 Certificates to be purchased and the aggregate principal amount of Class II A-2 Certificates to be sold by Potential Certificateholders and Existing Certificateholders on whose behalf each Broker-Dealer submitted Bids or Sell Orders and, with respect to each Broker-Dealer, to the extent that such aggregate principal amount of Class II A-2 Certificates to be sold differs from such aggregate principal amount of Class II A-2 Certificates of the applicable Class to be purchased, determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers acting for one or more sellers such Broker-Dealer shall receive, as the case may be, Class II A-2 Certificates.

  Any calculation by the Auction Agent, the Servicer or the Trustee, as applicable, of the Class II A-2 Pass-Through Rate, One-Month LIBOR, the Maximum Auction Rate, the All Hold Rate and the Net Weighted Average Contract Rate of the Group II Contracts shall, in the absence of manifest error, be binding on all other parties.

  Auction Agent Fees and Expenses.

  The Auction Agent Fee will be paid by the Holder of the Class R Certificates pursuant to the Auction Agent Agreement.

  Calculation of Maximum Auction Rate, All Hold Rate, Net Weighted Average Contract Rate of the Group II Contracts and One-Month LIBOR.

The Trustee shall inform the Auction Agent of the Net Weighted Average Contract Rate of the Group II Contracts applicable to the Class II A-2 Certificates in writing no later than the Business Day preceding each Auction Date as calculated by Servicer pursuant to Section

                                 Schedule I-14

5.04(r)(ii) of the Pooling and Servicing Agreement. The Auction Agent shall calculate the Maximum Auction Rate, the All Hold Rate and One-Month LIBOR, on each Auction Date and shall notify the Trustee, the Servicer and the Broker-Dealers of the Net Weighted Average Contract Rate of the Group II Contracts, the Maximum Auction Rate, the All Hold Rate and One-Month LIBOR, as provided in the Auction Agent Agreement. If the ownership of the Class II A-2 Certificates is no longer maintained in Book-Entry Form by the Depository, the Trustee shall calculate the Maximum Auction Rate and the Net Weighted Average Contract Rate of the Group II Contracts on the Business Day immediately preceding the first day of each Interest Accrual Period commencing after the delivery of certificates representing the Class II A-2 Certificates. The Auction Agent shall determine One-Month LIBOR for each Interest Accrual Period other than the Initial Period; provided, that if the ownership of the Class II A-2 Certificates is no longer maintained in Book-Entry Form, then the Trustee shall determine One-Month LIBOR for each such Interest Accrual Period. The determination by the Trustee or the Auction Agent, as the case may be, of One-Month LIBOR shall (in the absence of manifest error) be final and binding upon all parties.

  Notification of Rates, Amounts and Remittance Dates.

Promptly after the Closing Date and after the beginning of each subsequent Interest Accrual Period and in any event at least 10 days prior to any Distribution Date, the Trustee shall confirm with the Auction Agent, so long as the ownership of the Class II A-2 Certificates is maintained in Book-Entry Form by the Depository the date of such next Distribution Date.

If any day scheduled to be a Distribution Date shall be changed after the Trustee shall have given the notice or confirmation referred to in the preceding sentence, the Trustee shall, not later than 9:15 a.m., eastern time, on the Business Day next preceding the earlier of the new Distribution Date or the old Distribution Date, by such means as the Trustee deems practicable, give notice of such change to the Auction Agent and the Depository, so long as the ownership of the Class II A-2 Certificates is maintained in Book-Entry Form by the Depository.

  Auction Agent.

  Bankers Trust Company is hereby appointed as Initial Auction Agent to serve as agent for the Trustee in connection with Auctions. The Trustee will enter into the Initial Auction Agent Agreement with Bankers Trust Company, as the Initial Auction Agent. Any Substitute Auction Agent shall be (i) a bank, national banking association or trust company duly organized under the laws of the United States of America or any state or territory thereof having its principal place of business in the Borough of Manhattan, New York, or such other location as approved by the Trustee and the Market Agent in writing and having a combined capital stock or surplus of at least $50,000,000, or (ii) a member of the National Association of Securities Dealers, Inc., having a capitalization of at least $50,000,000, and, in either case, authorized by law to perform all the duties imposed upon it hereunder and under the Auction Agent Agreement. The Auction Agent may at any time resign and be discharged of the duties and obligations created by these Auction Procedures by giving at least 90 days' notice to the Trustee, the Class R Certificateholders, the Servicer and the Market Agent. The Auction Agent may be removed at


                                 Schedule I-15
any time by the Trustee or the Certificateholders of 66-2/3% of the aggregate principal amount of the Class II A-2 Certificates then Outstanding, and if by such Certificateholders, by an instrument signed by such Certificateholders or their attorneys and filed with the Auction Agent, the Servicer, the Class R Certificateholders, the Market Agent and the Trustee upon at least 90 days' notice. Neither resignation nor removal of the Auction Agent pursuant to the preceding two sentences shall be effective until and unless a Substitute Auction Agent has been appointed and has accepted such appointment. If required by the Certificateholders of 66-2/3% of the aggregate principal amount of the Class II A-2 Certificates then outstanding or by the Market Agent, a Substitute Auction Agent Agreement shall be entered into with a Substitute Auction Agent. Notwithstanding the foregoing, the Auction Agent may terminate the Auction Agent Agreement if, within 25 days after notifying the Trustee, the Servicer, the Holder of the Class R Certificates and the Market Agent in writing that it has not received payment of any Auction Agent Fee due it in accordance with the terms of the Auction Agent Agreement, the Auction Agent does not receive such payment.

  If the Auction Agent shall resign or be removed or be dissolved, or if the property or affairs of the Auction Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, the Trustee (after receipt of a certificate from the Market Agent confirming that any proposed Substitute Auction Agent meets the requirements described in the immediately preceding paragraph) shall use its best efforts to appoint a Substitute Auction Agent.

  The Auction Agent is acting as agent for the Trustee in connection with Auctions. In the absence of bad faith or negligence on its part, the Auction Agent shall not be liable for any action taken, suffered or omitted in good faith or for any error of judgment made by it in the performance of its duties under the Auction Agent Agreement. The Auction Agent shall not be liable for any error of judgment made in good faith unless the Auction Agent shall have been negligent in ascertaining the pertinent facts.

  Broker-Dealers.

  The Auction Agent will enter into a Broker-Dealer Agreement with Salomon Smith Barney Inc. ("Salomon") as the initial Broker-Dealer. The Servicer may, from time to time, approve one or more additional persons to serve as Broker-Dealers under Broker-Dealer Agreements and shall be responsible for providing such Broker-Dealer Agreements to the Trustee and the Auction Agent, provided, however that while Salomon is serving as the Market Agent, Salomon shall have the right to consent to the approval of any additional Broker-Dealers, which consent will not be unreasonably withheld. The Auction Agent shall have entered into a Broker-Dealer Agreement with each Broker-Dealer prior to the participation of any such Broker-Dealer in any Auction.

  Any Broker-Dealer may be removed at any time, at the request of the Servicer, but there shall, at all times, be at least one Broker-Dealer appointed and acting as such.

                                 Schedule I-16

  Changes in the Auction Date.

The Market Agent may specify an earlier or later Auction Date (but in no event more than five Business Days earlier or later) than the Auction Date that would otherwise be determined in accordance with the definition of "Auction Date" in
Article 1 of these Auction Procedures with respect to one or more specified Interest Accrual Periods in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an Auction Date and the Class II A-2 Pass-Through Rate. The Market Agent shall provide notice of its determination to specify an earlier or later Auction Date for one or more Interest Accrual Periods by means of a written notice delivered at least 10 days prior to the proposed changed Auction Date to the Trustee, the Auction Agent, the Servicer and the Depository.

In connection with any change described in this Section 2.1.7, the Auction Agent shall provide such further notice to such parties as is specified in Section 2.5 of the Auction Agent Agreement.

  Additional Provisions Regarding the Class II A-2 Pass-Through Rates on the
  --------------------------------------------------------------------------
Class II A-2 Certificates.
-------------------------

The determination of a Class II A-2 Pass-Through Rate by the Auction Agent, the Trustee or any other Person pursuant to the provisions of the applicable Section of this Article 2 shall be conclusive and binding on the Certificateholders of Class II A-2 Certificates to which such Class II A-2 Pass-Through Rate applies, and the Trustee may rely thereon for all purposes.

In no event shall the cumulative amount of interest paid or payable on the Class II A-2 Certificates (including interest calculated as provided herein, plus any other amounts that constitute interest on the Class II A-2 Certificates under applicable law, which are contracted for, charged, reserved, taken or received pursuant to the Class II A-2 Certificates or related documents) calculated from the date of issuance of the Class II A-2 Certificates through any subsequent day during the term of the Auction Rate or otherwise prior to payment in full of the Class II A-2 Certificates exceed the amount permitted by applicable law. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under the Class II A-2 Certificates or related documents or otherwise contracted for, charged, reserved, taken or received in connection with the Class II A-2 Certificates, or if the acceleration of the maturity of the Class II A-2 Certificates results in payment to or receipt by the Certificateholder or any former Certificateholder of the Class II A-2 Certificates of any interest in excess of that permitted by applicable law, then, notwithstanding any provision of the Class II A-2 Certificates or related documents to the contrary, all excess amounts theretofore paid or received with respect to the Class II A-2 Certificates shall be credited on the principal balance of the Class II A-2 Certificates (or, if the Class II A-2 Certificates have been paid or would thereby be paid in full, refunded by the recipient thereof), and the provisions of the Class II A-2 Certificates and related documents shall automatically and immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for under the Class II A-2 Certificates and under the related documents.

                                 Schedule I-17

  Qualifications of Market Agent.
  ------------------------------

The Market Agent shall be a member of the National Association of Securities Dealers, Inc., have a capitalization of at least $50,000,000 and be authorized by law to perform all the duties imposed upon it by these Auction Procedures. The Market Agent may resign and be discharged of the duties and obligations created by these Auction Procedures by giving at least 30 days' notice to the Trustee, the Auction Agent and the Servicer, provided that such resignation shall not be effective until the appointment of a successor market agent by the Servicer and the acceptance of such appointment by such successor market agent. The Market Agent may be replaced at the direction of the Servicer, by an instrument signed by an officer of the Servicer, filed with the Market Agent and the Trustee at least 30 days before the effective date of such replacement, provided that such replacement shall not be effective until the appointment of a successor market agent by the Servicer and the acceptance of such appointment by such successor market agent.

In the event that the Market Agent shall be removed or be dissolved, or if the property or affairs of the Market Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, and there is no Market Agent and the Servicer shall not have appointed its successor as Market Agent, the Trustee, notwithstanding the provisions of the first paragraph of this Section, shall be deemed to be the Market Agent for all purposes of these Auction Procedures until the appointment by the Servicer of the successor Market Agent. Nothing in this Section shall be construed as conferring on the Trustee additional duties other than as set forth herein.

                                 Schedule I-18

                                  EXHIBIT A-1

                           GROUP I CONTRACT SCHEDULE

                   (you can obtain a copy from the Trustee)


                                 Exhibit A-1-1

                                  EXHIBIT A-2

                           GROUP II CONTRACT SCHEDULE

                    (you can obtain a copy from the Trustee)


                                 Exhibit A-2-1

                                  EXHIBIT B-1

                         FORM OF CLASS I A CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").


Certificate No.                                 :           I A-__

Date of Pooling and Servicing Agreement         :           May 1, 2000

Cut-Off Date                                    :           April 30, 2000

First Distribution Date                         :           June 20, 2000

Initial Certificate Balance of
this Certificate ("Denomination")               :           $_______________

Initial Certificate Balance of all
Class I A Certificates                          :           $337,652,000

Pass-Through Rate                               :           The lesser of (a) 8.45% per annum
                                                            or (b) the related Net Funds Cap

Month of Last Scheduled

Distribution Date                               :           June 2031

CUSIP                                           :           395386AY1

                                 Exhibit B-1-1

             GreenPoint Credit Manufactured Housing Contract Trust
                           Pass-Through Certificates
                                 Series 2000-3

     evidencing a percentage interest in any distributions allocable to the Class I A Certificates with respect to a Trust Fund consisting primarily of a pool of conventional manufactured housing contracts (the "Contracts") formed and sold by

                           GreenPoint Credit, LLC,  (the "Contract Seller")

which manufactured housing contracts were originated or acquired by the Contract Seller and are initially serviced by GreenPoint Credit, LLC, in its capacity as the Servicer (the "Servicer").

     Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. Neither this Certificate nor the Contracts are insured or guaranteed by the Contract Seller, the Servicer or the Trustee referred to below or any of their respective Affiliates or by any governmental agency or instrumentality.

     This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Class I A Certificates) in certain monthly distributions with respect to a Trust Fund consisting of the Contracts deposited by the Contract Seller. The Trust Fund was created pursuant to a Pooling and Servicing Agreement, dated as of May 1, 2000 (the "Agreement"), among the Contract Seller, the Servicer and Bank One, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 20th day of each month or, if such 20th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class I A Distribution Amount on such Distribution Date pursuant to Section 5.02 of the Agreement. The Record Date applicable to each Distribution Date is the Business Day preceding such Distribution Date. Distributions to the Holder of this Class I A Certificate shall be applied first to interest and then to principal.

     Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall hold Class I A Certificates evidencing a Percentage Interest aggregating 10% or more or, if not, by check mailed

                                 Exhibit B-1-2
by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless the certificate of authentication hereon has been manually executed by an authorized officer of the Trustee.

                                    *  *  *

                                 Exhibit B-1-3

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  ____________________
                              BANK ONE, NATIONAL ASSOCIATION,
                              not in its individual capacity, but solely as Trustee


                              By ___________________________________________
                                  Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class I A Certificates referred to in the within-named Agreement

BANK ONE, NATIONAL ASSOCIATION,
not in its individual capacity, but solely as Trustee


By ____________________________________
   Authorized Signatory


                                 Exhibit B-1-4

                                  EXHIBIT B-2
                        FORM OF CLASS I M-1 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO
SECTION 6.02(b) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CONTRACT SELLER, THE SERVICER AND THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE CONTRACT SELLER, THE SERVICER OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

NOTWITHSTANDING THE ABOVE, WITH RESPECT TO THE TRANSFER OF THIS CERTIFICATE TO A DEPOSITORY OR ANY SUBSEQUENT TRANSFER OF ANY INTEREST IN THIS CERTIFICATE FOR SO LONG AS THIS CERTIFICATE IS HELD BY A DEPOSITORY, (I) NEITHER AN OPINION OF COUNSEL NOR A CERTIFICATION, EACH AS DESCRIBED IN THE FOREGOING PARAGRAPH, SHALL BE REQUIRED, AND (II) THE FOLLOWING CONDITIONS SHALL APPLY:

          1. ANY TRANSFEREE OF THIS CERTIFICATE WILL BE DEEMED TO HAVE REPRESENTED BY VIRTUE OF ITS PURCHASE OR HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN) THAT EITHER (A) SUCH TRANSFEREE IS NOT A PLAN INVESTOR OR
     (B) SUCH TRANSFEREE IS A COMPLYING INSURANCE COMPANY; AND

                                 Exhibit B-2-1

          2. IF THIS CERTIFICATE (OR ANY INTEREST HEREIN) IS ACQUIRED OR HELD IN VIOLATION OF THE PROVISIONS OF THE PRECEDING PARAGRAPH, THEN THE LAST PRECEDING TRANSFEREE THAT EITHER (I) IS NOT A PLAN INVESTOR OR (II) IS A COMPLYING INSURANCE COMPANY SHALL BE RESTORED, TO THE EXTENT PERMITTED BY LAW, TO ALL RIGHTS AND OBLIGATIONS AS CERTIFICATE OWNER THEREOF RETROACTIVE TO THE DATE OF SUCH TRANSFER OF THIS CERTIFICATE. THE TRUSTEE SHALL BE UNDER NO LIABILITY TO ANY PERSON FOR MAKING ANY PAYMENTS DUE ON THIS CERTIFICATE TO SUCH PRECEDING TRANSFEREE.

ANY PURPORTED CERTIFICATE OWNER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION
6.02 OF THE POOLING AND SERVICING AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE TRUSTEE, THE CONTRACT SELLER, THE SERVICER AND THE TRUST FUND FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

THIS CLASS I M-1 CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS I A CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.


Certificate No.                                 :           I M-1-__

Date of Pooling and Servicing Agreement         :            May 1, 2000

Cut-Off Date                                    :            April 30, 2000

First Distribution Date                         :            June 20, 2000

Initial Certificate Balance of
this Certificate ("Denomination")               :           $__________

Initial Certificate Balance of all
Class I M-1 Certificates                        :           $25,214,000

Pass-Through Rate                               :           The lesser of (a) 9.01% per annum
                                                             or (b) the related Net Funds Cap

Month of Last Scheduled

Distribution Date                               :           June 2031

CUSIP                                           :           395386AZ8

                                 Exhibit B-2-2

             GreenPoint Credit Manufactured Housing Contract Trust
                           Pass-Through Certificates
                                 Series 2000-3

     evidencing a percentage interest in any distributions allocable to the Class I M-1 Certificates with respect to a Trust Fund consisting primarily of a pool of conventional manufactured housing contracts (the "Contracts") formed and sold by

                GreenPoint Credit, LLC,  (the "Contract Seller")

which manufactured housing contracts were originated or acquired by the Contract Seller and are initially serviced by GreenPoint Credit, LLC, in its capacity as the Servicer (the "Servicer").

     Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. Neither this Certificate nor the Contracts are insured or guaranteed by the Contract Seller, the Servicer or the Trustee referred to below or any of their respective Affiliates or by any governmental agency or instrumentality.

     This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Class I M-1 Certificates) in certain monthly distributions with respect to a Trust Fund consisting of the Contracts deposited by the Contract Seller and Servicer. The Trust Fund was created pursuant to a Pooling and Servicing Agreement, dated as of May 1, 2000 (the "Agreement"), among the Contract Seller, the Servicer and Bank One, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 20th day of each month or, if such 20th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class I M-1 Distribution Amount on such Distribution Date pursuant to Section 5.02 of the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the calendar month preceding such Distribution Date. Distributions to the Holder of this Class I M-1 Certificate shall be applied first to interest and then to principal.

     Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall hold Class I M-1 Certificates evidencing a Percentage Interest aggregating 10% or more or, if not, by check mailed

                                 Exhibit B-2-3
by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

     No transfer of this Class I M-1 Certificate will be made unless the Trustee has received either (i) an Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee, the Contract Seller and the Servicer with respect to the permissibility of such transfer under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code (the "Code") and stating, among other things, that the transferee's acquisition of the Class I M-1 Certificate will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or
Section 4975 of the Code and will not subject the Contract Seller, the Servicer or the Trustee to any obligation or liability in addition to those undertaken in the Agreement or (ii) a representation letter, in the form as described by the Agreement, stating either (a) that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan, or (b) that the transferee is an insurance company, the source of funds to be used by it to purchase the Certificate is an "insurance company general account" (within the meaning of Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless the certificate of authentication hereon has been manually executed by an authorized officer of the Trustee.

                                    *  *  *

                                 Exhibit B-2-4

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  ____________________

                              BANK ONE, NATIONAL ASSOCIATION,
                              not in its individual capacity, but solely as Trustee



                              By______________________________________________
                                  Authorized Signatory


CERTIFICATE OF AUTHENTICATION

This is one of the Class I M-1 Certificates referred to in the within-named Agreement

BANK ONE, NATIONAL ASSOCIATION,
not in its individual capacity, but solely as Trustee


By______________________________________
   Authorized Signatory

                                 Exhibit B-2-5

                                  EXHIBIT B-3

                        FORM OF CLASS I M-2 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO
SECTION 6.02(b) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CONTRACT SELLER, THE SERVICER AND THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE CONTRACT SELLER, THE SERVICER OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

NOTWITHSTANDING THE ABOVE, WITH RESPECT TO THE TRANSFER OF THIS CERTIFICATE TO A DEPOSITORY OR ANY SUBSEQUENT TRANSFER OF ANY INTEREST IN THIS CERTIFICATE FOR SO LONG AS THIS CERTIFICATE IS HELD BY A DEPOSITORY, (I) NEITHER AN OPINION OF COUNSEL NOR A CERTIFICATION, EACH AS DESCRIBED IN THE FOREGOING PARAGRAPH, SHALL BE REQUIRED, AND (II) THE FOLLOWING CONDITIONS SHALL APPLY:

          1. ANY TRANSFEREE OF THIS CERTIFICATE WILL BE DEEMED TO HAVE REPRESENTED BY VIRTUE OF ITS PURCHASE OR HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN) THAT EITHER (A) SUCH TRANSFEREE IS NOT A PLAN INVESTOR OR
     (B) SUCH TRANSFEREE IS A COMPLYING INSURANCE COMPANY; AND

                                 Exhibit B-3-1

          2. IF THIS CERTIFICATE (OR ANY INTEREST HEREIN) IS ACQUIRED OR HELD IN VIOLATION OF THE PROVISIONS OF THE PRECEDING PARAGRAPH, THEN THE LAST PRECEDING TRANSFEREE THAT EITHER (I) IS NOT A PLAN INVESTOR OR (II) IS A COMPLYING INSURANCE COMPANY SHALL BE RESTORED, TO THE EXTENT PERMITTED BY LAW, TO ALL RIGHTS AND OBLIGATIONS AS CERTIFICATE OWNER THEREOF RETROACTIVE TO THE DATE OF SUCH TRANSFER OF THIS CERTIFICATE. THE TRUSTEE SHALL BE UNDER NO LIABILITY TO ANY PERSON FOR MAKING ANY PAYMENTS DUE ON THIS CERTIFICATE TO SUCH PRECEDING TRANSFEREE.

ANY PURPORTED CERTIFICATE OWNER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION
6.02 OF THE POOLING AND SERVICING AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE TRUSTEE, THE CONTRACT SELLER, THE SERVICER AND THE TRUST FUND FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

THIS CLASS I M-2 CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS I A AND CLASS I M-1 CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.


Certificate No.                                 :           I M-2-__

Date of Pooling and Servicing Agreement         :           May 1, 2000

Cut-Off Date                                    :           April 30, 2000

First Distribution Date                         :           June 20, 2000

Initial Certificate Balance of
this Certificate ("Denomination")               :           $__________

Initial Certificate Balance of all
Class I M-2 Certificates                        :           $19,733,000

Pass-Through Rate                               :           The lesser of (a) 9.25% per annum
                                                             or (b) the related Net Funds Cap
Month of Last Scheduled

Distribution Date                               :           June 2031

CUSIP                                           :           395386BA2

                                 Exhibit B-3-2

             GreenPoint Credit Manufactured Housing Contract Trust
                           Pass-Through Certificates
                                 Series 2000-3

     evidencing a percentage interest in any distributions allocable to the Class I M-2 Certificates with respect to a Trust Fund consisting primarily of a pool of conventional manufactured housing contracts (the "Contracts") formed and sold by

                GreenPoint Credit, LLC,  (the "Contract Seller")

which manufactured housing contracts were originated or acquired by the Contract Seller and are initially serviced by GreenPoint Credit, LLC, in its capacity as the Servicer (the "Servicer").

     Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. Neither this Certificate nor the Contracts are insured or guaranteed by the Contract Seller, the Servicer or the Trustee referred to below or any of their respective Affiliates or by any governmental agency or instrumentality.

     This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Class I M-2 Certificates) in certain monthly distributions with respect to a Trust Fund consisting of the Contracts deposited by the Contract Seller and Servicer. The Trust Fund was created pursuant to a Pooling and Servicing Agreement, dated as of May 1, 2000 (the "Agreement"), among the Contract Seller, the Servicer and Bank One, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 20th day of each month or, if such 20th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class I M-2 Distribution Amount on such Distribution Date pursuant to Section 5.02 of the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the calendar month preceding such Distribution Date. Distributions to the Holder of this Class I M-2 Certificate shall be applied first to interest and then to principal.

     Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall hold Class I M-2 Certificates evidencing a Percentage Interest aggregating 10% or more or, if not, by check mailed

                                 Exhibit B-3-3
by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

     No transfer of this Class I M-2 Certificate will be made unless the Trustee has received either (i) an Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee, the Contract Seller and the Servicer with respect to the permissibility of such transfer under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code (the "Code") and stating, among other things, that the transferee's acquisition of the Class I M-2 Certificate will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or
Section 4975 of the Code and will not subject the Contract Seller, the Servicer or the Trustee to any obligation or liability in addition to those undertaken in the Agreement or (ii) a representation letter, in the form as described by the Agreement, stating either (a) that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan, or (b) that the transferee is an insurance company, the source of funds to be used by it to purchase the Certificate is an "insurance company general account" (within the meaning of Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless the certificate of authentication hereon has been manually executed by an authorized officer of the Trustee.

                                    *  *  *

                                 Exhibit B-3-4

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  ____________________

                              BANK ONE, NATIONAL ASSOCIATION,

                              not in its individual capacity, but solely as Trustee



                              By_____________________________________________
                                  Authorized Signatory


CERTIFICATE OF AUTHENTICATION

This is one of the Class I M-2 Certificates referred to in the within-named Agreement

BANK ONE, NATIONAL ASSOCIATION,
not in its individual capacity, but solely as Trustee


By______________________________________
   Authorized Signatory

                                 Exhibit B-3-5

                                  EXHIBIT B-4

                        FORM OF CLASS I B-1 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS _________, 2000. ASSUMING THAT THE CONTRACTS PREPAY AT ____% OF THE PREPAYMENT MODEL (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT), [AND ASSUMING A CONSTANT PASS-THROUGH RATE EQUAL TO THE INITIAL PASS-THROUGH RATE,] THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $_____ OF OID PER $1,000 OF INITIAL CERTIFICATE BALANCE, THE YIELD TO MATURITY IS ___% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL INTEREST ACCRUAL PERIOD IS NOT MORE THAN $______ PER $1,000 OF INITIAL CERTIFICATE BALANCE, COMPUTED USING THE APPROXIMATE METHOD. NO REPRESENTATION IS MADE THAT THE CONTRACTS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT MODEL OR AT ANY OTHER RATE OR AS TO THE CONSTANCY OF THE PASS-THROUGH RATE.]

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO
SECTION 6.02(b) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CONTRACT SELLER, THE SERVICER AND THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE CONTRACT SELLER, THE SERVICER OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

                                 Exhibit B-4-1

NOTWITHSTANDING THE ABOVE, WITH RESPECT TO THE TRANSFER OF THIS CERTIFICATE TO A DEPOSITORY OR ANY SUBSEQUENT TRANSFER OF ANY INTEREST IN THIS CERTIFICATE FOR SO LONG AS THIS CERTIFICATE IS HELD BY A DEPOSITORY, (I) NEITHER AN OPINION OF COUNSEL NOR A CERTIFICATION, EACH AS DESCRIBED IN THE FOREGOING PARAGRAPH, SHALL BE REQUIRED, AND (II) THE FOLLOWING CONDITIONS SHALL APPLY:

          1. ANY TRANSFEREE OF THIS CERTIFICATE WILL BE DEEMED TO HAVE REPRESENTED BY VIRTUE OF ITS PURCHASE OR HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN) THAT EITHER (A) SUCH TRANSFEREE IS NOT A PLAN INVESTOR OR
     (B) SUCH TRANSFEREE IS A COMPLYING INSURANCE COMPANY; AND

          2. IF THIS CERTIFICATE (OR ANY INTEREST HEREIN) IS ACQUIRED OR HELD IN VIOLATION OF THE PROVISIONS OF THE PRECEDING PARAGRAPH, THEN THE LAST PRECEDING TRANSFEREE THAT EITHER (I) IS NOT A PLAN INVESTOR OR (II) IS A COMPLYING INSURANCE COMPANY SHALL BE RESTORED, TO THE EXTENT PERMITTED BY LAW, TO ALL RIGHTS AND OBLIGATIONS AS CERTIFICATE OWNER THEREOF RETROACTIVE TO THE DATE OF SUCH TRANSFER OF THIS CERTIFICATE. THE TRUSTEE SHALL BE UNDER NO LIABILITY TO ANY PERSON FOR MAKING ANY PAYMENTS DUE ON THIS CERTIFICATE TO SUCH PRECEDING TRANSFEREE.

ANY PURPORTED CERTIFICATE OWNER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION
6.02 OF THE POOLING AND SERVICING AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE TRUSTEE, THE SERVICER, THE CONTRACT SELLER AND THE TRUST FUND FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

THIS CLASS I B-1 CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS I A AND CLASS I M CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.


Certificate No.                                 :           I B-1-__

Date of Pooling and Servicing Agreement         :           May 1, 2000

Cut-Off Date                                    :           April 30, 2000

First Distribution Date                         :           June 20, 2000

Initial Certificate Balance of

                                 Exhibit B-4-2


this Certificate ("Denomination")               :           $__________

Initial Certificate Balance of all
Class I B-1 Certificates                        :           $24,118,000

Pass-Through Rate                               :           The lesser of (a) 9.25% per annum
                                                            or (b) the related Net Funds Cap
Month of Last Scheduled
Distribution Date                               :           February 2021

CUSIP                                           :           395386BB0

                                      Exhibit B-4-3

             GreenPoint Credit Manufactured Housing Contract Trust
                           Pass-Through Certificates
                                 Series 2000-3

     evidencing a percentage interest in any distributions allocable to the Class I B-1 Certificates with respect to a Trust Fund consisting primarily of a pool of conventional manufactured housing contracts (the "Contracts") formed and sold by

                           GreenPoint Credit, LLC,  (the "Contract Seller")

which manufactured housing contracts were originated or acquired by the Contract Seller and are initially serviced by GreenPoint Credit, LLC, in its capacity as the Servicer (the "Servicer").

     Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. Neither this Certificate nor the Contracts are insured or guaranteed by the Contract Seller, the Servicer or the Trustee referred to below or any of their respective Affiliates or by any governmental agency or instrumentality.

     This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Class I B-1 Certificates) in certain monthly distributions with respect to a Trust Fund consisting of the Contracts deposited by the Contract Seller and Servicer. The Trust Fund was created pursuant to a Pooling and Servicing Agreement, dated as of May 1, 2000 (the "Agreement"), among the Contract Seller, the Servicer and Bank One, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 20th day of each month or, if such 20th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class I B-1 Distribution Amount on such Distribution Date pursuant to Section 5.02 of the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the calendar month preceding such Distribution Date. Distributions to the Holder of this Class I B-1 Certificate shall be applied first to interest and then to principal.

     Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall hold Class I B-1 Certificates evidencing a Percentage Interest aggregating 10% or more or, if not, by check mailed

                                 Exhibit B-4-4
by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

     No transfer of this Class I B-1 Certificate will be made unless the Trustee has received either (i) an Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee, the Contract Seller and the Servicer with respect to the permissibility of such transfer under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code (the "Code") and stating, among other things, that the transferee's acquisition of the Class I B-1 Certificate will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or
Section 4975 of the Code and will not subject the Contract Seller, the Servicer or the Trustee to any obligation or liability in addition to those undertaken in the Agreement or (ii) a representation letter, in the form as described by the Agreement, stating either (a) that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan, or (b) that the transferee is an insurance company, the source of funds to be used by it to purchase the Certificate is an "insurance company general account" (within the meaning of Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless the certificate of authentication hereon has been manually executed by an authorized officer of the Trustee.

                                    *  *  *

                                 Exhibit B-4-5

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  ____________________

                              BANK ONE, NATIONAL ASSOCIATION,
                              not in its individual capacity, but solely as Trustee



                              By_________________________________________
                                  Authorized Signatory


CERTIFICATE OF AUTHENTICATION

This is one of the Class I B-1 Certificates referred to in the within-named Agreement

BANK ONE, NATIONAL ASSOCIATION,
not in its individual capacity, but solely as Trustee


By______________________________________
   Authorized Signatory


                                 Exhibit B-4-6

                                  EXHIBIT B-5

                        FORM OF CLASS I B-2 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS _________, 2000. ASSUMING THAT THE CONTRACTS PREPAY AT ____% OF THE PREPAYMENT MODEL (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT), [AND ASSUMING A CONSTANT PASS-THROUGH RATE EQUAL TO THE INITIAL PASS-THROUGH RATE,] THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $_____ OF OID PER $1,000 OF INITIAL CERTIFICATE BALANCE, THE YIELD TO MATURITY IS ___% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL INTEREST ACCRUAL PERIOD IS NOT MORE THAN $______ PER $1,000 OF INITIAL CERTIFICATE BALANCE, COMPUTED USING THE APPROXIMATE METHOD. NO REPRESENTATION IS MADE THAT THE CONTRACTS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT MODEL OR AT ANY OTHER RATE OR AS TO THE CONSTANCY OF THE PASS-THROUGH RATE.]

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO
SECTION 6.02(b) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CONTRACT SELLER, THE SERVICER AND THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE CONTRACT SELLER, THE SERVICER OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.


                                 Exhibit B-5-1

NOTWITHSTANDING THE ABOVE, WITH RESPECT TO THE TRANSFER OF THIS CERTIFICATE TO A DEPOSITORY OR ANY SUBSEQUENT TRANSFER OF ANY INTEREST IN THIS CERTIFICATE FOR SO LONG AS THIS CERTIFICATE IS HELD BY A DEPOSITORY, (I) NEITHER AN OPINION OF COUNSEL NOR A CERTIFICATION, EACH AS DESCRIBED IN THE FOREGOING PARAGRAPH, SHALL BE REQUIRED, AND (II) THE FOLLOWING CONDITIONS SHALL APPLY:

          1. ANY TRANSFEREE OF THIS CERTIFICATE WILL BE DEEMED TO HAVE REPRESENTED BY VIRTUE OF ITS PURCHASE OR HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN) THAT EITHER (A) SUCH TRANSFEREE IS NOT A PLAN INVESTOR OR
     (B) SUCH TRANSFEREE IS A COMPLYING INSURANCE COMPANY; AND

          2. IF THIS CERTIFICATE (OR ANY INTEREST HEREIN) IS ACQUIRED OR HELD IN VIOLATION OF THE PROVISIONS OF THE PRECEDING PARAGRAPH, THEN THE LAST PRECEDING TRANSFEREE THAT EITHER (I) IS NOT A PLAN INVESTOR OR (II) IS A COMPLYING INSURANCE COMPANY SHALL BE RESTORED, TO THE EXTENT PERMITTED BY LAW, TO ALL RIGHTS AND OBLIGATIONS AS CERTIFICATE OWNER THEREOF RETROACTIVE TO THE DATE OF SUCH TRANSFER OF THIS CERTIFICATE. THE TRUSTEE SHALL BE UNDER NO LIABILITY TO ANY PERSON FOR MAKING ANY PAYMENTS DUE ON THIS CERTIFICATE TO SUCH PRECEDING TRANSFEREE.

ANY PURPORTED CERTIFICATE OWNER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION
6.02 OF THE POOLING AND SERVICING AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE TRUSTEE, THE SERVICER, THE CONTRACT SELLER AND THE TRUST FUND FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

THIS CLASS I B-2 CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS I A, CLASS I M AND CLASS I B-1 CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.


Certificate No.                                 :           I B-2-__

Date of Pooling and Servicing Agreement         :           May 1, 2000

Cut-Off Date                                    :           April 30, 2000

First Distribution Date                         :           June 20, 2000

Initial Certificate Balance of

                                 Exhibit B-5-2


this Certificate ("Denomination")               :           $__________

Initial Certificate Balance of all
Class I B-2 Certificates                        :           $31,792,311

Pass-Through Rate                               :           The lesser of (a) 9.25% per annum
                                                            or (b) the related Net Funds Cap
Month of Last Scheduled
Distribution Date                               :           June 2031

CUSIP                                           :           395386BC8

                                 Exhibit B-5-3

             GreenPoint Credit Manufactured Housing Contract Trust
                           Pass-Through Certificates
                                 Series 2000-3

     evidencing a percentage interest in any distributions allocable to the Class I B-2 Certificates with respect to a Trust Fund consisting primarily of a pool of conventional manufactured housing contracts (the "Contracts") formed and sold by

                             GreenPoint Credit, LLC,  (the "Contract Seller")

which manufactured housing contracts were originated or acquired by the Contract Seller and are initially serviced by GreenPoint Credit, LLC, in its capacity as the Servicer (the "Servicer").

     Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. Neither this Certificate nor the Contracts are insured or guaranteed by the Contract Seller, the Servicer or the Trustee referred to below or any of their respective Affiliates or by any governmental agency or instrumentality.

     This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Class I B-2 Certificates) in certain monthly distributions with respect to a Trust Fund consisting of the Contracts deposited by the Contract Seller and Servicer. The Trust Fund was created pursuant to a Pooling and Servicing Agreement, dated as of May 1, 2000 (the "Agreement"), among the Contract Seller, the Servicer and Bank One, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 20th day of each month or, if such 20th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class I B-2 Distribution Amount on such Distribution Date pursuant to Section 5.02 of the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the calendar month preceding such Distribution Date. Distributions to the Holder of this Class I B-2 Certificate shall be applied first to interest and then to principal.

     Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall hold Class I B-2 Certificates evidencing a Percentage Interest aggregating 10% or more or, if not, by check mailed

                                 Exhibit B-5-4
by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

     No transfer of this Class I B-2 Certificate will be made unless the Trustee has received either (i) an Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee, the Contract Seller and the Servicer with respect to the permissibility of such transfer under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code (the "Code") and stating, among other things, that the transferee's acquisition of the Class I B-2 Certificate will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or
Section 4975 of the Code and will not subject the Contract Seller, the Servicer or the Trustee to any obligation or liability in addition to those undertaken in the Agreement or (ii) a representation letter, in the form as described by the Agreement, stating either (a) that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan, or (b) that the transferee is an insurance company, the source of funds to be used by it to purchase the Certificate is an "insurance company general account" (within the meaning of Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless the certificate of authentication hereon has been manually executed by an authorized officer of the Trustee.

                                    *  *  *

                                 Exhibit B-5-5

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  ____________________

                              BANK ONE, NATIONAL ASSOCIATION,
                              not in its individual capacity, but solely as Trustee



                              By___________________________________________
                                  Authorized Signatory


CERTIFICATE OF AUTHENTICATION

This is one of the Class I B-2 Certificates referred to in the within-named Agreement

BANK ONE, NATIONAL ASSOCIATION,
not in its individual capacity, but solely as Trustee


By______________________________________
   Authorized Signatory

                                 Exhibit B-5-6

                                  EXHIBIT B-6

                       FORM OF CLASS II A-1 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").



Certificate No.                                 :           II A-1-__

Date of Pooling and Servicing Agreement         :           May 1, 2000

Cut-Off Date                                    :           April 30, 2000

First Distribution Date                         :           June 20, 2000

Initial Certificate Balance of                              $___________
this Certificate ("Denomination")               :

Initial Certificate Balance of all
Class II A-1 Certificates                       :           $155,656,917

Pass-Through Rate                               :           The lesser of (a) LIBOR plus 0.27%,
                                                            per annum or (b) the related Net
                                                            Funds Cap
Month of Last Scheduled
Distribution Date                               :           December 2021

CUSIP                                           :           395386BD6

                                      Exhibit B-6-1

             GreenPoint Credit Manufactured Housing Contract Trust
                    Pass-Through Certificates, Series 2000-3

     evidencing a percentage interest in any distributions allocable to the Class II A-1 Certificates with respect to a Trust Fund consisting primarily of a pool of conventional manufactured housing contracts (the "Contracts") formed and sold by

          GreenPoint Credit, LLC (the "Contract Seller")

which manufactured housing contracts were originated or acquired by Contract Seller, and are initially serviced by GreenPoint Credit, LLC (the "Servicer").

     Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. Neither this Certificate nor the Contracts are insured or guaranteed by the Contract Seller, the Servicer or the Trustee referred to below or any of their respective Affiliates or by any governmental agency or instrumentality.

     This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Class II A-1 Certificates) in certain monthly distributions with respect to a Trust Fund consisting of the Contracts deposited by the Contract Seller. The Trust Fund was created pursuant to a Pooling and Servicing Agreement, dated as of May 1, 2000 (the "Agreement"), between the Contract Seller, the Servicer and Bank One, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 20th day of each month or, if such 20th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class II A-1 Distribution Amount on such Distribution Date pursuant to Section 5.02 of the Agreement. The Record Date applicable to each Distribution Date is the close of business on the day preceding such Distribution Date. Distributions to the Holder of this Class II A-1 Certificate shall be applied first to interest and then to principal.

     Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall hold Class II A-1 Certificates evidencing a Percentage Interest aggregating 10% or more or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register.

                                 Exhibit B-6-2

The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless the certificate of authentication hereon has been manually executed by an authorized officer of the Trustee.

                                    *  *  *

                                 Exhibit B-6-3

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  ____________________

                              BANK ONE, NATIONAL ASSOCIATION,
                              not in its individual capacity, but solely as Trustee


                              By_____________________________________
                                  Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class II A-1 Certificates referred to in the within-named Agreement

BANK ONE, NATIONAL ASSOCIATION,
not in its individual capacity, but solely as Trustee


By__________________________________
   Authorized Signatory

                                 Exhibit B-6-4

                                  EXHIBIT B-7

                        FORM OF CLASS II A-2 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").


Certificate No.                                 :           II A-2-__

Date of Pooling and Servicing Agreement         :           May 1, 2000

Cut-Off Date                                    :           April 30, 2000

First Distribution Date                         :           July 10, 2000

Initial Certificate Balance of
this Certificate ("Denomination")               :           $______________

Initial Certificate Balance of all
Class II A-2 Certificates                       :           $125,000,000

Pass-Through Rate                               :           The lesser of (a) the Auction Rate
                                                            or (b) the related Net Funds Cap
Month of Last Scheduled
Distribution Date                               :           June 2031

CUSIP                                           :           395386BE4

                                    Exhibit B-7-1

             GreenPoint Credit Manufactured Housing Contract Trust
                    Pass-Through Certificates, Series 2000-3

     evidencing a percentage interest in any distributions allocable to the Class II A-2 Certificates with respect to a Trust Fund consisting primarily of a pool of conventional manufactured housing contracts (the "Contracts") formed and sold by

          GreenPoint Credit, LLC (the "Contract Seller")

which manufactured housing contracts were originated or acquired by Contract Seller, and are initially serviced by GreenPoint Credit, LLC (the "Servicer").

     Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. Neither this Certificate nor the Contracts are insured or guaranteed by the Contract Seller, the Servicer or the Trustee referred to below or any of their respective Affiliates or by any governmental agency or instrumentality.

     This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Class II A-2 Certificates) in certain monthly distributions with respect to a Trust Fund consisting of the Contracts deposited by the Contract Seller. The Trust Fund was created pursuant to a Pooling and Servicing Agreement, dated as of May 1, 2000 (the "Agreement"), between GreenPoint Credit, LLC, as Contract Seller and Servicer, and Bank One, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 8th day of each month or, if such 8th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class II A-2 Distribution Amount on such Distribution Date pursuant to Section 5.02 of the Agreement. The Record Date applicable to each Distribution Date is the close of business on the day preceding such Distribution Date. Distributions to the Holder of this Class II A-2 Certificate shall be applied first to interest and then to principal.

     Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall hold Class II A-2 Certificates evidencing a Percentage Interest aggregating 10% or more or, if not, by check mailed

                                 Exhibit B-7-2
by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless the certificate of authentication hereon has been manually executed by an authorized officer of the Trustee.

                                    *  *  *

                                 Exhibit B-7-3

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  ___________________

                              BANK ONE, NATIONAL ASSOCIATION,
                              not in its individual capacity, but solely as Trustee


                              By ______________________________________
                                  Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class II A-2 Certificates referred to in the within-named Agreement

BANK ONE, NATIONAL ASSOCIATION,
not in its individual capacity, but solely as Trustee


By ___________________________________
   Authorized Signatory


                                 Exhibit B-7-4

                                   EXHIBIT C

                        FORM OF REVERSE OF CERTIFICATES

             GreenPoint Credit Manufactured Housing Contract Trust

                           Pass-Through Certificates

                                 Series 2000-3

     This Certificate is one of a duly authorized issue of Certificates designated as GreenPoint Credit Manufactured Housing Contract Trust Pass-Through Certificates, Series 2000-3 issued in eight Classes (Class I A, Class I M-1, Class I M-2, Class I B-1, Class I B-2, Class II A-1, Class II A-2, and Class R, herein collectively called the "Certificates"), and representing a beneficial ownership interest, as described in the Agreement, in (i) the related Contracts,
(ii) the distributions thereon on or after the Cut-Off Date (to the extent described herein), and (iii) the related Certificate Account and such assets as are deposited therein from time to time and any investments thereof, together, in each case, with any and all income, proceeds and payments with respect thereto.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the related Certificate Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Contract Seller, the Servicer and the Trustee with the consent of the Holders of a Majority In Interest of each Class of Regular Certificates affected by such amendment. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office or the office or agency maintained by the Trustee in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same

                                  Exhibit C-1
aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Contract Seller, the Servicer and the Trustee and any agent of the Contract Seller, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither of the Contract Seller, the Servicer, the Trustee, nor any such agent shall be affected by any notice to the contrary.

     On any Distribution Date on which the Pool Scheduled Principal Balance is less than or equal to 10% of the Cut-Off Date Pool Principal Balance, the Servicer will have the option to repurchase, upon giving notice mailed no later than the 20th day of the month next preceding the month of the exercise of such option, all Outstanding Contracts at a price equal to the greater of (a) the sum of (x) 100% of the Scheduled Principal Balance of each Contract (other than any Contract as to which the related Manufactured Home has been acquired and not yet disposed of and whose fair market value is included pursuant to clause (y) below) as of the final Distribution Date, and (y) the fair market value of such acquired property (as determined by the Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to Section 10.01(c)(i) of the Agreement), and (b) the aggregate fair market value (as determined by the Servicer as of the close of business on such third Business Day) of all the assets in the Trust Fund, plus, in the case of both clause (a) and clause (b), an amount sufficient to pay any Class I A Unpaid Interest Shortfall, Class I M-1 Unpaid Interest Shortfall, Class I M-2 Unpaid Interest Shortfall, Class I B-1 Unpaid Interest Shortfall, Class I B-2 Unpaid Interest Shortfall, Class II A-1 Unpaid Interest Shortfall, and Class II A-2 Unpaid Interest Shortfall and the remittance of all funds due hereunder; provided, however, that if any
                                       --------- -------
Enhancement Payment has been made and not yet reimbursed, the Servicer may only exercise this option with the consent of the Insurer; provided, further, that if
                                                      --------- -------
any Draw Amounts have been made and not yet reimbursed, the Servicer (or the Holders of the Class R Certificates pursuant to the following sentence of this paragraph) may only exercise this option with the consent of the LOC Provider, provided, further, that the purchase price of such Contracts shall in no event
--------  -------
be less than the Minimum Termination Amount as of the Distribution Date on which the Servicer purchases such Contracts. If the Servicer does not exercise its option, the Holders of the Class R Certificates, on any Distribution Date after the first Distribution Date on which the Pool Scheduled Principal Balance is less than 10% of the Cut-Off Date Pool Principal, may purchase the Outstanding Contracts at a price equal to the greater of (a) the sum of (x) 100% of the Scheduled Principal Balance of each Contract

                                  Exhibit C-2

(other than any Contract as to which the related Manufactured Home has been acquired and not yet disposed of and whose fair market value is included pursuant to clause (y) below) as of the final Distribution Date, and (y) the fair market value of such acquired property (as determined by the Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to Section 10.01 of the Agreement), and (b) the aggregate fair market value (as determined by the Servicer as of the close of business on such third Business
Day) of all the assets in the Trust Fund, plus, in the case of both clause (a) and clause (b), an amount sufficient to pay any Class I A Unpaid Interest Shortfall, Class I M-1 Unpaid Interest Shortfall, Class I M-2 Unpaid Interest Shortfall, Class I B-1 Unpaid Interest Shortfall, Class I B-2 Unpaid Interest Shortfall, Class II A-1 Unpaid Interest Shortfall, and Class II A-2 Unpaid Interest Shortfall and any Enhancement Payments made by the Insurer but not yet reimbursed, and any other amounts due and owing to the Insurer hereunder or pursuant to the Insurance Agreement and any Draw Amounts made by the LOC Provider but not yet reimbursed and the remittance of all funds due hereunder, provided, that the purchase price of such--------Contracts shall in no event be less than the Minimum Termination Amount as of the Distribution Date on which the Holders of the Class R Certificates purchase such Contracts.

     On any Distribution Date on which the Pool Scheduled Principal Balance is less than or equal to 10% of the Cut-Off Date Pool Principal Balance, the Servicer may request that the Trustee conduct an auction (a "Termination Auction") by soliciting bids for the purchase of all Contracts remaining in the Trust Fund, and in any event, if the Servicer has not exercised the option described in the preceding paragraph within ninety days following the Distribution Date as of which the Pool Scheduled Principal Balance is less than 10% of the Cut-Off Date Pool Principal Balance, the Trustee shall conduct such termination auction. In the event that satisfactory bids are received as described in the Agreement, the net sale proceeds will be distributed to Certificateholders, in the same order of priority as collections received in respect of the Contracts. A satisfactory bid is one in which the purchase price of the Contracts then outstanding is at least equal to the Minimum Termination Amount (as hereinafter defined) plus any unreimbursed Enhancement Payment, plus any other amounts due and owing to the Insurer pursuant to the Agreement or pursuant to the Insurance Agreement, plus any unreimbursed Draw Amounts. Such a bid must be made in accordance with certain auction procedures set forth in the Agreement, which include a requirement that the Trustee receive good faith bids for such Contracts from at least two prospective purchasers (at least one of whom is not the Contract Seller, the Servicer or an affiliate thereof) that are considered by the Trustee, in its sole discretion, to be (i) competitive participants in the market for manufactured housing installment sale contracts or installment loan agreements and (ii) willing and able purchasers of such Contracts. As of any time after the Pool Scheduled Principal Balance is less than 10% of the Cut-Off Date Pool Principal Balance, the "Minimum Termination Amount" is an amount equal to the respective Certificate Balances of all Classes of Certificates that remain outstanding as of such time, together with any shortfall in interest due on such Certificates in respect of prior Distribution Dates and one month's interest at the applicable Pass-Through Rates on such Certificate Balances. A sale and consequent termination of the Trust Fund pursuant to a Termination Auction must constitute a "qualified liquidation" of the Trust Fund under Section 860F of the Code, including the requirement that the qualified liquidation takes place over a

                                  Exhibit C-3
period not to exceed 90 days. If satisfactory bids are not received, the Trustee shall decline to sell the Contracts and shall not be under any obligation to solicit any further bids or otherwise negotiate any further sale of the Contracts.

     Any purchase pursuant to a Termination Auction or by the Servicer will be made at the price specified in the Agreement. In the event that no such early termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the later of the final payment or other liquidation of the last Contract remaining in the Trust Fund and the disposition of all REO Property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of the certain person named in the Agreement; provided that if the Trust Fund is dissolved prior to
                        --------
the termination of the Certificate Insurance Policy and the related LOC, as applicable, as collateral agent for the benefit of the Certificateholders, and if any amount previously distributed in accordance with Section 5.02(a) is thereafter required to be paid under the Certificate Insurance Policy or the LOC, the Trustee as collateral agent shall make a claim under the Certificate Insurance Policy or the LOC for such amount in accordance with Section 5.08 and distribute such amount as required under the Certificate Insurance Policy or the LOC.

     Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                  Exhibit C-4

                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto______________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

     _____________________________________________________________

Dated:   ____________________


                                 ______________________________________________
                                 Signature by or on behalf of assignor__



                           DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_________________________________________________, for the account of ___________________________________ , account number , or, if mailed by check, to ___________________________________________________________
_______.  Applicable statements should be mailed to ___________________________.


         This information is provided by _______________________, the assignee named above, or, as its agent.

                                  Exhibit c-5

                                   EXHIBIT D

                          FORM OF CLASS R CERTIFICATE

THE CLASS R CERTIFICATE HAS NO PRINCIPAL BALANCE, DOES NOT BEAR INTEREST AND WILL NOT RECEIVE ANY DISTRIBUTIONS EXCEPT AS PROVIDED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO
SECTION 6.02(b) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CONTRACT SELLER, THE SERVICER AND THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE CONTRACT SELLER, THE SERVICER OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 6.02 OF THE AGREEMENT. NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED TO A "DISQUALIFIED ORGANIZATION" AS DEFINED IN SECTION 860(e)(5) OF THE CODE.

THE HOLDERS OF THE CLASS R CERTIFICATES, BY PURCHASING SUCH CLASS R CERTIFICATES, SHALL BE DEEMED TO CONSENT (1) TO THE APPOINTMENT OF THE SERVICER AS THE TAX MATTERS PERSON FOR THE TRUST FUND OR, IF THE SERVICER DETERMINES, IN ITS SOLE DISCRETION, THAT IT CANNOT ACT IN SUCH CAPACITY, TO THE APPOINTMENT OF THE HOLDER HOLDING THE LARGEST PERCENTAGE INTEREST IN THE OUTSTANDING CLASS R CERTIFICATES AS THE TAX MATTERS PERSON FOR THE TRUST FUND. IF THE HOLDER OF THE LARGEST PERCENTAGE INTEREST IN THE OUTSTANDING CLASS R CERTIFICATES IS APPOINTED AS THE TAX MATTERS PERSON, SUCH HOLDER SHALL BE DEEMED TO CONSENT, WITH RESPECT TO ITS CAPACITY AS TAX MATTERS PERSON, TO THE APPOINTMENT OF THE SERVICER AS ITS ATTORNEY-IN-FACT AND AGENT. THE HOLDERS OF THE CLASS R CERTIFICATES, BY PURCHASING SUCH CLASS R

                                  Exhibit D-1

CERTIFICATES, SHALL BE FURTHER DEEMED TO AGREE TO EXECUTE ANY DOCUMENTS REQUIRED TO GIVE EFFECT TO THE FOREGOING PROVISIONS, AS SET FORTH MORE FULLY IN THE AGREEMENT.

THIS CLASS R CERTIFICATE IS SUBORDINATE IN RIGHT OF PAYMENT TO THE CLASS I A CERTIFICATES, CLASS I M CERTIFICATES, CLASS I B CERTIFICATES, AND CLASS II A CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.


Certificate No.  :                                           R-__
Date of Pooling and
Servicing Agreement  :                                       May 1, 2000

Cut-Off Date  :                                              April 30, 2000

First Distribution Date  :                                   June 20, 2000

Percentage Interest
Evidenced by this
Class R Certificate                                          _____%

                                  Exhibit D-2

             GreenPoint Credit Manufactured Housing Contract Trust

                           Pass-Through Certificates

                                 Series 2000-3

     evidencing a percentage interest in any distributions allocable to the Class R Certificates with respect to a Trust Fund consisting primarily of a pool of conventional manufactured housing contracts (the "Contracts") formed and sold by

               GreenPoint Credit, LLC,  (the "Contract Seller")

which manufactured housing contracts were originated or acquired by the Contract Seller and are initially serviced by GreenPoint Credit, LLC, in its capacity as the Servicer (the "Servicer").

     Neither this Certificate nor the Contracts are insured or guaranteed by the Contract Seller, the Servicer or the Trustee referred to below or any of their respective Affiliates or by any governmental agency or instrumentality.

     This certifies that __________ is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust Fund consisting of the Contracts deposited by the Contract Seller. The Trust Fund was created pursuant to a Pooling and Servicing Agreement, dated as of May 1, 2000 (the "Agreement"), among the Contract Seller, the Servicer and Bank One, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     The Trustee will cause to be distributed to the Class R Certificateholder the amounts to which such Holder is entitled pursuant to the terms of the Agreement. Such distributions will be made by check mailed to the address of the Person entitled thereto, as such address shall appear on the Certificate Register or by wire or other transfer of immediately available funds if such Person has given the Trustee written instructions at least ten days prior to the related Distribution Date. Notwithstanding the above, the final distribution on this Class R Certificate will be made only upon presentation and surrender of this Class R Certificate at the Corporate Trust Office or the office or agency maintained by the Trustee for such purpose.

     No transfer of this Class R Certificate will be made unless the Trustee has received either (i) an Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee, the Contract Seller and the Servicer with respect to the permissibility of such transfer under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code (the "Code") and stating, among other things, that the transferee's acquisition of Class R Certificate will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975
of the Code and will not subject the   Contract Seller, the Servicer or the
Trustee to any obligation or liability in addition to those undertaken in the Agreement or (ii) a representation letter, in the form as described by the

                                  Exhibit D-3

Agreement, stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan.

     No transfer of a Class R Certificate shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, (the "Act"), or is made in accordance with said Act. In the event that such a transfer is to be made, the prospective transferee of such Certificate shall be required to provide the Trustee, the Contract Seller and the Servicer with an investment letter substantially in the form described by the Agreement, as required under Section 6.02 of the Agreement. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Contract Seller, the Servicer and the Certificate Registrar acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with the Act or any similar state laws.

     Each Holder of this Class R Certificate will be deemed to have agreed to be bound by the restrictions of Section 6.02 of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Class R Certificate must be a Permitted Transferee,
(ii) no Ownership Interest in this Class R Certificate may be transferred without delivery to the Trustee of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Class R Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Trustee as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Class R Certificate must agree not to transfer an Ownership Interest in this Class R Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Class R Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless the certificate of authentication hereon has been manually executed by an authorized officer of the Trustee.

                                  Exhibit D-4

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  ____________________

                              BANK ONE, NATIONAL ASSOCIATION,

                              not in its individual capacity, but solely as Trustee



                              By
                                  ____________________________________
                                  Authorized Signatory


CERTIFICATE OF AUTHENTICATION

This is one of the Class R Certificates
referred to in the within-named Agreement

BANK ONE, NATIONAL ASSOCIATION,
not in its individual capacity, but solely as Trustee


By_____________________________________
   Authorized Signatory

                                  Exhibit D-5

                                   EXHIBIT E

                         FORM OF CERTIFICATE REGARDING

                 SUBSTITUTION OF ELIGIBLE SUBSTITUTE CONTRACT

     The undersigned certify that they are [title] and [title], respectively of GreenPoint Credit, LLC (the "Contract Seller"), and that as such they are duly authorized to execute and deliver this certificate on behalf of the Contract Seller pursuant to Section 3.05(b) of the Pooling and Servicing Agreement (the "Agreement") dated as of May 1, 2000, among the Contract Seller, the Servicer and Bank One, National Association as Trustee (all capitalized terms used herein without definition having the respective meanings specified in the Agreement), and further certify that:

1. The Contracts on the attached schedule are to be substituted on the date hereof pursuant to Section 3.05(b) of the Agreement and each such Contract is an Eligible Substitute Contract.

2. The Contract File for each such Contract being substituted for a Replaced Contract is in the custody of the Servicer and each such Contract has been stamped in accordance with Section 3.02(x) of the Agreement.

3. The UCC-1 financing statement in respect of the Contracts to be substituted, in the form required by Section 3.05(b)(ii) of the Agreement, has been filed with the appropriate office in California.

4. There has been deposited in the Certificate Account each amount listed on the schedule attached hereto as the amount by which the remaining principal balance of each Replaced Contract exceeds the remaining principal balance as of the beginning of the month of substitution of each Contract being substituted therefor.

      IN WITNESS WHEREOF, I have affixed hereunto my signature this ____ day of ______, 2000.

                              GREENPOINT CREDIT, LLC

                              By________________________________________
                              [Name]____________________________________
                              [Title]___________________________________

                              By________________________________________
                              [Name]____________________________________
                              [Title]___________________________________

                                  Exhibit E-1

                                   EXHIBIT F

                   [FORM OF CERTIFICATE OF SERVICING OFFICER]

     The undersigned certifies that he is a [title] of [Servicer], a [corporation][federal savings bank] (the "Servicer"), and that as such he is duly authorized to execute and deliver this certificate on behalf of the Servicer pursuant to Section 5.05 of the Pooling and Servicing Agreement (the "Agreement") dated as of May 1, 2000, among GreenPoint Credit, LLC, in its capacity as Contract Seller and in its capacity as Servicer and Bank One, National Association, as Trustee (all capitalized terms used herein without definition having the respective meanings specified in the Agreement), and further certifies that:

1. To the best of such officer's knowledge, the Monthly Report for the period from ________________ to___________________ attached to this certificate is complete and accurate in accordance with the requirements of Sections 5.04 and 5.05 of the Agreement; and

2. As of the date hereof, such officer is not aware of the occurrence of an Event of Default or of an event that, with notice or lapse of time or both, would become an Event of Default.

     IN WITNESS WHEREOF, I have affixed hereunto my signature this ____ day of ______, 2000.

                                  [SERVICER]

                                  By _______________________________________
                                  [Name]____________________________________
                                  [Title]___________________________________

                                  Exhibit F-1

                                  EXHIBIT G-1

                          FORM OF TRANSFER AFFIDAVIT

STATE OF       )
               )ss
COUNTY OF      )

     The undersigned, being first duly sworn, deposes and says as follows:

          1. That he/she is [Title of Officer] of [Name of Owner] (record or beneficial owner of the GreenPoint Credit Manufactured Housing Contract Trust Pass-Through Certificates, Series 2000-3, Class R (the "Owner")), a [savings institution][corporation] duly organized and existing under the laws of [the State of ____________][the United States], on behalf of which he/she makes this affidavit and agreement.

          2. That the Owner (i) is not and will not be a disqualified organization, (ii) will endeavor to remain other than a disqualified organization for so long as it retains its ownership interest in the Class R Certificates, and (iii) is acquiring the Class R Certificates for its own account or for the account of another Owner from which it has received an affidavit and agreement in substantially the same form as this affidavit and agreement. (For this purpose, a "disqualified organization" means (a) a "disqualified organization" as defined in Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the "Code"), (b) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the FHLMC, a majority of its board of directors is not selected by such governmental unit), (c) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (d) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (e) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (f) any Person "electing large partnership" within the meaning of
Section 775 of the Code and (g) any other person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R Certificate by such Person may cause the Trust Fund, or any Person having an Ownership Interest in any class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

          3. That the Owner is aware (i) of the tax that would be imposed on transfers of Class R Certificates to disqualified organizations under the Code;
(ii) that such tax would be on the transferor, or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a disqualified organization, on the agent; (iii) that the person

                                 Exhibit G-1-1
otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is not a disqualified organization and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the Class R Certificates may be "noneconomic residual interests" within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

          4. That the Owner is aware of the tax imposed on a "pass-through entity" holding Class R Certificates if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. (For this purpose, a "pass through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

          5. The Owner is not an employee benefit plan or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code, or an investment manager, named fiduciary or a trustee of any such plan, or any other Person acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any such plan.

          6. That the Owner is aware that the Trustee will not register the transfer of any Class R Certificates unless the transferee, or the transferee's agent, delivers to it an affidavit and agreement, among other things, in substantially the same form as this affidavit and agreement. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

          7. That the Owner has reviewed the restrictions set forth on the face of the Class R Certificates and the provisions of Section 6.02(c) of the Pooling and Servicing Agreement (the "Agreement") under which the Class R Certificates were issued (in particular, clause (iii)(A) and (iii)(B) of Section 6.02(c) which authorize the Trustee and the Servicer to deliver payments to a person other than the Owner and negotiate a mandatory sale in the event the Owner holds such Certificates in violation of Section 6.02(c)). The Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

          8. That the Owner has reviewed the provisions of the Agreement defining the obligations of the REMIC Administrator (as defined in the Agreement) and hereby assumes such obligations of the REMIC Administrator and delegates such duties to the Servicer (as defined in the Agreement); provided, however, that such delegation will not relieve the Owner of its obligations as REMIC Administrator. The Owner expressly agrees to be bound by and to comply with such provisions.

          9. That the Owner has reviewed the provisions of that certain Auction Agent Agreement (the "Auction Agent Agreement"), dated as of May 18, 2000, among Bankers Trust Company (the "Auction Agent"), Bank One, National Association, in its capacity as Trustee under the Agreement (the "Trustee") and GreenPoint Bank ("GreenPoint"), in its capacity as

                                 Exhibit G-1-2

Holder of the Class R Certificates (as defined in the Auction Agent Agreement) and that certain Broker-Dealer Agreement (the "Broker-Dealer Agreement"), dated as of May 18, 2000, among the Auction Agent, Salomon Smith Barney Inc. (the "Broker-Dealer") and GreenPoint, defining the obligation of the Holder of the Class R Certificates to pay the Auction Agent Fee (as defined in the Auction Agent Agreement) and the Broker-Dealer Fee (as defined in the Broker-Dealer Agreement) and hereby assumes such obligations of the Holder of the Class R Certificates. The Owner expressly agrees to be bound by and to comply with such provisions.

          10. That the Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class R Certificates will only be owned, directly or indirectly, by an Owner that is not a disqualified organization.

          11.   The Owner's Taxpayer Identification Number is ____________.

          12. This affidavit and agreement relates only to the Class R Certificates held by the Owner and not to any other holder of the Class R Certificates. The Owner understands that the liabilities described herein relate only to the Class R Certificates.

          13. That no purpose of the Owner relating to the transfer of any of the Class R Certificates by the Owner is or will be to impede the assessment or collections of any tax.

          14. That the Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding. In this regard, the Owner hereby represents to and for the benefit of the person from whom it acquired the Class R Certificate that the Owner intends to pay taxes associated with holding such Class R Certificate as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class R Certificate.

          15. That the Owner has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as any of the Class R Certificates remain outstanding.

          16. The Owner is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States state thereof (including the District of Columbia), or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

                                 Exhibit G-1-3

     IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this ____day of ________, 2000.

                              [NAME OF TRANSFEREE]

                              By:_____________________________________
                                  Name:
                                  Title:

[Corporate Seal]

ATTEST:


________________________________
[Assistant] Secretary

     Personally appeared before me the above-named _______, known or proved to me to be the same person who executed the foregoing instrument and to be the of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

     Subscribed and sworn before me this ___ day of_____,20__.


                              _____________________________________________
                              NOTARY PUBLIC

                              My Commission expires the __ day of ________, 20__.


                                 Exhibit G-1-4

                                  EXHIBIT G-2

                         FORM OF TRANSFEROR CERTIFICATE
                            FOR CLASS R CERTIFICATES

GreenPoint Credit, LLC                                        Date:
10089 Willow Creek Road
San Diego, California 92131

Bank One, National Association,
as Trustee
1 Bank One Plaza, Suite IL1-0126
Chicago, Illinois 60670-0126

          Re: GreenPoint Credit Manufactured Housing Contract Trust Pass-Through Certificates, Series 2000-3
               -----------------------------------------------------

Ladies and Gentlemen:

     This letter is delivered to you in connection with the transfer by ________ (the "Transferor") to _________(the "Buyer") of $___________Initial Certificate Balance of GreenPoint Credit Manufactured Housing Contract Trust Pass-Through Certificates, Series 2000-3, Class R (the "Certificates"), issued pursuant to
Section 6.02(c) of the Pooling and Servicing Agreement (the "Agreement"), dated as of May 1, 2000, among GreenPoint Credit, LLC, in its capacity as Contract Seller (the "Contract Seller") and in its capacity as Servicer (the "Servicer") and Bank One, National Association (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Agreement. The Transferor hereby certifies, represents and warrants to, and covenants with, the Contract Seller, the Servicer and the Trustee that:

     1. No purpose of the Transferor relating to the transfer of the Certificate by the Transferor to the Buyer is or will be to impede the assessment or collection of any tax.

     2. The Transferor understands that the Buyer has delivered to the Trustee and the Servicer a transfer affidavit and agreement in the form attached to the Agreement as Exhibit G-1. The Transferor does not know or believe that any representation contained therein is false.

     3. The Transferor has at the time of the transfer conducted a reasonable investigation of the financial condition of the Buyer as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Buyer has historically paid its debts as they become due and has found no significant evidence to indicate that the Buyer will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of a Class R Certificate may not be respected for United States income tax purposes (and the Transferor may continue to be liable for United States income taxes associated therewith) unless the Transferor has conducted such an investigation.


                                 Exhibit G-2-1

     4. The Transferor has no actual knowledge that the proposed Buyer is not both a United States Person and a Permitted Transferee.

     5. The Transferor further certifies that (a) we understand that such Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed of by us in a transaction that is exempt from the registration requirements of the Act, (b) neither the Transferor nor anyone acting on its behalf has (i) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (ii) solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (iii) otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (iv) made any general solicitation by means of general advertising or in any other manner, or (v) taken any other action, that (as to any of (i) through (iv) above) would constitute a distribution of the Certificates under the Act, that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto, or (c) to the extent such transfer is pursuant to Rule 144A under the Act, we have not offered the Certificates to anyone other than a "qualified institutional buyer" as defined in Rule 144A and the Act. The Transferor will not act, in any manner set forth in the foregoing sentence with respect to any Certificate. The Transferor has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Agreement.

                              Very truly yours,

                              ____________________________________
                              Name of Transferor

                              By:_________________________________
                              Name:
                              Title:

                                 Exhibit G-2-2

                                   EXHIBIT H

                     FORM OF CERTIFICATE INSURANCE POLICY

                   (a copy can be obtained from the Trustee)

                                  Exhibit H-1

                                   EXHIBIT I

                          FORM OF DEPOSITORY AGREEMENT

                       (a copy can be obtained from the Trustee)

                                  Exhibit I-1

                                   EXHIBIT J

                          ERISA Representation Letter

                                    [date]

GreenPoint Credit, LLC
10089 Willow Creek Road
San Diego, California 92131

Bank One, National Association
1 Bank One Plaza
Chicago, Illinois 60670-0126

          Re: GreenPoint Credit Manufactured Housing Contract Trust
              Pass-Through Certificates, Series 2000-3 - Class [  ] Certificates
              ------------------------------------------------------------------

Dear Ladies and Gentlemen:

     [_________________________] (the "Purchaser") intends to purchase from [______________________] (the "Seller") $[__________________] initial
Certificate Balance of the above-referenced certificates (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of May 1, 2000, among GreenPoint Credit, LLC, as seller and servicer ("GreenPoint") and Bank One, National Association, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement.

     The Purchaser hereby certifies, represents and warrants to, and covenants with GreenPoint and the Trustee that, either:

          (a) The Purchaser is not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan within the meaning of the U.S. Department of Labor ("DOL") regulation at 29 C.F.R.(S)2510.3-101; or

          (b) The Purchaser is an insurance company, the source of funds to be used by which to purchase the Certificates is an "insurance company general account" (as such term is defined in DOL Prohibited Transaction Class Exemption ("PTCE") 95-60), and the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

                                 Exhibit J-1

     In addition, the Purchaser hereby certifies, represents and warrants to, and covenants with GreenPoint and the Trustee that the Purchaser will not transfer the Certificates to any Plan or person unless such Plan or person meets the requirements set forth in either (a) or (b) above.

                              Very truly yours,


                              By: ____________________________
                              Name: __________________________
                              Title: _________________________

                                 Exhibit J-2

                                   EXHIBIT K

                         TERMINATION AUCTION PROCEDURES
                         ------------------------------

     The following sets forth the auction procedures to be followed in connection with a sale effected pursuant to Section 10.01(b) of the Pooling and Servicing Agreement (the "Agreement"), dated as of May 1, 2000, among GreenPoint Credit, LLC, in its capacity as Contract Seller (the "Contract Seller") and in its capacity as Servicer (the "Servicer") and Bank One, National Association (the "Trustee"). Capitalized terms used herein that are not otherwise defined shall have the meanings described thereto in the Agreement.

I.   Pre-Auction Process
     -------------------

     (a) Upon receiving notice of the Auction Termination Date, the Advisor will initiate its general Termination Auction procedures consisting of the following: (i) with the assistance of the Servicer, prepare a general solicitation package along with a confidentiality agreement;
          (ii) develop a list of qualified bidders, in a commercially reasonable manner; (iii) initiate contact with all qualified bidders; (vi) send a confidentiality agreement to all qualified bidders; (v) upon receipt of a signed confidentiality agreement, send solicitation packages to all interested bidders on behalf of the Trustee; and (vi) notify the Servicer of all potential bidders and anticipated timetable.

     (b) The general solicitation package will include: (i) the prospectus supplement and prospectus from the initial public offering of any of the Certificates; (ii) a copy of all monthly servicing reports or a copy of all annual servicing reports and the prior year's monthly servicing reports; (iii) a form of a Sale and Servicing Agreement prepared by the Trustee and the Servicer (or prepared by the Advisor and approved by the Trustee and the Servicer); (iv) a description of the minimum purchase price required to cause the Trustee to sell the Contracts as set forth in Section 10.01 (a) of the Agreement; (v) a formal bidsheet; (vi) a detailed timetable; and (vii) a preliminary data tape of the Pool Scheduled Principal Balance as of a recent Distribution Date reflecting the same data attributes used to create the Cut-Off Date tables for the prospectus supplement dated May 12, 2000 relating to the public offering of certain of the Certificates. None of the Trustee, the Contract Seller or the Servicer shall be required to produce an updated prospectus or prospectus supplement, and the auction procedures shall be carried out in a manner that does not constitute a public offering of securities.

     (c) The Trustee, with the assistance of the Servicer and the Advisor, will maintain an auction package beginning at the time of closing of the transaction, which will contain the documents listed under clauses
          (i)-(ii) of the preceding paragraph. If the Advisor is unable to perform its role as advisor to the Trustee, the Servicer acting in its capacity under the Agreement will select a successor Advisor and inform the Trustee of its actions.

                                 Exhibit K-1

     (d) The Advisor will send solicitation packages to all bidders at least 15 Business Days before the Auction Termination Date. Bidders will be required to submit any due diligence questions in writing to the Advisor for determination of their relevancy, no later than 10 Business Days before the Auction Termination Date. The Servicer and the Advisor will be required to satisfy all relevant questions at least five Business Days prior to the Auction Termination Date and distribute the questions and answers to all bidders.

II.  Auction Process
     ---------------

     (a) The Advisor, any underwriter, or any Certificate Owner will be allowed to bid in the Auction, but will not be required to do so.

     (b) The Servicer will also be allowed to bid in the Termination Auction if it deems appropriate, but will not be required to do so.

     (c) On the Auction Termination Date, all bids will be due by facsimile to the offices of the Trustee by 1:00 p.m. New York City time, with the winning bidder to be notified by 2:00 p.m. New York City time. All acceptable bids (as described in Section 10.01 (b) of the Agreement) will be due on a conforming basis on the bid sheet contained in the solicitation package.

     (d) If the Trustee receives fewer than two market value bids from participants in the market for manufactured housing installment sales contracts and installment loan contracts willing and able to purchase the Contracts, the Trustee shall decline to consummate the sale.

     (e) Upon notification to the winning bidder, a good faith deposit equal to one percent (1%) of the Pool Scheduled Principal Balance will be required to be wired to the Trustee upon acceptance of the bid. This deposit, along with any interest income attributable to it, will be credited to the purchase price but will not be refundable. The trustee will establish a separate account for the acceptance of the good faith deposit, until such time as the account is fully funded and all monies are transferred into the Certificate Accounts, such time not to be later than one Business Day before the related Distribution Date (as described above).

     (f) The winning bidder will receive on the Auction Termination Date a copy of the draft Sale and Servicing Agreement and Servicer's Representations and Warranties (which shall be substantially identical to the representations and warranties set forth in Section 3.01 of the Agreement).

     (g) The Advisor will provide to the Trustee a letter concluding whether or not the winning bid is a fair market value bid. The Advisor will also provide such letter if it is the winning bidder. In the case where the Advisor or the Servicer is the winning bidder it will provide for market comparables and valuations in its letter.

                                 Exhibit K-2

     (h) The Termination Auction will stipulate the Servicer be retained to service the Contracts sold pursuant to the terms of the Sale and Servicing Agreement.

     (i) The Termination Auction will stipulate that such sale and consequent termination of the Trust Fund must constitute a "qualified liquidation" of the Trust Fund under Section 860F of the Code, including the requirement that such liquidation take place over a period not to exceed 90 days. The Trustee may, in its discretion, require that the purchaser of the Contracts provide the Trustee with an Opinion of Counsel to that effect.

                                 Exhibit K-3

                                   EXHIBIT L

                               NOTICE OF RATINGS

                               GREENPOINT CREDIT
                      MANUFACTURED HOUSING CONTRACT TRUST
                    PASS-THROUGH CERTIFICATES, SERIES 2000-3

     The undersigned certifies that he is a [title] of [Servicer], a [ corporation][ (the "Servicer"), and that as such he is duly authorized to execute and deliver this certificate on behalf of the Servicer pursuant to
Section 4.23 of the Pooling and Servicing Agreement (the "Agreement") dated as of May 1, 2000 between GreenPoint Credit, LLC, as Contract Seller and Servicer and Bank One, National Association, as Trustee (all capitalized terms used herein without definition having the respective meanings specified in the Agreement), and further certifies that:

NOTICE IS HEREBY GIVEN to the [Auction Agent [if the Class II A-2 Certificates are held in Book-Entry Form]] [Trustee [if the Class II A-2 Certificates are no longer maintained in Book-Entry Form] by the Servicer pursuant to Section 2.3(a) of the Auction Agent Agreement that:

          1. as of the date of this notice the rating by Moody's on the Class II A-2 Certificates is ____ ; and

          2. as of the date of this notice the rating by Standard & Poor's on the Class II A-2 Certificates is ____ ;

The Auction Agent may rely on such ratings for all purposes of the Pooling and Servicing Agreement, including determination of the Maximum Auction Rate thereunder, from the date hereof until further notice from the undersigned.


                              [_________], not in its individual capacity but solely as Servicer

                              By: __________________________________
                              Name:
                              Title:

                                 Exhibit L-1

                                  EXHIBIT M-1

                            FORM OF CLASS I B-2 LOC


                    (you can obtain a copy from the Trustee)

                                 Exhibit M-1-1

                                  EXHIBIT M-2

                              FORM OF GROUP II LOC


                    (you can obtain a copy from the Trustee)

                                 Exhibit M-2-1